PROSPECTUS SUPPLEMENT DATED March 28, 2007
                                            (To Prospectus dated March 14, 2007)

                             BCAP LLC Trust 2007-AA2
                                (Issuing Entity)
                                   BCAP LLC
                                  (Depositor)
                                Barclays Bank PLC
                                    (Sponsor)
                               Sutton Funding LLC
                                   (Sponsor)
                           $994,285,985 (Approximate)
               Mortgage Pass-Through Certificates, Series 2007-AA2

BCAP LLC Trust 2007-AA2 will issue certificates in two separate groups. The certificates offered through this prospectus supplement will consist of--

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You should consider carefully the risk factors beginning on page S-30 of this prospectus supplement and page 16 in the prospectus.

The certificates will not represent obligations of BCAP LLC or any of its affiliates. Neither the depositor, the sponsors, nor any of their respective affiliates, will insure or guarantee distributions on the certificates of any series. No governmental agency or any other person will insure the certificates or the collateral securing the certificates.

You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
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o Two classes of senior certificates and eight classes of subordinated certificates in group I; and

o Twenty-one classes of senior certificates and three classes of subordinated certificates in group II.

o Each class of offered certificates will be entitled to receive monthly distributions of interest and principal, beginning on April 25, 2007. The classes of offered certificates are listed and their sizes and basic payment characteristics are described in the table on pages S-4 and S-5.

Assets of the issuing entity will consist primarily of--

o Two loan groups of closed end, alternative-A mortgage loans secured by first lien mortgages or deeds of trust on residential real properties. All of the mortgage loans in loan group I are adjustable rate mortgage loans, and all of the mortgage loans in loan group II are fixed rate mortgage loans.

Credit enhancement will consist of--

o Subordination of the subordinate certificates of a group to the related group of senior certificates and to those classes of subordinated certificates of such group higher in order of payment priority as described in this prospectus supplement under "Description of the Certificates--Distributions of Interest and Principal for Group I" and "--Subordination of Group II Subordinate Certificates"; and

o Solely with respect to the certificates in group I, excess interest and overcollateralization as described in this prospectus supplement under "Description of the Certificates--Overcollateralization Provisions for the Group I Certificates."

o Solely with respect to the certificates in group II, shifting interest in prepayments through the allocation generally of most principal collections to the senior certificates in group II for a specified period and a lesser, but still disproportionately large, allocation of these collections to the senior certificates in group II during a specified period as described in this prospectus supplement under "Description of the Certificates--Interest on Group II Certificates" and "--Principal on Group II Certificates."

Interest rate support for group I will be provided by--

o An interest rate swap agreement with Barclays Bank PLC, as swap provider, solely for the benefit of the group I certificates as described in this prospectus supplement under "Description of the Certificates--Interest Rate Swap Agreement for Group I."

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We will not list the offered certificates on any national securities exchange or on any automated quotation system.

Barclays Capital Inc., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to the depositor from the sale of the offered certificates will be approximately $1,028,105,647 before deducting expenses. The underwriter's commission will be the difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public. The offered certificates (other than the Class II-AR certificates) will be available for delivery to investors in book entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System, on or about March 29, 2007.

                                Barclays Capital

                                Table of Contents

Prospectus Supplement                                                      Page

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
  PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.....................S-6
EUROPEAN ECONOMIC AREA......................................................S-7
UNITED KINGDOM..............................................................S-7
NOTICE TO UNITED KINGDOM INVESTORS..........................................S-7
SUMMARY.....................................................................S-9
RISK FACTORS...............................................................S-31
THE MORTGAGE LOAN POOL.....................................................S-51
  General..................................................................S-51
  Prepayment Premiums......................................................S-52
  Adjustable-Rate Mortgage Loans...........................................S-52
  The Indices..............................................................S-53
  The Group I Mortgage Loans...............................................S-55
  The Subgroup I-1 Mortgage Loans..........................................S-56
  The Subgroup I-2 Mortgage Loans..........................................S-57
  The Group II Mortgage Loans..............................................S-58
  The Subgroup II-1 Mortgage Loans.........................................S-59
  The Subgroup II-2 Mortgage Loans.........................................S-60
  Credit Scores............................................................S-61
THE SPONSORS...............................................................S-61
  Barclays Bank PLC........................................................S-61
  Sutton Funding LLC.......................................................S-62
STATIC POOL INFORMATION....................................................S-63
  Countrywide Home Loans...................................................S-63
  Wells Fargo Bank.........................................................S-64
THE DEPOSITOR..............................................................S-64
THE ISSUING ENTITY.........................................................S-65
THE ORIGINAL LOAN SELLERS..................................................S-65
  General..................................................................S-65
  Countrywide Home Loans...................................................S-65
  Wells Fargo Bank.........................................................S-71
THE SERVICERS..............................................................S-85
  General..................................................................S-85
  Countrywide Servicing....................................................S-85
  Wells Fargo Bank.........................................................S-88
THE CUSTODIAN..............................................................S-91
THE TRUSTEE................................................................S-91
THE GROUP I INTEREST RATE SWAP COUNTERPARTY................................S-93
DESCRIPTION OF THE CERTIFICATES............................................S-93
  General..................................................................S-93
  Book-Entry Registration..................................................S-96
  Definitive Certificates.................................................S-100
  Assignment of the Mortgage Loans........................................S-100
  Delivery of Mortgage Loan Documents.....................................S-101
  Representations and Warranties Relating to the Mortgage Loans...........S-102
  Payments on the Mortgage Loans..........................................S-105
  Distributions...........................................................S-107
  Administration Fees.....................................................S-107
  Priority of Distributions Among Certificates for Group I................S-108
  Distributions of Interest and Principal for Group I.....................S-109
  Applied Realized Loss Amounts and Shortfalls on
    Group I Certificates..................................................S-114
  Allocation of Principal Payments to Class I-A Certificates..............S-115
  Supplemental Interest Account for Group I...............................S-115
  Calculation of One-Month LIBOR..........................................S-116
  Excess Reserve Fund Account for Group I.................................S-117
  Interest Rate Swap Agreement for Group I................................S-117
  Overcollateralization Provisions for Group I............................S-120
  Allocation of Group II Available Funds to the Group II Certificates.....S-121
  Interest on Group II Certificates.......................................S-124
  Principal on Group II Certificates......................................S-126
  Principal Allocation of the Class II-1-A-4 Accrual Amounts..............S-126
  Principal Allocation of the Class II-1-A-6 Accrual Amounts..............S-127
  Principal Allocation of the Class II-1-A-15 Accrual Amounts.............S-127
  Recoveries on Group II Mortgage Loans...................................S-127
  Allocation of Losses on the Group II Certificates.......................S-128
  Subordination of Group II Subordinate Certificates......................S-129
  Restrictions on Transfer of the Class II-AR Certificates................S-133
  Reports to Certificateholders...........................................S-134
SERVICING OF THE MORTGAGE LOANS...........................................S-137
  Subservicers............................................................S-137
  Servicing Fees and Other Compensation and Payment of Expenses...........S-137
  P&I Advances and Servicing Advances.....................................S-138
  Prepayment Interest Shortfalls..........................................S-139
  Servicer Reports........................................................S-139

  Collection and Other Servicing Procedures...............................S-140
  Hazard Insurance........................................................S-141
  Realization Upon Defaulted Mortgage Loans...............................S-142
  Removal and Resignation of the Servicer.................................S-142
  Eligibility Requirements for Trustee; Resignation and
    Removal of Trustee....................................................S-144
  Indemnification and Third Party Claims..................................S-144
  Termination; Optional Clean-up Call.....................................S-145
  Certain Matters Regarding the Depositor, the Servicers, the
    Custodian and the Trustee.............................................S-146
  Amendment...............................................................S-147
PREPAYMENT AND YIELD CONSIDERATIONS.......................................S-148
  Structuring Assumptions.................................................S-148
  General.................................................................S-156
  Defaults................................................................S-156
  Prepayment Considerations and Risks.....................................S-156
  The Group I Certificates................................................S-158
  Overcollateralization Provisions........................................S-158
  Group I Subordinated Certificates and Allocation of Realized
    Losses to the Group I LIBOR Certificates..............................S-159
  Effect on Yields Due to Rapid Prepayments...............................S-160
  The Group II Certificates...............................................S-160
  The Class II-M-1, Class II-B-1 and Class II-B-2 Certificates............S-161
  Sensitivity of the Class PO Certificates................................S-162
  Sensitivity of the Class II-1-IO and Class II-2-IO Certificates.........S-163
  Sensitivity of the Class II-1-A-9 and Class II-1-A-14 Certificates......S-164
  Weighted Average Lives of the Offered Certificates......................S-164
  Decrement Tables........................................................S-165
  Hypothetical Available Funds and Supplemental Interest Rate
    Cap Table for Group I.................................................S-178
  Final Scheduled Distribution Date.......................................S-182
FEDERAL INCOME TAX CONSIDERATIONS.........................................S-182
  Group I LIBOR Certificates..............................................S-182
  General.................................................................S-182
  Taxation of Group I Regular Interests...................................S-183
  Status of the Group I LIBOR Certificates................................S-184
  The Basis Risk Contract Components......................................S-184
  Group II Offered Certificates...........................................S-186
  General.................................................................S-186
  Taxation of Group II Regular Interests..................................S-186
  Status of the Group II Offered Certificates.............................S-186
  Class II-AR Certificates................................................S-186
  Other Matters...........................................................S-187
STATE AND LOCAL TAXES.....................................................S-187
ERISA CONSIDERATIONS......................................................S-187
  Group I LIBOR Certificates..............................................S-187
  Group II Offered Certificates...........................................S-190
LEGAL INVESTMENT..........................................................S-191
LEGAL MATTERS.............................................................S-191
REPORTS TO CERTIFICATEHOLDERS.............................................S-191
RATINGS...................................................................S-192
GLOSSARY..................................................................S-194
ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS........I-1
ANNEX II - INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE........II-1
SCHEDULE A - MORTGAGE LOAN STATISTICAL INFORMATION..........................A-1

                          Group I Offered Certificates

              Expected                                                   Average Life
           Initial Class                                                 to Call(3)/          Principal Payment
            Certificate      Expected Ratings         Pass-Through         Maturity               Window to
Class        Balance(1)     (Moody's/S&P/DBRS)          Rate(2)           (years)(4)         Call(3)/Maturity(4)
-------    ------------    -------------------    --------------------    ---------      ---------------------------
I-2-A-1    $494,247,000        Aaa/AAA/AAA        1 mo. LIBOR + 0.210%    3.02/3.29      04/07- 03/15 / 04/07- 09/24
I-2-A-2    $ 54,916,000        Aaa/AAA/AAA        1 mo. LIBOR + 0.270%    3.02/3.29      04/07- 03/15 / 04/07- 09/24
I-M-1      $ 14,339,000     Aa1/AA+/AA (high)     1 mo. LIBOR + 0.500%    5.26/5.60      04/10- 03/15 / 04/10- 01/18
I-M-2      $  9,028,000         Aa2/AA/AA         1 mo. LIBOR + 0.550%    5.25/5.51      04/10- 03/15 / 04/10- 03/17
I-M-3      $  5,311,000      Aa3/AA-/AA (low)     1 mo. LIBOR + 0.750%    5.25/5.43      04/10- 03/15 / 04/10- 06/16
I-M-4      $  5,311,000       A1/A+/A (high)      1 mo. LIBOR + 0.900%    5.25/5.34      04/10- 03/15 / 04/10- 12/15
I-M-5      $  5,311,000           A2/A/A          1 mo. LIBOR + 1.000%    5.20/5.21      04/10- 03/15 / 04/10- 05/15
I-M-6      $  5,311,000     Baa1/BBB+/A (low)     1 mo. LIBOR + 1.500%    5.01/5.01      04/10- 08/14 / 04/10- 08/14
I-M-7      $  4,780,000    Baa2/BBB/BBB (high)    1 mo. LIBOR + 1.500%    4.68/4.68      04/10- 09/13 / 04/10- 09/13
I-M-8      $  5,311,000       Baa3/BBB-/BBB       1 mo. LIBOR + 1.500%    3.98/3.98      04/10- 07/12 / 04/10- 07/12

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Footnotes appear on following page.


                      Group II Offered Certificates



                 Expected
                  Initial
                   Class
                Certificate
                Balance or      Expected Ratings
                 Notional          (Moody's/        Pass-Through                                    Interest
  Class          Amount(1)         S&P/DBRS)         Rate %(1)           Principal Types             Types
---------   -------------      ----------------    ------------   --------------------------   --------------
 II-1-A-1    $  50,193,000        Aaa/AAA/AAA          6.0000        Super Senior, Sequential        Fixed
 II-1-A-2    $  54,315,833        Aaa/AAA/AAA           (5)            Senior, Sequential,       Variable Rate
                                                                        Accretion Directed
 II-1-A-3    $  10,863,167        Aaa/AAA/AAA           (6)            Senior, Sequential,       Variable Rate
                                                                        Accretion Directed
 II-1-A-4    $      25,000        Aaa/AAA/AAA          6.2500      Senior, Sequential, Accrual       Fixed
 II-1-A-5    $  26,160,000        Aaa/AAA/AAA          6.0000          Senior, Sequential,           Fixed
                                                                        Accretion Directed
 II-1-A-6    $      25,000        Aaa/AAA/AAA          6.2500      Senior, Sequential, Accrual       Fixed
 II-1-A-7    $  65,598,000        Aaa/AAA/AAA          6.0000         Super Senior, Lockout          Fixed
 II-1-A-8    $  30,378,000        Aaa/AAA/AAA          5.7500          Senior, Sequential,           Fixed
                                                                        Accretion Directed
 II-1-A-9    $   2,819,250        Aaa/AAA/AAA          6.0000            Senior, Lockout             Fixed,
                                                                                                Interest-Only(7)
II-1-A-10    $   2,064,000        Aaa/AAA/AAA          6.0000        Senior Support, Lockout         Fixed
II-1-A-11    $  50,000,000        Aaa/AAA/AAA          5.7500        Super Senior, Sequential        Fixed
II-1-A-12    $  43,940,000        Aaa/AAA/AAA          5.5000        Super Senior, Sequential        Fixed
II-1-A-13    $   4,725,000        Aaa/AAA/AAA          6.0000       Senior Support, Sequential       Fixed
II-1-A-14    $  15,568,916        Aaa/AAA/AAA          6.0000           Senior, Sequential           Fixed,
                                                                                                Interest-Only(7)
II-1-A-15    $      25,000        Aaa/AAA/AAA          6.2500      Senior, Sequential, Accrual       Fixed
 II-1-PO     $   4,725,960        Aaa/AAA/AAA           (8)            Senior, Ratio Strip         Principal
 II-1-IO     $ 169,541,140(9)     Aaa/AAA/AAA           (10)           Senior, Ratio Strip       Variable Rate,
                                                                                                Interest-Only(7)
  II-AR      $         100        Aaa/AAA/AAA          6.0000            Senior, Residual            Fixed
 II-2-A-1    $  29,449,900        Aaa/AAA/AAA          6.0000          Senior, Pass-Through          Fixed
 II-2-PO     $     674,025        Aaa/AAA/AAA           (8)            Senior, Ratio Strip         Principal
 II-2-IO     $    9,764,050(11)   Aaa/AAA/AAA           (12)           Senior, Ratio Strip       Variable Rate,
                                                                                                Interest-Only(7)
  II-M-1     $   8,530,000         Aa2/AA/AA           6.2298        Subordinate, Sequential        Variable
  II-B-1     $   5,555,000           A2/A/A            6.2298        Subordinate, Sequential        Variable
  II-B-2     $   3,174,000        Baa2/BBB/BBB         6.2298        Subordinate, Sequential        Variable
       Group II Non-Offered Certificates
  II-B-3     $   1,984,000         Ba2/BB/BB           6.2298        Subordinate, Sequential        Variable
  II-B-4     $   1,190,000          N/R/B/B            6.2298        Subordinate, Sequential        Variable
  II-B-5     $   3,174,478        N/R/N/R/N/R          6.2298        Subordinate, Sequential        Variable



              Mortgage-Pass Through
                  Certificates,
                 Series 2007-AA2
            -------------------------



             Weighted      Principal
             Average        Payment
  Class      Life(4)       Window(4)
---------   --------    -------------
 II-1-A-1      3.30      04/07 - 07/14
 II-1-A-2      2.08      04/07 - 01/11

 II-1-A-3      2.08      04/07 - 01/11

 II-1-A-4      3.82      01/11 - 01/11
 II-1-A-5      2.41      04/07 - 08/11

 II-1-A-6      4.41      08/11 - 08/11
 II-1-A-7     10.15      04/12 - 02/37
 II-1-A-8      0.59      04/07 - 03/08

 II-1-A-9       NA            NA

II-1-A-10     10.15      04/12 - 02/37
II-1-A-11      3.30      04/07 - 07/14
II-1-A-12      3.30      04/07 - 07/14
II-1-A-13      3.30      04/07 - 07/14
II-1-A-14       NA            NA

II-1-A-15      0.99      03/08 - 03/08
 II-1-PO       4.49      04/07 - 02/37
 II-1-IO        NA            NA

  II-AR        0.07      04/07 - 04/07
 II-2-A-1      3.38      04/07 - 02/22
 II-2-PO       3.62      04/07 - 02/22
 II-2-IO        NA            NA

  II-M-1      10.12      04/07 - 02/37
  II-B-1      10.12      04/07 - 02/37
  II-B-2      10.12      04/07 - 02/37
       Group II Non-Offered Certificates
  II-B-3      10.12      04/07 - 02/37
  II-B-4      10.12      04/07 - 02/37
  II-B-5      10.12      04/07 - 02/37





--------

(1) Subject to a variance of plus or minus approximately 5%.

(2) The pass-through rate for each class of group I certificates will be equal to the sum of one-month LIBOR plus a fixed margin and will increase after the first distribution date on which the optional clean-up call is exercisable (subject to a cap on those pass-through rates), as described in this prospectus supplement under "Description of the Certificates--Distribution of Interest and Principal for Group I."

(3) Pricing assumes 10% optional clean-up call is exercised on the earliest possible date.

(4) Based on 100% of the applicable prepayment assumption.

(5) Interest will accrue on the Class II-1-A-2 certificates for the first 12 distribution dates at a per annum rate equal to (i) 5.000% plus (ii) one-month LIBOR, subject to a maximum rate of 7.500% and a minimum rate of 5.000% and after the 12th distribution date, a fixed per annum rate of 6.000%. The per annum pass-through rate on the Class II-1-A-2 certificates for the first interest accrual period is expected to be approximately 7.500%.

(6) Interest will accrue on the Class II-1-A-3 certificates for the first 12 distribution dates at a per annum rate equal to (i) 12.500% minus (ii) one-month LIBOR multiplied by a multiplier of 5, subject to a maximum rate of 12.500% and a minimum rate of 0.000% and after the 12th distribution date, a fixed per annum rate of 7.500%. The per annum pass-through rate on the Class II-1-A-3 certificates for the first interest accrual period is expected to be approximately 0.000%.

(7) The Class II-1-A-9, Class II-1-A-14, Class II-1-IO and Class II-2-IO certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on their respective notional amounts as described in this prospectus supplement under "Description of the Certificates--Interest on Group II Certificates."

(8) The Class II-1-PO and Class II-2-PO certificates are principal-only certificates and will not be entitled to distributions in respect of interest.

 (9) The Class II-1-IO certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-1-IO notional amount (initially approximately $169,541,140) as described in this prospectus supplement under "Description of the Certificates--Interest on Group II Certificates."

(10) The Class II-1-IO certificates will receive distributions in respect of interest on the Class II-1-IO notional amount at a per annum rate equal to
    (i) the weighted average of the net mortgage interest rates of the mortgage loans in subgroup II-1 with net mortgages interest rates greater than 6.250% minus (ii) 6.250%. The per annum rate on the Class II-1-IO certificates for the first interest accrual period is expected to be approximately 0.4965%.

(11) The Class II-2-IO certificates are interest-only certificates, will not be entitled to distributions in respect of principal and will bear interest on the Class II-2-IO notional amount (initially approximately $9,764,050) as described under "Description of the Certificates--Interest on Group II Certificates" in this prospectus supplement.

(12) The Class II-2-IO certificates will receive distributions in respect of interest on the Class II-2-IO notional amount at a per annum rate equal to
    (i) the weighted average of the net mortgage interest rates of the mortgage loans in the subgroup II-2 with net mortgage interest rates greater than 6.000% minus (ii) 6.000%. The per annum rate on the Class II-2-IO certificates for the first interest accrual period is expected to be approximately 0.4477%.

(13) Interest will accrue on the Class II-M-1, Class I-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 certificates at a per annum rate equal to the weighted average of 6.2500% for subgroup II-1 and 6.0000% for subgroup II-2, weighted on the basis of the portion of the aggregate principal balance of the Class II-M-1, Class I-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 attributable to each such subgroup. The per annum pass-through rate on the Class II-M-1, Class I-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 certificates for the first interest accrual period will be approximately 6.2298%.

 IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                           THE ACCOMPANYING PROSPECTUS

    We provide information about the offered certificates to which this prospectus supplement relates for the series 2007-AA2 in two separate documents that progressively include more detail:

    o the accompanying prospectus dated March 14, 2007, which provides general information, some of which may not apply to the series 2007-AA2 certificates; and

    o this prospectus supplement, which describes the specific terms of the series 2007-AA2 certificates.

    Sales of the offered certificates may not be completed unless you have been given the opportunity to receive both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

    Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The preceding table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

    In this prospectus supplement, the terms "depositor," "we," "us" and "our" refer to BCAP LLC.

    All annexes and schedules to this prospectus supplement are a part of this prospectus supplement.

                             EUROPEAN ECONOMIC AREA

  In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

    (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

    (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

    (c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

    For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

    The underwriter has represented and agreed that:

    (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

    (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

    The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

    Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                     SUMMARY

    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

Relevant Parties

Issuing Entity.............   BCAP LLC Trust 2007-AA2, a trust that will be
                              formed pursuant to a trust agreement, dated as of March 1, 2007, by and among the depositor, the trustee and the custodian. The issuing entity will include two groups of mortgage loans. The certificates described in this prospectus supplement represent beneficial ownership interests in the two groups of mortgage loans that comprise the assets of the issuing entity referred to in this prospectus supplement as "group I" and "group II." All payments to you will come only from the amounts received in connection with the mortgage loans in the related group.

Sponsors...................   Barclays Bank PLC is a public limited company
                              registered in England and Wales and regulated by the United Kingdom's Financial Services Authority.
                              The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP.
                              Barclays Bank PLC maintains a branch office at 200
                              Park Avenue, New York, New York 10166. For further information regarding Barclays Bank PLC, see "The
                              Sponsors--Barclays Bank PLC" in this prospectus supplement.

                              Sutton Funding LLC, a Delaware limited liability company. The principal office of Sutton Funding LLC is located at c/o Global Securitization Services, LLC, 445 Broad Hollow Road, Suite 239, Melville, New York 11747, and its telephone number is (631) 587-4700. Barclays Bank PLC is the administrator of Sutton Funding LLC. For further information regarding Sutton Funding LLC, see "The Sponsors--Sutton Funding LLC" in this prospectus supplement.

Depositor..................   BCAP LLC, the depositor, is a limited liability
                              company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York
                              10166, and its telephone number is (212) 412-4000.
                              The depositor is a direct wholly owned subsidiary of Barclays Bank PLC. For further information regarding the depositor, see "The Depositor" in this prospectus supplement.

Original Loan Sellers......   With respect to the mortgage loans in group I,
                              Countrywide Home Loans, Inc., a New York corporation, with its principal executive office located at 4500 Parkway Granada, Calabasas,
                              California 91302, and its telephone number is
                              (818) 225-3000.

                              With respect to the mortgage loans in group II, Wells Fargo Bank, National Association, a national banking association. The office of the original loan seller is located at 1 Home Campus, MAC X2401-06T, Des Moines Iowa 50328-0001, and its telephone number is (515) 324-7071. For further information regarding the original loan seller, see "The Original Loan Sellers" in this prospectus supplement.

Custodian..................   Wells Fargo Bank, National Association, a national
                              banking association. The office of the custodian is located at 24 Executive Park, Suite 100,
                              Irvine, California 92694, Attention: Document
                              Custody, and its telephone number is (949)
                              757-5100. For further information regarding the custodian, see "The Custodian" in this prospectus supplement.

Servicers..................   With respect to the mortgage loans in group I,
                              Countrywide Home Loans Servicing LP, a Texas limited partnership, with its principal executive office is located at 7105 Corporate Drive, Plano, Texas 75024 and its telephone number is (972)
                              526-6285.

                              With respect to the mortgage loans in group II, Wells Fargo Bank, National Association, a national banking association. The office of the servicer is located at 1 Home Campus, MAC X2401-06T, Des Moines Iowa 50328-0001, and its telephone number is (515) 324-7071.

                              See "The Servicers" in this prospectus supplement.

                              Each servicer will:

                              (1) provide customary servicing functions with
                                  respect to the mortgage loans it services pursuant to a servicing agreement;

                              (2) provide certain reports to the trustee; and

                              (3) make certain advances.

Trustee....................   Deutsche Bank National Trust Company, a national
                              banking association with its corporate trust office at 1761 East St. Andrew Place, Santa Ana,
                              California 92705, Attention: Trust Administration
                              BC0702, telephone number (714) 247-6000. For further information regarding the trustee, see
                              "The Trustee" in this prospectus supplement.

Swap Provider..............   Barclays Bank PLC, a public limited company
                              registered in England and Wales under number
                              1026167. The registered head office of Barclays
                              Bank PLC is located at 1 Churchill Place, London,
                              E14 5HP. Barclays Bank PLC maintains a branch office at 200 Park Avenue, New York, New York
                              10166. The telephone number of the New York branch is (212) 412-4000. See "Description of the
                              Certificates--Interest Rate Swap Agreement for
                              Group I" in this prospectus supplement.

Rating Agencies............   Moody's Investors Service, Inc., Standard & Poor's
                              Ratings Services, a division of The McGraw-Hill
                              Companies, Inc. and DBRS, Inc. will issue ratings with respect to the certificates.

                              The following diagram illustrates the various parties involved in the transaction and their functions.

                           --------------------------|
                           |     Countrywide Home    |
                           |     Loans, Inc. and     |
                           |   National Association  |
                           |  (Original Loan Seller) |
                           --------------------------|
                                      |
                                      | Loans
                                      v
                           ------------------------
                           |  Barclays Bank PLC    |
                           | Sutton Funding LLC    |
                           |      (Sponsor)        |
                           -------------------------
                                      |
                                      | Loans
                                      v
                           -------------------------
                           |      BCAP LLC         |               --------------------------
                           |     (Depositor)       |               |    Wells Fargo Bank,   |
                           -------------------------        ----   |  National Association  |
                                      |                     |      |       (Custodian)      |
                                      | Loans               |      --------------------------
                                      v                     |
                                                            |      --------------------------
                           -------------------------        |      |      Deutsche Bank     |
                           |      BCAP LLC         |        |----- | National Trust Company |
                           |   Trust 2007-AA2      |        |      |        (Trustee)       |
                           |  (Issuing Entity)     |--------|      -------------------------
                           |                       |        |
                           -------------------------        |      --------------------------
                                                            |      | Countrywide Home Loans |
                                                            |      |   Servicing LP and     |
                                                            |      |   Wells Fargo Bank     |
                                                            ----   |  National Association  |
                                                            |      |      (Servicers)       |
                                                            |      --------------------------
                                                            |
                                                            |      --------------------------
                                                            |----- |    Barclays Bank PLC   |
                                                                   |     (Swap Provider)    |
                                                                   --------------------------

Relevant Dates

Cut-off Date...............   March 1, 2007.

Closing Date...............   On or about March 29, 2007.

Final Scheduled
Distribution Dates.........   With respect to group I, the distribution date
                              occurring in May 2047, with respect to subgroup
                              II-1 of group II, the distribution date occurring in April 2037, and with respect to subgroup II-2 of group II, the distribution date occurring in March 2022.

Distribution Date..........   Distributions on the certificates will be made on
                              the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in April 2007, to the holders of record on the preceding record date.

                              The record date for the group I certificates will be the business day preceding the related distribution date, unless those certificates are issued in definitive form, in which case the record date for the certificates will be the last business day of the month immediately preceding the month of the related distribution date. The record date for the group II certificates will be the last business day of the month immediately preceding the month of the related distribution date.

Assets of the Pool

The Mortgage Loans.........   The mortgage loans to be included in the issuing
                              entity will be divided into two loan groups, referred to in this prospectus supplement as "loan group I" and "loan group II" and the mortgage loans in those groups will be referred to as "group I mortgage loans" and "group II mortgage loans, respectively." All of the group I mortgage loans were purchased by the sponsors from Countrywide Home Loans, Inc. All of the group II mortgage loans were purchased by the Barclays Bank
                              PLC (one of the sponsors) from Wells Fargo Bank,
                              National Association. The original loan sellers have made certain representations and warranties relating to the mortgage loans.

                              The group I mortgage loans will be closed-end, adjustable-rate alternative-A mortgage loans secured by first-lien mortgages or deeds of trust on residential real properties and the group II mortgage loans will be closed-end, fixed-rate alternative-A mortgage loans secured by first-lien mortgages or deeds of trust on residential real properties.

                              On the closing date, the sponsors will sell the mortgage loans to the depositor and the depositor will sell the mortgage loans to the issuing entity. The aggregate scheduled principal balance of the mortgage loans in group I as of the cut-off date was approximately $1,062,155,942. The aggregate scheduled principal balance of the mortgage loans in group II as of the cut-off date was approximately $411,864,758.

                              The information regarding the mortgage loans in each loan group set forth in this prospectus supplement that is based on the principal balance of the mortgage loans in such loan group as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans in such loan group on or prior to the cut-off date.

                              With respect to group I, for purposes of calculating principal distributions on the Class I-A certificates and for purposes of calculating the allocation of certain interest shortfalls to the group I certificates, in each case as described in detail in this prospectus supplement, the mortgage loans in loan group I will be divided into two subgroups, designated as "subgroup I-1 mortgage loans" and as "subgroup I-2 mortgage loans." The subgroup I-1 mortgage loans will consist only of those mortgage loans in loan group I with principal balances that conform to Freddie Mac and Fannie Mae guidelines. The subgroup I-2 mortgage loans will consist of all other remaining mortgage loans in loan group I some of which conform and some of which do not conform to Freddie Mac and Fannie Mae guidelines.

                              With respect to group II, for purposes of calculating principal distributions on the Class II-A certificates and for purposes of calculating the allocation of certain interest shortfalls to the group II certificates, in each case as described in detail in this prospectus supplement, the mortgage loans in loan group II will be divided into two subgroups, designated as "subgroup II-1 mortgage loans" and as "subgroup II-2 mortgage loans." The subgroup II-1 mortgage loans will consist only of those mortgage loans in loan group II with original terms to maturity of approximately 20 years and 30 years. The subgroup II-2 mortgage loans will consist only of those mortgage loans in loan group II with an original term to maturity of approximately 15 years.

                              Information about the characteristics of the mortgage loans in each subgroup is described under "The Mortgage Loan Pool" in this prospectus supplement.

                              The Class I-1-A certificates generally represent interests in the subgroup I-1 mortgage loans. The Class I-2-A-1 and Class I-2-A-2 certificates generally represent interests in the subgroup I-2 mortgage loans. The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 certificates represent interests in all the group I mortgage loans. The Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-A-4, Class II-1-A-5, Class II-1-A-6, Class II-1-A-7, Class II-1-A-8, Class II-1-A-9, Class II-1-A-10, Class II-1-A-11, Class II-1-A-12, Class II-1-A-13, Class II-1-A-14, Class II-1-A-15, Class II-1-PO and Class II-1-IO certificates generally represent interests in the subgroup II-1 mortgage loans. The Class II-AR, Class II-2-A-1, Class II-2-PO and Class II-2-IO certificates generally represent interests in the subgroup II-2 mortgage loans. The Class II-M-1, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 certificates represent interests in all the group II mortgage loans.

                              The interest rate on each six-month LIBOR indexed mortgage loan will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. The interest rate on each one-year LIBOR indexed mortgage loan will adjust annually on each adjustment date to equal the sum of one-year LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. The interest rate on each one-year CMT indexed mortgage loan will adjust annually on each adjustment date to equal the sum of one-year CMT and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

                              Selected Data for the Group I Mortgage Loans

                              All of the mortgage loans in loan group I have original terms to maturity of not greater than 480 months and have the following approximate characteristics as of the cut-off date:

                                   Weighted Average Remaining
                                   Term to Scheduled Maturity:             361 months

                                   Range of mortgage rates:            4.125% to 9.000%

                                   Weighted average mortgage rate:           6.517%

                                   Range of gross margins of
                                   mortgage loans:                     1.000% to 5.375%

                                   Weighted average gross margin
                                   of mortgage loans:                        2.346%

                                   Range of minimum mortgage
                                   rates of mortgage loans:            1.000% to 9.000%

                                   Weighted average minimum
                                   mortgage rate of mortgage
                                   loans:                                    2.373%

                                   Range of maximum mortgage
                                   rates of mortgage loans:           9.500% to 15.000%

                                   Weighted average maximum
                                   mortgage rate of mortgage
                                   loans:                                   11.708%

                                   Range of principal balances:      $9,382 to $5,295,400

                                   Average principal balance:              $338,266
                                   Weighted average next rate
                                   adjustment date of mortgage
                                   loans:                                February 2012

                                   Geographic concentration in
                                   excess of 5%:                    California:        46.05%
                                                                    Florida:           10.66%
                                                                    Nevada:             5.27%

                              Selected Data for the Group II Mortgage Loans

                              All of the mortgage loans in loan group II have original terms to maturity of not greater than 360 months and have the following approximate characteristics as of the cut-off date:

                                   Weighted Average Remaining
                                   Term to Scheduled Maturity:             344 months

                                   Range of mortgage
                                   interest rates:                       5.500% to 8.500%

                                   Range of principal balances:       $19,983 to $2,535,000

                                   Average principal balance:                $299,756

                                   Geographic concentration
                                   in excess of 5%:                 California:       26.25%
                                                                    New York:         11.16%
                                                                    Florida           10.18%

                              For additional information regarding the mortgage loans in each loan group, see "The Mortgage Loan Pool" in this prospectus supplement.

Description of the Certificates

Offered Certificates.......   The BCAP LLC Trust 2007-AA2 will issue the
                              Mortgage Pass-Through Certificates, Series
                              2007-AA2. The certificates described in this prospectus supplement represent beneficial ownership interests in the specified portion of the assets of the issuing entity referred to as "group I" and "group II."

                              The offered certificates of group I, each class of which is designated by the numeric prefix "I," will consist of:

                              o   Two classes of senior Class I-2-A
                                  certificates, referred to in this prospectus supplement as the "Class I-2-A certificates." The Class I-2-A certificates, together with the Class I-1-A certificates, are referred to as the "Class I-A certificates"; and

                              o   Eight classes of subordinate Class I-M
                                  certificates, referred to in this prospectus supplement as the "Class I-M certificates." The Class I-M certificates are subordinate to, and provide credit enhancement for, the Class I-A certificates. Each class of Class I-M certificates is also subordinated to each class of Class I-M certificates, if any, with a lower numerical designation. The group I offered certificates, together with the Class I-1-A certificates, are referred to as the "group I LIBOR certificates" in this prospectus supplement.

                              The offered certificates of group II, each class of which is designated by the numeric prefix "II," will consist of:

                              o Twenty-one classes of senior certificates, referred to in this prospectus supplement as the "subgroup II-1 certificates" and the "subgroup II-2 certificates";

                              o Three classes of subordinated certificates, referred to in this prospectus supplement as the "Group II Subordinate Certificates." Each class of group II subordinate certificates is also subordinated to each class of group II subordinate certificates, if any, with a lower numerical designation;

                              o The Class II-M-1 certificates are subordinate to the Group II Senior Certificates but senior to the Class II-B-1 certificates for the purposes of any statements in this prospectus supplement relating to payments or allocations in numerical order.

                              The certificates in each group will represent beneficial ownership interests in the mortgage loans in the related loan group. The numeric prefix for each class of certificates designates the group of certificates to which that class belongs and represents an interest in the loan group with the same number (e.g., the certificates whose class designations begin with "I" correspond to the mortgage loans in loan group I and the certificates whose class designations begin with "II" correspond to the mortgage loans in loan group II). In no event will amounts received on the mortgage loans in loan group I or amounts received from the group I interest rate swap agreement be used to pay the certificates of group
                              II. In no event will amounts received on the mortgage loans in loan group II be used to pay the certificates of group I.

Other Certificates.........   The issuing entity will also issue three classes
                              of group I certificates and three classes of group
                              II certificates that are not offered by this prospectus supplement - the Class I-1-A, Class
                              I-R, Class I-CE, Class II-B-3, Class II-B-4 and
                              Class II-B-5 certificates.

                              The Class I-1-A certificates will have an initial principal balance of approximately $451,388,000. The Class I-1-A certificates initially evidence an interest of approximately 42.50% of the aggregate scheduled principal balance of the group I mortgage loans as of the cut-off date. The Class I-1-A certificates generally represent interests in the group I-1 mortgage loans. The Class I-1-A and the offered certificates in group I are referred to as the "group I LIBOR certificates" in this prospectus supplement.

                              The Class I-CE certificates will have an initial principal balance of approximately $6,902,942, which is approximately equal to the initial overcollateralization amount required for group I by the trust agreement. The Class I-CE certificates initially evidence an interest of approximately 0.65% of the aggregate scheduled principal balance of the group I mortgage loans as of the cut-off date.

                              The Class II-B-3, Class II-B-4 and Class II-B-5 certificates will have the initial principal balances and characteristics set forth on page S-4 and page S-5 of this prospectus supplement and represent subordinate interests in group II.

Structure..................   Distributions on the senior certificates in each
                              group and the subordinate certificates related to such group will be made on each distribution date from the collections on the mortgage loans in the related loan group, less certain expenses (such as any fees and expenses of the applicable servicer, the trustee and the custodian, reimbursements for advances and solely with respect to group I any lender-paid primary mortgage insurance premiums relating to such loan group) and, solely with respect to group I, less certain payments to the swap counterparty. The distribution priorities and the subordination features applicable to the certificates are set forth below under "Distribution Priorities."

Pass-Through Rates........    The pass-through rate for each class of Group I
                              certificates, the Class II-1-IO, Class II-2-IO and the group II subordinate certificates (and for the first 12 distribution dates, the Class II-1-A-2 and Class II-1-A-3 certificates) will be equal to a variable rate per annum, and the pass-through rate for each class of group II certificates
                              (other than the group II subordinate certificate, Class II-1-A-2, Class II-1-A-3, Class II-1-IO and
                              Class II-2-IO certificates) will be a fixed rate per annum.

Interest Accrual Period....   The interest accrual period with respect to each
                              class of group I LIBOR certificates will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date. Interest will accrue on such certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period.

                              The interest accrual period with respect to each class of group II certificates (other than the Class II-1-PO and Class II-2-PO certificates) will be the calendar month immediately prior to the month in which the relevant distribution date occurs. Interest will accrue on such classes of offered certificates on the basis of a 360-day year consisting of twelve 30-day months.

Distribution Priorities....   Distributions are required to be made to
                              certificateholders on a monthly basis on each distribution date.

        Group I
        -------

                              The available funds for group I for any
                              distribution date will consist of the total of all payments or other collections, or advances in lieu of the payments, on or in respect of the group I mortgage loans that are available for distributions of interest on and principal of the group I certificates, net of any fees and expenses of the servicer, the trustee and the custodian and any lender-paid primary mortgage insurance premiums.

                              On each distribution date, the trustee will be required to apply the available funds for group I for that date for the following purposes and in the following order of priority:

                              (i) certain payments owed to the group I swap provider under the group I interest rate swap agreement, to the supplemental interest account;

                              (ii) from the portion of the available funds for group I allocable to interest payments on the group I mortgage loans, as follows:

                                    (a) from the portion of available funds for
                                        group I allocable to interest on the
                                        subgroup I-1 mortgage loans, first, to
                                        the Class I-1-A certificates, and
                                        second, pro rata to the Class I-2-A-1
                                        and Class I-2-A-2 certificates to the
                                        extent unpaid in clause (ii)(b) below,
                                        the accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates for those classes;

                                    (b) from the portion of available funds for
                                        group I allocable to interest on the
                                        subgroup I-2 mortgage loans, first, pro
                                        rata to the Class I-2-A-1 and Class
                                        I-2-A-2 certificates and second, to the
                                        Class I-1-A certificates to the extent
                                        unpaid in clause (ii)(a) above, the
                                        accrued certificate interest for the
                                        related interest accrual period and any
                                        unpaid interest amounts from prior
                                        distribution dates for those classes;
                                        and

                                    (c) second, sequentially to each class of
                                        Class I-M certificates, in numerical
                                        order, beginning with the Class I-M-1
                                        certificates, their accrued certificate
                                        interest;

                              (iii) (A) on each distribution date prior to the
                                        Stepdown Date or on which a Trigger
                                        Event is in effect, an amount equal to
                                        the principal distribution amount (as
                                        further described in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement) (a) first, to the Class I-A certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero, and (b) second, sequentially, to the Class I-M certificates, in numerical order, beginning with the Class I-M-1 certificates, until their respective class certificate balances have been reduced to zero;

                                    (B) on each distribution date on and after
                                        the Stepdown Date and on which a Trigger
                                        Event for is not in effect, (a) first,
                                        to the Class I-A certificates pursuant
                                        to the allocation described below, the
                                        lesser of the principal distribution
                                        amount for group I and an amount equal
                                        to the principal distribution
                                        entitlement for the Class I-A
                                        certificates (each as further described
                                        in "Description of the
                                        Certificates--Distributions of Interest
                                        and Principal for Group I" in this
                                        prospectus supplement), until
                                        their respective class certificate
                                        balances have been reduced to zero, and
                                        (b) second, sequentially, to the Class
                                        I-M certificates, in numerical order,
                                        beginning with the Class I-M
                                        certificates in each case, the lesser of the remaining portion of the principal distribution amount for group I and an amount equal to the principal distribution entitlement for that class of certificates (as further described in "Description of the
                                        Certificates--Distributions of Interest
                                        and Principal for Group I" in this
                                        prospectus supplement), until their
                                        respective class certificate balances
                                        have been reduced to zero; and

                              (iv) any amount remaining after the distributions in clauses (i), (ii) and (iii) above, (a) first, sequentially, to the Class I-M certificates, in numerical order, beginning with the Class I-M-1 certificates, any unpaid interest amounts, (b) second, (A) sequentially, as follows:

                                        (i) to the Class I-1-A and Class I-2-A
                                            certificates, on a pro rata basis,
                                            any principal amounts written down
                                            from prior distribution dates for
                                            those classes, with the distribution
                                            among the Class I-2-A certificates
                                            being allocated first to the Class
                                            I-2-A-1 and then to the Class
                                            I-2-A-2 certificates, in each case
                                            up to the amount of any principal
                                            amounts written down from prior
                                            distribution dates for such class;
                                            and

                                       (ii) sequentially, to the Class I-M
                                            certificates, in numerical order,
                                            beginning with the Class I-M-1
                                            certificates, any principal amounts
                                            written down from prior distribution
                                            dates for those classes;

                                    (c) third, from funds on deposit in the
                                    excess reserve fund account, an amount equal to any basis risk carry forward amounts with respect to the group I LIBOR certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class I-A certificates being pro rata, first, based on their respective class certificate balances only with respect to the Class I-A certificates with an outstanding basis risk carry forward amount and then based on their respective remaining basis risk carry forward amounts, and (d) fourth, to the group I swap provider or the Class I-CE or Class I-R
                                     certificates, any remaining amounts.

                              Principal payments on the Class I-1-A certificates will generally be made from principal payments on the subgroup I-1 mortgage loans. Principal payments on the Class I-2-A certificates will generally be made from the subgroup I-2 mortgage loans.

                              All principal distributions to the holders of the Class I-A certificates on any distribution date will be allocated concurrently between the Class I-1-A certificates and the Class I-2-A certificates, based on the respective amounts of principal collections received with respect to the subgroup I-1 and subgroup I-2 mortgage loans, as applicable. However, on and after the distribution date on which the aggregate class certificates balances of either the Class I-1-A certificates or the Class I-2-A certificates are reduced to zero, the remaining amount of principal distributions distributable to the Class I-A certificates on that distribution date will be distributed to the holders of the Class I-A certificates remaining outstanding.

                              After the distribution date on which the aggregate class certificate balances of the Class I-M certificates and the principal balance of the Class I-CE certificates have been reduced to zero, any principal distributions allocated to the Class I-A certificates are required to be allocated pro rata among the classes of Class I-A certificates, based on their respective class certificate balances, until their respective class certificate balances have been reduced to zero.

                              "Stepdown Date" is defined in the "Glossary" included in this prospectus supplement and generally means the earlier to occur of (a) the distribution date immediately following the distribution date on which the aggregate class certificate balance of the Class I-A certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in April 2010 and (ii) the first distribution date on which the subordination to the Class I-A certificates is greater than or equal to 11.60% of the aggregate stated principal balance of the group I mortgage loans for that distribution date.

                              "Trigger Event" is defined in the "Glossary" included in this prospectus supplement and generally means either a "cumulative loss trigger event" or a "delinquency trigger event." A "cumulative loss trigger event" with respect to any distribution date means the circumstances in which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related due period divided by the aggregate stated principal balance of the group I mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described in the definition of "Cumulative Loss Trigger Event" in the "Glossary" included in this prospectus supplement. A

                              "delinquency trigger event" with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of group I mortgage loans that are 60 days or more delinquent (including group I mortgage loans in foreclosure and group I mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the group I mortgage loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of "Delinquency Trigger Event" included in the "Glossary."

                              In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the issuing entity under the group I interest rate swap agreement. Such payments will be made in the order and priority described under "Description of the Certificates--Supplemental Interest Account for Group I" in this prospectus supplement.

        Group II
        --------

Interest Distributions.....   On each distribution date, to the extent funds are
                              available from the group II mortgage loans, each class of group II certificates (other than the Class II-1-PO and the Class II-2-PO certificates) will be generally entitled to receive accrued and unpaid interest determined on the basis of the outstanding class certificate balance or notional amount, as applicable, of such class immediately prior to such distribution date, the applicable pass-through rate and the related interest accrual period, subject to reduction for certain shortfalls and losses. However, the Class
                              II-1-A-4, Class II-1-A-6 and Class II-1-A-15 certificates may not receive interest distributions until the principal balance of certain classes of certificates has been reduced to zero as described under "Description of the Certificates--Principal on Group II Certificates" in this prospectus supplement. Until then, the amount of interest that would otherwise be distributable on the Class II-1-A-4, Class
                              II-1-A-6 and Class II-1-A-15 certificates will be added to the principal balance of such class and will be distributed as principal to certain other classes of certificates as specified under "Description of the Certificates--Principal on
                              Group II Certificates and "--Interest on Group II
                              Certificates" in this prospectus supplement.

Principal Distributions....   The amount of principal distributable on the group
                              II certificates (other than the Class II-1-A-9,
                              Class II-1-A-14, Class II-1-IO and Class II-2-IO certificates, which will not be entitled to any principal distributions) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the group II mortgage loans in the related subgroup among the different classes of group II certificates in the related subgroup and (2) the amount of funds actually received on the group II mortgage loans in the related subgroup and available to make distributions on the group
                              II certificates in the related subgroup. Funds actually received on the group II mortgage loans in the related subgroup may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of group II mortgage loans in the related subgroup under the circumstances described in this prospectus supplement under the heading "Description of the Certificates--Principal on Group II Certificates" in this prospectus supplement.

                              On each distribution date, each class of group II certificates (other than the Class II-1-A-9, Class II-1-A-14, Class II-1-IO and Class II-2-IO certificates, which will not be entitled to any principal distributions) will receive principal payments in accordance with the priorities set forth in "Description of Certificates--Interest on Group II Certificates" and "--Principal on Group II Certificates" in this prospectus supplement and based on principal collections from the group II mortgage loans for the related due period. See "Description of Certificates--Interest on Group II Certificates" and "--Principal on Group II Certificates" in this prospectus supplement and "Description of the Securities--Distributions" in the prospectus for more information.

Registration and
  Denominations
  of the Certificates......   The offered certificates (other than the Class
                              II-AR certificates) initially will be issued in book-entry form, in minimum denominations of $25,000 and integral multiples of $1 in excess of that amount. However, one certificate of each class may be issued in a greater or lesser amount.
                              The Class II-AR certificates will be issued in definitive form, in minimum denominations of $100.
                              The offered certificates (other than the Class
                              II-AR certificates) are sometimes referred to as book-entry certificates. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing the person's interest in the issuing entity, except under limited circumstances as described in this prospectus supplement.
                              Beneficial owners may elect to hold their interests in book-entry certificates through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within
                              DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. See
                              "Description of the Certificates--Book-Entry
                              Registration" in this prospectus supplement.

Credit Enhancement.........   The credit enhancement provided for the benefit of
                              the holders of the certificates consists solely of the following:

                              With respect to the group I certificates:

                              o Overcollateralization. Overcollateralization in the initial amount of approximately 0.65% of the aggregate scheduled principal balance of the mortgage loans in loan group I as of the cut-off date (subject to reduction in certain circumstances.

                              o Excess Interest. The use of excess interest, prior to taking into account certain payments received by the issuing entity pursuant to the group I interest rate swap agreement described below, to cover losses on the group I mortgage loans and as a distribution of principal to maintain required overcollateralization.

                              o   Subordination. The subordination of
                                  distributions on the more subordinate classes of group I certificates to the required distributions on the more senior classes of group I certificates, and the allocation of losses on the mortgage loans to the most subordinate classes of group I certificates in loan group I.

                              With respect to the group II certificates:

                              o Subordination. The senior certificates of group II will receive distributions of interest and principal, as applicable, before the subordinate certificates of group II are entitled to receive distributions of interest or principal. In addition, each class of subordinate certificates of group II will receive distributions of interest and principal prior to any other class of subordinate certificates of group II with a higher alphanumerical class designation. The subordinate certificates of group II, in reverse order of alphanumerical class designation, will absorb most losses on the mortgage loans in loan group II, other than certain excess losses, prior to other classes of certificates in group II.

                              o Shifting of Interests. The Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-A-4, Class II-1-A-5, Class II-1-A-6, Class II-1-A-7, Class II-1-A-8, Class II-1-A-9, Class II-1-A-10, Class II-1-A-11,
                                  Class II-1-A-12, Class II-1-A-13, Class
                                  II-1-A-14, Class II-1-A-15, Class II-1-PO and Class II-1-IO certificates will receive 100% of the principal prepayments received on the mortgage loans in subgroup II-1, and the Class II-AR, Class II-2-A-1, Class II-2-PO and Class II-2-IO certificates will receive 100% of the principal prepayments received on the mortgage loans in subgroup II-2 (not including the portion of principal prepayments payable to the related principal-only classes of certificates as described in this prospectus supplement) until the fifth anniversary of the first distribution date. During the next four years, these senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of such related principal prepayments. This will result in a quicker return of principal to the senior certificates of group II and increases the likelihood that holders of such senior certificates will be paid the full amount of principal to which they are entitled.

                              o In addition, after the date on which the aggregate principal balance of the subordinate certificates of group II has been reduced to zero, losses (other than certain excess losses as described under "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement) allocated to the Class II-1-A-7 certificates will be borne by the Class II-1-A-10 certificates (in addition to other losses allocated to the Class II-1-A-10 certificates) so long as the principal balance of the Class II-1-A-10 certificates is greater than zero and losses allocated to the Class II-1-A-1, Class II-1-A-11 and Class II-1-A-12 certificates will be borne by the Class II-1-A-13 certificates (in addition to the other losses allocated to the Class II-1-A-13 certificates) so long as the principal balance of the Class II-1-A-13 certificates is greater than zero.

                              o Cross-Collateralization. In certain limited circumstances, principal and interest collected from a mortgage loan in one subgroup of group II may be used to pay principal or interest, or both, to the senior certificates in the other subgroup of group II. See "Description of the Certificates --Subordination of Group II Subordinate Certificates" in this prospectus supplement.

                              See "Description of the Certificates--Interest on Group II Certificates" and "--Principal on Group II Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

The Group I Interest
  Rate Swap Agreement......   On the closing date, the issuing entity will enter
                              into an interest rate swap agreement, relating to the certificates representing beneficial ownership interests in group I, with Barclays Bank PLC, the group I swap provider. Barclays Bank PLC is rated
                              "Aa1" by Moody's Investors Service, Inc., is rated
                              "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and is rated "AA+" by Fitch. Under the group I interest rate swap agreement, with respect to the first 119 distribution dates the issuing entity will pay to the group I swap provider a fixed payment at a rate of 4.9046%(1) per annum and the group I swap provider will pay to the issuing entity a floating payment at a rate of one-month LIBOR (as determined pursuant to the group I interest rate swap agreement), in each case calculated on a notional amount equal to the applicable notional amount set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first
                              119 distribution dates, amounts otherwise available for payments on the group I certificates will be applied on that distribution date to make a net payment to the group I swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 119 distribution dates, the group I swap provider will owe a net payment to the issuing entity on the business day preceding that distribution date. Any net amounts received by or paid out from the issuing entity under the group I interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under "Description of the Certificates--Supplemental Interest Account for Group I" in this prospectus supplement. The group I interest rate swap agreement is scheduled to terminate following the distribution date in February 2017.

                              For further information regarding the group I interest rate swap agreement, see "Description of the Certificates-- Interest Rate Swap Agreement for Group I" in this prospectus supplement.

No Cross-
 Collateralization.........   There will be no cross-collateralization between
                              the group I mortgage loans and the group II mortgage loans. If the certificates relating to one group of mortgage loans have been retired, then principal payments on the mortgage loans in that group will not be distributed to the remaining certificates relating to the other group.

Servicing Standard;
 Advances..................   Countrywide Home Loans Servicing LP and Wells
                              Fargo Bank, National Association will each act as a servicer and will be obligated to service and administer the applicable mortgage loans on behalf of the issuing entity. All of the mortgage loans in loan group I will be serviced by Countrywide
                              Home Loans Servicing LP and all of the mortgage loans in loan group II will be serviced by Wells
                              Fargo Bank, National Association. Each servicer has agreed to service the loans on a "scheduled/scheduled" basis. This means that each servicer is responsible for advancing scheduled payments of principal and interest in accordance with the applicable servicing agreement. Each servicer has also agreed to cause the related mortgage loans


--------------------------------
(1) The swap rate may be adjusted by a multiple from 0.98% to 1.02% based on the final collateral pool.

                              to be serviced in accordance with customary and usual mortgage servicing practices of prudent lending institutions.

                              Each servicer will be required to advance delinquent payments of principal and interest on the related mortgage loans and advance any property protection expenses relating to the mortgage loans. The trustee solely in its capacity as successor servicer will advance its own funds to make advances if a servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. No servicer (including the trustee as successor servicer and any other successor servicer, if applicable) will be required to make any advance that it determines would be nonrecoverable. Each servicer will also be required to pay compensating interest to cover prepayment interest shortfalls, but in the case of Countrywide Home Loans Servicing LP, only to the extent of one-half of the lesser of (x) the servicing fee payable to Countrywide Home Loans Servicing LP for the prior due period and (y) the servicing fee actually received by Countrywide Home Loans Servicing LP for the prior due period. See "The Servicers" in this prospectus supplement.

Servicer Fees..............   Each servicer is entitled, with respect to each
                              related mortgage loan it services, to a monthly servicing fee, which will be retained by such servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. For each distribution date and each mortgage loan, the servicing fee will be an amount equal to (i) with respect to Countrywide Home
                              Loans Servicing LP, one-twelfth of 0.200% for approximately 38.23% of the group I mortgage loans and 0.250% for the remainder of the group I mortgage loans (or, after the initial adjustment date for each such mortgage loan, 0.375%) per annum multiplied by the stated principal balance of that mortgage loan and (ii) with respect to Wells Fargo Bank, National Association, one-twelfth of 0.250% per annum multiplied by the stated principal balance of that mortgage loan.

                              As compensation for its activities under the trust agreement, the trustee will be entitled to the benefit of the earnings on deposits in the distribution account. The custodian will be paid the custodial fee by the trustee from the trustee's own funds.

Optional Termination
  of the Trust.............   Subject to the satisfaction of the conditions
                              described under "Servicing of the Mortgage
                              Loans--Termination; Optional Clean-up Call" in this prospectus supplement, (A) the holders of the majority percentage interest in the Class I-R certificates may, at their option, purchase the mortgage loans in loan group I and terminate the certificates representing beneficial ownership interests in such group on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans in loan group I as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans in loan group I as of the cut-off date, and (B) the holders of the majority percentage interests in the Class II-AR certificates may, at their option, purchase the mortgage loans in loan group II and terminate the certificates representing beneficial ownership interests in such group on any distribution date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans in loan group II as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans in loan group II as of the cut-off date. This optional purchase of the mortgage loans in a loan group would result in the payment on that distribution date of the final distribution on the certificates in the related group.

Required Repurchase
  or Substitution of
  Mortgage Loans...........   Each original loan seller has made certain
                              representations regarding the mortgage loans sold by it. If with respect to any mortgage loan any of the representations and warranties made by an original loan seller is breached in any material respect as of the date made, or there exists any uncured material document defect, such original loan seller will be obligated to repurchase, or substitute for, the mortgage loan as further described under "Description of the
                              Certificates--Delivery of Mortgage Loan Documents" and "--Representations and Warranties Relating to Mortgage Loans" in this prospectus supplement.

Federal Tax Aspects........   Cadwalader, Wickersham & Taft LLP is acting as tax
                              counsel to the depositor and is of the opinion that:

                              o portions of the issuing entity will be treated as multiple real estate mortgage investment conduits, or REMICs, (the "Trust REMICs" and, respectively, the "Group I Trust REMICs" and the "Group II Trust REMICs") for federal income tax purposes and

                              o the Group I LIBOR certificates will represent regular interests in a Group I Trust REMIC, which will be treated as debt instruments of a REMIC, and will represent interests in certain basis risk interest carry forward payments, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as payments under a notional principal contract for federal income tax purposes.

                              o the group II certificates (other than the Class II-AR certificates) will represent regular interests in a Group II

                                  Trust REMIC, which will be treated as debt instruments for federal income tax purposes;

                              o The Class I-R certificates will represent the sole "residual interest" in the Group I Trust REMICs; and

                              o the Class II-AR certificates will represent the sole "residual interest" in the Group II Trust REMICs.

                              Certain classes of group I certificates or group II certificates may be issued with "original issue discount." If your class of certificates is issued with original issue discount, you must report original issue discount income over the life of your certificate, often well before such income is distributed in cash to you. See "Federal Income Tax Considerations" in this prospectus supplement.

                              The Class II-AR certificates will not be treated as debt instruments for federal income tax purposes. Instead, if you are a holder of a Class II-AR certificate, you must include the taxable income or loss of each Group II Trust REMIC in determining your federal taxable income. You may have to use funds other than distributions on your certificate to meet the tax liabilities resulting from the ownership of a Class II-AR certificate.

                              In addition, certain transfers of the Class II-AR certificates may be disregarded for federal tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Description of the Certificates --Restrictions on Transfer of the Class II-AR Certificates" and "Federal Income Tax Considerations" in this prospectus supplement and see "Certain Federal Income Tax Consequences--REMICs" in the prospectus.

ERISA Considerations.......   Subject to the conditions described under "ERISA
                              Considerations" in this prospectus supplement, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section
                              4975 of the Internal Revenue Code. See "ERISA
                              Considerations" in this prospectus supplement.

                              The Class II-AR certificates may not be purchased by or transferred to a plan or a person acting on behalf of or investing the assets of a plan. See "Description of the Certificates--Restrictions on Transfer of the Class II-AR Certificates" and "ERISA Considerations" in this prospectus supplement.

                              In making a decision regarding investing in any class of offered group I certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under "ERISA Considerations" in this prospectus supplement.

Legal Investment...........   The Class I-2-A-1, Class I-2-A-2, Class I-M-1,
                              Class I-M-2 Class I-M-3, Class II-1-A-1, Class
                              II-1-A-2, Class II-1-A-3, Class II-1-A-4, Class
                              II-1-A-5, Class II-1-A-6, Class II-1-A-7, Class
                              II-1-A-8, Class II-1-A-9, Class II-1-A-10, Class
                              II-1-A-11, Class II-1-A-12, Class II-1-A-13, Class
                              II-1-A-14, Class II-1-A-15, Class II-1-PO, Class
                              II-1-IO, Class II-AR, Class II-2-A-1, Class
                              II-2-PO, Class II-2-IO and Class II-M-1
                              certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage
                              Market Enhancement Act of 1984, as amended - commonly known as SMMEA - so long as those certificates are rated in one of the two highest rating categories by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc., DBRS,
                              Inc. or another nationally recognized statistical rating organization. The Class I-M-4, Class I-M-5,
                              Class I-M-6, Class I-M-7, Class I-M-8, Class
                              II-B-1 and Class II-B-2 certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See "Risk Factors--Your Investment
                              May Not Be Liquid" in this prospectus supplement and "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings....................   In order to be issued, the offered certificates
                              must be assigned ratings not lower than the following by Moody's Investors Service, Inc.,
                              Standard & Poor's Ratings Services, a division of
                              The McGraw-Hill Companies, Inc. and DBRS, Inc.:

                                             GROUP I CERTIFICATES
                                 Class        Moody's      S&P         DBRS
                                -------       -------      ---         ----
                                I-2-A-1        Aaa       AAA         AAA
                                I-2-A-2        Aaa       AAA         AAA
                                I-M-1          Aa1       AA+         AA(high)
                                I-M-2          Aa2       AA          AA
                                I-M-3          Aa3       AA-         AA(low)
                                I-M-4          A1        A+          A(high)
                                I-M-5          A2        A           A
                                I-M-6          Baa1      BBB+        A(low)
                                I-M-7          Baa2      BBB         BBB(high)
                                I-M-8          Baa3      BBB-        BBB

                                            GROUP II CERTIFICATES
                                 Class        Moody's      S&P         DBRS
                                --------      -------      ---         ----
                                II-1-A-1       Aaa       AAA         AAA
                                II-1-A-2       Aaa       AAA         AAA
                                II-1-A-3       Aaa       AAA         AAA
                                II-1-A-4       Aaa       AAA         AAA
                                II-1-A-5       Aaa       AAA         AAA
                                II-1-A-6       Aaa       AAA         AAA
                                II-1-A-7       Aaa       AAA         AAA
                                II-1-A-8       Aaa       AAA         AAA
                                II-1-A-9       Aaa       AAA         AAA
                                II-1-A-10      Aaa       AAA         AAA
                                II-1-A-11      Aaa       AAA         AAA
                                II-1-A-12      Aaa       AAA         AAA
                                II-1-A-13      Aaa       AAA         AAA
                                II-1-A-14      Aaa       AAA         AAA
                                II-1-A-15      Aaa       AAA         AAA
                                II-1-PO        Aaa       AAA         AAA
                                II-1-IO        Aaa       AAA         AAA
                                II-AR          Aaa       AAA         AAA
                                II-2-A-1       Aaa       AAA         AAA
                                II-2-PO        Aaa       AAA         AAA
                                II-2-IO        Aaa       AAA         AAA
                                II-1-M-1       Aa2       AA          AA
                                II-1-B-1       A2        A           A
                                II-1-B-2       Baa2      BBB         BBB
                                II-1-B-3       Ba2       BB          BB
                                II-1-B-4       N/R       B           B
                                II-1-B-5       N/R       N/R         N/R

                              A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

                                  RISK FACTORS

    In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans in the related loan group as of the cut-off date, which is March 1, 2007. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans in each loan group set forth in this prospectus supplement that is based on the principal balance of the mortgage loans in such loan group as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans in such loan group on or prior to the cut-off date.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

    The mortgage loans in each loan group were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

    The underwriting standards used in the origination of the mortgage loans in each loan group are generally less stringent than those of prime mortgage loans with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans in each loan group may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans in each loan group may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner that is more similar to the prime mortgage loans.

The mortgage loan market, particularly for subprime mortgage loans, is experiencing increasing levels of delinquencies and defaults; increased use of new mortgage loan products by borrowers may result in decline in real estate values generally.

    In recent years, borrowers have increasingly financed their homes with new mortgage loan products including interest-only loans and negative amortization loans, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to the performance of these new mortgage loan products, especially during a period of increased delinquencies or defaults for such mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you. In that event, the offered certificates, and your investment in the offered certificates, may perform worse than you anticipate.

    The mortgage loan market, particularly for subprime mortgage loans, is experiencing increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue or that recent trends affecting subprime mortgage loans will not affect alternative-A or other types of mortgage loans. The increased levels of delinquencies and defaults, as well as a deterioration in general real estate market conditions, have also resulted generally in loan originators being required to repurchase an increasingly greater number of mortgage loans pursuant to early payment default and representation and warranty provisions in their loan sale agreements. This has led to a deterioration in the financial performance of many loan originators and in some cases, has caused certain loan originators to cease operations. Any such deterioration could adversely affect the ability of a loan originator to repurchase or substitute for mortgage loans as to which a material breach of representation or warranty exists or to service mortgage loans. In light of the foregoing, you should consider the heightened risks associated with investing in the offered certificates, and the risk that your investment in the offered certificates may perform worse than you anticipate.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

    Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a loan group in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans in a loan group to the risk that a downturn in the economy in this region of the country would more greatly affect the loan group than if the loan group were more diversified.

    In particular, the tables below list for each loan group the approximate percentages of states with concentrations of mortgaged properties in such loan group in excess of 5% as of the cut-off date:

    Aggregate Loan Group I Mortgage Loans

    California   Florida   Nevada
    ----------   -------   ------
       46.05%    10.66%    5.27%

    Subgroup I-1 Mortgage Loans

    California   Florida   Arizona   Nevada
    ----------   -------   -------   ------
      38.77%      11.79%    6.29%    6.27%

    Subgroup I-2 Mortgage Loans

    California    Florida
    ----------    -------
      52.03%      9.72%

    Aggregate Loan Group II Mortgage Loans

    California   New York  Florida
    ----------   -------   ------
      26.25%      11.16%   10.18%

    Subgroup II-1 Mortgage Loans

    California   New York  Florida
    ----------   -------   ------
      27.06%      11.16%    9.83%

    Subgroup II-2 Mortgage Loans

    California   Florida   New York   Tennessee   Arizona
    ----------   -------   --------   ---------   -------
      16.69%      14.29%     11.14%      5.61%     5.48%

    Because of the relative geographic concentration of the mortgaged properties of a loan group within certain states, losses on the mortgage loans in such loan group may be higher than would be the case if the mortgaged properties of such loan group were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans in each loan group, then the rates of delinquencies, foreclosures and losses on the mortgage loans in such loan group may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

    o If you purchase your certificates at a discount and principal on the mortgage loans in the related loan group (especially the Class II-1-PO and Class II-2-PO certificates) and principal on the mortgage loans is repaid slower than you anticipate, then your yield may be lower than you expect. See "Prepayment and Yield Considerations--Sensitivity of the Class PO Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of the Class II-1-PO and Class II-2-PO certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

    o If you purchase your certificates at a premium and principal payments on the related mortgage loans occur faster than you anticipate, or if you purchase a Class II-1-A-9 and II-1-A-14 certificate, and principal prepayments on the mortgage loans in subgroup II-1 occur faster than you anticipate, or if you purchase a Class II-1-IO certificate and principal payments on the non-discount loans in subgroup II-1 occur faster than you anticipate, or if you purchase a Class II-2-IO certificate and principal payments on the non-discount loans in subgroup II-2 occur faster than you anticipate, then, in each case, your yield may be lower than you anticipate.

    o If you purchase a Class II-1-IO certificate, you should consider the risk that a rapid rate of principal payments on the non-discount loans in subgroup II-1 could result in your failure to fully recover your initial investment. If you purchase a Class II-2-IO certificate, you should consider the risk that a rapid rate of principal payments on the non-discount loans in subgroup II-2 could result in your failure to fully recover your initial investment. If you purchase a Class II-1-A-9 and Class II-1-A-14 certificate, you should consider the risk that a rapid rate of principal payments on the loans in subgroup II-1 could result in your failure to fully recover your initial investment. See "Prepayment and Yield Considerations--Sensitivity of the Class II-1-IO and Class II-2-IO Certificates" and "--Sensitivity of the Class II-1-A-9 and Class II-1-A-14 Certificates" in this prospectus supplement for a more detailed description of risks associated with the purchase of such certificates, including tables demonstrating the particular sensitivities of such certificates to the rate of prepayments.

    o For the first 12 distribution dates, the Class II-1-A-2 certificates will receive interest at a rate that varies directly with changes in LIBOR. Accordingly, if you purchase Class II-1-A-2 certificates, you should be aware that such certificates will be sensitive to changes in LIBOR.

    o For the first 12 distribution dates, the Class II-1-A-3 certificates will receive interest at a rate that varies inversely with a multiple of changes in LIBOR. If you purchase any of these certificates, you should also consider the risk that a high rate of LIBOR may result in a lower actual yield than you expected. In particular, if you purchase Class II-1-A-3 certificates, you should consider the risk that high constant rates of LIBOR combined with high constant prepayment rates on the mortgage loans in subgroup II-1 could have a negative effect on your yield.

    o The prepayment behavior of the mortgage loans in a loan group may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the group I mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their mortgage loans in such loan group. The adjustable-rate mortgage loans in loan group I may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

    o Approximately 44.91% of group I mortgage loans and approximately 49.01% of the subgroup I-1 mortgage loans, approximately 41.54% of the subgroup I-2 mortgage loans and approximately 0.07% of group II mortgage loans require the borrower to pay a prepayment premium in certain instances if the borrower prepays the mortgage loan during a stated period, which may be from six months to five years for the group I mortgage loans and three years for the group II mortgage loans after the mortgage loan was originated. A prepayment premium may or may not discourage a borrower from prepaying the related mortgage loan during the applicable period.

    o Countrywide Home Loans, Inc. and Wells Fargo Bank, National Association, the original loan sellers, may be required to purchase mortgage loans from the related loan group in the event certain breaches of their representations and warranties occur or certain material document defects occur, which in each case, have not been cured. These purchases will have the same effect on the holders of the offered certificates of the related group as a prepayment of those mortgage loans in the related loan group.

    o The holders of the majority percentage interest in the Class I-R certificates may purchase all of the mortgage loans in loan group I when the aggregate stated principal balance of the mortgage loans in loan group I as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans in loan group I as of the cut-off date.

    o The holders of the majority percentage interest in the Class II-AR certificates may purchase all of the mortgage loans in loan group II when the aggregate stated principal balance of the mortgage loans in loan group II as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans in loan group II as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

    o As a result of the absorption of realized losses on the group I mortgage loans by excess interest and overcollateralization such loan group as described in this prospectus supplement, liquidations of defaulted group I mortgage loans, whether or not realized losses for loan group I are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR certificates and are likely to influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the group I mortgage loans would influence the yield on the LIBOR certificates.

    o The overcollateralization provisions of loan group I are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loans in loan group I falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions of such group will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans in loan group I will influence the yield on the LIBOR certificates.

    o The multiple class structure of the offered certificates of each group causes the yield of certain classes of the offered certificates of such group to be particularly sensitive to changes in the rates of prepayments of the mortgage loans in the related loan group. Because distributions of principal for a group will be made to the classes of offered certificates of such group according to the priorities described in this prospectus supplement, the yield to maturity on those classes of offered certificates of such group will be sensitive to the rates of prepayment on the mortgage loans in the related loan group experienced both before and after the commencement of principal distributions on those classes. With respect to group I, the Class I-M certificates generally are not entitled to receive (unless the aggregate principal balance of the Class I-A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in April 2010. On and after such date, subject to the loss and delinquency performance of the mortgage loans in loan group I, the Class I-M certificates may continue (unless the aggregate principal balance of the Class I-A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class I-M certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class I-M certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class I-A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

    o If the performance of the mortgage loans in a loan group is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates of the related group may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

    o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. All of the group I mortgage loans were originated less than 28 months prior to their sale to the issuing entity and all of the group II mortgage loans were originated less than 10 months prior to their sale to the issuing entity. As a result, a loan group may experience higher rates of default than if the mortgage loans in such loan group had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

    o The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates of such group, and to a limited extent, the holders of the Class M certificates of such group will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans in the loan group related to your certificates. If delinquencies or defaults occur on the mortgage loans in either loan group, neither the related servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

    o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans in a loan group, you may suffer losses, even if you own senior certificates relating to such loan group.

    o The offered certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the sponsors, the depositor, the servicers, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the offered certificates.

    o The amount of any realized loss experienced on a group II mortgage loan, other than certain excess losses on the mortgage loans in loan group II further described below, will be applied to reduce the class certificate balance of the related class of subordinate group II certificates with the highest numerical class designation, until the class certificate balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. After the total class certificate balance of related subordinate certificates has been reduced to zero, realized losses on the mortgage loans in loan group II will reduce the class certificate balances of the senior group II certificates.

    o Investors in the Class II-1-A-10 certificates should understand that after the date on which the aggregate principal balance of the group II subordinate certificates has been reduced to zero, losses (other than certain excess losses as described under "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement) allocated to the Class II-1-A-7 certificates will be borne by the Class II-1-A-10 certificates (in addition to other losses allocated to the Class II-1-A-10 certificates) so long as the principal balance of the Class II-1-A-10 certificates is greater than zero. Investors in the Class II-1-A-13 certificates should understand that after the date on which the aggregate principal balance of the group II subordinate certificates has been reduced to zero, losses (other than certain excess losses as described under "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement) allocated to the Class II-1-A-1, Class II-1-A-11 and Class II-1-A-12 certificates will be borne by the Class II-1-A-13 certificates (in addition to other losses allocated to the Class II-1-A-13 certificates) so long as the principal balance of the Class II-1-A-13 certificates is greater than zero. See "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement.

    o Furthermore, the subordinate group II certificates will provide only limited protection against some categories of losses on the group II mortgage loans, such as special hazard losses, bankruptcy losses and fraud losses up to certain amounts specified in this prospectus supplement. Any losses on the group II mortgage loans in excess of those amounts will be allocated among each class of group II certificates in the manner set forth in this prospectus supplement, even if the Class Certificate balance of each such subordinate group II class has not been reduced to zero.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

    The weighted average of the net interest rates on the group I mortgage loans is expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates. After taking into account certain payments received or paid by the issuing entity pursuant to the group I interest rate swap agreement, the group I mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees payable by the issuing entity. Any remaining interest generated by the group I mortgage loans will then be used to absorb losses that occur on the mortgage loans in such loan group. After these financial obligations of loan group I are covered by the issuing entity out of amounts otherwise distributable to the LIBOR certificates, the available excess interest generated by the group I mortgage loans will be used to maintain overcollateralization for such loan group at the required level for such loan group determined as provided in the trust agreement. We cannot assure you, however, that enough excess interest in loan group I will be generated to absorb losses for such loan group or to maintain the required level of overcollateralization for such loan group. The factors described below, as well as the factors described in the next risk factor, will affect the amount of excess interest that the mortgage loans in loan group I will generate:

    o Every time a group I mortgage loans is prepaid in full, excess interest for loan group I may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

    o Every time a group I mortgage loans is liquidated or written off, excess interest for loan group I may be reduced because those mortgage loans remaining in such loan group will no longer be outstanding and generating interest.

    o If the rates of delinquencies, defaults or losses on the group I mortgage loans turn out to be higher than expected, excess interest for such loan group will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

    o All of the adjustable-rate mortgage loans in loan group I have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates. In addition, the first adjustment of the interest rates for the adjustable-rate mortgage loans in loan group I will not occur until two, three, five, seven or ten years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans in loan group I, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the group I mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans in loan group I be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average interest rate of the group I mortgage loans reduced for the applicable net payments to the group I swap provider less certain fees for the related loan group payable by the issuing entity.

    o If prepayments, defaults and liquidations occur more rapidly on the group I mortgage loans with relatively higher interest rates than on the group I mortgage loans with relatively lower interest rates, the amount of excess interest generated by the group I mortgage loans will be less than would otherwise be the case.

    o Investors in the LIBOR certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of mortgage rates and other factors on the pass-through rates of the Group I LIBOR certificates.

    The group I LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the group I LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans in the loan group I reduced for net payments to the group I swap provider and net of certain fees payable by the issuing entity relating to loan group I.

    A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the group I LIBOR certificates. Some of these factors are described below:

    o The interest rates on approximately 19.13% of the group I mortgage loans are based on a six-month LIBOR index, the interest rates on approximately 80.65% of the group I mortgage loans are based on a one-year LIBOR index, and the interest rates on approximately 0.23% of the group I mortgage loans are based on a one-year CMT index. All of the group I mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous risk factor, all of the group I mortgage loans will not have the first adjustment to their mortgage interest rates until two, three, five, seven or ten years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the group I LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

    o Six-month LIBOR, one-year LIBOR or one-year CMT may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the group I mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the group I mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

    o The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the group I mortgage loans adjust less frequently. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

    o If prepayments, defaults and liquidations occur more rapidly on the group I mortgage loans with relatively higher interest rates than on the mortgage loans in loan group I with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

    o If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans in loan group I, in the case of the Class I-M certificates, the weighted average net interest rates of the subgroup I-2 mortgage loans, in the case of the Class I-2-A-1 and Class I-2-A-2 certificates, and the weighted average net interest rates of the subgroup I-1 mortgage loans, in the case of the Class I-1-A certificates (in each case, reduced for net payments to the group I swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the issuing entity. In addition, these shortfalls may be recovered from net payments from the group I swap provider.

Subordination of the group II Subordinate Certificates increases risk of loss.

    The rights of the holders of each class of group II senior certificates to receive distributions will be subordinated to such rights of the holders of the group II senior certificates and the holders of the lower-numbered classes of group II subordinate certificates, if any. In addition, realized losses (other than certain excess losses described in this prospectus supplement) will be allocated to the group II subordinate certificates in the reverse order in which they are entitled to distributions of principal before being allocated to the group II senior certificates. Accordingly, if you are purchasing group II subordinate certificates, you will be more likely to experience losses as a result of the occurrence of losses or interest shortfalls on the mortgage loans in loan group
II. Because the group II subordinate certificates provide credit support for all the group II senior certificates, the protection provided to any subgroup of group II certificates by the group II subordinate certificates could be reduced to zero as a result of a disproportionate amount of realized losses on the mortgage loans in loan group II related to the other subgroup of group II senior certificates. Therefore, losses on the mortgage loans in one subgroup of group II will reduce the subordination provided by the group II subordinate certificates to the senior certificates in the other subgroup of group II and increase the likelihood that losses may be allocated to the senior certificates of such subgroup of group II. See "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement.

    Losses on the group II mortgage loans, up to a limited amount, resulting from special hazards, borrower fraud and borrower bankruptcy will be allocated solely to the group II subordinate certificates. Since the group II subordinate certificates provide subordination for each subgroup of certificates in group II, in the event the mortgage loans in one subgroup of group II suffer a high level of these losses, the available coverage for these losses for the senior certificates related to such subgroup will be reduced. In the event mortgage loans in a subgroup of group II suffer these losses after the available coverage has been exhausted, those losses above the coverage will be allocated as described under "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement.

    Under certain circumstances, mortgage loan payments derived from one subgroup of group II mortgage loans otherwise payable to the group II subordinate certificates will be paid to the senior certificates related to the other subgroup of group II as described under "Description of the Certificates--Subordination of Group II Subordinated Certificates--Cross-Collateralization" in this prospectus supplement. In addition, the Class II-1-PO certificates will be entitled to reimbursement for certain losses on the loans in subgroup II-1, and the Class II-2-PO certificates will be entitled to reimbursement for certain losses on the loans in subgroup II-2, in each case, allocated to them from amounts otherwise distributable on the group II subordinate certificates. See "Description of the Certificates--Subordination of Group II Subordinate Certificates" in this prospectus supplement.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

    Approximately 92.36% of the group I mortgage loans and approximately 34.09% of the group II mortgage loans have an initial interest-only period of up to ten and fifteen years, respectively, after their origination date. During the interest-only period, the payment made by the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

    After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses in a loan group, to the extent not covered by credit enhancement for the related group, will be allocated to the certificates of the related group.

    Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Payments in full of a balloon loan depend on the borrower's ability to refinance the balloon loan or sell the mortgaged property.

    Approximately 5.02% of the group II mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower's ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

    o the level of available interest rates at the time of sale or refinancing;

    o   the borrower's equity in the related mortgaged property;

    o   the financial condition of the borrower;

    o   tax laws;

    o   prevailing general economic conditions; and

    o   the availability of credit for single family real properties generally.

Effect on yields due to rapid prepayments; no assurance of amounts received under the group I interest rate swap agreement.

    Any net payment payable to the group I swap provider under the terms of the group I interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the LIBOR certificates. If the rate of prepayments on the mortgage loans in loan group I mortgage loans is faster than anticipated, the amount on which payments under the group I interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the group I mortgage loans, thereby increasing the relative proportion of interest collections on the group I mortgage loans that must be applied to make net payments to the group I swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Group I LIBOR certificates.

    In addition, certain swap termination payments arising under the group I interest rate swap agreement are payable to the group I swap provider on a senior basis and such payments may reduce amounts available for distribution to group I certificateholders.

    Any amounts received under the group I interest rate swap agreement will be applied as described in this prospectus supplement to pay certain interest shortfalls, restore the required level of overcollateralization as a result of losses, and cover losses with respect to group I. However, no amounts will be payable to the issuing entity by the group I swap provider unless the floating payment owed by the group I swap provider for a distribution date exceeds the fixed payment owed to the group I swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the group I interest rate swap agreement) exceeds 4.9046%(2) per annum. We cannot assure you that any amounts will be received under the group I interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans in loan group I, or to maintain the required level of overcollateralization.

    See "Description of the Certificates--Distributions of Interest and Principal for Group I," "--Supplemental Interest Account" and "--Interest Rate Swap Agreement for Group I" in this prospectus supplement.

Prepayments or other recoveries of principal on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

    When a principal prepayment is made by the borrower on a mortgage loan, the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month resulting in prepayment interest shortfalls. Any other recoveries of principal not accompanied by payment of interest amounts due on such recovered amounts for a full month will also result in prepayment interest shortfalls. In addition, principal prepayments and recoveries will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period in which the prepayment and recoveries were received by the applicable servicer. Each servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a borrower in connection with a principal prepayment or other recoveries of principal in an amount equal to the difference between the interest received by the applicable servicer in connection with such prepayments and other recoveries of principal and thirty days' interest on the amount of the prepayment or other recovery of principal, but in the case of Countrywide Home Loans Servicing LP, only to the extent of one-half of the lesser of the servicing fees payable to and the servicing fees received by it for that distribution date.

    If a servicer fails to make such payment or, in the case of Countrywide Home Loans LP only, the prepayment interest shortfall exceeds one-half of the lesser of (x) the servicing fee payable to and (y) the servicing fee received by Countrywide Home Loans Servicing LP for any distribution date, there will be fewer funds available for the distribution of interest on the certificates in the related group. Such shortfalls of interest, if they result in the inability of the issuing entity to pay the full amount of the current interest on the related certificates, will result in a reduction of the yield on your certificates.

The weighted average lives and the yields to maturity on the group I certificates are sensitive to borrower defaults and losses on the mortgage loans in loan group I.

    The weighted average lives of, and the yields to maturity on, the Class I-M certificates will be progressively more sensitive in numerical order to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans in loan group I than the Class I-A certificates. Among the Class I-2-A Certificates, the Class I-2-A-2 Certificates will be more sensitive than the Class I-2-A-1 Certificates. If the actual rate and severity of losses on the group I mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage




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(2) The swap rate may be adjusted by a multiple from 0.98% to 1.02% based on the final collateral pool.

loans in loan group I will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the group I mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the group I mortgage loans, to the extent they exceed the excess interest and the amount of overcollateralization following distributions on the related distribution date, will reduce the aggregate principal balance of the Class I-M-8, Class I-M-7, Class I-M-6, Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2, Class I-M-1, in that order. After the aggregate principal balance of the Class I-M certificates is each reduced to zero, any realized losses on the mortgage loans in a mortgage loan subgroup will then be allocated to the senior certificates related to that mortgage loan subgroup, except that any realized losses on the mortgage loans in loan subgroup I-2 that would otherwise be allocated to the Class I-2-A-1 Certificates will instead be allocated to the Class I-2-A-2 Certificates, until its Class Certificate balance is reduced to zero. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated group I mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class I-M or Class I-A certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions for Group I" in this prospectus supplement.

    Unless the aggregate principal balances of the Class I-A certificates have been reduced to zero, the Class I-M certificates will not be entitled to any principal distributions until at least April 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the group I mortgage loans exceed certain levels. As a result, the weighted average lives of the Class I-M certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class I-M certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the group I mortgage loans.

    In addition, the multiple class structure of the Class I-M certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the group I mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the group I mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the group I mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, net payments received by the issuing entity pursuant to the group I interest rate swap agreement, the Class I-CE certificates or Class I-M certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class I-M certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Risks of holding group II Subordinate Certificates and the Class II-1-A-10 and Class II-1-A-13 certificates.

    The protections afforded the group II senior certificates create risks for the group II subordinate certificates. Prior to any purchase of any group II subordinate certificates, consider the following factors that may adversely impact your yield:

    o Because the group II subordinate certificates receive interest and principal distributions after the group II senior certificates receive those distributions, there is a greater likelihood that the group II subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

    o If Wells Fargo Bank, National Association determines not to advance a delinquent payment on a group II mortgage loans because it determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the group II certificates that will impact the group II subordinate certificates.

    o The group II subordinate certificates are not entitled to a proportionate share of principal prepayments on the group II mortgage loans until the beginning of the tenth year after the closing date. In addition, if certain losses on the mortgage loans in a subgroup of group II exceed stated levels, a portion of the principal distribution payable to classes of group II subordinate certificates with higher alphanumerical class designations will be paid to the classes of group II subordinate certificates with lower alphanumerical designations.

    o Losses resulting from the liquidation of defaulted mortgage loans will generally be allocated to the group II subordinate certificates. A loss allocation results in a reduction in a certificate principal balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate principal balance will result in less interest accruing on the group II certificate.

    o If you purchase Class II-1-A-10 certificates, you should consider the risk that after the date on which the aggregate principal balance of the group II subordinate certificates has been reduced to zero, the principal portion of losses (other than certain excess losses as described under "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement) allocated to the Class II-1-A-7 certificates will be borne by the Class II-1-A-10 certificates (in addition to other losses allocated to the Class II-1-A-10 certificates), so long as the principal balance of the II-1-A-10 certificates is greater than zero.

    o If you purchase Class II-1-A-13 certificates, you should consider the risk that after the date on which the aggregate principal balance of the group II subordinate certificates has been reduced to zero, the principal portion of losses (other than certain excess losses as described under "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement) allocated to the Class II-1-A-1, Class II-1-A-11 and Class II-1-A-12 certificates will be borne by the Class II-1-A-13 certificates (in addition to other losses allocated to the Class II-1-A-13 certificates), so long as the principal balance of the II-1-A-13 certificates is greater than zero.

    See "Description of the Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

    Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans in a loan group. Further, reimbursement of advances made on a mortgage loan in a loan group, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses for the mortgage loans in a loan group may reduce the portion of liquidation proceeds payable on the certificates in the related group. If a mortgaged property fails to provide adequate security for the mortgage loan in a loan group, a holder of certificates in the related group, will incur a loss on your investment if the credit enhancements for your related group are insufficient to cover the loss.

Bankruptcy of the depositor or the sponsors may delay or reduce collections on loans.

    Each of the depositor and each of the sponsors may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsors were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders. The mortgage assets would not constitute property of the estate of the depositor or of the applicable sponsor if the transfer of the mortgage assets from the applicable sponsor to the depositor and from the depositor to the issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

    The transactions contemplated by this prospectus supplement and the related prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to either of the sponsors or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the issuing entity and not as part of the bankruptcy estate of the depositor or sponsors. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

    However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or the sponsors secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the certificates could result.

Bankruptcy of borrowers may adversely affect distributions on certificates.

    The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Bankruptcy of other parties may adversely affect distributions on certificates.

    The depositor intends to treat the transfer of the mortgage loans to the issuing entity as an absolute transfer and not as a secured lending arrangement. In this event, the mortgage loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

    If a bankruptcy or insolvency of a servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the trustee or the depositor from appointing a successor servicer to that servicer.

    In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

Simultaneous second lien risks.

    With respect to a portion of the mortgage loans in either loan group, at the time of origination of the first-lien mortgage loan, the related originator may have also originated a second-lien mortgage loan (on the same mortgaged property), which is not included in the assets of the issuing entity for the related loan group. With respect to mortgage loans that have second-lien mortgage loans encumbering the same mortgaged property, the risk of foreclosure may be greater relative to mortgage loans that do not have second-lien mortgage loans behind them since borrowers have less equity in the mortgaged property. In addition, a default may be declared on the second-lien loan even though the first-lien loan is current, which would constitute a default on the first-lien loan. In addition to the mortgage loans discussed above that have simultaneous second-lien mortgage loans provided by the related originator, with respect to certain other mortgage loans, at the time of origination of the first-lien mortgage loan, the related mortgaged property may also be encumbered by a second-lien mortgage to a mortgagee other than the related originator. Investors should also note that any borrower may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the related originator or from any other lender.

High loan-to-value ratios increase risk of loss.

    Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 7.90% and 2.87% of the subgroup I-1 mortgage loans and the subgroup I-2 mortgage loans, respectively, and approximately 10.95% of the group II mortgage loans had loan-to-value ratios greater than 80% at origination.

    Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

    There has been a continuing focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the mortgage loan industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

    Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

    The mortgage loans are also subject to federal laws, including:

    o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the borrowers regarding the terms of the mortgage loans;

    o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

    o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

    Violations of certain provisions of these federal, state and local laws may limit the ability of the servicers to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the issuing entity (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the issuing entity or subsequent holders of the mortgage loans.

    Countrywide Home Loans, Inc. and Wells Fargo Bank, National Association have each represented that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations. In addition, Countrywide Home Loans, Inc. and Wells Fargo Bank, National Association, have each represented that none of the mortgage loans sold by it is covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law. In the event of a breach of any of such representations by Countrywide Home Loans, Inc. or Wells Fargo Bank, National Association, Countrywide Home Loans, Inc. or Wells Fargo Bank, National Association, as applicable, will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

Countrywide Home Loans, Inc. and/or Wells Fargo Bank, National Association may not be able to repurchase defective mortgage loans.

    Countrywide Home Loans, Inc. and Wells Fargo Bank, National Association have made various representations and warranties related to the mortgage loans sold by it. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    If Countrywide Home Loans, Inc. or Wells Fargo Bank, National Association fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then it would be required to repurchase or substitute for the defective mortgage loan. It is possible that Countrywide Home Loans, Inc. or Wells Fargo Bank, National Association may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of Countrywide Home Loans, Inc. or Wells Fargo Bank, National Association to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans in the related loan group to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates in the related loan group could occur.

Failure of servicers to perform may adversely affect distributions on certificates.

    The amount and timing of distributions on the certificates in a group generally will be dependent on the ability of the related servicer to perform its servicing obligations in an adequate and timely manner. See "The Servicers" in this prospectus supplement. If a servicer fails to perform its servicing obligations, this failure may result in the termination of such servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the mortgage loans in the related loan group. As a result, shortfalls in the distributions due on your certificates could occur.

The group I interest rate swap agreement is subject to counterparty risk.

    The assets of the issuing entity will include an interest rate swap agreement that will require the group I swap provider to make certain payments for the benefit of the holders of the LIBOR certificates. To the extent that payments on the LIBOR certificates depend in part on payments to be received by the trustee under these agreements, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the group I swap provider.

The credit rating of the group I swap provider could affect the rating of the LIBOR certificates.

    Barclays Bank PLC, the swap provider under the group I interest rate swap agreement, is rated "AA+" by Fitch, Inc., "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "Aa1" by Moody's Investors Service, Inc. The ratings on the LIBOR certificates are dependent in part upon the credit ratings of the group I swap provider. If a credit rating of the group I swap provider is qualified, reduced or withdrawn and a substitute counterparty is not obtained in accordance with the terms of the group I interest rate swap agreement, the ratings of the LIBOR certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the LIBOR certificates may be adversely affected. See "The Group I Interest Rate Swap Counterparty" in this prospectus supplement.

External events may increase the risk of loss on the mortgage loans.

    In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a borrower of a mortgage loan in the issuing entity, the interest rate limitation of the Servicemembers Civil Relief Act and any comparable state law will apply. Substantially all of the mortgage loans in each loan group have mortgage interest rates which exceed such limitation, if applicable. No servicer will cover shortfalls in interest collections for a loan group arising from the application of the Servicemembers Civil Relief Act or similar state laws. This may result in interest shortfalls on the mortgage loans in such loan group, which may result in shortfalls of interest on the related certificates. None of the depositor, the underwriter, the trustee, the servicers, the custodian, the original loan sellers or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement and "Material Legal Aspects of the Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

    Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

    In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, we cannot assure you that such a defense would be successful.

The certificates are obligations of the issuing entity only.

    The certificates will not represent an interest in or obligation of the depositor, the sponsors, the underwriter, the servicers, the original loan sellers, the trustee, the custodian or any of their respective affiliates. Neither the offered certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the sponsors, the underwriter, the servicers, the original loan sellers, the custodian, the trustee or any of their respective affiliates. Proceeds of the assets included in the issuing entity (including the group I interest rate swap agreement) will be the sole source of payments on the offered certificates, and there will be no recourse to the depositor, the sponsors, the underwriter, the servicers, the original loan sellers, the custodian, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for to the offered certificates.

Your investment may not be liquid.

    The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. We cannot assure you that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

    The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for the certificates you may purchase. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors, will experience illiquidity. You should consider that illiquidity may also result from legal or regulatory changes, or from the adoption or change of accounting rules, that affect some or all of the classes of the certificates generally or particular types of investors. Illiquidity can have a severely adverse effect on the prices of securities.

    The Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class II-B-1 and Class II-B-2 certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in such certificates, thereby limiting the market for those certificates. Such certificates will not constitute "mortgage related securities" for purposes of SMMEA. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in such certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

    You should consult your own tax, accounting, legal and financial advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

The ratings on your certificates could be reduced or withdrawn.

    Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Offered certificates may not be suitable investments.

    The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Residual certificates may have adverse tax consequences.

    The Class II-AR certificates will be the sole "residual interest" in each Group II Trust REMIC for federal income tax purposes. Holders of the Class II-AR certificates must report as ordinary income or loss the net income or the net loss of each Group II Trust REMIC whether or not any cash distributions are made to them. This allocation of income or loss may result in a zero or negative after-tax return. Under current law, a holder of a Class II-AR certificate must account separately for its interest in each Group II Trust REMIC and generally cannot offset income from one REMIC with losses from another REMIC. No cash distributions are expected to be made with respect to the Class II-AR certificates other than the distribution of their principal balance and interest on that balance. Due to their tax consequences, the Class II-AR certificates will be subject to restrictions on transfer that may affect their liquidity. In addition, the Class II-AR certificates may not be acquired by ERISA plans or similar governmental plans.

                             THE MORTGAGE LOAN POOL

    The statistical information presented in this prospectus supplement concerning the mortgage loans in each loan group is based on the mortgage loans in such loan group as of the cut-off date, which is March 1, 2007. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date, with the exception of the delinquencies referred to under "--General" below. It is possible that principal prepayments in part or in full may occur between the cut-off date and the closing date. Moreover, certain mortgage loans included in a loan group as of the cut-off date may not be included in the final loan group due to prepayments in full, or as a result of not meeting the eligibility requirements for such final loan group, and certain other mortgage loans may be included in such final loan group. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date and as of the closing date for each final loan group may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material. In addition, each final loan group may vary plus or minus 5% from the mortgage loans included in such loan group as of the cut-off date described in this prospectus supplement.

General

    The assets of the issuing entity will primarily consist of two groups of conventional, closed-end alternative-A, first-lien residential mortgage loans, referred to in this prospectus supplement as "Group I" and "Group II." The two loan groups are referred to in this prospectus supplement as "Loan Group I" and "Loan Group II" and the mortgage loans in each such group are referred to as the "Group I Mortgage Loans" and the "Group II Mortgage Loans." Loan Group I consists of approximately 3,140 adjustable-rate mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 40 years, having an aggregate scheduled principal balance of approximately $1,062,155,942 as of the cut-off date. Loan Group II consists of 1,374 fixed-rate mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate scheduled principal balance of approximately $411,864,758 as of the cut-off date. The Group I Mortgage Loans will be divided into two subgroups, referred to in this prospectus supplement as "Subgroup I-1 Mortgage Loans" and "Subgroup I-2 Mortgage Loans", and the Group II Mortgage Loans will be divided into two subgroups, referred to in this prospectus supplement as "Subgroup II-1 Mortgage Loans" and "Subgroup II-2 Mortgage Loans." See "Summary--The Assets of the Pool--The Mortgage Loans" in this prospectus supplement.

    Substantially all the Group I Mortgage Loans will be acquired by the sponsors from Countrywide Home Loans, Inc. and substantially all the Group II Mortgage Loans will be acquired by the Barclays Bank PLC (one of the sponsors) from Wells Fargo Bank, National Association.

    The Group I Mortgage Loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement under "The Original Loan Sellers--Countrywide Home Loans--Underwriting Standards." The Group I Mortgage Loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement under "The Original Loan Sellers--Wells Fargo Bank--Mortgage Loan Underwriting."

    Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

    All of the mortgage loans are secured by first-lien mortgages, deeds of trust or similar security instruments creating first-liens on residential properties consisting of one-to-four family dwelling units, individual condominium units or individual units in planned unit developments.

    Pursuant to its terms, each mortgage loan, other than a mortgage loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

    Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

    Approximately 5.14% of the Group I Mortgage Loans and approximately 10.95% of the Group II Mortgage Loans had original loan-to-value ratios greater than 80% at origination. The "loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the least of the sale price of the mortgaged property, its appraised value at the time of sale and its appraisal review value or (b) in the case of a refinancing or modification, the lesser of the appraised value of the mortgaged property at the time of the refinancing or modification and its appraisal review value.

    On the closing date, none of the mortgage loans to be included in the final pool in either loan group will be 30 or more days Delinquent as of the cut-off date with respect to their scheduled monthly payments. "Delinquent," with respect to any mortgage loan, means any scheduled payments that are delinquent as calculated in accordance with the MBA methodology (i.e., actual day count past due).

Prepayment Premiums

    Approximately 44.91% of the Group I Mortgage Loans and approximately 0.07% of the Group II Mortgage Loans provide for payment by the borrower of a prepayment premium or charge (each, a "Prepayment Premium") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from six months to five years for the Group I Mortgage Loans, and three years for the Group II Mortgage Loans from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. No mortgage loan imposes a Prepayment Premium for a term in excess of five years. Wells Fargo Bank, National Association will be entitled to retain all Prepayment Premiums collected from borrowers of any Group II Mortgage Loan, and such Prepayment Premiums will not be available for payment on the Group II Certificates.

    Each servicer may (i) waive any late payment charge, Prepayment Premium or, if applicable, any penalty interest, or (ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the related servicing agreement.

Adjustable-Rate Mortgage Loans

    Approximately 19.13% of the Group I Mortgage Loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on the applicable adjustment date (each such date, an "Adjustment Date"). Approximately 80.65% of the Group I Mortgage Loans provide for annual adjustment of the related mortgage rate based on the One-Year LIBOR Loan Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on the applicable Adjustment Date. Approximately 0.23% of the Group I Mortgage Loans provide for annual adjustment of the related mortgage rate based on the CMT Loan Index (as described below under "--The Indices") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on the applicable Adjustment Date.

    The first adjustment of the interest rates for the adjustable-rate Group I Mortgage Loans will occur after an initial period of approximately two, three, five, seven or ten years following origination. Approximately 0.49% of the Group I Mortgage Loans are interest-only loans for the first three years and have their first adjustment of interest rates after an initial period of approximately three years. Approximately 10.76% of the Group I Mortgage Loans are interest-only for the first five years and have their first adjustment of interest rates after an initial period of approximately three or five years. Approximately 0.82% of the Group I Mortgage Loans are interest-only mortgage loans for the first seven years and have their first adjustment of interest rates after an initial period of approximately seven years. Approximately 80.29% of the Group I Mortgage Loans are interest-only mortgage loans for the first ten years and have their first adjustment of interest rates after an initial period of approximately two, three, five, seven or ten years. On each Adjustment Date for a mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 0.125% of the applicable Loan Index and a fixed percentage amount (the "Gross Margin"). However, the mortgage rates on all of the Group I Mortgage Loans will not increase or decrease by more than a fixed percentage specified in the related Mortgage Note (the "Periodic Cap"); the Periodic Caps range from 1.000% to 2.000% for Group I Mortgage Loans with a Periodic Cap, on any related Adjustment Date, except in the case of the first such Adjustment Date. The mortgage rates will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "Maximum Rate") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "Minimum Rate"). The mortgage rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "Initial Cap"); the Initial Caps range from 2.000% to 6.000% for all of the Group I Mortgage Loans that have an Initial Cap. Effective with the first monthly payment due on each Group I Mortgage Loan after each related Adjustment Date, or following the interest-only period in the case of the interest-only loans, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. See "--The Indices" below. The Group I Mortgage Loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

The Indices

    With respect to approximately 19.13% of the Group I Mortgage Loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "Six-Month LIBOR Loan Index"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note.

    With respect to approximately 80.65% of the Group I Mortgage Loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for one-year United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "One-Year LIBOR Loan Index"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note.

    With respect to approximately 0.23% of the Group I Mortgage Loans, the Loan Index used in determining the related mortgage rates is the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year, calculated as provided in the related mortgage note (the "CMT Loan Index" and, together with the Six-Month LIBOR Loan Index and the One-Year LIBOR Loan Index, each a "Loan Index"), as most recently available as of the first business day occurring in a specified period of time prior to such Adjustment Date.

    In the event that a Loan Index becomes unavailable or otherwise unpublished, Countrywide Home Loans Servicing LP will select a comparable alternative index over which it has no direct control and which is readily verifiable.

The Group I Mortgage Loans

    The Group I Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of Group I Mortgage Loans.............................     $1,062,155,942
    Mortgage Rates:
      Weighted average of Group I Mortgage Loans........................             6.517%
      Range of Group I Mortgage Loans...................................   4.125% to 9.000%
    Margin:
      Weighted average of Group I Mortgage Loans........................             2.346%
      Range of Group I Mortgage Loans...................................   1.000% to 5.375%
Weighted average months to roll of Group I Mortgage Loans (in months)...                60
Weighted average remaining term to maturity of Group I Mortgage Loans
(in months).............................................................               361
Weighted average remaining interest-only term of interest-only loans in
Loan Group I  (in months)...............................................               111
Silent Seconds(1).......................................................             41.67%

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(1) Represents percentage of Group I Mortgage Loans as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien Group I Mortgage Loan and the second-lien mortgage loan is not included in Loan Group I.

    The scheduled principal balances of the Group I Mortgage Loans range from approximately $9,382 to approximately $5,295,400. The Group I Mortgage Loans had an average scheduled principal balance of approximately $338,266.

    The weighted average loan-to-value ratio at origination of the Group I Mortgage Loans is approximately 73.40% and approximately 5.14% of the Group I Mortgage Loans had loan-to-value ratios at origination exceeding 80.00%.

    None of the Group I Mortgage Loans are secured by second-liens.

    No more than approximately 1.18% of the Group I Mortgage Loans are secured by mortgaged properties located in any one zip code area.

The Subgroup I-1 Mortgage Loans

    The Subgroup I-1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of Subgroup I-1 Mortgage Loans.......................        $479,180,490
    Mortgage Rates:
      Weighted average of Subgroup I-1 Mortgage Loans..................              6.512%
      Range of Subgroup I-1 Mortgage Loans.............................    4.125% to 9.000%
    Margin:
      Weighted average of the Subgroup I-1 Mortgage Loans..............              2.378%
      Range of Subgroup I-1 Mortgage Loans.............................    1.000% to 5.375%
Weighted average months to roll of Subgroup I-1 Mortgage Loans
(in months)............................................................                 61
Weighted average remaining term to maturity of Subgroup I-1 Mortgage
Loans (in months)......................................................                363
Weighted average remaining interest-only term of interest-only loans
in Subgroup I-1 Mortgage Loans (in months).............................                110
Silent Seconds(1)......................................................              28.47%

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(1) Represents percentage of the Subgroup I-1 Mortgage Loans as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan in the Subgroup I-1 Mortgage Loan pool and the second-lien mortgage loan is not included in the Subgroup I-1 Mortgage Loan pool.

    The scheduled principal balances of the Subgroup I-1 Mortgage Loans range from approximately $9,382 to approximately $718,000. The Subgroup I-1 Mortgage Loans had an average scheduled principal balance of approximately $246,492.

    The weighted average loan-to-value ratio at origination of the Subgroup I-1 Mortgage Loans is approximately 71.77% and approximately 7.90% of the Subgroup I-1 Mortgage Loans had loan-to-value ratios at origination exceeding 80.00%.

    None of the Subgroup I-1 Mortgage Loans are secured by second-liens.

    No more than approximately 0.46% of the Subgroup I-1 Mortgage Loans are secured by mortgaged properties located in any one zip code area.

The Subgroup I-2 Mortgage Loans

    The Subgroup I-2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of Subgroup I-2 Mortgage Loans.......................        $582,975,452
    Mortgage Rates of Subgroup I-2 Mortgage Loans:
      Weighted average of Subgroup I-2 Mortgage Loans..................              6.522%
      Range of Subgroup I-2 Mortgage Loans.............................    4.500% to 9.000%
    Margin:
      Weighted average of the Subgroup I-2 Mortgage Loans..............              2.320%
      Range of Subgroup I-2 Mortgage Loans.............................    2.200% to 5.000%
Weighted average months to roll of Subgroup I-2 Mortgage Loans
(in months)............................................................                 59
Weighted average remaining term to maturity of Subgroup I-2 Mortgage
Loans (in months)......................................................                359
Weighted average remaining interest-only term of interest-only loans
of Subgroup I-2 Mortgage Loans (in months).............................                111
Silent Seconds(1)......................................................              52.52%

--------------------
(1) Represents percentage of the Subgroup I-2 Mortgage Loans as to which a second-lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the first-lien mortgage loan in the Subgroup I-2 Mortgage Loan pool and the second-lien mortgage loan is not included in the Subgroup I-2 Mortgage Loan pool.

    The scheduled principal balances of the Subgroup I-2 Mortgage Loans range from approximately $56,330 to approximately $5,295,400. The Subgroup I-2 Mortgage Loans had an average scheduled principal balance of approximately $487,438.

    The weighted average loan-to-value ratio at origination of the Subgroup I-2 Mortgage Loans is approximately 74.74% and approximately 2.87% of the Subgroup I-2 Mortgage Loans had loan-to-value ratios at origination exceeding 80.00%.

    None of the Subgroup I-2 Mortgage Loans are secured by second-liens.

    No more than approximately 2.14% of the Subgroup I-2 Mortgage Loans are secured by mortgaged properties located in any one zip code area.

The Group II Mortgage Loans


    The Group II Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of Group II Mortgage Loans...........................        $411,864,758
    Mortgage Interest Rates of Group II Mortgage Loans:
      Weighted average of Group II Mortgage Loans......................              6.628%
      Range of Group II Mortgage Loans.................................    5.500% to 8.500%
Weighted average remaining term to maturity of Group II Mortgage Loans
(in months)............................................................                344
Weighted average remaining interest-only term of interest-only loans
of Group II Mortgage Loans (in months).................................                130
Silent Seconds(1)......................................................              30.17%

-----------------------
(1) Represents percentage of Group II Mortgage Loans as to which a second lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the related Group I Mortgage Loan and the second lien mortgage loan is not a Group I Mortgage Loan.

    The scheduled principal balances of the Group II Mortgage Loans range from approximately $19,983 to approximately $2,535,000. The Group II Mortgage Loans had an average scheduled principal balance of approximately $299,756.

    The weighted average loan-to-value ratio at origination of the Group II Mortgage Loans is approximately 71.73% and approximately 10.95% of the Group II Mortgage Loans had loan-to-value ratios at origination exceeding 80.00%.

    No more than approximately 0.72% of the Group II Mortgage Loans are secured by mortgaged properties located in any one zip code area.

The Subgroup II-1 Mortgage Loans


    The Subgroup II-1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of Subgroup II-1 Mortgage Loans......................        $379,448,008
    Mortgage Interest Rates of Subgroup II-1 Mortgage Loans:
      Weighted average of Subgroup II-1 Mortgage Loans.................              6.659%
      Range of Subgroup II-1 Mortgage Loans............................    5.625% to 8.500%
Weighted average remaining term to maturity of Subgroup II-1 Mortgage
Loans (in months)......................................................                358

Silent Seconds(1)......................................................              31.38%

-----------------------
(1) Represents percentage of Subgroup II-1 Mortgage Loans as to which a second lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the related Subgroup II-1 Mortgage Loans and the second lien mortgage loan is not a Subgroup II-1 Mortgage Loans.

    The scheduled principal balances of the Subgroup II-1 Mortgage Loans range from approximately $19,983 to approximately $2,535,000. The Subgroup II-1 Mortgage Loans had an average scheduled principal balance of approximately $305,023.

    The weighted average loan-to-value ratio at origination of the Subgroup II-1 Mortgage Loans is approximately 72.63% and approximately 11.56% of the Subgroup II-1 Mortgage Loans had loan-to-value ratios at origination exceeding 80.00%.

    No more than approximately 0.67% of the Subgroup II-2 Mortgage Loans are secured by mortgaged properties located in any one zip code area.

The Subgroup II-2 Mortgage Loans

    The Subgroup II-2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Principal balance of Subgroup II-2 Mortgage Loans......................         $32,416,749
    Mortgage Interest Rates of Subgroup II-2 Mortgage Loans:
      Weighted average of Subgroup II-2 Mortgage Loans.................              6.268%
      Range of Subgroup II-2 Mortgage Loans............................    5.500% to 7.875%
Weighted average remaining term to maturity of Subgroup II-2 Mortgage
Loans (in months)......................................................                178
Weighted average remaining interest-only term of interest-only loans
of Subgroup II-2 Mortgage Loans (in months)............................                  0
Silent Seconds(1)......................................................              15.92%

--------------------
(1) Represents percentage of Subgroup II-2 Mortgage Loans as to which a second lien mortgage loan secured by the related mortgaged property was originated in connection with the origination of the related Subgroup II-1 Mortgage Loans and the second lien mortgage loan is not a Subgroup II-2 Mortgage Loans.

    The scheduled principal balances of the Subgroup II-2 Mortgage Loans range from approximately $23,258 to approximately $1,494,787. The Subgroup II-2 Mortgage Loans had an average scheduled principal balance of approximately $249,360.

    The weighted average loan-to-value ratio at origination of the Subgroup II-2 Mortgage Loans is approximately 61.13% and approximately 3.75% of the Subgroup II-2 Mortgage Loans had loan-to-value ratios at origination exceeding 80.00%.

    No more than approximately 5.44% of the Subgroup II-2 Mortgage Loans are secured by mortgaged properties located in any one zip code area.

    Each original loan seller has represented that

    o none of the mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered," "high risk home," "predatory" or similar loan under any other applicable federal, state or local law;

    o none of the mortgage loans had a prepayment penalty period at origination in excess of five years; and

    o none of the mortgage loans originated on or after October 1, 2002 and on or prior to March 6, 2003 are governed by the Georgia Fair Lending Act.

    See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    The tables on Schedule A attached to this prospectus supplement set forth certain statistical information with respect to the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

    Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "Credit Scores"). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of analyzing Credit Scores and, as a result, the analysis of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

    The tables on Schedule A attached to this prospectus supplement set forth certain information as to the Credit Scores of the related borrowers obtained in connection with the origination of each mortgage loan in each loan group.

                                  THE SPONSORS


Barclays Bank PLC

    Barclays Bank PLC is one of the sponsors of this transaction and was incorporated in 1925 as a public limited company registered in England and Wales and is regulated by the United Kingdom's Financial Services Authority ("Barclays"). Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group U.S. Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166 and its telephone number is (212) 412-4000. Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Barclays does not service mortgage loans. Instead, Barclays either contracts with other entities or uses its affiliate, Barclays Capital Real Estate Inc. d/b/a HomEq Servicing, to service the mortgage loans on its behalf.

    Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclays' review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

    The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

Sutton Funding LLC

    Sutton Funding LLC, a Delaware limited liability company ("Sutton"), is one of the sponsors of this transaction relating solely to Group I. Sutton, a special purpose entity, was formed in December 2005 for the purpose of acquiring, holding, disposing of and making loans secured by mortgage loans and related assets. Sutton's sole equity member is GSS Holdings (Sutton), Inc., a Delaware corporation ("GSS Sutton"). An affiliate of GSS Sutton, Global Securitization Services, LLC, a Delaware limited liability company, provides limited liability company management services to Sutton pursuant to a management agreement with Sutton. Pursuant to an administration agreement between Sutton and Barclays, Sutton engages Barclays, as administrator, to manage Sutton's mortgage loan acquisition business as further described below. The registered head office of Sutton is located at 2711 Centreville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. Barclays, in its role as administrator for Sutton, maintains a branch office at 200 Park Avenue, New York, New York 10166, and its telephone number is (212) 412-4000.

    As a result of Barclays' administration of Sutton, Sutton may be deemed to be an affiliate of Barclays, the counterparty under the group I interest rate swap agreement, and of the depositor and Barclays Capital Inc., the underwriter.

    Sutton purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale. Sutton does not currently service mortgage loans. Instead, Sutton contracts with other entities to service the mortgage loans on its behalf.

    Sutton acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Sutton arranges financing to fund its acquisition of mortgage loan pools on a pool by pool basis. Barclays, as administrator, manages Sutton's operations in connection with the purchase and disposition of mortgage loan assets and arranges financing from lenders to fund Sutton's acquisition of mortgage loan assets. Barclays does not provide financing to Sutton to fund Sutton's acquisition of mortgage loan assets.

    Prior to acquiring any residential mortgage loans, Barclays, as administrator for Sutton, conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclays' review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

    The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

    Barclays has been the sponsor or co-sponsor of several securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2004. Sutton has been the sponsor or co-sponsor of several securitizations backed by subprime mortgage loans since 2006. The following table describes the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored or co-sponsored by Barclays and Sutton since 2004.

                     Approximate Principal Amount   Approximate Principal Amount
                      of Securities Sponsored or     of Securities Sponsored or
        Year           Co-Sponsored by Barclays        Co-Sponsored by Sutton
-------------------  ----------------------------   ----------------------------
        2004                 $  8.19 billion                 $  0
        2005                 $ 10.07 billion                 $  0
        2006                 $  2.97 billion                 $  9.32 billion
2007 (year to date)          $409.94 million                 $899.82 million


    As a sponsor or co-sponsor, both Barclays and Sutton acquire mortgage loans and initiate their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which mortgage loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Barclays Capital Inc., both Barclays and Sutton work with rating agencies, co-sponsors, loan sellers and servicers in structuring the securitization transaction.

                             STATIC POOL INFORMATION

    Information concerning certain of the original loan sellers' prior residential mortgage loan securitizations involving fixed- and adjustable-rate non-subprime mortgage loans secured by first or second-lien mortgages or deeds of trust in residential real properties sold into a securitization by the applicable original loan seller is presented below for each original loan seller.

Countrywide Home Loans

    Certain static pool data and delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available on the internet at http://www.countrywidedealsdata.com/?CWDD=01200702. To the extent this information includes interest-only loans information, it may include a description of both interest-only adjustable-rate mortgage loans and interest-only fixed-rate mortgage loans.

    We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans in Group I sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans in Group I. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools have performed.

    Notwithstanding the foregoing, the following information shall not be deemed a part hereof or a part of the prospectus or the registration statement of which the prospectus is a part:

    o with respect to information regarding prior securitized pools of Countrywide Homes Loans, information regarding prior securitized pools that were established before January 1, 2006; and

    o with respect to information regarding the mortgage loans sold by Countrywide and described in this prospectus supplement, information about such mortgage loans for periods before January 1, 2006.

    In the event any changes or updates are made to the information available on any website listed above, the depositor will provide to any person a copy of the information as it existed as of the date of this prospectus supplement upon request who writes or calls the depositor at 200 Park Avenue, New York, New York 10166, Attention: Michael Dryden, telephone number (212) 412-4000.

Wells Fargo Bank

    Information concerning certain of Wells Fargo Bank, National Association's prior residential mortgage loan securitizations involving fixed and adjustable-rate non-subprime mortgage loans secured by first or second lien mortgages or deeds of trust in residential real properties sold into a securitization by the original loan seller is available on the internet at http://www.bcapllc.com/BCAP2007-AA2.htm. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this supplemental term sheet. To the extent this information includes interest-only loans information, it may include a description of both interest-only adjustable-rate mortgage loans and interest-only fixed-rate mortgage loans.

    We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by Wells Fargo Bank, National Association or its affiliates. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's mortgage loans will perform in the same way that any of those pools have performed.

    Notwithstanding the foregoing, the following information shall not be deemed a part hereof or a part of the prospectus or the registration statement of which the prospectus is a part:

    o with respect to information regarding prior securitized pools of the original loan seller or its affiliates, information regarding prior securitized pools that were established before January 1, 2006; and

    o with respect to information regarding the mortgage loans sold by Wells Fargo Bank, National Association and described in this supplemental term sheet, information about such mortgage loans for periods before January 1, 2006.

    In the event any changes or updates are made to the information available on any website listed above, the depositor will provide to any person a copy of the information as it existed as of the date of this supplemental term sheet upon request who writes or calls the depositor at 200 Park Avenue, New York, New York 10166, Attention: Michael Dryden, telephone number (212) 412-4000.

                                  THE DEPOSITOR

    BCAP LLC, the depositor, is a Delaware limited liability company. The depositor is a direct, wholly owned subsidiary of Barclays. The depositor will not have any business operations other than securitizing mortgage assets and related activities.

                               THE ISSUING ENTITY

    BCAP LLC Trust 2007-AA2, the issuing entity, will be formed on the closing date pursuant to the trust agreement. The trust agreement may be amended in certain circumstances. See "Servicing of the Mortgage Loans--Amendment" in this prospectus supplement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2007.

                            THE ORIGINAL LOAN SELLERS


General

    The information set forth in the following paragraphs has been provided by Countrywide Home Loans, Inc. ("Countrywide Home Loans") and Wells Fargo Bank, National Association ("Wells Fargo Bank").

Countrywide Home Loans

    The "Loan-to-Value Ratio" of a mortgage loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related mortgage loan at the date of determination and the denominator of which is

    o in the case of a purchase, the lesser of the selling price of the mortgaged property or its appraised value at the time of sale or

    o in the case of a refinance, the appraised value of the mortgaged property at the time of the refinance, except in the case of a mortgage loan underwritten pursuant to Countrywide Home Loans' Streamlined Documentation Program as described under "--Underwriting
        Standards--General."

    With respect to mortgage loans originated pursuant to Countrywide Home Loans' Streamlined Documentation Program,

    o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was 80% or less and the loan amount of the new loan being originated is $650,000 or less, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property at the time of the origination of the Mortgage Loan being refinanced, as reconfirmed by Countrywide Home Loans using an automated property valuation system; or

    o if the loan-to-value ratio at the time of the origination of the mortgage loan being refinanced was greater than 80% or the loan amount of the new loan being originated is greater than $650,000, then the "Loan-to-Value Ratio" will be the ratio of the principal amount of the new mortgage loan being originated divided by the appraised value of the related mortgaged property as determined by an appraisal obtained by Countrywide Home Loans at the time of the origination of the new mortgage loan. See "--Underwriting Standards--General" below.

    No assurance can be given that the value of any mortgaged property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to the mortgage loans.

    Underwriting Standards

    General. Countrywide Home Loans has been originating mortgage loans since 1969. Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations.

    As part of its evaluation of potential borrowers, Countrywide Home Loans generally requires a description of income. If required by its underwriting guidelines, Countrywide Home Loans obtains employment verification providing current and historical income information and/or a telephonic employment confirmation. Such employment verification may be obtained, either through analysis of the prospective borrower's recent pay stub and/or W-2 forms for the most recent two years, relevant portions of the most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit relevant portions of their federal tax returns for the past two years.

    In assessing a prospective borrower's creditworthiness, Countrywide Home Loans may use FICO Credit Scores. "FICO Credit Scores" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. FICO Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan. FICO Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. Under Countrywide Home Loans' underwriting guidelines, borrowers possessing higher FICO Credit Scores, which indicate a more favorable credit history and who give Countrywide Home Loans the right to obtain the tax returns they filed for the preceding two years, may be eligible for Countrywide Home Loans' processing program (the "Preferred Processing Program").

    Periodically the data used by Countrywide Home Loans to complete the underwriting analysis may be obtained by a third party, particularly for mortgage loans originated through a loan correspondent or mortgage broker. In those instances, the initial determination as to whether a mortgage loan complies with Countrywide Home Loans' underwriting guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide Home Loans, the loan correspondent or mortgage broker. In addition, Countrywide Home Loans may acquire mortgage loans from approved correspondent lenders under a program pursuant to which Countrywide Home Loans delegates to the correspondent the obligation to underwrite the mortgage loans to Countrywide Home Loans' standards. Under these circumstances, the underwriting of a mortgage loan may not have been reviewed by Countrywide Home Loans before acquisition of the mortgage loan and the correspondent represents that Countrywide Home Loans' underwriting standards have been met. After purchasing mortgage loans under those circumstances, Countrywide Home Loans conducts a quality control review of a sample of the mortgage loans. The number of loans reviewed in the quality control process varies based on a variety of factors, including Countrywide Home Loans' prior experience with the correspondent lender and the results of the quality control review process itself.

    Countrywide Home Loans' underwriting standards are applied by or on behalf of Countrywide Home Loans to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower's monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance and mortgage insurance) to the borrower's monthly gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income" ratios) are within acceptable limits. If the prospective borrower has applied for an interest-only Six-Month LIBOR Loan, the interest component of the monthly mortgage expense is calculated based upon the initial interest rate plus 2%. If the prospective borrower has applied for a 3/1 Mortgage Loan or 3/27 Mortgage Loan and the Loan-to-Value Ratio is less than or equal to 75%, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate; if the Loan-to-Value Ratio exceeds 75%, the interest component of the monthly mortgage expense calculation is based on the initial loan interest rate plus 2%. If the prospective borrower has applied for a 5/1 Mortgage Loan, a 5/25 Mortgage Loan, a 7/1 Mortgage Loan, a 7/23 Mortgage Loan, a 10/1 Mortgage Loan or a 10/20 Mortgage Loan, the interest component of the monthly mortgage expense is calculated based on the initial loan interest rate. If the prospective borrower has applied for a Negative Amortization Loan, the interest component of the monthly housing expense calculation is based upon the greater of 4.25% and the fully indexed mortgage note rate at the time of loan application. If the prospective borrower has applied for a Hybrid Negative Amortization Loan, the monthly housing expense calculation is based upon an interest only payment at the initial note rate. The maximum acceptable debt-to-income ratio, which is determined on a loan-by-loan basis varies depending on a number of underwriting criteria, including the Loan-to-Value Ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the debt-to-income ratio guidelines, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide Home Loans' underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower. Additionally, Countrywide Home Loans does permit its adjustable rate mortgage loans, hybrid adjustable rate mortgage loans and negative amortization mortgage loans to be assumed by a purchaser of the related mortgaged property, so long as the mortgage loan is in its adjustable rate period (except for a 3/1 Mortgage Loan, which may be assumed during the fixed rate period) and the related purchaser meets Countrywide Home Loans' underwriting standards that are then in effect.

    Countrywide Home Loans may provide secondary financing to a borrower contemporaneously with the origination of a mortgage loan, subject to the following limitations: the Loan-to-Value Ratio of the senior (i.e., first) lien may not exceed 80% and the combined Loan-to-Value Ratio may not exceed 100%. Countrywide Home Loans' underwriting guidelines do not prohibit or otherwise restrict a borrower from obtaining secondary financing from lenders other than Countrywide Home Loans, whether at origination of the mortgage loan or thereafter.

    The nature of the information that a borrower is required to disclose and whether the information is verified depends, in part, on the documentation program used in the origination process. In general under the Full Documentation Loan Program (the "Full Documentation Program"), each prospective borrower is required to complete an application which includes information with respect to the applicant's assets, liabilities, income, credit history, employment history and other personal information. Self employed individuals are generally required to submit their two most recent federal income tax returns. Under the Full Documentation Program, the underwriter verifies the information contained in the application relating to employment, income, assets and mortgages.

    A prospective borrower may be eligible for a loan approval process that limits or eliminates Countrywide Home Loans' standard disclosure or verification requirements or both. Countrywide Home Loans offers the following documentation programs as alternatives to its Full Documentation Program: an Alternative Documentation Loan Program (the "Alternative Documentation Program"), a Reduced Documentation Loan Program (the "Reduced Documentation Program"), a CLUES Plus Documentation Loan Program (the "CLUES Plus Documentation Program"), a No Income/No Asset Documentation Loan Program (the "No Income/No Asset Documentation Program"), a Stated Income/Stated Asset Documentation Loan Program (the "Stated Income/Stated Asset Documentation Program") and a Streamlined Documentation Loan Program (the "Streamlined Documentation Program").

    For all mortgage loans originated or acquired by Countrywide Home Loans, Countrywide Home Loans obtains a credit report relating to the applicant from a credit reporting company. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

    Except with respect to the mortgage loans originated pursuant to its Streamlined Documentation Program, whose values were confirmed with a Fannie Mae proprietary automated valuation model, Countrywide Home Loans obtains appraisals from independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgaged property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

    Countrywide Home Loans requires title insurance on all of its mortgage loans secured by first-liens on real property. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less.

    In addition to Countrywide Home Loans' standard underwriting guidelines (the "Standard Underwriting Guidelines"), which are consistent in many respects with the guidelines applied to mortgage loans purchased by Fannie Mae and Freddie Mac, Countrywide Home Loans uses underwriting guidelines featuring expanded criteria (the "Expanded Underwriting Guidelines"). The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines are described further under the next two headings.

    Standard Underwriting Guidelines

    Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $1,000,000, up to 65% for mortgage loans with original principal balances of up to $1,500,000, and up to 60% for mortgage loans with original principal balances of up to $2,000,000.

    For cash-out refinance mortgage loans, Countrywide Home Loans' Standard Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 75% and original principal balances ranging up to $650,000. The maximum "cash-out" amount permitted is $200,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Countrywide Home Loans if the borrower retains an amount greater than the lesser of 2% of the entire amount of the proceeds from the refinancing of the existing loan or $2,000.

    Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 80% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Standard Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 75% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

    Under its Standard Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

    In connection with the Standard Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Program, the CLUES Plus Documentation Program or the Streamlined Documentation Program.

    The Alternative Documentation Program permits a borrower to provide W-2 forms instead of tax returns covering the most recent two years, permits bank statements in lieu of verification of deposits and permits alternative methods of employment verification.

    Under the Reduced Documentation Program, some underwriting documentation concerning income, employment and asset verification is waived. Countrywide Home Loans obtains from a prospective borrower either a verification of deposit or bank statements for the two-month period immediately before the date of the mortgage loan application or verbal verification of employment. Since information relating to a prospective borrower's income and employment is not verified, the borrower's debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application. The maximum Loan-to-Value Ratio ranges up to 95%.

    The CLUES Plus Documentation Program permits the verification of employment by alternative means, if necessary, including verbal verification of employment or reviewing paycheck stubs covering the pay period immediately prior to the date of the mortgage loan application. To verify the borrower's assets and the sufficiency of the borrower's funds for closing, Countrywide Home Loans obtains deposit or bank account statements from each prospective borrower for the month immediately prior to the date of the mortgage loan application. Under the CLUES Plus Documentation Program, the maximum Loan-to-Value Ratio is 75% and property values may be based on appraisals comprising only interior and exterior inspections. Cash-out refinances and investor properties are not permitted under the CLUES Plus Documentation Program.

    The Streamlined Documentation Program is available for borrowers who are refinancing an existing mortgage loan that was originated or acquired by Countrywide Home Loans provided that, among other things, the mortgage loan has not been more than 30 days delinquent in payment during the previous twelve-month period. Under the Streamlined Documentation Program, appraisals are obtained only if the loan amount of the loan being refinanced had a Loan-to-Value Ratio at the time of origination in excess of 80% or if the loan amount of the new loan being originated is greater than $650,000. In addition, under the Streamlined Documentation Program, a credit report is obtained but only a limited credit review is conducted, no income or asset verification is required, and telephonic verification of employment is permitted. The maximum Loan-to-Value Ratio under the Streamlined Documentation Program ranges up to 95%.

    Expanded Underwriting Guidelines

    Mortgage loans which are underwritten pursuant to the Expanded Underwriting Guidelines may have higher Loan-to-Value Ratios, higher loan amounts and different documentation requirements than those associated with the Standard Underwriting Guidelines. The Expanded Underwriting Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

    Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $650,000, up to 80% for mortgage loans with original principal balances of up to $1,000,000, up to 75% for mortgage loans with original principal balances of up to $1,500,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. Under certain circumstances, however, Countrywide Home Loans' Expanded Underwriting Guidelines allow for Loan-to-Value Ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

    For cash-out refinance mortgage loans, Countrywide Home Loans' Expanded Underwriting Guidelines for mortgage loans with non-conforming original principal balances generally allow Loan-to-Value Ratios at origination of up to 90% and original principal balances ranging up to $1,500,000. The maximum "cash-out" amount permitted is $400,000 and is based in part on the original Loan-to-Value Ratio of the related mortgage loan.

    Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on owner occupied properties of up to 100% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii). On second homes, Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination of up to 95% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii). Countrywide Home Loans' Expanded Underwriting Guidelines for conforming balance mortgage loans generally allow Loan-to-Value Ratios at origination on investment properties of up to 90% on 1 unit properties with principal balances up to $417,000 ($625,500 in Alaska and Hawaii) and 2 unit properties with principal balances up to $533,850 ($800,775 in Alaska and Hawaii) and up to 85% on 3 unit properties with principal balances of up to $645,300 ($967,950 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $801,950 ($1,202,925 in Alaska and Hawaii).

    Under its Expanded Underwriting Guidelines, Countrywide Home Loans generally permits a debt-to-income ratio based on the borrower's monthly housing expenses of up to 36% and a debt-to-income ratio based on the borrower's total monthly debt of up to 40%; provided, however, that if the Loan-to-Value Ratio exceeds 80%, the maximum permitted debt-to-income ratios are 33% and 38%, respectively.

    In connection with the Expanded Underwriting Guidelines, Countrywide Home Loans originates or acquires mortgage loans under the Full Documentation Program, the Alternative Documentation Program, the Reduced Documentation Loan Program, the No Income/No Asset Documentation Program and the

Stated Income/Stated Asset Documentation Program. Neither the No Income/No Asset Documentation Program nor the Stated Income/Stated Asset Documentation Program is available under the Standard Underwriting Guidelines.

    The same documentation and verification requirements apply to mortgage loans documented under the Alternative Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Alternative Documentation Program, mortgage loans that have been underwritten pursuant to the Expanded Underwriting Guidelines may have higher loan balances and Loan-to-Value Ratios than those permitted under the Standard Underwriting Guidelines.

    Similarly, the same documentation and verification requirements apply to mortgage loans documented under the Reduced Documentation Program regardless of whether the loan has been underwritten under the Expanded Underwriting Guidelines or the Standard Underwriting Guidelines. However, under the Reduced Documentation Program, higher loan balances and Loan-to-Value Ratios are permitted for mortgage loans underwritten pursuant to the Expanded Underwriting Guidelines than those permitted under the Standard Underwriting Guidelines. The maximum Loan-to-Value Ratio, including secondary financing, ranges up to 90%. The borrower is not required to disclose any income information for some mortgage loans originated under the Reduced Documentation Program, and accordingly debt-to-income ratios are not calculated or included in the underwriting analysis. The maximum Loan-to-Value Ratio, including secondary financing, for those mortgage loans ranges up to 85%.

    Under the No Income/No Asset Documentation Program, no documentation relating to a prospective borrower's income, employment or assets is required and therefore debt-to-income ratios are not calculated or included in the underwriting analysis, or if the documentation or calculations are included in a mortgage loan file, they are not taken into account for purposes of the underwriting analysis. This program is limited to borrowers with excellent credit histories. Under the No Income/No Asset Documentation Program, the maximum Loan-to-Value Ratio, including secondary financing, ranges up to 95%. Mortgage loans originated under the No Income/No Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

    Under the Stated Income/Stated Asset Documentation Program, the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower's employment and that the stated assets are consistent with the borrower's income. The Stated Income/Stated Asset Documentation Program permits maximum Loan-to-Value Ratios up to 90%. Mortgage loans originated under the Stated Income/Stated Asset Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

    Under the Expanded Underwriting Guidelines, Countrywide Home Loans may also provide mortgage loans to borrowers who are not U.S. citizens, including permanent and non-permanent residents. The borrower is required to have a valid U.S. social security number or a certificate of foreign status (IRS form W-8). The borrower's income and assets must be verified under the Full Documentation Program or the Alternative Documentation Program. The maximum Loan-to-Value Ratio, including secondary financing, is 80%.

Wells Fargo Bank

    Wells Fargo Bank is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank.

    Wells Fargo Bank originates or acquires various types of residential mortgage loans, including the following:

            (1) Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A Prime" mortgage loans ("Alt-A Prime Fixed-Rate Loans");

            (2) Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A Prime" mortgage loans ("Alt-A Prime Adjustable-Rate Loans" and together with the Alt-A Prime Fixed Rate Loans, the "Alt-A Prime Loans");

            (3) Fixed-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A Minus" mortgage loans ("Alt-A Minus Fixed-Rate Loans"); and

            (4) Adjustable-rate mortgage loans having original terms to maturity of approximately fifteen years to approximately forty years, and which mortgage loans were originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A Minus" mortgage loans ("Alt-A Minus Adjustable-Rate Loans" and together with the Alt-A Minus Fixed Rate Loans, the "Alt-A Minus Loans").

    From and including 1996 and through 2006, Wells Fargo Bank and its affiliates and predecessors originated or acquired a total of $2.461 trillion of residential mortgage loans, which include the types of mortgage loans listed above as well as other types of residential mortgage loans originated or acquired by Wells Fargo Bank and its affiliates and predecessors. The table below sets forth for each of the periods indicated the number and aggregate original principal balance of mortgage loans originated or acquired by Wells Fargo Bank (other than any mortgage loans sold to Fannie Mae, Freddie Mac and Federal Home Loan Banks or mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs) for each of the different "asset types" set forth in the table:


                                                     2004                            2005                            2006
                                               ------------------              ------------------             -----------------
                                               Aggregate Original              Aggregate Original             Aggregate Original
                                      No. of       Principal         No. of        Principal         No. of     Principal
            Asset Type                Loans     Balance of Loans     Loans      Balance of Loans     Loans     Balance of Loans
----------------------------------    -----     ----------------     ------     ----------------     -----     ----------------
Alt-A Prime Fixed-Rate Loans           1,982         $364,734,875     2,445          $556,193,433     5,320      $1,209,020,397
Alt-A Prime Adjustable-Rate Loans*         0                $0.00         0                 $0.00     1,220        $420,962,607
Alt-A Minus Fixed-Rate Loans          10,506       $1,711,167,964    24,630        $4,499,161,624    23,218      $4,343,902,519
Alt-A Minus Adjustable-Rate Loans     12,876       $2,858,098,653     8,143        $1,772,154,001     1,413        $293,559,837

-------------------
* Note: All of the mortgage loans previously reported under "Alt-A Prime Adjustable Rate Loans" for 2004 and 2005 were "prime" investment property mortgage loans. In 2006, consistent with a change in its underwriting guidelines, Wells Fargo Bank changed the classification of "prime" investment property mortgage loans so that such mortgage loans are classified with other adjustable rate mortgage loans originated under Wells Fargo Bank's "prime" underwriting guidelines and are now reported under that "asset type" for all periods shown.)

    Mortgage Loan Production Sources

    Wells Fargo Bank originates and acquires mortgage loans through a network of retail, wholesale, and correspondent offices located throughout all 50 states, the District of Columbia and the territories of the United States. Wells Fargo Bank also receives applications for home mortgage loans on toll-free telephone numbers that can be called from anywhere in the United States. Wells Fargo Bank also provides information and accepts applications through the internet.

    The following are Wells Fargo Bank's primary sources of mortgage loan originations: (i) direct contact with prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank or borrowers referred by borrowers with mortgage loans currently serviced by Wells Fargo Bank), (ii) referrals from realtors, other real estate professionals and prospective borrowers, (iii) referrals from selected corporate clients, (iv) referrals from or originations by Wells Fargo Bank's Private Mortgage Banking division (including referrals from the private banking group of Wells Fargo Bank and other affiliated banks), which specializes in providing services to individuals meeting certain earnings, liquidity or net worth parameters, (v) referrals from or originations by several joint ventures into which Wells Fargo Bank, through its wholly owned subsidiary, Wells Fargo Ventures, LLC, has entered with realtors and banking institutions (the "Joint Ventures") and (vi) referrals from mortgage brokers and similar entities. In addition to its own mortgage loan originations, Wells Fargo Bank acquires qualifying mortgage loans from other unaffiliated originators ("Correspondents"). See "--Acquisition of Mortgage Loans from Correspondents" below. The relative contribution of each of these sources to Wells Fargo Bank's origination business, measured by the volume of loans generated, tends to fluctuate over time.

    Wells Fargo Ventures, LLC owns at least a 50% interest in each of the Joint Ventures, with the remaining ownership interest in each being owned by a realtor or a banking institution having significant contact with potential borrowers. Mortgage loans that are originated by Joint Ventures in which Wells Fargo Bank's partners are realtors are generally made to finance the acquisition of properties marketed by such Joint Venture partners. Applications for mortgage loans originated through Joint Ventures are generally taken by Joint Venture employees and underwritten by Wells Fargo Bank in accordance with its standard underwriting criteria. Such mortgage loans are then closed by the Joint Ventures in their own names and subsequently purchased by Wells Fargo Bank or affiliates of Wells Fargo Bank.

    Wells Fargo Bank may directly contact prospective borrowers (including borrowers with mortgage loans currently serviced by Wells Fargo Bank) through general solicitations. Such solicitations are made through mass mailings and television, radio and print advertisements.

    A majority of Wells Fargo Bank's corporate clients are companies that sponsor relocation programs for their employees and in connection with which Wells Fargo Bank provides mortgage financing. Eligibility for a relocation loan is based, in general, on an employer's providing financial assistance to the relocating employee in connection with a job-required move. Although subsidy loans are typically generated through such corporate-sponsored programs, the assistance extended by the employer need not necessarily take the form of a loan subsidy. Not all relocation loans are generated by Wells Fargo Bank through referrals from its corporate clients; some relocation loans are generated as a result of referrals from mortgage brokers and similar entities and others are generated through Wells Fargo Bank's acquisition of mortgage loans from other originators. Also among Wells Fargo Bank's corporate clients are various professional associations. These associations, as well as the other corporate clients, promote the availability of a broad range of Wells Fargo Bank mortgage products to their members or employees, including refinance loans, second-home loans and investment-property loans.

    Acquisition of Mortgage Loans from Correspondents

    In order to qualify for participation in Wells Fargo Bank's mortgage loan purchase programs, lending institutions must (i) meet and maintain certain net worth and other financial standards, (ii) demonstrate experience in originating residential mortgage loans, (iii) meet and maintain certain operational standards, (iv) evaluate each loan offered to Wells Fargo Bank for consistency with Wells Fargo Bank's underwriting guidelines and represent that each loan was underwritten in accordance with Wells Fargo Bank standards and (v) utilize the services of qualified appraisers.

    The contractual arrangements with Correspondents may involve the commitment by Wells Fargo Bank to accept delivery of a certain dollar amount of mortgage loans over a period of time. This commitment may be satisfied either by delivery of mortgage loans one at a time or in multiples as aggregated by the Correspondent. The contractual arrangements with Correspondents may also involve the delegation of all underwriting functions to such Correspondents ("Delegated Underwriting"), which will result in Wells Fargo Bank not performing any underwriting functions prior to acquisition of the loan but instead relying on such Correspondents' representations and, in the case of bulk purchase acquisitions from such Correspondents, Wells Fargo Bank's post-purchase reviews of samplings of mortgage loans acquired from such Correspondents regarding the Correspondents' compliance with Wells Fargo Bank's underwriting standards. In all instances, however, acceptance by Wells Fargo Bank is contingent upon the loans being found to satisfy Wells Fargo Bank's program standards. Wells Fargo Bank may also acquire mortgage loans in negotiated transactions under which the mortgage loans may have been originated by the seller or another third party according to underwriting standards that may have varied materially from Wells Fargo Bank's general or modified underwriting standards.

    Mortgage Loan Underwriting

    The Mortgage Loans have been underwritten in accordance with one or more of the following: (i) Wells Fargo Bank's "general" underwriting standards, (ii) Wells Fargo Bank's modified underwriting standards that have been applied in the underwriting of mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program, and (iii) the underwriting standards of participants in Wells Fargo Bank's non-agency conduit program.

    General Standards

    Wells Fargo Bank's underwriting standards are applied by or on behalf of Wells Fargo Bank to evaluate the applicant's credit standing and ability to repay the loan, as well as the value and adequacy of the mortgaged property as collateral. The underwriting standards that guide the determination represent a balancing of several factors that may affect the ultimate recovery of the loan amount, including, among others, the amount of the loan, the ratio of the loan amount to the property value (i.e., the lower of the appraised value of the mortgaged property and the purchase price), the borrower's means of support and the borrower's credit history. Wells Fargo Bank's guidelines for underwriting may vary according to the nature of the borrower or the type of loan, since differing characteristics may be perceived as presenting different levels of risk. With respect to certain Mortgage Loans, the originators of such loans may have contracted with unaffiliated third parties to perform the underwriting process.

    Wells Fargo Bank supplements the mortgage loan underwriting process with either its own proprietary scoring system or scoring systems developed by third parties such as Freddie Mac's Loan Prospector, Fannie Mae's Desktop Underwriter or scoring systems developed by private mortgage insurance companies. These scoring systems assist Wells Fargo Bank in the mortgage loan approval process by providing consistent, objective measures of borrower credit and certain loan attributes. Such objective measures are then used to evaluate loan applications and assign each application a "Mortgage Score."

    The portion of the Mortgage Score related to borrower credit history is generally based on computer models developed by a third party. These models evaluate information available from three major credit reporting bureaus regarding historical patterns of consumer credit behavior in relation to default experience for similar types of borrower profiles. A particular borrower's credit patterns are then considered in order to derive a "FICO Score" which indicates a level of default probability over a two-year period.

    The Mortgage Score is used to determine the type of underwriting process and which level of underwriter will review the loan file. For transactions which are determined to be low-risk transactions, based upon the Mortgage Score and other parameters (including the mortgage loan production source), the lowest underwriting authority is generally required. For moderate and higher risk transactions, higher level underwriters and a full review of the mortgage file are generally required. Borrowers who have a satisfactory Mortgage Score (based upon the mortgage loan production source) are generally subject to streamlined credit review (which relies on the scoring process for various elements of the underwriting assessments). Such borrowers may also be eligible for a reduced documentation program and are generally permitted a greater latitude in the application of borrower debt-to-income ratios.

    With respect to all mortgage loans underwritten by Wells Fargo Bank, Wells Fargo Bank's underwriting of a mortgage loan may be based on data obtained by parties other than Wells Fargo Bank that are involved at various stages in the mortgage origination or acquisition process. This typically occurs under circumstances in which loans are subject to an alternative approval process, as when Correspondents, certain mortgage brokers or similar entities that have been approved by Wells Fargo Bank to process loans on its behalf, or independent contractors hired by Wells Fargo Bank to perform underwriting services on its behalf ("contract underwriters") make initial determinations as to the consistency of loans with Wells Fargo Bank underwriting guidelines. Wells Fargo Bank may also permit these third parties to utilize scoring systems in connection with their underwriting process. The underwriting of mortgage loans acquired by Wells Fargo Bank pursuant to a Delegated Underwriting arrangement with a Correspondent is not reviewed prior to acquisition of the mortgage loan by Wells Fargo Bank although the mortgage loan file is reviewed by Wells Fargo Bank to confirm that certain documents are included in the file. In addition, in order to be eligible to sell mortgage loans to Wells Fargo Bank pursuant to a Delegated Underwriting arrangement, the originator must meet certain requirements including, among other things, certain quality, operational and financial guidelines. See "--Acquisition of Mortgage Loans from Correspondents" above.

    A prospective borrower applying for a mortgage loan is required to complete a detailed application. The loan application elicits pertinent information about the applicant, with particular emphasis on the applicant's financial health (assets, liabilities, income and expenses), the property being financed and the type of loan desired. A self-employed applicant may be required to submit his or her most recent signed federal income tax returns. With respect to every applicant, credit reports are obtained from commercial reporting services, summarizing the applicant's credit history with merchants and lenders. Generally, significant unfavorable credit information reported by the applicant or a credit reporting agency must be explained by the applicant. The credit review process generally is streamlined for borrowers with a qualifying Mortgage Score.

    Verifications of employment, income, assets or mortgages may be used to supplement the loan application and the credit report in reaching a determination as to the applicant's ability to meet his or her monthly obligations on the proposed mortgage loan, as well as his or her other mortgage payments (if any), living expenses and financial obligations. A mortgage verification involves obtaining information regarding the borrower's payment history with respect to any existing mortgage the applicant may have. This verification is accomplished by either having the present lender complete a verification of mortgage form, evaluating the information on the credit report concerning the applicant's payment history for the existing mortgage, communicating, either verbally or in writing, with the applicant's present lender or analyzing cancelled checks provided by the applicant. Verifications of income, assets or mortgages may be waived under certain programs offered by Wells Fargo Bank, but Wells Fargo Bank's underwriting guidelines require, in most instances, a verbal or written verification of employment to be obtained. In some cases, employment histories may be obtained through one of various employment verification sources, including the borrower's employer, employer-sponsored web sites, or third-party services specializing in employment verifications. In addition, the loan applicant may be eligible for a loan approval process permitting reduced documentation. The above referenced reduced documentation options and waivers limit the amount of documentation required for an underwriting decision and have the effect of increasing the relative importance of the credit report and the appraisal. Documentation requirements vary based upon a number of factors, including the purpose of the loan, the amount of the loan, the ratio of the loan amount to the property value and the mortgage loan production source. Wells Fargo Bank accepts alternative methods of verification, in those instances where verifications are part of the underwriting decision; for example, salaried income may be substantiated either by means of a form independently prepared and signed by the applicant's employer or by means of the applicant's most recent paystub and/or W-2. Loans underwritten using alternative verification methods are considered by Wells Fargo Bank to have been underwritten with "full documentation." In cases where two or more persons have jointly applied for a mortgage loan, the gross incomes and expenses of all of the applicants, including nonoccupant co-borrowers, are combined and considered as a unit.

    In general, borrowers applying for loans must demonstrate that the ratio of their total monthly debt to their monthly gross income does not exceed a certain maximum level. Such maximum level varies depending on a number of factors including Loan-to-Value Ratio, a borrower's credit history, a borrower's liquid net worth, the potential of a borrower for continued employment advancement or income growth, the ability of the borrower to accumulate assets or to devote a greater portion of income to basic needs such as housing expense, a borrower's Mortgage Score and the type of loan for which the borrower is applying. These calculations are based on the amortization schedule and the interest rate of the related loan, with the ratio being computed on the basis of the proposed monthly mortgage payment. In the case of adjustable-rate mortgage loans, the interest rate used to determine a borrower's total debt for purposes of such ratio may, in certain cases, be the initial mortgage interest rate or another interest rate, which, in either case, is lower than the sum of the index rate that would have been applicable at origination plus the applicable margin. In evaluating applications for subsidy loans and buy-down Loans, the ratio is determined by including in the applicant's total monthly debt the proposed monthly mortgage payment reduced by the amount expected to be applied on a monthly basis under the related subsidy agreement or buy-down agreement or, in certain cases, the mortgage payment that would result from an interest rate lower than the mortgage interest rate but higher than the effective rate to the borrower as a result of the subsidy agreement or the buy-down agreement. In the case of the mortgage loans of certain applicants referred by Wells Fargo Bank's Private Mortgage Banking division, qualifying income may be based on an "asset dissipation" approach under which future income is projected from the assumed liquidation of a portion of the applicant's specified assets. In evaluating an application with respect to a "non-owner-occupied" property, which Wells Fargo Bank defines as a property leased to a third party by its owner (as distinct from a "second home," which Wells Fargo Bank defines as an owner-occupied, non-rental property that is not the owner's principal residence), Wells Fargo Bank will include projected rental income net of certain borrower obligations and other assumed expenses or loss from such property to be included in the applicant's monthly gross income or total monthly debt in calculating the foregoing ratio. A mortgage loan secured by a two-to-four-family Mortgaged Property is considered to be an owner-occupied property if the borrower occupies one of the units; rental income on the other units is generally taken into account in evaluating the borrower's ability to repay the mortgage loan. Wells Fargo Bank permits debt-to-income ratios to exceed guidelines when the applicant has documented compensating factors for exceeding ratio guidelines such as documented excess funds in reserves after closing, a history of making a similar sized monthly debt payment on a timely basis, substantial residual income after monthly obligations are met, evidence that ratios will be reduced shortly after closing when a financed property under contract for sale is sold, or additional income has been verified for one or more applicants that is ineligible for consideration as qualifying income.

    Secondary financing may be provided by Wells Fargo Bank, any of its affiliates or other lenders simultaneously with the origination of the first lien mortgage loan. Wells Fargo Bank or one of its affiliates may provide such secondary financing in the form of a flexible home equity line of credit, the available balance under which may increase on a quarterly basis by one dollar for each dollar applied in payment of the principal balance of the first lien mortgage loan during the preceding quarter (any such loan, a "Home Asset ManagementSM Account Loan"). In addition, the available balance of such line of credit may be eligible for increase on an annual basis by one dollar for each dollar, if any, by which the value of the related Mortgaged Property has increased over the prior year, as determined pursuant to a statistically derived home price index. The payment obligations under both primary and secondary financing are included in the computation of the debt-to-income ratio, and the combined amount of primary and secondary loans will be used to calculate the combined loan-to-value ratio. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after origination of the first lien mortgage loan.

    Mortgage Loans will not generally have had at origination a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan at origination to the lesser of (i) the appraised value of the related Mortgaged Property, as established by an appraisal obtained by the originator generally no more than four months prior to origination (or, with respect to newly constructed properties, no more than twelve months prior to origination), or (ii) the sale price for such property. In some instances, the Loan-to-Value Ratio may be based on an appraisal that was obtained by the originator more than four months prior to origination, provided that (i) an appraisal update is obtained and (ii) the original appraisal was obtained no more than twelve months prior to origination. For the purpose of calculating the Loan-to-Value Ratio of any Mortgage Loan that is the result of the refinancing (including a refinancing for "equity take out" purposes) of an existing mortgage loan, the appraised value of the related Mortgaged Property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan. In connection with certain of its mortgage originations, Wells Fargo Bank currently obtains appraisals through Valuation Information Technology, LLC (doing business as RELS Valuation) ("RELS"), an entity jointly owned by an affiliate of Wells Fargo Bank and an unaffiliated third party. The "Combined Loan-to-Value Ratio" or "CLTV" is the ratio, expressed as a percentage, of (i) the principal amount of the Mortgage Loan at origination plus (a) any junior mortgage encumbering the related Mortgaged Property originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan or
(b) the total amount of any home equity line of credit originated by Wells Fargo Bank or of which Wells Fargo Bank has knowledge at the time of the origination of the Mortgage Loan, over (ii) the lesser of (a) the appraised value of the related Mortgaged Property at origination or (b) the sales price for such property.

    The appraisal of any Mortgaged Property reflects the individual appraiser's judgment as to value, based on the market values of comparable homes sold within the recent past in comparable nearby locations and on the estimated replacement cost. The appraisal relates both to the land and to the structure; in fact, a significant portion of the appraised value of a Mortgaged Property may be attributable to the value of the land rather than to the residence. Because of the unique locations and special features of certain Mortgaged Properties, identifying comparable properties in nearby locations may be difficult. The appraised values of such Mortgaged Properties will be based to a greater extent on adjustments made by the appraisers to the appraised values of reasonably similar properties rather than on objectively verifiable sales data.

    Wells Fargo Bank originates mortgage loans with Loan-to-Value Ratios in excess of 80% either with or without the requirement to obtain primary mortgage insurance. In cases for which such primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loan as set forth in the following table (the "Prime Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the borrower or other persons involved in such origination) from an approved primary mortgage insurance company until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

    The Prime Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios are as follows:


                     Prime Coverage Percentages

                          Category I Prime     Category II Prime
Loan-to-Value Ratios       Mortgage Loans       Mortgage Loans
--------------------       ---------------      ---------------
  95.01% to 97.00%               30%                   25%
  90.01% to 95.00%               30%                   25%
  85.01% to 90.00%               25%                   12%
  80.01% to 85.00%               12%                    6%

    "Category I Prime Mortgage Loans" includes fixed rate Mortgage Loans with terms to maturity of 25 or 30 years, Balloon Loans amortized over 30 years but with 5 or 7 year terms to maturity and adjustable rate Mortgage Loans with terms to maturity of 30 years and fixed interest rate periods of 5, 7 or 10 years from origination.

    "Category II Prime Mortgage Loans" includes fixed rate Mortgage Loans with terms to maturity of 10, 15 or 20 years.

    In cases for which such primary mortgage insurance is not obtained, loans having Loan-to-Value Ratios exceeding 80% are required to be secured by primary residences or second homes (excluding Cooperatives). Generally, each loan originated without primary mortgage insurance will have been made at an interest rate that was higher than the rate would have been had the Loan-to-Value Ratios been 80% or less or had primary mortgage insurance been obtained.

    Except as described below, Mortgage Loans will generally be covered by an appropriate standard form American Land Title Association title insurance policy, or a substantially similar policy or form of insurance acceptable to Fannie Mae or Freddie Mac.

    Modified Standards

    In comparison to Wells Fargo Bank's "general" underwriting standards described above, the underwriting standards applicable to mortgage loans under Wells Fargo Bank's "alternative" mortgage loan underwriting program permit different underwriting criteria, additional types of mortgaged properties or categories of borrowers such as "foreign nationals" without a FICO Score who hold certain types of visas and have acceptable credit references (such Mortgage Loans, "Foreign National Loans"), and include certain other less restrictive parameters. Generally, relative to the "general" underwriting standards, these standards include higher loan amounts, higher maximum Loan-to-Value Ratios, higher maximum "combined" Loan-to-Value Ratios (in each case, relative to Mortgage Loans with otherwise similar characteristics) in cases of simultaneous primary and secondary financings, less restrictive requirements for "equity take out" refinancings, the removal of limitations on the number of permissible mortgage loans that may be extended to one borrower financing a primary residence and the ability to originate mortgage loans with Loan-to-Value Ratios in excess of 80% without the requirement to obtain primary mortgage insurance if such loans are secured by cooperatives or investment properties.

    On July 10, 2006, Wells Fargo Bank implemented new expanded financing solutions for underwriting their "alternative" mortgage loans (the "EFA Program"). Under the EFA Program, mortgage loans are divided into two general categories, "Alt-A Prime" and "Alt-A Minus." Borrower and mortgage loan characteristics will determine whether a mortgage loan falls within the Alt-A Prime or Alt-A Minus category. The differences between these categories are discussed in this prospectus supplement under the heading "The Original Loan Sellers." All "alternative" mortgage loans originated by Wells Fargo Bank on and after July 10, 2006, were originated under the EFA Program guidelines. Unless otherwise specified, the descriptions contained under the heading "The Original Loan Sellers" in this prospectus supplement are applicable to loans originated before and after the implementation of the EFA Program.

    For mortgage loans originated under the EFA Program, if the property is a second home or investment property, the borrower is not permitted to finance more than six one-to-four family residences (including the borrower's primary residence) with Wells Fargo Bank. If the property is a primary residence, there is no limitation on the number of one-to-four-family residences that a borrower may finance with Wells Fargo Bank.

    Generally, Wells Fargo Bank originates Alt-A Prime Loans with the requirement to obtain primary mortgage insurance and Alt-A Minus Loans either with or without the requirement to obtain primary mortgage insurance. For Alt-A Prime Loans the primary insurance is paid by the borrower and for Alt-A Minus Loans the primary mortgage insurance is paid by Wells Fargo Bank. In cases where primary mortgage insurance is obtained, the percentage of the unpaid principal balances of the mortgage loans as set forth in the following table (the "Alt-A Coverage Percentage") will be covered by primary mortgage insurance (subject to certain standard policy exclusions for default arising from, among other things, fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the borrower or other persons involved in such origination) from an approved primary mortgage insurance company, typically until the unpaid principal balance of the Mortgage Loan is reduced to an amount that will result in a Loan-to-Value Ratio less than or equal to 80%.

    The Alt-A Coverage Percentages generally required by Wells Fargo Bank at various levels of Loan-to-Value Ratios and documentation types are as follows:


                           Alt-A Coverage Percentages

                                                       Category I         Category II
Loan-to-Value Ratios     Documentation Types        Mortgage Loans     Mortgage Loans
--------------------   -------------------------    --------------    -------------------
97.01% to 100.00%          Full documentation             35%         35% for Alt-A Minus
                                                                      30% for Alt-A Prime
95.01% to 97.00%           Full documentation             30%                 25%
90.01% to 95.00%        All documentation levels          30%                 25%
85.01% to 90.00%        All documentation levels          25%                 12%
80.01% to 85.00%        All documentation levels          12%                 6%

    "Category I Alt-A Mortgage Loans" includes Mortgage Loans with terms to maturity in excess of 20 years.

    "Category II Alt-A Mortgage Loans" includes Mortgage Loans with terms to maturity of less than or equal to 20 years.

    Under a program available to eligible borrowers who meet certain underwriting criteria and for which program a minimum downpayment of only 3% is required, mortgage loans may be originated with Loan-to-Value Ratios between 95.01% and 97% with the application of less restrictive maximum qualifying ratios of borrower monthly housing debt or total monthly debt obligations to borrower monthly income and reduced minimum requirements for primary mortgage insurance coverage ("3% Solution Loans").

    With respect to mortgaged property types, mortgage loans may be secured by shares in cooperative housing corporations, manufactured homes, investment properties permitted under less stringent guidelines, condotels (features of which may include maid service, a front desk or resident manager, rental pools and up to 20% of commercial space), and the mortgaged properties may represent an unusually high percentage of land vs. structure or have other unique characteristics.

    In connection with its "Mortgage Express alternative-A" program ("Alt-A Minus"), which was in effect prior to July 10, 2006, Wells Fargo Bank established classifications with respect to the credit profile of the applicant, and each loan was placed into one of thirteen credit levels denoted as "F9 through F1," with certain levels subdivided by Stated Reduced, as described in the table below. Terms of mortgage loans originated by Wells Fargo Bank under the Alt-A Minus program, as well as maximum loan-to-value ratios, vary depending on the credit level classification of the applicant. Loan applicants with less favorable credit profiles generally were restricted to consideration for loans with higher interest rates, lower maximum loan amounts and lower loan-to-value ratios than applicants with more favorable credit profiles. Except for loans originated under the "No Ratio" program, the maximum total debt to gross income ratio for each credit level is generally 50%. Subject to the consideration of certain compensating factors described below, the general criteria used by Wells Fargo Bank's underwriting staff in classifying loan applicants were as follows:

                                                                                                                      Maximum
                                                                                                                      Combine
  Credit                         Existing Mortgage                          Documentation         Credit Bureau        Loan to
  Level                              History                                    Type                  Score*        Value Ratio**
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F9            2 x 30; Mortgage or rent payments no more than 30 days    No documentation           700 or higher     95% CLTV @
              late at application time and a maximum of two 30-day                                                    LTV < 95%
              late payments in the last 12 months
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F8            2 x 30; Mortgage or rent payments no more than 30 days    No documentation                 660-699     95% CLTV @
              late at application time and a maximum of two 30-day                                                    LTV <95%
              late payments in the last 12 months
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F7            0 x 30; Mortgage or rent payments no more than 30 days    No documentation                 620-659     95% CLTV @
              late at application time and no 30-day late payments in                                                 LTV <95%
              the last 12 months
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F6            2 x 30; Mortgage or rent payments no more than 30 days    Stated with option of      700 or higher     95% CLTV @
              late at application time and a maximum of two 30-day      verification of assets;                       LTV <95%
              late payments in the last 12 months                       maximum debt-to-income
                                                                        ratio of 50%
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F6 Stated     1 x 30; Mortgage or rent payments no more than 30 days    Stated with option of      700 or higher     95% CLTV @
Reduced       late at application time and a maximum of one 30-day      verification of assets;                       LTV <80%
              late payment in the last 12 months                        maximum debt-to-income
                                                                        ratio of 50%
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F5            2 x 30; Mortgage or rent payments no more than 30 days    Stated with option of            660-699     95% CLTV @
              late at application time and a maximum of two 30-day      verification of assets;                       LTV <95%
              late payments in the last 12 months                       maximum debt-to-income
                                                                        ratio of 50%
----------    ------------------------------------------------------    -----------------------   -------------     -------------
F5 Stated     1 x 30; Mortgage or rent payments no more than 30 days    Stated with option of            660-699     95% CLTV @
Reduced       late at application time and a maximum of one 30-day      verification of assets;                       LTV <80%
              late payment in the last 12 months                        maximum debt-to-income
                                                                        ratio of 50%
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F4            0 x 30; Mortgage or rent payments no more than 30 days    Stated with option of            640-659     95% CLTV @
              late at application time and no 30-day late payments in   verification of assets;                       LTV <95%
              the last 12 months                                        maximum debt-to-income
                                                                        ratio of 50%
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F4 Stated     1 x 30; Mortgage or rent payments no more than 30 days    Stated with option of            640-659     95% CLTV @
Reduced       late at application time and a maximum of one 30-day      verification of assets;                       LTV <80%
              late payment in the last 12 months                        maximum debt-to-income
                                                                        ratio of 50%
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F3            0 x 30; Mortgage or rent payments no more than 30 days    Stated with option of            620-639     95% CLTV @
              late at application time and no 30-day late payments in   verification of assets;                       LTV <95%
              the last 12 months                                        maximum debt-to-income
                                                                        ratio of 50%
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F3 Stated     1 x 30; Mortgage or rent payments no more than 30 days    Stated with option of            620-639     95% CLTV @
Reduced       late at application time and a maximum of one 30-day      verification of assets;                       LTV <80%
              late payment in the last 12 months                        maximum debt-to-income
                                                                        ratio of 50%
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F2            2 x 30; Mortgage or rent payments no more than 30 days    No Ratio with option of    600 or higher     95% CLTV @
              late at application time and a maximum of two 30-day      verification of assets                        LTV <95%
              late payments in the last 12 months
----------    ------------------------------------------------------    -----------------------   --------------    -------------
F1            0 x 30; Mortgage or rent payments no more than 30 days    No Ratio with option of          620-659     95% CLTV @
              late at application time and no 30-day late payments in   verification of assets                        LTV <95%
              the last 12 months
----------    ------------------------------------------------------    -----------------------   --------------    -------------

--------------
* Lower of two, middle of three FICO Scores used. If only one FICO Score is obtained, then that score is used.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan, the level of documentation, the type of mortgaged property and whether or not the mortgaged property is owner-occupied. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related mortgage loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of a mortgage loan. 100% CLTV allowed when verification of assets option chosen, with loan amounts less than or equal to $500,000 and LTV less than or equal to 80%.

    For the purpose of assigning (a) the credit levels designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) were counted as a single late payment of such delinquency characterization and (b) the credit levels, other than those designated as Stated Reduced in the table above, consecutive monthly payments having the same delinquency characterization (e.g., 30-day late or 60-day late) are each counted as an additional occurrence of such delinquency characterization. Wells Fargo Bank used the foregoing categories and characteristics as guidelines only. On a case-by case basis, Wells Fargo Bank may have made the determination that the prospective borrower warrants loan parameters beyond those shown above based upon the presence of acceptable compensating factors. Examples of compensating factors include, but are not limited to, loan-to-value ratio, debt-to-income ratio, long-term stability of employment and/or residence, statistical credit scores, verified cash reserves or reduction in overall monthly expenses.

    The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program had loan terms of 15, 20 or 30 years and fully amortize over such terms. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program generally range from a minimum of $10,000 to a maximum of $1,000,000. Wells Fargo Bank generally did not originate or acquire any Mortgage Loans under the Alt-A Minus program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the Alt-A Minus program are generally secured by single-family detached residences, condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the Alt-A Minus program. Wells Fargo Bank may have, however, accepted mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

    The Alt-A Minus program includes No Ratio Loans, No Documentation Loans, Stated Loans and Stated Reduced Loans.

    Under the EFA Program, Wells Fargo Bank revised its underwriting program to include expanded credit score requirements and loan-to-value ratios and combined loan-to-value ratios, higher loan amounts and more documentation types and property types. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program include the following: Fixed Rate Loans with terms of 15, 20 or 30 years which fully amortize over such terms; 30- and 40-year Balloon Loans; and various types of Adjustable Rate Loans. The principal amounts of the Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program generally range from a minimum of $300,000 to a maximum of $6,000,000 for Alt-A Prime and from a minimum of $400,000 to a maximum of $4,000,000 for Alt-A Minus.

    To be eligible for Alt-A Prime, a borrower must have (i) a minimum FICO Score of 680 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60 days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no rolling late payments. To be eligible for Alt-A Minus, a borrower must have (i) a minimum FICO Score of 620 and (ii) a mortgage or rent history with (a) no mortgage or rent payments 30 days late at application time, (b) no mortgage or rent payments 60-days late in the last twelve months, (c) no more than two 30-day late mortgage or rent payments in the last twelve months and (d) no more than six rolling late payments for delinquencies no longer than 30 days. Wells Fargo Bank generally does not originate or acquire any Mortgage Loans under the EFA Program for which the Loan-to-Value Ratio at origination exceeds 100% or for which the combined loan-to-value ratio at origination exceeds 100% in the event of concurrent secondary financing. The Mortgage Loans originated or acquired by Wells Fargo Bank under the EFA Program are generally secured by single-family detached residences, planned unit developments, condotels, condominium units, unwarrantable condominium units or two-to-four-family residences, and such properties may or may not be occupied by the owner. It is Wells Fargo Bank's policy not to accept commercial properties or unimproved land as collateral for Mortgage Loans originated under the EFA Program. Wells Fargo Bank, will, however, accept mixed-use properties such as a property where more than 80% is used for residential purposes and the balance is used for commercial purposes.

    The EFA program includes No Ratio Loans with a borrower's option to have assets verified, Stated Loans with a borrower's option to have assets verified, Full Documentation Loans and No Documentation Loans.

    The following table sets forth the different documentation types, occupancy types, maximum loan amounts and maximum loan-to-value ratios and combined loan-to-value ratios for the Alt-A Prime and Alt-A Minus mortgage loans originated under the EFA Program:


                                                                                                       Maximum Combined
                                                                   Maximum Loan     Maximum Loan to     Loan to Value
Credit Level     Documentation Type          Occupancy Type         Amount          Value Ratio**          Ratio**
------------     ----------------------     ------------------     ------------     ---------------    ----------------
Alt-A Prime      Full Documentation         Owner occupied          $6,000,000             100%              100%
Alt-A Prime      Full Documentation         Second home             $6,000,000*            95%               100%
Alt-A Prime      Full Documentation         Non-owner occupied      $4,000,000             90%               100%
Alt-A Prime      Stated with option of      Owner occupied          $6,000,000             95%               100%
                 verification of assets
Alt-A Prime      Stated with option of      Second home             $6,000,000*            90%                90%
                 verification of assets
Alt-A Prime      Stated with option of      Non-owner occupied      $4,000,000             90%                90%
                 verification of assets
Alt-A Prime      No Ratio with option       Owner occupied          $4,000,000             95%               100%
                 of verification of
                 assets
Alt-A Prime      No Ratio with option       Second home             $4,000,000*            90%                90%
                 of verification of
                 assets
Alt-A Prime      No Ratio with option       Non-owner occupied      $3,000,000             90%                90%
                 of verification of
                 assets
Alt-A Prime      No Documentation           Owner occupied          $3,000,000             95%                95%
Alt-A Prime      No Documentation           Second home             $3,000,000             80%                80%
Alt-A Prime      No Documentation           Non-owner occupied      $1,000,000             75%                75%
Alt-A Minus      Full Documentation         Owner occupied          $4,000,000             100%              100%
Alt-A Minus      Full Documentation         Second home             $4,000,000             95%               100%
Alt-A Minus      Full Documentation         Non-owner occupied      $3,000,000             90%               100%
Alt-A Minus      Stated with option of      Owner occupied          $4,000,000             95%               100%
                 verification of assets
Alt-A Minus      Stated with option of      Second home             $2,000,000             90%                90%
                 verification of assets
Alt-A Minus      Stated with option of      Non-owner occupied      $2,000,000             90%                90%
                 verification of assets
Alt-A Minus      No ratio with option       Owner occupied          $4,000,000             95%               100%
                 of verification of
                 assets
Alt-A Minus      No ratio with option       Second home             $2,000,000*            90%                90%
                 of verification of
                 assets
Alt-A Minus      No ratio with option       Non-owner occupied      $1,000,000             90%                90%
                 of verification of
                 assets
Alt-A Minus      No Documentation           Owner occupied          $2,000,000             95%                95%
Alt-A Minus      No Documentation           Second home             $2,000,000*            75%                75%
Alt-A Minus      No Documentation           Non-owner occupied       $750,000              75%                75%

--------

* The maximum loan amounts are subject to downward adjustment based upon certain factors including property type and purpose of the mortgage loan.

** The maximum loan-to-value ratios and combined loan-to-value ratios are subject to downward adjustment based upon a number of factors including without limitation, mortgage loan amount, the mortgage loan program, the purpose of the mortgage loan and the type of mortgaged property. In addition, the combined loan-to-value ratio only reflects simultaneous secondary financing provided by Wells Fargo Bank or of which Wells Fargo Bank is aware at the time of funding of the related First Lien Home Mortgage Loan. Wells Fargo Bank does not restrict a borrower from obtaining secondary financing after the origination of the First Lien Home Mortgage Loan.

    Borrowers who satisfy certain guidelines regarding credit history may have been approved under a "No Ratio" program (such Mortgage Loans, "No Ratio Loans") or under a "No Documentation" program (such Mortgage Loans, "No Documentation Loans"). In the case of No Ratio Loans, the borrowers would not have been required to provide any information in their loan application regarding their income nor would there have been the calculation of any ratios, as part of the loan underwriting decision, of the borrower's expected monthly housing debt or total monthly debt obligations to the borrower's monthly income. In connection with such No Ratio program, the borrower has the option to have assets verified and certain minimum "cash reserves" are required. In the case of No Documentation Loans, borrowers may not have been required to provide any information in their loan application regarding their employment and in that instance employment would not have been verified. Also, in the case of No Documentation Loans, borrowers would not have been required to provide any information in their loan application regarding their income or assets.

    In the case of the "Stated" program (such Mortgage Loans, "Stated Loans"), the borrower's income would not have been verified and the borrower has the option to have assets verified and certain minimum "cash reserves" are required. Under the Stated program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined at the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's income as determined at the discretion of the loan underwriter.

    In certain circumstances borrowers who do not qualify for other reduced documentation programs may qualify for the "Stated Reduced" program (such Mortgage Loans, "Stated Reduced Loans"). Maximum Loan-to-Value Ratios are lower under the Stated Reduced program than for other reduced documentation programs. In the case of Stated Reduced Loans, the borrower's income would not have been verified, the borrower's assets may have been verified and certain minimum "cash reserves" required. Under the Stated Reduced program the borrower's employment, income sources and assets must be stated on the signed loan application. The borrower's income as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. Similarly, the borrower's assets as stated must be reasonable for the borrower's occupation as determined in the discretion of the loan underwriter. The Stated Reduced program is not available for any mortgage loans originated under the guidelines of the EFA Program.

    In the case of the "Full Documentation" program (such Mortgage Loans, "Full Documentation Loans"), all sections of the mortgage loan application must be complete with borrower's employment, income and assets. A minimum of two years of continuous employment or source of income must be disclosed for each borrower. Generally, self-employed borrowers should have at least a two-year history in the same business in the same market area and must provide previous year's W-2 and current pay stub with year-to-date earnings or, if unavailable, must provide previous year's tax return. For loans originated under the Full Documentation program, a verbal verification of employment is required and assets must be disclosed, documented and verified. In addition, Full Documentation Loans are subject to a maximum debt-to-income ratio of 55%.

    Wells Fargo Bank's underwriting of every Mortgage Loan submitted (as to which underwriting authority has not been delegated) consists of a credit review. In addition, Wells Fargo Bank's underwriting of every Mortgage Loan submitted consists of a separate appraisal conducted by (i) a third-party appraiser, (ii) an appraiser approved by RELS, or (iii) RELS itself. Appraisals generally conform to current Fannie Mae and Freddie Mac secondary market requirements for residential property appraisals. All appraisals are subject to an internal appraisal review by the loan underwriter irrespective of the loan-to-value ratio, the amount of the Mortgage Loan or the identity of the appraiser. Certain loans require a third-party review in the form of either a desk review or field review. At the discretion of Wells Fargo Bank, each Mortgage Loan is subject to further review in the form of a desk review, field review or additional full appraisal.

    Underwriter Discretion

    During the second calendar quarter of 2005, Wells Fargo Bank initiated a program designed to encourage its mortgage loan underwriting staff to prudently, but more aggressively, utilize the underwriting discretion already granted to them under Wells Fargo Bank's underwriting guidelines and policies. This initiative was viewed by management as necessary and desirable to make prudent loans available to customers where such loans may have been denied in the past because of underwriter hesitancy to maximize the use of their ability to consider compensating factors as permitted by the underwriting guidelines. There can be no assurance that the successful implementation of this initiative will not result in an increase in the incidence of delinquencies and foreclosures, or the severity of losses, among mortgage loans underwritten in accordance with the updated philosophy, as compared to mortgage loans underwritten prior to the commencement of the initiative.

                                  THE SERVICERS


  General

    Countrywide Home Loans Servicing LP ("Countrywide Servicing") will act as servicer for all of the Group I Mortgage Loans. Wells Fargo Bank will act as servicer for all of the Group II Mortgage Loans. Each servicer will be required to service the mortgage loans in accordance with the applicable servicing agreement, which will be assigned to the issuing entity pursuant to the related assignment, assumption and recognition agreement. See "Servicing of the Mortgage Loans" in this prospectus supplement.

Countrywide Servicing

    The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

    Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February, 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Freddie Mac and Fannie Mae, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by certain of its affiliates. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide Home Loans affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

    In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

    Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and/or Countrywide Home Loans when required by the owner of the mortgage loans.

Countrywide Home Loans

    Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

    Except as otherwise indicated, reference in the remainder of this prospectus supplement to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,298.394 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

    Mortgage Loan Production

    The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial for the periods indicated.


                                                             Consolidated Mortgage Loan Production
                                             -----------------------------------------------------------------------
                                                                           Years Ended
                                                                           December 31,
                                             -----------------------------------------------------------------------
                                                2002           2003            2004            2005           2006
                                             ----------     ----------      ----------      ----------    ----------
                                                           (Dollars in millions, except average loan amount)
Conventional Conforming Loans
   Number of Loans.......................       993,538      1,509,925         826,914         776,479       723,933
   Volume of Loans.......................    $  149,072     $  234,526      $  134,762      $  159,561    $  149,095
     Percent of Total Dollar Volume......         59.2%         .53.9%           37.1%           32.2%         32.2%
Conventional Non-conforming Loans
   Number of Loans.......................       283,536        562,389         529,192         866,476       730,511
   Volume of Loans.......................    $   62,665     $  138,006      $  144,663      $  235,614    $  211,841
     Percent of Total Dollar Volume......         24.9%         .31.7%           39.9%           47.6%         45.8%
FHA/VA Loans
   Number of Loans.......................       157,626        196,063         105,562          80,555        89,753
   Volume of Loans.......................    $   19,093     $  .24,402      $   13,247      $   10,714    $   13,093
     Percent of Total Dollar Volume......          7.6%           5.6%            3.6%            2.2%          2.8%
Prime Home Equity Loans
   Number of Loans.......................       316,049        453,817         587,046         728,252       716,353
   Volume of Loans.......................    $   11,650     $  .18,103      $   30,893      $   44,850    $   47,876
     Percent of Total Dollar Volume......          4.6%           4.2%            8.5%            9.1%         10.4%
Nonprime Mortgage Loans
   Number of Loans.......................        63,195        124,205         250,030         278,112       245,881
   Volume of Loans.......................    $    9,421     $  .19,827      $   39,441      $   44,637    $   40,596
     Percent of Total Dollar Volume......          3.7%           4.6%           10.9%            9.0%          8.8%
Total Loans
   Number of Loans.......................     1,813,944      2,846,399       2,298,744       2,729,874     2,506,431
   Volume of Loans.......................    $  251,901     $  434,864      $  363,006      $  495,376    $  462,501
   Average Loan Amount...................    $  139,000     $  153,000      $  158,000      $  181,000    $  185,000
   Non-Purchase Transactions(1)..........          66%           .72%             51%             53%           55%
   Adjustable-Rate Loans(1)..............          14%           .21%             52%             53%           46%

---------------
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

    Loan Servicing

    Countrywide Servicing has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

    (a) collecting, aggregating and remitting mortgage loan payments;

    (b) accounting for principal and interest;

    (c) holding escrow (impound) funds for payment of taxes and insurance;

    (d) making inspections as required of the mortgaged properties;

    (e) preparation of tax related information in connection with the mortgage loans;

    (f) supervision of delinquent mortgage loans;

    (g) loss mitigation efforts;

    (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

    (i) generally administering the mortgage loans, for which it receives servicing fees.

    Billing statements with respect to mortgage loans are mailed monthly by Countrywide Servicing. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by Countrywide Servicing to the borrower with these statements.

    Collection Procedures

    When a borrower fails to make a payment on a mortgage loan, Countrywide Servicing attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to Countrywide Servicing's servicing procedures, Countrywide Servicing generally mails to the borrower a notice of intent to foreclose after the loan becomes 61 days past due (three payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of the mortgage loans, including any deficiencies.

    Once foreclosure is initiated by Countrywide Servicing, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, Countrywide Servicing determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

    If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Servicing. After foreclosure, Countrywide Servicing may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

    Servicing and charge-off policies and collection practices with respect to mortgage loans may change over time in accordance with, among other things, Countrywide Servicing's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Wells Fargo Bank

    Servicing Experience

    Wells Fargo Bank, N.A. is an indirect, wholly-owned subsidiary of Wells Fargo & Company. Wells Fargo Bank is a national banking association and is engaged in a wide range of activities typical of a national bank. Wells Fargo Bank, including its predecessors, has many years of experience in servicing residential mortgage loans, commercial mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank, including its predecessors, has been servicing residential mortgage loans since 1974. These servicing activities, which include collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management, are handled at various Wells Fargo Bank locations including Frederick, Maryland, Fort Mill, South Carolina and other mortgage loan servicing centers. As of the date hereof, Wells Fargo Bank has not failed to make any required advance with respect to any issuance of residential mortgage backed securities.

    Wells Fargo Bank's servicing portfolio of residential mortgage loans (which includes Alt-A Prime Fixed Rate Loans, Alt-A Prime Adjustable Rate Loan, Alt-A Minus

Fixed Rate Loans and Alt-A Minus Adjustable Rate Loans as well as other types of residential mortgage loans serviced by Wells Fargo Bank) has grown from approximately $450 billion as of the end of 2000 to approximately $1.37 trillion as of the end of 2006.

    Wells Fargo Bank currently services Alt-A Prime Mortgage Loans in the same manner as it services mortgage loans originated pursuant to its "prime" underwriting guidelines. The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of first lien, non-subprime, residential mortgage loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

              As of                                   As of                                  As of
        December 31, 2004(1)                   December 31, 2005(1)                   December 31, 2006(2)
-------------------------------------   -----------------------------------    -----------------------------------
                    Aggregate Unpaid                       Aggregate Unpaid                           Aggregate
                    Principal Balance                         Principal                           Unpaid Principal
No. of Loans            of Loans        No. of Loans       Balance of Loans    No. of Loans       Balance of Loans
------------        -----------------   ------------       ----------------    ------------       ----------------
   498,174          $166,028,382,042       634,103         $229,014,862,911      646,723          $258,646,782,192

------------------
(1) Includes mortgage loans originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A minus" mortgage loans.

(2) Excludes mortgage loans originated pursuant to Wells Fargo Bank's underwriting guidelines for "Alt-A minus" mortgage loans.

    Wells Fargo Bank currently services Alt-A Minus Mortgage Loans in the same manner as it services first lien mortgage loans originated pursuant to its "subprime" underwriting guidelines (such mortgage loans, "Subprime First Lien Loans") and second lien mortgage loans originated pursuant to its "subprime" underwriting guidelines (such mortgage loans, "Subprime Second Lien Loans"). The table below sets forth for each of the dates indicated the number and aggregate unpaid principal balance of Subprime First Lien Loans, Subprime Second Lien Loans and Alt-A Minus Loans serviced by Wells Fargo Bank (other than any mortgage loans serviced for Fannie Mae or Freddie Mac and certain mortgage loans serviced for the Federal Home Loan Banks, mortgage loans insured or guaranteed by the Government National Mortgage Association, Federal Housing Administration or Department of Veterans Affairs or mortgage loans with respect to which Wells Fargo Bank has acquired the servicing rights, acts as subservicer, or acts as special servicer):

                                         As of                              As of                               As of
                                   December 31, 2004                  December 31, 2005                   December 31, 2006
                             --------------------------------   --------------------------------   ---------------------------------
                                                Aggregate                          Aggregate                           Aggregate
                                                Original                            Original                           Original
                                                Principal                          Principal                           Principal
          Asset Type         No. of Loans   Balance of Loans    No. of Loans    Balance of Loans   No. of Loans    Balance of Loans
          ----------         ------------   -----------------   ------------    ----------------   ------------    -----------------
Subprime First Lien Loans        134,893      $19,592,490,280       173,411       $26,214,367,714      190,395       $29,252,542,517
Subprime Second Lien Loans          *                 *               9,116           353,218,934       18,483           711,917,795
Alt-A Minus Loans**               -                 -                 -                -                62,351        11,088,435,185

---------------
* Wells Fargo Bank did not have a material servicing portfolio of Subprime Second Lien Loans as of the dates indicated.

** Prior to 2006, Wells Fargo Bank included Alt-A Minus Loans in its servicing portfolio of non-subprime mortgage loans as described in the preceding table.

    Servicing Procedures

    Shortly after the funding of a loan, various types of loan information are loaded into Wells Fargo Bank's automated loan servicing system. Wells Fargo Bank then makes reasonable efforts to collect all payments called for under the Mortgage Loan documents and will, consistent with the applicable servicing agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the Mortgage Loans. Wells Fargo Bank may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, vary or modify any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any matter grant indulgence to any borrower, subject to the limitations set forth in the applicable servicing agreement.

    Wells Fargo Bank's collections policy is designed to identify payment problems sufficiently early to permit Wells Fargo Bank to address such delinquency problems and, when necessary, to act to preserve equity in a pre-foreclosure Mortgaged Property. Borrowers are billed on a monthly basis in advance of the due date. If a borrower attempts to use Wells Fargo Bank's Voice Response Unit ("VRU") to obtain loan information on or after a date on which a late charge is due, the VRU automatically transfers the call to the collection area. Collection procedures commence upon identification of a past due account by Wells Fargo Bank's automated servicing system. If timely payment is not received, Wells Fargo Bank's automated loan servicing system automatically places the Mortgage Loan in the assigned collection queue and collection procedures are generally initiated on the 16th day of delinquency. The account remains in the queue unless and until a payment is received, at which point Wells Fargo Bank's automated loan servicing system automatically removes the Mortgage Loan from that collection queue.

    When a Mortgage Loan appears in a collection queue, a collector will telephone to remind the borrower that a payment is due. Follow-up telephone contacts with the borrower are attempted until the account is current or other payment arrangements have been made. When contact is made with a delinquent borrower, collectors present such borrower with alternative payment methods, such as Western Union, Phone Pay and Quick Collect, in order to expedite payments. Standard form letters are utilized when attempts to reach the borrower by telephone fail and/or in some circumstances, to supplement the phone contacts. Company collectors have computer access to telephone numbers, payment histories, loan information and all past collection notes. Wells Fargo Bank supplements the collectors' efforts with advanced technology such as predictive dialers and statistical behavioral software used to determine the optimal times to call a particular customer. Additionally, collectors may attempt to mitigate losses through the use of behavioral or other models that are designed to assist in identifying workout options in the early stages of delinquency. For those loans in which collection efforts have been exhausted without success, Wells Fargo Bank determines whether foreclosure proceedings are appropriate. The course of action elected with respect to a delinquent Mortgage Loan generally will be guided by a number of factors, including the related borrower's payment history, ability and willingness to pay, the condition and occupancy of the Mortgaged Property, the amount of borrower equity in the Mortgaged Property and whether there are any junior liens.

    Regulations and practices regarding the liquidation of properties (e.g., foreclosure) and the rights of a borrower in default vary greatly from state to state. As such, all foreclosures are assigned to outside counsel, licensed to practice in the same state as the Mortgaged Property. Bankruptcies filed by borrowers are similarly assigned to appropriate local counsel. Communication with foreclosure and bankruptcy attorneys is maintained through the use of a software program, thus reducing the need for phone calls and faxes and simultaneously creating a permanent record of communication. Attorney timeline performance is managed using quarterly report cards. The status of foreclosures and bankruptcies is monitored by Wells Fargo Bank through its use of such software system. Bankruptcy filing and release information is received electronically from a third-party notification vendor.

    Prior to a foreclosure sale, Wells Fargo Bank performs a market value analysis. This analysis includes: (i) a current valuation of the Mortgaged Property obtained through a drive-by appraisal or broker's price opinion conducted by an independent appraiser and/or a broker from a network of real estate brokers, complete with a description of the condition of the Mortgaged Property, as well as other information such as recent price lists of comparable properties, recent closed comparables, estimated marketing time and required or suggested repairs, and an estimate of the sales price; (ii) an evaluation of the amount owed, if any, for real estate taxes; and (iii) estimated carrying costs, brokers' fees, repair costs and other related costs associated with real estate owned properties. Wells Fargo Bank bases the amount it will bid at foreclosure sales on this analysis.

    If Wells Fargo Bank acquires title to a property at a foreclosure sale or otherwise, it obtains an estimate of the sale price of the property and then hires one or more real estate brokers to begin marketing the property. If the Mortgaged Property is not vacant when acquired, local eviction attorneys are hired to commence eviction proceedings and/or negotiations are held with occupants in an attempt to get them to vacate without incurring the additional time and cost of eviction. Repairs are performed if it is determined that they will increase the net liquidation proceeds, taking into consideration the cost of repairs, the carrying costs during the repair period and the marketability of the property both before and after the repairs.

    Wells Fargo Bank's loan servicing software also tracks and maintains tax and homeowners' insurance information and tax and insurance escrow information. Expiration reports are generated periodically listing all policies scheduled to expire. When policies lapse, a letter is automatically generated and issued advising the borrower of such lapse and notifying the borrower that Wells Fargo Bank will obtain lender-placed insurance at the borrower's expense.

                                  THE CUSTODIAN

    Wells Fargo Bank, National Association ("Wells Fargo") will act as custodian of the mortgage loan files pursuant to the trust agreement. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of December 31, 2006, Wells Fargo maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

    Wells Fargo serves or has served within the past two years as mortgage loan file custodian for various mortgage loans owned by the sponsors or an affiliate of the sponsors. The terms of the custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

                                   THE TRUSTEE

    Deutsche Bank National Trust Company ("DBNTC") will act as trustee. DBNTC is a national banking association and has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As trustee, DBNTC will be calculating certain items and reporting as set forth in the trust agreement. DBNTC has acted as calculation agent and paying agent in numerous mortgage-backed transactions since 1991. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the trust agreement. DBNTC has had no material changes to DBNTC's policies or procedures in its calculation agent and paying agent roles in mortgage-backed transactions during the past 3 years. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the certificates.

    DBNTC is providing the information in the foregoing paragraph at the depositor's request in order to assist the depositor with the preparation of this prospectus supplement. Otherwise, DBNTC has not participated in the preparation of this prospectus supplement and assumes no responsibility or liability for its contents.

    In its capacity as trustee, DBNTC will be required to perform the following duties regarding the residential mortgage-backed securities:

    o   execute and authenticate the certificates;

    o   maintain lists of certificateholders;

    o make distributions according to the priorities set forth under "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement;

    o collect and prepare certain reports and notices to the certificateholders as set forth in the trust agreement;

    o collect and prepare certain reports and notices to the rating agencies as set forth in the trust agreement;

    o in case of a servicer event of default, file claims and enforce all rights of action pursuant to the terms of the trust agreement;

    o amend the provisions of the trust agreement at the request of a specified percentage of certificateholders; and

    o perform tax reporting duties and make REMIC elections pursuant to the trust agreement.

    DBNTC will only be required to perform duties that are specifically set forth in the trust agreement, the group I interest rate swap agreement and any other agreements relating to the issuing entity to which it is a party or the certificates. In addition, DBNTC may conclusively rely on any documents furnished to it as the trustee, is not bound to make any investigation into the facts underlying such documents, is not required to expend or risk its own funds or incur any financial liability in the exercise of its rights and powers, and shall not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized. DBNTC is not responsible for verifying, recomputing or recalculating information given to it by a servicer.

    DBNTC and any director, officer, employee or agent of the DBNTC will be indemnified and held harmless by the issuing entity against any loss, liability or expense set forth in the trust agreement. In addition, the trustee shall be indemnified by the servicers for any losses, liabilities or expenses resulting from such servicer's breach of its obligations as provided in the trust agreement. The trustee's duties are limited solely to its express obligations under the trust agreement. See "Servicing of the Mortgage Loans" in this prospectus supplement.

    DBNTC may resign or be removed as set forth in the trust agreement. Such resignation or removal will become effective when a successor trustee accepts the appointment.

    As compensation for its activities under the trust agreement, the trustee will be entitled to the benefit of the earnings on deposits in the distribution account.

                   THE GROUP I INTEREST RATE SWAP COUNTERPARTY

    The group I interest rate swap agreement will be provided by Barclays. See "Description of the Certificates--Interest Rate Swap Agreement for Group I" in this prospectus supplement. Barclays is an affiliate of the depositor and a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166. Barclays is the parent of the depositor and is an affiliate of Barclays Capital Inc., the underwriter, through common parent ownership. Barclays may be deemed to be an affiliate of either of the sponsors. See "The Sponsors" in this prospectus supplement.

    Barclays conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. Barclays has a long-term debt rating of "Aa1" by Moody's and "AA" by S&P and "AA+" by Fitch.

                         DESCRIPTION OF THE CERTIFICATES


General

    On the closing date, the issuing entity will be created and the depositor will cause the issuing entity to issue two groups of certificates, referred to in this prospectus supplement as "Group I" and "Group II." The certificates in Group I will be issued in 13 classes - the Class I-1-A, Class I-2-A-1, Class I-2-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class I-CE and Class I-R certificates. The Class I-A-1, Class I-2-A-1, Class I-2-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 Class I-M-6, Class I-M-7, and Class I-M-8 certificates, (collectively, the "Group I LIBOR Certificates"). The certificates in Group II will be issued in 27 classes - the Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-A-4, Class II-1-A-5, Class II-1-A-6, Class II-1-A-7, Class II-1-A-8, Class II-1-A-9, Class II-1-A-10, Class II-1-A-11, Class II-1-A-12, Class II-1-A-13, Class II-1-A-14, Class II-1-A-15, Class II-1-PO and Class II-1-IO (collectively, the "Subgroup II-1 Certificates"), the Class II-AR, Class II-2-A-1, Class II-2-PO and Class II-2-IO certificates (collectively, the "Subgroup II-2 Certificates") and the Class II-M-1, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 certificates (together with the Subgroup II-1 Certificates and the Subgroup II-2 Certificates, the "Group II Certificates"). Only the Class I-2-A-1, Class I-2-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 Class I-M-6, Class I-M-7, and Class I-M-8 certificates of Group I (collectively, the "Group I Offered Certificates"); and the Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-A-4, Class II-1-A-5, Class II-1-A-6, Class II-1-A-7, Class II-1-A-8, Class II-1-A-9, Class II-1-A-10, Class II-1-A-11, Class II-1-A-12, Class II-1-A-13, Class II-1-A-14, Class II-1-A-15, Class II-1-PO, Class II-1-IO, Class II-AR, Class II-2-A-1, Class II-2-PO, Class II-2-IO, Class II-M-1, Class II-B-1 and Class II-B-2 certificates of Group II (collectively, the "Group II Offered Certificates", and together with the Group I Offered Certificates, the "Offered Certificates") will be offered under this prospectus supplement.

    The certificates of each group will represent beneficial ownership interests in the mortgage loans in the related loan group. The numeric prefix for each class of certificates designates the group of certificates and subgroup of certificates to which that class belongs and represents an interest in the loan group and subgroup with the same numbers (e.g., the certificates whose class designations begin with "I" correspond to the Group I Mortgage Loans and the certificates whose class designations begin with "II" correspond to the Group II Mortgage Loans, and the certificates whose group designation is followed with "1" correspond to subgroup 1 of that group, and certificates whose group designation is followed with "2" correspond to subgroup 2 of that group). The certificates will collectively represent the entire undivided ownership interest in the issuing entity created and held under the trust agreement, subject to the limits and priority of distribution provided for in that agreement. In no event will amounts received on the Group I Mortgage Loans or amounts received from the group I interest rate swap agreement be used to pay the certificates of Group
II. In no event will amounts received on the Group II Mortgage Loans be used to pay the certificates of Group I.

    The portion of the issuing entity relating to each group will consist of:

    o the mortgage loans in such loan group, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;

    o such assets as from time to time are identified as REO property and related collections and proceeds for such loan group;

    o assets that are deposited in the accounts for such loan group, and invested in accordance with the trust agreement; and

    o solely with respect to Group I, the group I interest rate swap agreement.

    The Offered Certificates (other than the Class II-AR certificates) will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount greater or less than $25,000. The Class II-AR certificates will be issued in definitive form in denominations of $100. For information regarding the issuance of certificates in book-entry form, see "--Book-Entry Registration" below.

    Voting rights with respect to Group I will be allocated among holders of the Group I Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class I-CE certificates will be allocated 1% of the voting rights. Voting rights with respect to Group II Certificates will be allocated among holders of the Group II Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that each class of Interest-Only Certificates will be allocated 1% of the voting rights.

    The Class I-1-A certificates generally represent interests in the Subgroup I-1 Mortgage Loans. The Class I-2-A-1 and Class I-2-A-2 certificates generally represent interest in the Subgroup I-2 Mortgage Loans. The Class I-M certificates represent interests in all of the Group I Mortgage Loans.

    The following chart illustrates generally the distribution priorities and subordination features applicable to the Group I LIBOR Certificates and the Class I-CE certificates.

                    --------------------------------
                 |   Class I-A-1*  |  Class I-2-A-1*  ^
                 |                 |  ------------    |
                 |                 |  Class I-2-A-2*  |
                 |  --------------------------------  |
    Accrued      |             Class I-M-1            |
                 |  --------------------------------  |
  certificate    |             Class I-M-2            |
                 |  --------------------------------  |
   interest,     |             Class I-M-3            | Losses
                 |  --------------------------------  |
     then        |             Class I-M-4            |
                 |  --------------------------------  |
   principal     |             Class I-M-5            |
                 |  --------------------------------  |
                 |             Class I-M-6            |
                 |  --------------------------------  |
                 |             Class I-M-7            |
                 |  --------------------------------  |
                 |             Class I-M-8            |
                 |  --------------------------------  |
                 v             Class I-CE             |
                    --------------------------------
-----------------
* Principal and interest distributions will be allocated among the Class I-A certificates as described below for Group I under "--Distributions of Principal and Interest for Group I" in this prospectus supplement.

    The Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-A-4, Class II-1-A-5, Class II-1-A-6, Class II-1-A-7, Class II-1-A-8, Class II-1-A-9, Class II-1-A-10, Class II-1-A-11, Class II-1-A-12, Class II-1-A-13, Class II-1-A-14, Class II-1-A-15, Class II-1-PO and Class II-1-IO certificates generally represent interests in the Subgroup II-1 Mortgage Loans. The Class II-AR, Class II-2-A-1, Class II-2-PO and Class II-2-IO certificates generally represent interest in the Subgroup II-2 Mortgage Loans. The Class II-M-1 and Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 certificates represent interests in all of the Group II Mortgage Loans.

    The following chart illustrates generally the distribution priorities and subordination features applicable to the Group II Certificates.


                    --------------------------------
               |        Group II Senior Certificates    ^
               |                Interest                |
               |    --------------------------------    |
               |        Group II Senior Certificates    |
               |                 Principal              |
               |    --------------------------------    |
               |               Class II-M-1             |
               |                 Interest               |
               |    --------------------------------    |
               |               Class II-M-1             |
               |                 Principal              |
               |    --------------------------------    |
               |               Class II-B-1             |
               |                 Interest               |
               |    --------------------------------    |
               |               Class II-B-1             |
   Accrued     |                 Principal              |
               |    --------------------------------    |
 certificate   |               Class II-B-2             |
               |                 Interest               | Losses**
  interest,    |    --------------------------------    |
               |               Class II-B-2             |
    then       |                 Principal              |
               |    --------------------------------    |
  principal    |               Class II-B-3             |
               |                 Interest               |
               |    --------------------------------    |
               |               Class II-B-3             |
               |                 Principal              |
               |    --------------------------------    |
               |               Class II-B-4             |
               |                 Interest               |
               |    --------------------------------    |
               |               Class II-B-4             |
               |                 Principal              |
               |    --------------------------------    |
               |               Class II-B-5             |
               |                 Interest               |
               |    --------------------------------    |
               V               Class II-B-5             |
                                 Principal
                    --------------------------------


  ------------
* Principal and interest distributions will be allocated among the Group II Certificates as described under "Description of the Certificates--Interest on Group II Certificates," and "--Principal on Group II Certificates" in this prospectus supplement.

** This is only a general overview. Losses will be allocated among the Group II Certificates as described under "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement.

Book-Entry Registration

    The Offered Certificates (other than the Class II-AR certificates) are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the issuing entity, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

    The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the trust agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

    The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

    Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

    Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

    Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

    Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

    Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

    Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

    Monthly and annual reports with respect to the issuing entity provided or made available over its website by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

    DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the trust agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

    None of the issuing entity, the depositor, the custodian or the servicers will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers of them.

    Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

    See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

    The Offered Certificates, which (other than the Class II-AR certificates) will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or
(b) the depositor, at its option (but with the trustee's consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the DTC participants holding beneficial interests in the certificates agree to initiate such termination.

    Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the trust agreement.

    Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing date, the trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention Transfer Unit for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

    Pursuant to two separate master mortgage loan purchase agreements, Countrywide Home Loans, Inc. has sold mortgage loans, without recourse, to Barclays and to Sutton and pursuant to a seller's warranties and servicing agreement, Wells Fargo Bank has sold mortgage loans, without recourse to Barclays. Barclays and Sutton will sell, transfer, assign, set over and otherwise convey the mortgage loans they have acquired from Countrywide Home Loans and Wells Fargo Bank, including all principal outstanding as of, and interest due and accruing after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the trust agreement, the depositor will sell, without recourse, to the issuing entity, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, Barclays and Sutton will not convey to the depositor, and will retain all of their respective right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

    Delivery of Mortgage Loan Documents

  In connection with the transfer and assignment of each mortgage loan to the issuing entity, the depositor will cause to be delivered to the custodian, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

    (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

    (b) the original of any guaranty executed in connection with the mortgage note (if provided);

    (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

    (d) originals or certified true copies of all assumption, modification, consolidation or extension agreements, with evidence of recording on them;

    (e) originals of all intervening assignments of mortgage with evidence of recording thereon, provided that such originals have been returned to the servicer by the public recording office where such intervening assignment of mortgage has been delivered for recordation;

    (f) an original mortgagee title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

    (g) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

    Pursuant to the trust agreement, the custodian will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the custodian, with any exceptions noted. The custodian will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within 90 days after the closing date--or, with respect to any Substitute Mortgage Loan delivered to the custodian, within 30 days after the receipt of the mortgage file by the custodian--and to deliver a certification generally to the effect that, as to each mortgage loan listed in the applicable schedule of mortgage loans,

    o all documents required to be reviewed by it pursuant to the trust agreement are in its possession;

    o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

    o based on its examination and only as to the foregoing documents, certain information set forth on the applicable schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

    o   each mortgage note has been endorsed as provided in the trust agreement.

    If the custodian, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the applicable schedule of mortgage loans, the custodian is required to promptly so notify the applicable original loan seller, the applicable servicer, the trustee and the depositor in writing. Each original loan seller will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the custodian. If, however, within 30 days after the custodian's notice of the defect, the applicable original loan seller has not caused the defect to be remedied, such original loan seller will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of each original loan seller to cure the defect or to substitute or repurchase the defective mortgage loan and to indemnify for such breach will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

    Pursuant to a mortgage loan purchase agreement, each of Countrywide Home Loans and Wells Fargo Bank, the original loan sellers, will make representations and warranties with respect to each mortgage loan it sells to the related sponsor as of the date it sells such mortgage loans to such sponsor or another date as specified below:

            (1) No payment required under the mortgage loan is more than 30 days Delinquent nor has any payment under the mortgage loan been more than 30 days Delinquent at any time since the origination of the mortgage;

            (2) The original loan seller has no knowledge of any defaults in complying with the terms of the mortgage and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

            (3) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been or will be recorded, if necessary to protect the interests of the certificateholders, and no borrower has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

            (4) The mortgage loan is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no borrower was a debtor in any state or federal bankruptcy or insolvency proceedings at the time the mortgage loan was originated;

            (5) All buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

            (6) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the mortgage loan, including, without limitation, any provisions relating to prepayment premiums, have been complied with;

            (7) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed by the applicable original loan seller that would effect any such release, cancellation, subordination or rescission;

            (8) Each mortgage is a valid, subsisting, enforceable and perfected first-lien on a single parcel of real estate constituting the mortgaged property, including all improvements on the mortgaged property. The lien of the mortgage is subject only to:

                (i) the lien of current real property taxes and assessments not yet due and payable;

                (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to in the appraisal made for the originator of the mortgage loan or otherwise considered by a qualified appraiser, or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

                (iii) other matters to which like properties are commonly
            subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

        (9) The mortgage note and the mortgage and any other agreement executed and delivered by a borrower in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms, except as the enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws. All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation or similar occurrence with respect to a mortgage loan has taken place on the part of the original loan seller or, to the best of the original loan seller's knowledge, the borrower, the appraiser, any builder, or any developer, or any other party involved in the origination of the mortgage loan;

        (10) The mortgage loan is covered by a form of policy or insurance acceptable to Fannie Mae or Freddie Mac (or in the cases of any mortgage loan secured by a mortgaged property located in a jurisdiction where such policies are generally not available, an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance)and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the applicable original loan seller, its successors and assigns, as to the first priority lien or second priority lien, as applicable, subject only to the exceptions contained in clauses (i), (ii) and (iii) of representation 8 above;

        (11) The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, a credit union, an insurance company or other similar institution which is supervised and examined by a federal or state authority;

        (12) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to a borrower which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

        (13) The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including certificates of occupancy, have been made or obtained from the appropriate authorities;

        (14) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage;

        (15) To the best of the applicable original loan seller's knowledge, the mortgaged property is free of material damage and waste and there is no proceeding pending for the total or partial condemnation of the mortgaged property;

        (16) Unless the mortgage loan was underwritten pursuant to one of the original loan seller's streamlined documentation programs, the mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraiser satisfies the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated under that Act, all as in effect on the date the mortgage loan was originated;

        (17) None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost" or similar loan under any other applicable federal, state or local law; no mortgage loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

        (18) None of the mortgage loans has a prepayment penalty period at origination in excess of five years; and

        (19) The applicable original loan seller has, in its capacity as servicer for each mortgage loan, caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the relevant obligor to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

    Pursuant to each mortgage loan purchase agreement or the seller's warranties and servicing agreement, as applicable, upon the discovery by the applicable original loan seller, the applicable servicer, the depositor, the custodian or the trustee that any of the representations and warranties contained in such mortgage loan purchase agreement or the seller's warranties and servicing agreement, as applicable, have been breached in any material respect as of the date made, with the result that the value of, or the interests of the issuing entity or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the applicable mortgage loan purchase agreement or the seller's warranties and servicing agreement, as applicable, within 60 days of the earlier to occur of the applicable original loan seller's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, such original loan seller will be required to:

    o   promptly cure such breach in all material respects,

    o if prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the applicable original loan seller, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the issuing entity as part of the amounts remitted by the applicable servicer on such distribution date the amount of such shortfall (a "Substitution Adjustment Amount"), or

    o purchase such mortgage loan at a price equal to (i) with respect to any Group I Mortgage Loan, the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the applicable servicer or other expenses of such servicer or the trustee in connection with the mortgage loan or the purchase, and (ii) with respect to any Group II Mortgage Loan, purchase such mortgage loan at a price (the "Group II Purchase Price") equal to the sum of (a) 100% of the Stated Principal Balance of that mortgage loan as of the date of repurchase, (b) interest on such Stated Principal Balance at the applicable mortgage interest rate (net of the applicable servicing fee) from the date on which interest has last been paid through the last day of the month in which such repurchase takes place, less (c) amounts received or advanced in respect to such repurchased mortgage loan which are being held in the collection account for distribution in the month of repurchase.

    The purchase price with respect to such mortgage loan will be required to be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

    In addition, an original loan seller is obligated to indemnify the depositor and any of its affiliates and the trustee for any third-party claims arising out of a breach by such original loan seller of representations or warranties regarding the mortgage loans. The obligations of each original loan seller to cure such breach or to substitute or purchase any mortgage loan and to indemnify for such breach constitute the sole remedies with respect to a material breach of any such representation or warranty available to the holders of the certificates, the servicers, the trustee, the custodian, the depositor and any of its affiliates.

Payments on the Mortgage Loans

    Each servicing agreement provides that the applicable servicer is required to establish and maintain a collection account. Each servicing agreement permits the applicable servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

    Each servicer is obligated to deposit or cause to be deposited in the collection account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

    o all payments on account of principal, including prepayments of principal on the mortgage loans;

    o all payments on account of interest, net of the servicing fee, on the mortgage loans;

    o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with such servicer's customary servicing practices, Liquidation Proceeds and Subsequent Recoveries;

    o any amounts required to be deposited in connection with any losses realized on investments of funds in the collection account; and

    o all other amounts required to be deposited in the collection account pursuant to the servicing agreement.

    No servicer is permitted to commingle funds in the collection account with any other funds or assets.

    The trustee will be obligated to set up a distribution account with respect to the certificates into which each servicer will be required to deposit or cause to be deposited the funds required to be remitted by such servicer on the related Servicer Remittance Date. The trust agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

    The funds required to be remitted by each servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

    o all collections of scheduled principal and interest on the mortgage loans, received by such servicer on or prior to the related Determination Date;

    o all principal prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries, if any, collected by such servicer during the related Prepayment Period;

    o all P&I Advances made by such servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

    o any other amounts required to be placed in the collection account by such servicer pursuant to the applicable servicing agreement and the trust agreement;

    but excluding the following:

    (a) for any mortgage loan with respect to which such servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Subsequent Recoveries, to the extent of such unreimbursed P&I Advance;

    (b) amounts received on a particular mortgage loan with respect to which such servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

    (c) for such Servicer Remittance Date, the aggregate servicing fee for such servicer;

    (d) all amounts actually recovered by such servicer in respect of late fees, assumption fees and similar fees;

    (e) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable by such servicer, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

    (f) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the applicable servicing agreement; and

    (g) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

    The amounts described in clauses (a) through (g) above may be withdrawn by such servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

    Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in April 2007, to the persons in whose names the certificates are registered on the related Record Date.

    Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the trust agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other entity having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention Transfer Unit.

Administration Fees

    As described under the definition of "Available Funds" included in the "Glossary" in this prospectus supplement, funds collected on the mortgage loans in a loan group that are available for distribution to certificateholders of the related group will be net of the related servicing fee and, with respect to Loan Group I only, any lender paid mortgage insurance premium payable on each Group I Mortgage Loan. On each distribution date, each servicer will be entitled to its fee and, with respect to mortgage loans, in Loan Group I only, any lender paid mortgage insurance premium will be paid prior to the certificateholders receiving any distributions. The servicing fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the applicable servicing fee rate on the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period. The lender paid mortgage insurance premium for any distribution date for any Group I Mortgage Loan will be an amount equal to one-twelfth of the applicable premium rate on the Stated Principal Balance of such mortgage loan. There is no lender paid mortgage insurance with respect to any Group II Mortgage Loan. The following table identifies the per annum fee rates applicable in calculating the servicing fee and, with respect to loan Group I only, the lender paid mortgage insurance premium.

--------------------------------------     -----------------------------------
                                           Per Annum Fee Rate/Description of
          Fee/Compensation                            Compensation
--------------------------------------     -----------------------------------
Countrywide servicing fee                  0.200% per annum with respect to
                                           approximately 38.23% of the Group I
                                           Mortgage Loans and 0.250% per annum
                                           with respect to the remaining
                                           Group I Mortgage Loans prior to and
                                           including their initial Adjustment
                                           Date, and 0.375% per annum with
                                           respect to each Group I Mortgage
                                           Loan and each remaining distribution
                                           date thereafter
--------------------------------------     -----------------------------------
Wells Fargo Bank servicing free            0.250% per annum with respect to
                                           each Group II Mortgage Loan
--------------------------------------     -----------------------------------
Lender paid mortgage insurance premium     Ranges from 0.130% to 1.130% per
(Group I only)                             annum
--------------------------------------     -----------------------------------
Trustee compensation                       Investment earnings on the
                                           distribution account
--------------------------------------     -----------------------------------
Custodian compensation                     Payable by the trustee out of the
                                           trustee's compensation
--------------------------------------     -----------------------------------

    In addition to these fees, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicers or trustee, as described under "Servicing of the Mortgage Loans--Certain Matters Regarding the Depositor, the Servicers, the Custodian and the Trustee" in this prospectus supplement and "Description of the Securities--Certain Matters Regarding the Depositor and the Trustee" in the accompanying prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, servicers or trustee, as described in this prospectus supplement and the accompanying prospectus.

Priority of Distributions Among Certificates for Group I

    As more fully described in this prospectus supplement, distributions on the Group I Certificates will be made monthly on each distribution date from the Group I Available Funds and will be made to the classes of certificates and to the Supplemental Interest Account and the Group I Excess Reserve Fund Account generally in the following order of priority:

        (A) to make certain payments to the Supplemental Interest Account for the benefit of the swap provider, as further described below under "--Distributions of Interest and Principal for Group I";

        (B) from the interest portion of Group I Available Funds, to interest on each class of Group I LIBOR Certificates, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal for Group I";

        (C) from the principal portion of Group I Available Funds plus any remaining interest portion of Group I Available Funds, to principal on the classes of Group I LIBOR Certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal for Group I";

        (D) from remaining Group I Available Funds, to unpaid interest and Unpaid Realized Loss Amounts on the other classes of Group I LIBOR Certificates, in the order and subject to the priorities described below under "--Distributions of Interest and Principal for Group I"; and

        (E) to deposit into the Group I Excess Reserve Fund Account to cover any Basis Risk Carry Forward Amounts on the classes of certificates of Group I, and, after making certain termination payments, if any, to the Group I Supplemental Interest Account for the benefit of the swap provider, finally to be released to the Class I-CE certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal for Group I."

Distributions of Interest and Principal for Group I

    The "Subgroup I-1 Loan Group Cap" is the product of (i) the weighted average of the mortgage rates for each Subgroup I-1 Mortgage Loan (in each case, less the applicable Group I Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) the Net Swap Payment plus any Swap Termination Payment payable to the swap provider (other than a Defaulted Swap Termination Payment) from Group I Available Funds, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment payable to the swap provider (other than a Defaulted Swap Termination Payment) from Group I Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Group I Interest Accrual Period.

    The "Subgroup I-2 Loan Group Cap" is the product of (i) the weighted average of the mortgage rates for each Subgroup I-2 Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period minus the product of (A) the Net Swap Payment plus any Swap Termination Payment payable to the swap provider (other than a Defaulted Swap Termination Payment) from Group I Available Funds, if any, expressed as a percentage equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment payable to the swap provider (other than a Defaulted Swap Termination Payment) from Group I Available Funds and the denominator of which is equal to the aggregate Stated Principal Balance of the Group I Mortgage Loans at the beginning of that Due Period and (B) 12 and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Group I Interest Accrual Period.

    The "Group I Pool Cap" is the weighted average of (x) the Subgroup I-1 Loan Group Cap and (y) the Subgroup I-2 Loan Group Cap, in each case weighted on the basis of the Subordinated Amount.

    The "Subordinated Amount" for any distribution date (i) for the Subgroup I-1 Mortgage Loans, will be equal to the excess of the aggregate stated principal balance of the Subgroup I-1 Mortgage Loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class I-1-A certificates immediately prior to such distribution date and (ii) for the Subgroup I-2 Mortgage Loans, will be equal to the excess of the aggregate stated principal balance of the Subgroup I-2 Mortgage Loans as of the beginning of the related Due Period over the aggregate Class Certificate Balance of the Class I-2-A certificates immediately prior to such distribution date.

    On each distribution date, distributions in reduction of the Class Certificate Balance of the Group I Certificates entitled to receive distributions of principal are required to be made in an amount equal to the Group I Principal Distribution Amount. The "Group I Principal Distribution Amount" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

    Distributions will be determined in part based on the performance of individual loan groups in Loan Group I (i.e., Subgroup I-1 and Subgroup I-2) and for such purpose any Net Swap Payments, Net Swap Receipts or Swap Termination Payments will be allocated between such loan groups based on the respective aggregate Stated Principal Balance of the Group I Mortgage Loans, unless otherwise described in this prospectus supplement.

        On each distribution date, the trustee will be required to make the disbursements and transfers from the Group I Available Funds then on deposit in the distribution account specified below in the following order of priority:

                (i) to the holders of each class of Group I LIBOR Certificates and to the Supplemental Interest Account in the following order of priority:

                    (a) from the Interest Remittance Amounts, to the
                Supplemental Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the swap provider as a replacement swap provider payment), other than a Defaulted Swap Termination Payment, owed to the swap provider, with respect to such distribution date;

                    (b) from any remaining Interest Remittance Amount with
                respect to the Subgroup I-1 Mortgage Loans, first, to the Class I-1-A certificates, and second, pro rata (based on amounts distributable under clause (i)(c) below) to the Class I-2-A certificates to the extent unpaid in clause (i)(c) below, the Group I Accrued Certificate Interest and Unpaid Interest Amounts for those classes of certificates, as applicable;

                    (c) from any remaining Interest Remittance Amount with
                respect to the Subgroup I-2 Mortgage Loans, first, to the pro rata (based on amounts distributable under this clause (i)(c)) Class I-2-A certificates, and second, to the Class I-1-A certificates to the extent unpaid in clause (i)(b) above, the Group I Accrued Certificate Interest and Unpaid Interest Amounts for those classes of certificates, as applicable;

                    (d) from any remaining Interest Remittance Amounts, to the
                Class I-M-1 certificates, the Group I Accrued Certificate Interest for that class on that distribution date;

                    (e) from any remaining Interest Remittance Amounts, to the
                Class I-M-2 certificates, the Group I Accrued Certificate Interest for that class on that distribution date;

                    (f) from any remaining Interest Remittance Amounts, to the
                Class I-M-3 certificates, the Group I Accrued Certificate Interest for that class on that distribution date;

                    (g) from any remaining Interest Remittance Amounts, to the
                Class I-M-4 certificates, the Group I Accrued Certificate Interest for that class on that distribution date;

                    (h) from any remaining Interest Remittance Amounts, to the
                Class I-M-5 certificates, the Group I Accrued Certificate Interest for that class on that distribution date;

                    (i) from any remaining Interest Remittance Amounts, to the
                Class I-M-6 certificates, the Group I Accrued Certificate Interest for that class on that distribution date;

                    (j) from any remaining Interest Remittance Amounts, to the
                Class I-M-7 certificates, the Group I Accrued Certificate Interest for that class on that distribution date; and

                    (k) from any remaining Interest Remittance Amounts, to the
                Class I-M-8 certificates, the Group I Accrued Certificate Interest for that class on that distribution date;

            (ii) (A)on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, to the Supplemental Interest Account and to the holders of the class or classes of Group I LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

                (a) to the extent unpaid after the distributions pursuant to clause (i)(a) above, to the Supplemental Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the swap provider as a replacement swap provider payment), other than a Defaulted Swap Termination Payment, owed to the swap provider, if any;

                (b) to the Class I-A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class I-A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

                (c) sequentially to the Class I-M-1, Class I-M-2, Class I-M-3,
            Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

            (B) on each distribution date on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the Supplemental Interest Account and to the holders of the class or classes of Group I LIBOR Certificates then entitled to distributions of principal an amount equal to the Group I Principal Distribution Amount in the following amounts and order of priority:

                (a) to the extent unpaid after the distributions pursuant to clause (i)(a) above, to the Supplemental Interest Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the swap provider as a replacement swap provider payment), other than a Defaulted Swap Termination Payment, owed to the swap provider, if any;

                (b) to the Class I-A certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause
            (ii)(B)(a) above and (y) the Class I-A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class I-A Certificates" below until their respective Class Certificate Balances are reduced to zero;

                (c) to the Class I-M-1 certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(a) above and the Class I-A certificateholders in clause (ii)(B)(b) above and (y) the Class I-M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (d) to the Class I-M-2 certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(a) above and the Class I-A certificateholders in clause (ii)(B)(b) above and to the Class I-M-1 certificateholders in clause (ii)(B)(c) above and (y) the Class I-M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (e) to the Class I-M-3 certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(a) above and the Class I-A certificateholders in clause (ii)(B)(b) above, to the Class I-M-1 certificateholders in clause (ii)(B)(c) above and to the Class I-M-2 certificateholders in clause (ii)(B)(d) above and (y) the Class I-M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (f) to the Class I-M-4 certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(a) above and the Class I-A certificateholders in clause (ii)(B)(b) above, to the Class I-M-1 certificateholders in clause (ii)(B)(c) above, to the Class I-M-2 certificateholders in clause (ii)(B)(d) above and to the Class I-M-3 certificateholders in clause (ii)(B)(e) above and (y) the Class I-M-4 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (g) to the Class I-M-5 certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(a) above and the Class I-A certificateholders in clause (ii)(B)(b) above, to the Class I-M-1 certificateholders in clause (ii)(B)(c) above, to the Class I-M-2 certificateholders in clause (ii)(B)(d) above, to the Class I-M-3 certificateholders in clause (ii)(B)(e) above and to the Class I-M-4 certificateholders in clause (ii)(B)(f) above and (y) the Class I-M-5 Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (h) to the Class I-M-6 certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(a) above and the Class I-A certificateholders in clause (ii)(B)(b) above, to the Class I-M-1 certificateholders in clause (ii)(B)(c) above, to the Class I-M-2 certificateholders in clause (ii)(B)(d) above, to the Class I-M-3 certificateholders in clause (ii)(B)(e) above, to the Class I-M-4 certificateholders in clause (ii)(B)(f) above and to the Class I-M-5 certificateholders in clause (ii)(B)(g) above and (y) the Class I-M-6 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

                (i) to the Class I-M-7 certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(a) above and the Class I-A certificateholders in clause (ii)(B)(b) above, to the Class I-M-1 certificateholders in clause (ii)(B)(c) above, to the Class I-M-2 certificateholders in clause (ii)(B)(d) above, to the Class I-M-3 certificateholders in clause (ii)(B)(e) above, to the Class I-M-4 certificateholders in clause (ii)(B)(f) above, to the Class I-M-5 certificateholders in clause (ii)(B)(g) above and to the Class I-M-6 certificateholders in clause (ii)(B)(h) above and (y) the Class I-M-7 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

                (j) to the Class I-M-8 certificates, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amounts distributed to the Supplemental Interest Account in clause (ii)(B)(a) above and the Class I-A certificateholders in clause (ii)(B)(b) above, to the Class I-M-1 certificateholders in clause (ii)(B)(c) above, to the Class I-M-2 certificateholders in clause (ii)(B)(d) above, to the Class I-M-3 certificateholders in clause (ii)(B)(e) above, to the Class I-M-4 certificateholders in clause (ii)(B)(f) above, to the Class I-M-5 certificateholders in clause (ii)(B)(g) above, to the Class I-M-6 certificateholders in clause (ii)(B)(h) above and to the Class I-M-7 certificateholders in clause (ii)(B)(i) above and (y) the Class I-M-8 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

            (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the Group I Certificates:

                (a) sequentially, to the holders of the Class I-M-1, Class
            I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, and Class I-M-8 certificates, in that order, any Unpaid Interest Amount for each such class;

                (b) to the holders of the Class I-A certificates as follows:

                    (i) to the holders of the Class I-1-A and Class I-2-A certificates, on a pro rata basis, any Group I Unpaid Realized Loss Amount in proportion to such amounts for each such class; and

                    (ii) among the Class I-2-A certificates, first to the Class I-2-A-1 and then to the Class I-2-A-2 certificates, any Group I Unpaid Realized Loss Amount for such class;

                (c) sequentially, to the holders of the Class I-M-1, Class
            I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 certificates, in that order, any Group I Unpaid Realized Loss Amount for each such class;

                (d) to the Group I Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

                (e) from funds on deposit in the Group I Excess Reserve Fund
            Account with respect to that distribution date, an amount equal to any remaining unpaid Basis Risk Carry Forward Amount with respect to the Group I LIBOR Certificates for that distribution date to the Group I LIBOR Certificates in the same order and priority in which Group I Accrued Certificate Interest is allocated among those classes of certificates except that the Class I-A certificates will be paid (a) first, pro rata, based on their respective Class Certificate Balances but only with respect to those Class I-A certificates with an outstanding Basis Risk Carry Forward Amount and
            (b) second, pro rata, based on any remaining unpaid Basis Risk Carry Forward Amounts;

                (f) to the Supplemental Interest Account, the amount of any
            Defaulted Swap Termination Payment owed to the swap provider;

                (g) to the holders of the Class I-CE certificates, those amounts as set forth in the trust agreement; and

                (h) to the holders of the Class I-R certificates, any remaining amount.

    In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Class Certificate Balance of a class of Group I LIBOR Certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Unpaid Interest Amounts, unpaid remaining Basis Risk Carry Forward Amounts or Group I Unpaid Realized Loss Amounts for the Group I LIBOR Certificates.

Applied Realized Loss Amounts and Shortfalls on Group I Certificates

    If on any distribution date, after giving effect to all distributions of principal for Group I as described above and allocations of payments from the Supplemental Interest Account to pay principal as described under "--Supplemental Interest Account for Group I" below, the aggregate Class Certificate Balances of the Group I LIBOR Certificates exceeds the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date, the Class Certificate Balance of the Class I-M-8, Class I-M-7, Class I-M-6, Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2 and Class I-M-1 certificates will be reduced, in inverse order of seniority (beginning with the Class I-M-8 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. After the Class Certificate Balance of each class of Class I-M certificates is reduced to zero, (i) if the Class Certificate Balance of the Class I-1-A certificates exceeds the aggregate Stated Principal Balance of the Subgroup I-1 mortgage loans, the amount of such excess will be applied to reduce the Class Certificate Balance of the Class I-1-A certificates, until its Class Certificate Balance has been reduced to zero, and
(ii) if the Class Certificate Balance of the Class I-2-A certificates exceeds the aggregate Stated Principal Balance of the Subgroup I-2 mortgage loans, the amount of such excess will be applied to reduce the aggregate Class Certificate Balance the Class I-2-A certificates, until the Class Certificate Balances of such classes have been reduced to zero. Among the Class I-2-A certificates, the aggregate principal balance of the Class I-2-A-1 and Class I-2-A-2 certificates will be reduced in that order. Any such reduction described in this paragraph is an "Applied Realized Loss Amount." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk Carry Forward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property in Loan Group I that had previously been liquidated or otherwise disposed of (any such amount being referred to as a "Group I Subsequent Recovery"), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Group I Subsequent Recoveries (but not in excess of the Group I Unpaid Realized Loss Amount for the applicable Class of certificates for the related distribution date). Any Group I Subsequent Recovery that is received during a Prepayment Period will be included as part of the Group I Principal Remittance Amount for the related distribution date.

    On any distribution date, any shortfalls in Loan Group I resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Compensating Interest payments from the applicable servicer (as further described in "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" in this prospectus supplement) for such loan group will be allocated first to reduce the amounts of interest otherwise distributable on the Class I-CE certificates, and thereafter as a reduction to the Group I Accrued Certificate Interest for the Group I LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the Group I LIBOR Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class I-A Certificates

  All principal distributions to the holders of the Class I-A Certificates on any distribution date will be allocated concurrently between the Class I-1-A Certificates and the Class I-2-A Certificates, based on the respective amounts of principal collections received with respect to the subgroup I-1 and Subgroup I-2 Mortgage Loans, as applicable. However, if the Class Certificate Balances of the Class I-1-A Certificates are reduced to zero, then the remaining amount of principal distributions distributable to the Class I-1-A Certificates on that distribution date, and the amount of those principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the Class I-2-A Certificates, in accordance with the principal distribution allocations described in the paragraph below, until their Class Certificate Balances have been reduced to zero. Any payments of principal to the Class I-1-A Certificates will be made first from payments relating to the Subgroup I-1 Mortgage Loans, and any payments of principal to the Class I-2-A Certificates will be made first from payments relating to the Subgroup I-2 Mortgage Loans.

    Any principal distributions allocated to the Class I-2-A certificates are required to be distributed to the Class I-2-A-1 and Class I-2-A-2 certificates, pro rata, based on their respective Class Certificate Balances, until their Class Certificate Balances have been reduced to zero.

Supplemental Interest Account for Group I

  On any distribution date, Swap Termination Payments, Net Swap Payments owed to the swap provider, and Net Swap Receipts for that distribution date will be deposited into a trust account (the "Supplemental Interest Account for Group I") established by the trustee as the supplemental interest trust trustee for the benefit of the Group I Certificates. Funds in the Supplemental Interest Account for Group I will be distributed in the following order of priority:

        (A) to the swap provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment (to the extent not previously received by the swap provider as a replacement swap provider payment), other than a Defaulted Swap Termination Payment, to the swap provider, if any, owed for that distribution date;

        (B) concurrently, to the Class I-A certificates, to pay Group I Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) in the ninth full paragraph of "--Distributions of Interest and Principal for Group I" above, to the extent unpaid from Group I Available Funds;

        (C) sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 certificates, in that order, to pay Group I Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in clauses (i) and (iii) of "--Distributions of Interest and Principal for Group I" above, to the extent unpaid from Group I Available Funds;

        (D) to the Group I LIBOR Certificates, to pay any Basis Risk Carry Forward Amounts as described, and in the same manner and priority as set forth, in clause (iii)(e) in the ninth full paragraph of "--Distributions of Interest and Principal for Group I" above, to the extent unpaid from Group I Available Funds (including funds on deposit in the Group I Excess Reserve Fund Account);

        (E) sequentially, to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 certificates, in that order, to pay principal, but only to the extent necessary to restore the Subordinated Amount to the Group I Specified

    Subordinated Amount as a result of current or prior Realized Losses for Loan Group I not previously reimbursed, and in the same manner and priority as set forth in clause (ii) of "--Distributions of Interest and Principal for Group I" above, after giving effect to payments and distributions from Group I Available Funds;

        (F) to the Class I-A certificates, as follows:

                (i) to the Class I-1-A and Class I-2-A certificates, on a pro rata basis, in each case in an amount equal to the remaining Group I Unpaid Realized Loss Amount for such class, to the extent unpaid from Group I Available Funds; and

                (ii) among the Class I-2-A certificates, first to the Class I-2-A-1 and then to the Class I-2-A-2 certificates, in an amount equal to the remaining Group I Unpaid Realized Loss Amount for such class, to the extent unpaid from Group I Available Funds;

        (G) sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7 and Class I-M-8 certificates, in that order, to pay any Group I Unpaid Realized Loss Amounts, in each case in an amount equal to the remaining Group I Unpaid Realized Loss Amount for such class, to the extent unpaid from Group I Available Funds;

        (H) to the swap provider, any Defaulted Swap Termination Payment owed to the swap provider for that distribution date; and

        (I) to the holders of the Class I-CE certificates, any remaining amounts.

    Notwithstanding the foregoing, in the event that the issuing entity receives a Swap Termination Payment (as defined below), and a successor swap provider cannot be obtained, then the trustee as the supplemental interest trust trustee will be required to deposit such Swap Termination Payment into the reserve account that is an account constituting a part of the Supplemental Interest Account. On each subsequent distribution date (so long as funds are available in the reserve account), the trustee as the supplemental interest trust trustee will be required to withdraw from the reserve account and deposit into the Supplemental Interest Account an amount equal to the amount of any Net Swap Receipt due the issuing entity (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Supplemental Interest Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Supplemental Interest Account until the final distribution date. We cannot assure you that the amount of the Swap Termination Payment deposited into the related reserve account will be sufficient to enable the trustee as the supplemental interest trust trustee to pay each Net Swap Receipt that would have otherwise been payable by the swap provider on each subsequent distribution date.

    The Supplemental Interest Account will not be an asset of any REMIC.

Calculation of One-Month LIBOR

    On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period.

Excess Reserve Fund Account for Group I

    The "Basis Risk Payment" for any distribution date will be the aggregate of the Basis Risk Carry Forward Amounts for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class I-CE certificates or amounts payable from the Group I Supplemental Interest Account.

    The "Basis Risk Carry Forward Amount" on any distribution date and for any class of Group I LIBOR Certificates is the sum of, if applicable, (x) the excess of (i) the amount of Group I Accrued Certificate Interest that would otherwise have been distributable on that distribution date had the applicable Pass-Through Rate not been subject to the Subgroup I-1 Loan Group Cap, the Subgroup I-2 Loan Group Cap or the Group I Pool Cap, as applicable, over (ii) the amount of Group I Accrued Certificate Interest distributable on such class of certificates on that distribution date based on the Subgroup I-1 Loan Group Cap, the Subgroup I-2 Loan Group Cap or the Group I Pool Cap, as applicable, and
(y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Subgroup I-1 Loan Group Cap, the Subgroup I-2 Loan Group Cap or the Group I Pool Cap, as applicable). Any Basis Risk Carry Forward Amount on any class of Group I LIBOR Certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Group I Excess Reserve Fund Account and in the Supplemental Interest Account with respect to such distribution date for payment of Basis Risk Carry Forward Amounts. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

    Pursuant to the trust agreement, an account for Group I (referred to as the "Excess Reserve Fund Account for Group I") will be established, which is held in trust, as part of the issuing entity, by the trustee. Amounts on deposit in the Group I Excess Reserve Fund Account will not be invested. The Group I Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Group I LIBOR Certificates will be entitled to receive payments from the Group I Excess Reserve Fund Account pursuant to the trust agreement in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. See "--Distributions of Interest and Principal for Group I" in this prospectus supplement. The Group I Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class I-CE certificates from remaining Group I Available Funds. Any distribution by the trustee from amounts in the Group I Excess Reserve Fund Account is required to be made on the applicable distribution date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Group I Excess Reserve Fund Account are used are payable from the Group I Supplement Interest Account in the priority specified in "--Supplemental Interest Account for Group I" above.

Interest Rate Swap Agreement for Group I

    On the closing date, the issuing entity will enter into an interest rate swap agreement, relating to the certificates representing beneficial ownership interests in Group I, with Barclays as swap provider. Under the interest rate swap agreement, with respect to the first 119 distribution dates, the issuing entity will pay to the swap provider fixed payments at a rate of 4.9046%(3) per annum, and the swap provider will pay to the issuing entity, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on a notional amount equal to the applicable notional amount set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the


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(3) The swap rate may be adjusted by a multiple from 0.98% to 1.02% based on the final collateral pool.

first 119 distribution dates, amounts otherwise available to holders of Group I Certificates will be applied on such distribution date to make a net payment to the swap provider (each, a "Net Swap Payment"), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 119 distribution dates, the swap provider will owe a net payment to the issuing entity on the business day preceding such distribution date (each, a "Net Swap Receipt").

    All payments due to the swap provider under the interest rate swap agreement will be payable from funds on deposit in the Supplemental Interest Account on each applicable distribution date in accordance with the priority of payments described under "--Distributions of Interest and Principal for Group I" above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the swap provider will be payable on a senior basis on each applicable distribution date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the issuing entity to the swap provider will be payable by the issuing entity on a subordinated basis. However, to the extent any payments are received by the issuing entity as a result of entering into replacement transaction(s), the swap provider that is being replaced will have first priority to those payments over holders of Group I Certificates, the applicable servicer and the trustee, and the issuing entity will pay to the swap provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the swap provider (to the extent not already paid by the issuing entity) that is being replaced immediately upon receipt. See "--Distributions of Interest and Principal for Group I." However, to the extent such payment received by the swap provider is less than the Swap Termination Payment owed to the swap provider, any remaining amounts will be paid to the swap provider on the subsequent distribution date in accordance with the priority of payment described under "--Supplemental Interest Account for Group I" above.

    A "Swap Termination Payment" is a termination payment required to be made by either the issuing entity or the swap provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

    The interest rate swap agreement can be terminated upon an event of default under that agreement or a termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

    o   failure to pay,

    o   bankruptcy and insolvency events, and

    o a merger by the swap provider without an assumption of its obligations under the interest rate swap agreement.

    Termination events under the interest rate swap agreement include, among other things:

    o illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

    o a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

    o a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger) of either party,

    o the trust agreement is amended without the consent of the swap provider and the amendment materially and adversely affects the rights or interests of the swap provider,

    o upon the irrevocable direction to dissolve or otherwise terminate the issuing entity following which all assets of the issuing entity will be liquidated and the proceeds of such liquidation will be distributed to the holders of Group I Certificates, and

    o   upon the exercise of the optional clean-up call of the Group I
        Certificates.

    "Defaulted Swap Termination Payment" means any termination payment required to be made by the issuing entity to the swap provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the swap provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the swap provider) with respect to which the swap provider is the sole affected party.

    In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement (such event, a "First Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the swap provider (or its guarantor) below the First Trigger Ratings Threshold and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

        (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement;

        (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) collateralizes its exposure to the issuing entity pursuant to the ISDA Credit Support Annex entered into on the closing date by the swap provider and the issuing entity (the "ISDA Credit Support Annex"); or

        (3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the First Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement.

    It will also be an additional termination event under the interest rate swap agreement (such event a "Second Trigger Ratings Termination Event") if (x) any of the rating agencies downgrades the swap provider (or its guarantor) below the Second Trigger Ratings Threshold or the swap provider (or its guarantor) has its rating by S&P or Moody's withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the swap provider (or its guarantor) at its sole cost and expense transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Trigger Ratings Threshold or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement; or (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the swap provider (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Trigger Ratings Threshold, subject to certain other conditions set forth in the interest rate swap agreement. Within the time period specified in the interest rate swap agreement and pending compliance with (1) or (2), the swap provider (or its guarantor) will be required to collateralize its exposure to the issuing entity pursuant to the ISDA Credit Support Annex.

    The swap provider is an affiliate of the depositor and Barclays Capital Inc. is the underwriter, which arrangement may create certain conflicts of interest.

    If the issuing entity is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the Group I Certificates will be paid from amounts received on the Group I Mortgage Loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

    On or after the closing date and so long as the Rating Agency Condition has been satisfied with respect to S&P and reasonable notice has been given to Moody's and the status of such portion of the issuing entity as a grantor trust is not adversely affected, (i) the issuing entity may, with the consent of the swap provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the swap provider may assign or transfer all or a portion of the interest rate swap agreement to any institution provided that certain conditions set forth in the interest rate swap agreement are met, and (iii) the interest rate swap agreement may be amended or terminated.

    The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in February 2017 and upon termination of the interest rate swap agreement no further amounts will be paid to the swap provider by the issuing entity and no further amounts will be paid to the issuing entity by the swap provider.

    We believe that the maximum probable exposure under the interest rate swap agreement is less than 10% (the significance percentage) of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the cut-off date.

    To the extent that the final Class Certificate Balances of the Group I Certificates vary from the amounts set forth on the cover page of this prospectus supplement, the applicable interest rate swap notional amounts set forth on Annex II to this prospectus supplement will be adjusted proportionately.

Overcollateralization Provisions for Group I

    The trust agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the Group I LIBOR Certificates, but only to the limited extent described below.

    The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of Group I Certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the Group I Mortgage Loans. The portion, if any, of the Group I Available Funds and any Net Swap Receipts not required to be distributed to holders of the Group I LIBOR Certificates or paid to the Supplemental Interest Account as described above on any distribution date will be paid to the holders of the Class I-CE certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts, Group I Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts.

    With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over (b) the aggregate Class Certificate Balance of the Group I LIBOR Certificates as of that date (after taking into account the distribution of the Group I Principal Remittance Amount on those certificates on that distribution date) is the "Subordinated

Amount" as of that distribution date. The trust agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Group I Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "Subordination Deficiency"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "Extra Principal Distribution Amount." The required level of the Subordinated Amount with respect to a distribution date is the "Group I Specified Subordinated Amount" and is set forth in the definition of Group I Specified Subordinated Amount in the "Glossary" in this prospectus supplement. Total Monthly Excess Spread will then be applied to the payment of principal of the class or classes of Group I Certificates then entitled to distributions of principal, to the extent necessary to maintain the Subordinated Amount at the Group I Specified Subordinated Amount.

    In the event that a Group I Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the trust agreement provides that some or all of the principal which would otherwise be distributed to the holders of the Group I LIBOR Certificates on that distribution date will be distributed to the holders of the Class I-CE certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Group I Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the Group I LIBOR Certificates or a Defaulted Swap Termination Payment owed to the swap provider) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the Group I LIBOR Certificates relative to the amortization of the Group I Mortgage Loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Group I Specified Subordinated Amount is the "Excess Subordinated Amount" with respect to that distribution date. If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Group I Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Group I LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class I-CE certificates (to the extent not required to pay Unpaid Interest Amounts, Group I Unpaid Realized Loss Amounts or Basis Risk Carry Forward Amounts to the Group I LIBOR Certificates or a Defaulted Swap Termination Payment to the swap provider) in an amount equal to the lesser of
(x) the Excess Subordinated Amount and (y) the Group I Net Monthly Excess Cash Flow (referred to as the "Subordination Reduction Amount" for that distribution date). The "Group I Net Monthly Excess Cash Flow" is the amount of Group I Available Funds remaining on a distribution date after taking into account the amount necessary to make all payments of interest and principal to the Group I LIBOR Certificates and all amounts required to be paid to the swap provider on that distribution date (other than Defaulted Swap Termination Payments).

Allocation of Group II Available Funds to the Group II Certificates

   Distributions to holders of each class of Group II Senior Certificates will be made on each distribution date from Group II Available Funds related to the applicable Subgroup and, to the extent of cross-collateralization payments described under "--Subordination of Group II Subordinate Certificates--Cross-Collateralization" below, from Group II Available Funds from the other Subgroup of Group II remaining after payment of the Group II Senior Certificates related to such other Subgroup. Distributions to holders of the Class II-1-PO certificates will be made on each distribution date from Group II Available Funds related to Subgroup II-1 and distributions to holders of the Class II-2-PO certificates will be made on each distribution date from Group II Available Funds related to Subgroup II-2. Distributions to holders of the Class II-1-IO certificates will be made on each distribution date from Group II Available Funds related to Subgroup II-1, and distributions to holders of the Class II-2-IO certificates will be made on each Distribution Date from Group II Available Funds related to Subgroup II-2. Distributions to holders of the Group II Subordinate Certificates will be made on each distribution date from Group II Available Funds related to both Subgroups of Group II in the aggregate remaining after distribution of amounts due to all of the Group II Senior Certificates.

    On each distribution date, the Group II Available Funds will be distributed in accordance with this paragraph and in the order of priority set forth below among the Group II Certificates to the extent available:

    first, concurrently,

            (A) from the Group II Available Funds for Subgroup II-1, to the Subgroup II-1 Certificates (other than the Class II-1-PO certificates), pro rata, the applicable Group II Accrued Certificate Interest for that distribution date; provided, that for purposes of distributions pursuant to this clause (A), the Group II Accrued Certificate Interest for the Class II-1-IO certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class II-1-IO certificates attributable to the Subgroup II-1 Mortgage Loans; provided, further, that (i) the Group II Accrued Certificate Interest with respect to the Class II-1-A-4, Class II-1-A-6 and Class II-1-A-15 certificates on or before the Class II-1-A-4 Accretion Termination Date, the Class II-1-A-6 Accretion Termination Date or the Class II-1-A-15 Accretion Termination Date, respectively, will be added to the Class Certificate Balance of the Class II-1-A-4, Class II-1-A-6 and Class II-1-A-15 certificates, respectively, and distributed as principal, as described under "--Principal on Group II Certificates," "--Principal Allocation of the Class II-1-A-4 Accrual Amounts," "--Principal Allocation of the Class II-A-6 Accrual Amounts" and "--Principal Allocation of the Class II-1-A-15 Accrual Amounts" in this prospectus supplement;

            (B) from the Group II Available Funds for Subgroup II-2, to the Class II-AR, Class II-2-A-1 and Class II-2-IO certificates, pro rata, the applicable Group II Accrued Certificate Interest for that distribution date; provided, that for purposes of distributions pursuant to this clause (B), the Group II Accrued Certificate Interest for the Class II-2-IO certificates will be calculated solely on the basis of that portion of the Notional Amount of the Class II-2-IO certificates attributable to the mortgage loans in Subgroup II-2; and

    second, concurrently,

        (A) from the Group II Available Funds for Subgroup II-1, to the Subgroup II-1 Certificates (other than the Class II-1-A-9 and Class I-1-A-14 certificates) and Class II-1-PO certificates, concurrently, as follows:

            (1) to the Subgroup II-1 Certificates (other than the Class II-1-A-9 and Class I-1-A-14 certificates), the Group II Senior Optimal Principal Amount for Subgroup II-1 for that distribution date sequentially as follows:

                (a) first, to the Class II-1-A-7 and Class II-1-A-10
            certificates, pro rata, the Subgroup II-1 Priority Principal Distribution Amount, until their Class Certificate Balances are reduced to zero;

                (b) second, to the Class II-1-A-1, Class II-1-A-11, Class
            II-1-A-12 and Class II-1-A-13 certificates, pro rata, up to an amount of $1,900,000 until their Class Certificate Balances are reduced to zero;

                (c) third, sequentially to the Class II-1-A-5 and Class II-1-A-6 certificates, up to an amount of $445,000 until their Class Certificate Balances are reduced to zero;

                (d) fourth, sequentially to the Class II-1-A-8 and Class
            II-1-A-15 certificates, until their Class Certificate Balances are reduced to zero;

                (e) fifth, to the Class II-1-A-2 and Class II-1-A-3
            certificates, pro rata, until their Class Certificate Balances are reduced to zero;

                (f) sixth, to the Class II-1-A-4 certificates until its Class
            Certificate Balance is reduced to zero;

                (g) seventh, sequentially to the Class II-1-A-5 and Class
            II-1-A-6, until their Class Certificate Balances are reduced to zero;

                (h) eighth, to the Class II-1-A-1, Class II-1-A-11, Class
            II-1-A-12 and Class II-1-A-13, pro rata, until their Class Certificate Balances are reduced to zero; and

                (i) ninth, to the Class II-1-A-7 and Class II-1-A-10
            certificates, pro rata, until their Class Certificate Balances are reduced to zero; and

            (2) to the Class II-1-PO certificates, the Group II-PO Principal Distribution Amount for Subgroup II-1 for that distribution date, until its Class Certificate Balance is reduced to zero;

provided, however, that notwithstanding the priorities above, on each distribution date after the Cross-Over Date, distributions of principal on the Subgroup II-1 Certificates (other than the Class II-1-A-9 and Class II-1-A-14 certificates) will be made pro rata among all such certificates based on their Class Certificate Balances, until their Class Certificate Balances are reduced to zero.

        (B) from the Group II Available Funds for Subgroup II-2, to the Class II-AR, Class II-2-A-1 and Class II-2-PO certificates, concurrently, as follows:

            (1) sequentially to the Class II-AR and Class II-2-A-1 certificates, the Group II Senior Optimal Principal Amount for Subgroup II-2 for that distribution date, until their Class Certificate Balances are reduced to zero;

            (2) to the Class II-2-PO certificates, the Group II-PO Principal Distribution Amount for Subgroup II-2 for that distribution date, until its Class Certificate Balance is reduced to zero; and

    third, on any distribution date on or prior to the Cross-Over Date, (A)(i) first, from any PO Recoveries for that distribution date related to Subgroup II-1, to the Class II-1-PO certificates, up to the Subgroup II-1-PO Deferred Amount for that distribution date and (ii) second, from the remaining Group II Available Funds for Subgroup II-1, to the Class II-1-PO certificates, up to the remaining Subgroup II-1-PO Deferred Amount for that distribution date and (B)(i) first, from any PO Recoveries for that distribution date related to Subgroup II-2 to the Class II-2-PO certificates, up to the Subgroup II-2-PO Deferred Amount for that distribution date and (ii) second, from the remaining Group II Available Funds for Subgroup II-2 to the Class II-2-PO certificates, up to the remaining Subgroup II-2-PO Deferred Amount for that Distribution Date; provided that, (1) on any distribution date, the aggregate of the distributions pursuant to clauses (A)(ii) and (B)(ii) of this priority third of any Group II PO Deferred Amounts will not exceed the Group II Subordinate Principal Distribution Amount for that distribution date, (2) such distributions will not reduce the Class Certificate Balance of the Class II-1-PO or Class II-2-PO certificates and
(3) no distribution will be made in respect of any such Group II PO Deferred Amounts after the Cross-Over Date;

    fourth, from the remaining Group II Available Funds for both Subgroups in Group II in the aggregate, to the Class II-M-1 certificates in the following order: (1) the Group II Accrued Certificate Interest on the

Class II-M-1 certificates for that distribution date and (2) the Class II-M-1 certificates' Allocable Share for that distribution date;

    fifth, from the remaining Group II Available Funds for both Subgroups in Group II in the aggregate, to the Class II-B-1 certificates in the following order: (1) the Group II Accrued Certificate Interest on the Class II-B-1 certificates for that distribution date and (2) the Class II-B-1 certificates' Allocable Share for that distribution date;

    sixth, from the remaining Group II Available Funds for both Subgroups in Group II in the aggregate, to the Class II-B-2 certificates in the following order: (1) the Group II Accrued Certificate Interest on the Class II-B-2 certificates for that distribution date and (2) the Class II-B-2 certificates' Allocable Share for that distribution date;

    seventh, from the remaining Group II Available Funds for both Subgroups in Group II in the aggregate, to the Class II-B-3 certificates in the following order: (1) the Group II Accrued Certificate Interest on the Class II-B-3 certificates for that distribution date and (2) the Class II-B-3 certificates' Allocable Share for that distribution date;

    eighth, from the remaining Group II Available Funds for both Subgroups in Group II in the aggregate, to the Class II-B-4 certificates in the following order: (1) the Group II Accrued Certificate Interest on the Class II-B-4 certificates for that distribution date and (2) the Class II-B-4 certificates' Allocable Share for that distribution date;

    ninth, from the remaining Group II Available Funds for both Subgroups in Group II in the aggregate, to the Class II-B-5 certificates in the following order: (1) the Group II Accrued Certificate Interest on the Class II-B-5 certificates for that distribution date and (2) the Class II-B-5 certificates' Allocable Share for that distribution date; and

    tenth, to the Class II-AR certificates, any remaining portion (which is expected to be zero) of the Group II Available Funds in each Group II REMIC for that distribution date.

    Distributions to certificates pro rata will be made based upon the Class Certificate Balances of the respective certificates.

Interest on Group II Certificates

    Interest will accrue on the Group II Certificates (other than the Class II-1-PO and Class II-2-PO certificates) on their respective Class Certificate Balances or Notional Amounts, as applicable, at the respective Pass-Through Rate during each Interest Accrual Period; provided, however, the Group II Accrued Certificate Interest with respect to the Class II-1-A-4, Class II-1-A-6 and Class II-1-A-15 certificates on or before the applicable Accretion Termination Date will instead be added to the Class Certificate Balance of the Class II-1-A-4, Class II-1-A-6 and Class II-1-A-15 certificates, as applicable.

    The Class II-1-PO and Class II-2-PO certificates are principal-only certificates and will not accrue interest.

    The "Group II Accrued Certificate Interest" for each class of certificates (other than the Class II-1-PO and Class II-2-PO certificates) of Group II for each distribution date will be an amount equal to (1) the interest accrued at such class's Pass-Through Rate during the related Interest Accrual Period on the Class Certificate Balance or the Notional Amount, as applicable, of such class of certificates, minus each class's pro rata share of any related Net Interest Shortfalls, the interest portion of any Excess Losses through the Cross-Over Date to the extent allocated to such class and, after the Cross-Over Date, the interest portion of Realized Losses for Group II, including Excess Losses for

Group II, to the extent allocated to such class plus (2) the portion of any Group II Accrued Certificate Interest referred to in clause (1) above for that class remaining undistributed from previous distribution dates.

    With respect to any distribution date, the "Net Interest Shortfall" will equal the sum of:

            (1) the aggregate amount of interest that would otherwise have been received for each Group II Mortgage Loan that was the subject of a Relief Act Reduction (such amount, the "Group II Interest Shortfall"); and

            (2) any related Net Prepayment Interest Shortfall.

    With respect to any distribution date, the "Net Prepayment Interest Shortfall" will equal the aggregate Prepayment Interest Shortfalls on the Group II Mortgage Loans with respect to that distribution date less any Compensating Interest received with respect to such Prepayment Interest Shortfalls with respect to the Group II Mortgage Loans.

    The amount of Group II Accrued Certificate Interest that would have been allocated to the Class II-1-IO or Class II-2-IO certificates in respect of either Subgroup in Group II will be based on the amount of interest accruing on the portion of the Class II-1-IO Notional Amount or Class II-2-IO Notional Amount, respectively, derived from such Subgroup in Group II. The amount of Group II Accrued Certificate Interest that would have been allocated to each class of Group II Subordinate Certificates in respect of any Subgroup in Group II shall be based upon the amount of interest accruing at the Required Coupon for such Subgroup in Group II, on such class' proportionate share, based on Class Certificate Balance, of the Group II Subordinate Amount for that Distribution Date. See "--Allocation of Losses on the Group II Certificates" below and "Servicing of the Mortgage Loans--Servicing Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

    The interest portion of any Realized Losses (other than Excess Losses) occurring prior to the Cross-Over Date will not be allocated among any certificates, but will reduce the amount of Group II Available Funds for the related Subgroup of Group II on the related distribution date. As a result of the subordination of the Group II Subordinate Certificates, such losses will be borne first by the related outstanding Group II Subordinate Certificates in inverse order of priority (e.g., first to Class II-B-5, then to Class II-B-4, and so forth). For this purpose, the Class II-M-1 Certificates will be treated as the most senior class of Group II Subordinate Certificates.

    If Group II Available Funds and available credit enhancement for any Subgroup of Group II are insufficient on any distribution date to distribute the aggregate Group II Accrued Certificate Interest on the classes of Group II Senior Certificates (other than the Class PO Certificates) related to such Subgroup of Group II, any shortfall in available amounts will be allocated among those classes in proportion to the amounts of Group II Accrued Certificate Interest otherwise distributable to those classes (or, with respect to the Class II-1-IO or Class II-2-IO certificates, the portion of its Group II Accrued Certificate Interest derived from the related Subgroup of Group II). The amount of any such undistributed Group II Accrued Certificate Interest will be added to the amount of interest to be distributed on those certificates entitled to distributions of interest on subsequent distribution dates in accordance with the definition of Group II Accrued Certificate Interest in this prospectus supplement. No interest will accrue on any Group II Accrued Certificate Interest remaining undistributed from previous distribution dates.

Principal on Group II Certificates

    Distributions in reduction of the Class Certificate Balance of each certificate in Group II entitled to principal distributions will be made on each distribution date. The Class II-1-IO and Class II-2-IO certificates do not have a Class Certificate Balance and will not be entitled to distributions of principal.

    Distributions in reduction of the Class Certificate Balance of each class of Group II Senior Certificates of a Subgroup of Group II entitled to principal distributions will be made on each Distribution Date as described in the second paragraph under "--Allocation of the Group II Available Funds to the Group II Certificates" above in accordance with priority second. The Group II Available Funds related to such Subgroup of Group II remaining after the distribution of interest will be allocated to the Group II Senior Certificates of such Subgroup of Group II (other than the Class II-1-IO and Class II-2-IO certificates) in an aggregate amount not to exceed the sum of the Group II Senior Optimal Principal Amount for such Subgroup of Group II and the Group II PO Principal Distribution Amount for such Subgroup of Group II, if any, for the respective distribution date. If the Group II Available Funds are insufficient to make the full distribution as described in the second paragraph under "--Allocation of Group II Available Funds to the Group II Certificates" above in accordance with priority second (A) and (B) such Group II Available Funds will be distributed to the Group II Senior Certificates of the related Subgroup and the related Class PO Certificates, pro rata, based on the applicable Group II Senior Optimal Principal Amount and the Group II PO Principal Distribution Amount, respectively.

    Distributions in reduction of the Class Certificate Balances of the Group II Subordinate Certificates will be made on each distribution date as described in the second paragraph under "--Allocation of Group II Available Funds to the Group II Certificates" above in accordance with priorities fourth through ninth, as adjusted for cross-collateralization as described under "--Subordination of Group II Subordinate Certificates--Cross-Collateralization" below.

    If the Class Prepayment Distribution Trigger is not satisfied for a class of outstanding Group II Subordinate Certificates on any distribution date, this may have the effect of accelerating the amortization of more senior ranking classes of the Group II Subordinate Certificates because the amount of principal prepayments, net Liquidation Proceeds and net Insurance Proceeds otherwise distributable to such class will be distributable among the outstanding Group II Subordinate Certificates as to which the Class Prepayment Distribution Trigger has been satisfied, on a pro rata basis. On any Distribution Date, any reduction in funds available for distribution to the classes of Group II Subordinate Certificates resulting from a distribution of any Group PO Deferred Amounts to the Class PO Certificates, or to cover any shortfalls in distributions of principal to the Group II Senior Certificates of any Subgroup of Group II due to a shortfall in Group II Available Funds for such Subgroup of Group II, will be allocated to the classes of Group II Subordinate Certificates, in inverse order of priority.

Principal Allocation of the Class II-1-A-4 Accrual Amounts

    On each distribution date prior to the Class II-1-A-4 Accretion Termination Date, the Class II-1-A-4 Accrual Amount will be added to the Class Certificate Balance of the Class II-1-A-4 certificates (and thereafter accrue interest at the applicable Pass-Through Rate).

    On each distribution date prior to the Class II-1-A-4 Accretion Termination Date, the Class II-1-A-4 Accrual Amount, if any, will be distributed as principal in the following order of priority:

        first, to the Class II-1-A-2 and Class II-1-A-3 certificates, pro rata, until the Class Certificate Balance for each such class has been reduced to zero, and second, to the Class II-1-A-4 certificates, until the Class Certificate Balance for such class has been reduced to zero.

Principal Allocation of the Class II-1-A-6 Accrual Amounts

    On each distribution date prior to the Class II-1-A-6 Accretion Termination Date, the Class II-1-A-6 Accrual Amount will be added to the Class Certificate Balance of the Class II-1-A-6 certificates (and thereafter accrue interest at the applicable Pass-Through Rate).

    On each distribution date prior to the Class II-1-A-6 Accretion Termination Date, the Class II-1-A-6 Accrual Amount, if any, will be distributed as principal sequentially to the Class II-1-A-5 and Class II-1-A-6 certificates until the Class Certificate Balance for each such class has been reduced to zero.

Principal Allocation of the Class II-1-A-15 Accrual Amounts

    On each distribution date prior to the Class II-1-A-15 Accretion Termination Date, the Class II-1-A-15 Accrual Amount will be added to the Class Certificate Balance of the Class II-1-A-15 certificates (and thereafter accrue interest at the applicable Pass-Through Rate).

    On each distribution date prior to the Class II-1-A-15 Accretion Termination Date, the Class II-1-A-15 Accrual Amount, if any, will be distributed as principal sequentially to the Class II-1-A-8 and Class II-1-A-15 certificates until the Class Certificate Balance for each such class has been reduced to zero.

Recoveries on Group II Mortgage Loans

  Prior to the Cross-Over Date, Non-PO Recoveries received during a Prepayment Period with respect to a loss on a Group II Mortgage Loan will be treated as a principal prepayment and will result in a payment of principal to one or more corresponding classes of related certificates in Group II on the related distribution date. It is possible that such payment will not be made to the class that originally bore the loss. Further, even though a class may have previously had its Class Certificate Balance reduced as a result of a loss for which there is later a Non-PO Recovery, that class will not be entitled to any interest on the amount of such reduction. Because such Non-PO Recoveries result in a payment of principal to certain classes without a corresponding decrease in the aggregate Pool Balance of the Group II Mortgage Loans, the Class Certificate Balance of one or more classes of certificates that have been allocated Realized Losses, will be increased, as follows:

    (a) first, up to the amount of the Non-PO Recoveries with respect to a Subgroup of Group II, the Class Certificate Balance of each class of Group II Senior Certificates (other than the Class II-1-PO, Class II-2-PO Certificates and the interest-only certificates) of the Subgroup of Group II corresponding to that Subgroup of Group II will be increased, pro rata, up to the amount of unrecovered Realized Losses previously allocated to such class, if any; and

    (b) second, up to the amount of the Non-PO Recoveries remaining after allocation pursuant to clause (a) the Class Certificate Balance of each class of Group II Subordinate Certificates, in order of seniority, will be increased by the amount of unrecovered Realized Losses previously allocated to such class, if any.

    Commencing on the Cross-Over Date, the amount of any Group II Subsequent Recovery on a Group II Mortgage Loan received during a Prepayment Period will be distributed to the Group II Senior Certificates, without a corresponding reduction in their Class Certificate Balances, as follows: (i) the PO Percentage of the Group II Subsequent Recovery will be distributable to the outstanding class of Class PO Certificates related to the Group II Mortgage Loans, and (ii) the amount of the Group II Subsequent

Recovery remaining after distribution pursuant to the preceding clause (i) will be distributable to the classes of Group II Senior Certificates (other than the Class II-1-PO, and Class II-2-PO Certificates and Interest-Only Certificates) of the Group II certificates corresponding to that Subgroup of Group II, pro rata.

Allocation of Losses on the Group II Certificates

    On each distribution date, the applicable PO Percentage of the principal portion of any Realized Loss (including any Excess Loss) on (a) a Discount Loan in Subgroup II-1 will be allocated to the Class II-1-PO certificates and (b) a Discount Loan in Subgroup II-2 will be allocated to the Class II-2-PO certificates, in each case, until the Class Certificate Balance of such certificates is reduced to zero.

    On each distribution date prior to the Cross-Over Date, distributions in respect of the Subgroup II-1-PO Deferred Amount and the Subgroup II-2-PO Deferred Amount will be made on the Class II-1-PO or Class II-2-PO certificates, respectively, in each case, in accordance with priority third of the second paragraph under "--Allocation of Group II Available Funds to the Group II Certificates" above to the extent of any PO Recoveries and any other Group II Available Funds remaining after distributions in accordance with priority second of that paragraph. Any distribution of such PO Recoveries and any other Group II Available Funds in respect of a Group PO Deferred Amount will not reduce the Class Certificate Balance of the Class PO Certificates. No interest will accrue on any Group PO Deferred Amount. On each distribution date prior to the Cross-Over Date, the Class Certificate Balance of the most subordinate class of the Group II Subordinate Certificates then outstanding will be reduced by the amount of any distributions made on the distribution date to the Class PO Certificates in respect of any Group PO Deferred Amounts, through the operation of the Class PO Deferred Payment Writedown Amount. After the Cross-Over Date no distributions will be made in respect of any related Group PO Deferred Amount and Realized Losses will be allocated to the related Class PO Certificates without a right of reimbursement from any other class of certificates.

    Prior to the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss will be allocated among the outstanding classes of Group II Subordinate Certificates, in inverse order of priority of payment, until the Class Certificate Balance of each class has been reduced to zero.

    Commencing on the Cross-Over Date, the applicable Non-PO Percentage of the principal portion of any Realized Loss will be allocated among the outstanding classes of the Group II Senior Certificates (other than the Class PO Certificates and the interest-only certificates) of the Subgroup of Group related to the mortgage loan that incurred the Realized Loss; provided, however, that the Class II-1-A-10 certificates will also bear the principal portion of all Realized Losses (other than Excess Losses) allocable to the Class II-1-A-7 certificates for so long as the Class Certificate Balance of the Class II-1-A-10 certificates is greater than zero and the Class II-1-A-13 certificates will also bear the principal portion of all Realized Losses (other than Excess Losses) allocable to the Class II-1-A-1, Class II-1-A-11 and Class II-1-A-12 certificates for so long as the Class Certificate Balance of the Class II-1-A-13 certificates is greater than zero.

    With respect to any Subgroup of Group II, the applicable Non-PO Percentage of the principal portion of any Excess Loss in such Subgroup of Group II for any distribution date will be allocated pro rata among all outstanding classes of Group II Senior Certificates (other than the Class PO Certificates and the Interest-Only Certificates) of the related Subgroup of Group II and all the outstanding Group II Subordinate Certificates, in each case, based on their then-outstanding Class Certificate Balances (or with respect to such Group II Subordinate Certificates, based on its pro rata share of the related Subordinate Amount).

    On each distribution date, the Group II Subordinate Certificate Writedown Amount, if any, will be deemed a Realized Loss, and will be allocated to the most subordinate class of Group II Subordinate Certificates then outstanding.

    A Deficient Valuation may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the mortgaged property at an amount less than the then outstanding principal balance of the mortgage loan secured by such mortgaged property and reduces the secured debt to such value. In such case, the trust, as the holder of such mortgage loan, would become an unsecured creditor to the extent of the difference between the outstanding principal balance of such mortgage loan and such reduced secured debt.

    All allocations of Realized Losses to a class of certificates will be accomplished on a distribution date by reducing the Class Certificate Balance of the class by the appropriate share of any such losses occurring during the month preceding the month of such distribution date and, accordingly, will be taken into account in determining the distributions of principal and interest on the certificates commencing on the following distribution date.

    The interest portion of all Realized Losses will be allocated among the applicable outstanding classes of certificates of the related Subgroup of Group II entitled to distributions of interest as described under "-Interest on Group II Certificates" above.

    No reduction of the Class Certificate Balance of any class of Group II Senior Certificates (other than the Interest-Only Certificates and Class PO Certificates) will be made on any distribution date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Class Certificate Balance of all of the Group II Certificates as of that distribution date to an amount less than the Pool Balance for all of the Subgroups of Group II in the aggregate as of the following distribution date minus (i) any Deficient Valuations occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and minus (ii) the PO Percentage of the Scheduled Principal Balance of any related Discount Loans.

    Debt Service Reductions are not Realized Losses, and the principal portion of Debt Service Reductions will not be allocated in reduction of the Class Certificate Balance of any certificate. However, after the Bankruptcy Loss Coverage Amount has been reduced to zero, the portion of the Group II Senior Optimal Principal Amount relating to a Subgroup of Group II, any applicable Group PO Principal Distribution Amount and Subordinate Optimal Principal Amount relating to a Subgroup of Group II representing scheduled principal payments will be reduced by the amount of the principal portion of any Debt Service Reductions related to that Subgroup of Group II. Regardless of when they occur, Debt Service Reductions related to a Subgroup of Group II may reduce the amount of Group II Available Funds of that Subgroup of Group II otherwise available for distribution on a distribution date. As a result of the subordination of the Group II Subordinate Certificates, the reduction in Group II Available Funds of any Subgroup of Group II resulting from any Debt Service Reductions will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

Subordination of Group II Subordinate Certificates

    Priority of Group II Senior Certificates

    As of the date of the initial issuance of the certificates, the aggregate Class Certificate Balance of the Group II Subordinate Certificates will equal approximately 5.95% of the initial aggregate Pool Balance for all of the Subgroups of Group II. The rights of the holders of the Group II Subordinate Certificates to receive distributions with respect to the Group II Mortgage Loans will be subordinate to such rights of the holders of the Group II Senior Certificates, to the extent described above. The subordination of the Group II Subordinate Certificates is intended:

            (1) to enhance the likelihood of timely receipt by the holders of the Group II Senior Certificates (to the extent of the subordination of the Group II Subordinate Certificates) of the full amount of the scheduled monthly distributions of principal and interest allocable to the Group II Senior Certificates; and

            (2) to afford the holders of the Group II Senior Certificates (to the extent of the subordination of the Group II Subordinate Certificates) protection against Realized Losses, to the extent described above.

    If Realized Losses in a Subgroup of Group II exceed the credit support provided to the Group II Senior Certificates of the related Subgroup of Group II through subordination, or if Excess Losses in a Subgroup of Group II occur, all or a portion of such losses will be borne by those related Group II Senior Certificates.

    The protection afforded to the holders of Group II Senior Certificates of each Subgroup of Group II by means of the subordination feature will be accomplished by:

            (1) the preferential right of such holders to receive, prior to any distribution being made on a distribution date in respect of the Group II Subordinate Certificates, in accordance with the paydown rules specified under "--Allocation of Group II Available Funds to the Group II Certificates" above, the amounts due to the holders of the Group II Senior Certificates on each distribution date out of the related Group II Available Funds on that distribution date and, if necessary, by the right of holders to receive future distributions on the Group II Mortgage Loans that would otherwise have been payable to the holders of the Group II Subordinate Certificates;

            (2) the allocation to the Group II Subordinate Certificates of the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss to the extent set forth in this prospectus supplement; and

            (3) the allocation to the Group II Subordinate Certificates of the applicable PO Percentage of the principal portion of any Non-Excess Realized Loss on a Discount Loan to the extent set forth in this prospectus supplement through the operation of any Class PO Deferred Payment Writedown Amount.

    The allocation of the principal portion of Realized Losses described in this prospectus supplement to the Group II Subordinate Certificates on any distribution date will decrease the protection provided to the Group II Senior Certificates then outstanding on future distribution dates by reducing the aggregate Class Certificate Balance of the Group II Subordinate Certificates then outstanding.

    In addition, in order to extend the period during which the Group II Subordinate Certificates remain available as credit enhancement for the Group II Senior Certificates, the entire amount of the applicable Non-PO Percentage of any prepayment of principal with respect to a Group II Mortgage Loan will be allocated to the Group II Senior Certificates of the related Subgroup of Group II then entitled to principal distributions (other than the Class PO Certificates) during at least the first five years after the date of initial issuance of the certificates, with such allocation being subject to reduction thereafter as described in this prospectus supplement. This allocation has the effect of accelerating the amortization of the Group II Senior Certificates as a group (other than the Class PO Certificates) while, in the absence of losses in respect of the Group II Mortgage Loans, increasing the percentage interest in the principal balance of the Group II Mortgage Loans evidenced by the Group II Subordinate Certificates.

    After the payment of amounts distributable in respect of the Group II Senior Certificates on each distribution date, the Group II Subordinate Certificates will be entitled to the remaining portion, if any, of the aggregate Group II Available Funds in an amount equal to the Group II Accrued Certificate Interest on the Group II Subordinate Certificates for that distribution date (which includes any remaining undistributed Group II Accrued Certificate Interest from previous distribution dates) and the sum of the Allocable Shares of the Group II Subordinate Certificates. These amounts actually distributed to the holders of the Group II Subordinate Certificates will not be available to cover any shortfalls in distributions or any Realized Losses on subsequent distribution dates.

    Priority Among Group II Subordinate Certificates

    As of the date of the initial issuance of the certificates, the aggregate Class Certificate Balance of the Class II-B-3, Class II-B-4 and Class II-B-5 certificates, all of which are subordinate in right of distribution to the Class II-M-1, Class II-B-1 and Class II-B-2 certificates offered under this prospectus supplement, will equal approximately 0.50%, 0.30% and 0.80%, respectively, of the initial aggregate Pool Balance for all of the Subgroups of Group II and approximately 8.40%, 5.04% and 13.45%, respectively, of the initial aggregate Class Certificate Balance of all of the Group II Subordinate Certificates. On each distribution date, the holders of any particular class of Group II Subordinate Certificates will have a preferential right to receive the amounts due to them on such distribution date out of Group II Available Funds prior to any distribution being made on such date on each class of Group II Subordinate Certificates ranking subordinate to such class.

    In addition, with respect to a Subgroup of Group II, the applicable Non-PO Percentage of the principal portion of any Non-Excess Realized Loss and any Class PO Deferred Payment Writedown Amount will be allocated, to the extent set forth in this prospectus supplement, in reduction of the Class Certificate Balances of the Group II Subordinate Certificates in inverse order of priority of such certificates. The effect of the allocation of such Realized Losses and of any Class PO Deferred Payment Writedown Amount to a class of Group II Subordinate Certificates will be to reduce future distributions allocable to such class and increase the relative portion of distributions allocable to more senior classes of certificates of the related Subgroup of Group II.

    In order to maintain the relative levels of subordination among the Group II Subordinate Certificates, the applicable Non-PO Percentage of prepayments and certain other unscheduled recoveries of principal in respect of the Group II Mortgage Loans (which in certain cases may not be distributable to those certificates for at least the first five years after the date of initial issuance of the certificates) will not be distributable to the holders of any class of Group II Subordinate Certificates on any distribution date for which the Class Prepayment Distribution Trigger is not satisfied. See "--Principal on Group II Certificates" above. If the Class Prepayment Distribution Trigger is not satisfied with respect to any class of Group II Subordinate Certificates (other than the Class M-1 certificates), the amortization of more senior ranking classes of Group II Subordinate Certificates may occur more rapidly than would otherwise have been the case.

    As a result of the subordination of the Group II Subordinate Certificates, these certificates in increasing order of priority of payment will be more sensitive than more senior ranking classes of certificates to the rate of delinquencies and defaults on the Group II Mortgage Loans, and under certain circumstances investors in such certificates may not recover their initial investment.

    Cross-Collateralization

    In addition to the distributions to the Group II Senior Certificates described under "--Allocation of Group II Available Funds to the Group II Certificates" above, the Group II Senior Certificates may receive additional principal and interest distributions on each distribution date prior to the Cross-Over

Date of funds otherwise payable to the Group II Subordinate Certificates but which are required to be applied to payment of the Group II Senior Certificates as follows: (i) first, to cover any Group II Accrued Certificate Interest on the Group II Senior Certificates (other than the Class II-1-PO and Class II-2-PO certificates) remaining unpaid, (ii) second, in respect of Group PO Deferred Amounts for the Class II-1-PO and Class II-2-PO certificates, as applicable, then payable but not paid from Group II Available Funds for the related Subgroup of Group II, (iii) third, to pay principal of the Group II Senior Certificates (other than the Class II-1-A-9, Class II-1-A-14, Class II-1-PO and Class II-2-PO certificates) of an Undercollateralized Subgroup, and (iv) fourth, to maintain subordination levels under limited circumstances where the Group II Senior Certificates (other than the related Class PO Certificates and Interest-Only Certificates) of another Subgroup of Group II have been paid in full as described below.

    To the extent any Group II Accrued Certificate Interest with respect to any class of one or more of the Group II Senior Certificates (other than the Class II-1-PO and Class II-2-PO certificates) remains unpaid, Group II Available Funds remaining from such other Subgroup or Subgroups of Group II after payments on the Group II Senior Certificates in such Subgroup of Group II will be applied to cover such unpaid Group II Accrued Certificate Interest, and, to the extent payable to another Subgroup of Group II or more than one class within a Subgroup of Group II, will be applied pro rata based on the amounts of such unpaid Group II Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.

    Prior to the Cross-Over Date, to the extent any Group PO Deferred Amount for any Subgroup of Group II then payable has not been paid from PO Recoveries and any other Group II Available Funds for the related Subgroups of Group II, then, following any payments to the Group II Senior Certificates pursuant to the preceding paragraph, amounts that would otherwise constitute the Subordinate Principal Distribution Amount will be applied to pay any such unpaid Group PO Deferred Amount. Any application of the Subordinate Principal Distribution Amount pursuant to this paragraph will reduce distributions of such amount to the Group II Subordinate Certificates in reverse order of priority pursuant to the priorities set forth above under "--Allocation of Group II Available Funds to the Group II Certificates."

    If on any distribution date any Subgroup of Group II is an Undercollateralized Subgroup of Group II, then all amounts otherwise distributable as principal on the Group II Subordinate Certificates as the Group II Subordinate Principal Distribution Amount (other than amounts needed to pay any Group PO Deferred Amounts as described above) will be paid to the Group II Senior Certificates (other than the related Interest-Only Certificates and Class PO Certificates) related to each Undercollateralized Subgroup of Group II as principal in accordance with the priorities set forth above under "--Allocation of Group II Available Funds to the Group II Certificates" until the aggregate Class Certificate Balance of the Group II Senior Certificates (other than the related Interest-Only Certificates and Class PO Certificates) after allocation of all principal payments related to each Undercollateralized Group equals the Pool Balance of the related Subgroup of Group II (net of the PO Percentage of the Scheduled Principal Balance of the Discount Loans in such Subgroup of Group II, if any) as of the following distribution date. Any application of the Subordinate Principal Distribution Amount pursuant to this paragraph will reduce distributions of such amount to the Group II Subordinate Certificates in reverse order of priority pursuant to the priorities set forth above under "--Allocation of Group II Available Funds to the Group II Certificates."

    On or after the distribution date on which the Class Certificate Balances of all of the Classes of the Group II Senior Certificates of any Subgroup of Group II have been reduced to zero, amounts otherwise distributable as principal on the Group II Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount (representing generally the portion of the Subordinate Principal Distribution Amount attributable to mortgage loans in the related Subgroup of Group II with respect to which the related Group II Senior Certificates have been paid in full), will be allocated pro rata among the Group II Senior Certificates of such other Subgroup of Group II, based on the aggregate Class Certificate Balances, and paid to such Group II Senior Certificates in accordance with the priorities set forth above for the applicable Subgroup of Group II under "--Allocation of Group II Available Funds to the Group II Certificates," provided that on such distribution date (a) the Aggregate Subordinate Percentage for such distribution date is less than twice the initial Subordinate Percentage or (b) the average outstanding principal balance of mortgage loans in any Subgroup of Group II delinquent 60 days or more over the last six months (including for this purpose any of such mortgage loans in bankruptcy or foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%. Any application of the Apportioned Subordinate Principal Distribution Amount to the applicable Group II Senior Certificates pursuant to this paragraph will reduce distributions of the Subordinate Principal Distribution Amount to the Group II Subordinate Certificates, pro rata, based on the Class Certificate Balances of the Group II Subordinate Certificates.

Restrictions on Transfer of the Class II-AR Certificates

    The REMIC provisions of the Code impose certain taxes on (i) transferors of residual interests of Group II to, or agents that acquire residual interests on behalf of, disqualified organizations and (ii) certain pass-through entities that have disqualified organizations as beneficial owners. No tax will be imposed on a pass-through entity (other than an "electing large partnership") with regard to the Class II-AR Certificates to the extent it has received an affidavit from each such owner indicating that such owner is not a disqualified organization or a nominee for a disqualified organization. The trust agreement will provide that no legal or beneficial interest in a Class II-AR Certificate may be transferred to or registered in the name of any person unless (i) the proposed purchaser provides to the transferor and the trust administrator an affidavit, substantially in the form set forth in the trust agreement, to the effect that, among other items, such transferee is not a disqualified organization and is not purchasing such Class II-AR Certificate as an agent (i.e., as a broker, nominee, or other such middleman) for a disqualified organization and is otherwise making such purchase pursuant to a permitted transfer and (ii) the transferor states in a writing to the trust administrator that it has no actual knowledge that such affidavit is false. Further the affidavit requires the transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to such Class II-AR Certificate in excess of cash flows generated thereby, (iii) intends to pay taxes associated with holding such Class II-AR Certificate as such taxes become due, (iv) will not cause the income attributable to such Class II-AR Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. person and (v) will not transfer such Class II-AR Certificate to any person or entity that does not provide a similar affidavit. The transferor must also certify in a writing to the trust administrator in the form set forth in the trust agreement that it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding clauses (i), (iii) and (iv) were false.

    In addition, Treasury regulations require either that (i) the transferor of a Class II-AR Certificate pay the transferee a specified minimum formula amount designed to compensate the transferee for assuming the related tax liability or
(ii) the transfer be to an eligible corporation that agrees to make any further qualifying transfers in order to meet the safe harbor against the possible disregard of such transfer. Because these rules are not mandatory but would provide safe harbor protection, the trust agreement will not require that they be met as a condition to transfer of the Class II-AR Certificates. Holders of the Class II-AR Certificates are advised to consult their tax advisors as to whether and how to qualify for protection of the safe harbor for transfers and whether or in what amount any payment should be made upon such transfer. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities" and "--Noneconomic Residual Interests" in the prospectus.

    Finally, the Class II-AR Certificates may not be purchased by or transferred to any person that is not a "U.S. Person" unless (i) such person holds such Class II-AR Certificates in connection with the conduct of trade or business within the United States and furnishes the transferor and the trust administrator with an effective Internal Revenue Service Form W-8ECI or (ii) the transferee delivers to both the transferor and the trust administrator an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class II-AR Certificates will not be disregarded for federal income tax purposes. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States, any State thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, a trust in existence on August 20, 1996 which is eligible to elect to be treated as U.S. Persons and so elects).

    The trust agreement provides that any attempted or purported transfer of Class II-AR Certificates in violation of those transfer restrictions will be null and void ab initio and will vest no rights in any purported transferee and will not relieve the transferor of any obligations with respect to the Class II-AR Certificates. Any transferor or agent to whom information is provided as to any applicable tax imposed on such transferor or agent may be required to bear the cost of computing or providing such information.

    The Class II-AR Certificates may not be purchased by or transferred to any person which is a Plan or any plan or arrangement subject to Similar Law. See "ERISA Considerations" in this prospectus supplement and "ERISA Considerations" in the prospectus.

    The Class II-AR Certificates will contain a legend describing the restrictions described above.

Reports to Certificateholders

    On each distribution date the trustee will make available via its internet website to each holder of an Offered Certificate, based on information provided to the trustee by the servicers, a statement containing the following:

    o for the applicable Group, the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds in that distribution;

    o for the applicable Group, the amount of the distribution allocable to interest, and with respect to Group I only, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such distribution date and the amount of all Basis Risk Carry Forward Amounts covered by withdrawals from the Excess Reserve Fund Account or the Supplemental Interest Account on such distribution date;

    o for the applicable Group, the aggregate amount of any principal prepayments and repurchase proceeds included in the distributions to certificateholders;

    o for the applicable Group, with respect to Group I only, if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account or Supplemental Interest Account;

    o the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date and the aggregate amount of all advances recovered during the related Due Period;

    o the aggregate Stated Principal Balance of the mortgage loans in the applicable loan group for the following distribution date;

    o the amount of the expenses and fees paid to or retained by each servicer or the trustee with respect to such distribution date, in each case, identifying the general purpose of such fees;

    o for the applicable Group, the Pass-Through Rate for each such class of certificates with respect to such distribution date;

    o for the applicable Group, the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the applicable servicer (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

    o for the applicable Group, the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 30 to 59 days, 60 to 89 days, 90 or more days, and in such other periods and for such times as required by Regulation AB (17 CFR
        229), (2) that have become REO property, (3) that are in foreclosure and
        (4) that are in bankruptcy, in each case as of the close of business on the last business day of the immediately preceding month;

    o for the applicable Group, for each of the preceding 12 calendar months, or all calendar months since the cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans in the applicable group on each of the due dates in each such month and (B) Delinquent 60 days or more on each of the due dates in each such month;

    o for the applicable Group, with respect to all mortgage loans in the applicable Group that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans in the applicable Group and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date preceding such distribution date of the REO properties;

    o for the applicable Group, the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the Determination Date preceding such distribution date;

    o with respect to Group I only, whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event);

    o with respect to Group I only, the amount on deposit in each of the Excess Reserve Fund Account and the Supplemental Interest Account (after giving effect to distributions on such distribution date);

    o with respect to Group I only, in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

    o with respect to Group I only, the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts;

    o with respect to Group I only, the Subordinated Amount and Specified Subordinated Amount;

    o with respect to Group I only, the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;

    o with respect to Group I only, the amount distributed on the Class I-CE certificates;

    o for the applicable Group, with respect to each class of certificates, any amounts not covered by Compensating Interest on such Distribution Date;

    o for the applicable Group, the number of mortgage loans in the applicable loan group with respect to which a reduction in the mortgage interest rate has occurred pursuant to the Relief Act, as well as the amount of any Interest Shortfalls during the related due period; both in the aggregate and for each class of certificates in the applicable loan group;

    o if provided by the servicer, for the applicable Group, any material changes to methodology regarding calculations of delinquencies and charge-offs;

    o if provided by the applicable servicer, for the applicable Group, any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

    o if provided by the applicable servicer, for the applicable Group, material breaches of pool asset representations or warranties or transaction covenants;

    o if provided by the applicable servicer, for the applicable Group, if applicable, information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable; and

    o if provided by the applicable servicer, for the applicable Group, any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.

    o   the amount of any Subsequent Recoveries for such distribution date;

    o   the Record Date for such distribution date; and

    o updated mortgage loan information for the mortgage loans in the applicable Group, such as weighted average interest rate, and weighted average remaining term.

    The trustee will make available the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee's investor relations desk at 1-800-735-7777. The trustee will also make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed by the trustee with respect to the issuing entity through the EDGAR system.

                         SERVICING OF THE MORTGAGE LOANS

    Countrywide Servicing will act as the servicer with respect to all of the Group I Mortgage Loans and Wells Fargo Bank will act as servicer with respect to all of the Group II Mortgage Loans. See "The Servicers" in this prospectus supplement. In servicing the mortgage loans, each servicer will be required to use customary and usual mortgage servicing practices of prudent mortgage lenders.

Subservicers

    Each servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans in the related loan group. Each servicer will remain obligated and primarily liable to the issuing entity and the trustee on behalf of the certificateholders for the servicing and administering of the mortgage loans in the related loan group in accordance with the provisions of the applicable servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the applicable servicer alone were servicing and administering such mortgage loans. Each servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the applicable servicer's compensation is sufficient to pay the subservicer fees.

Servicing Fees and Other Compensation and Payment of Expenses

    As compensation for its activities as servicer under the applicable servicing agreement, each servicer is entitled with respect to each mortgage loan it services to a servicing fee, which will be retained by such servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to one-twelfth of the applicable servicing fee rate on the Stated Principal Balance of each applicable mortgage loan. See "Description of the Certificates--Administration Fees" in this prospectus supplement. In addition, each servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, fees associated with non-sufficient funds checks, and other similar items. Each servicer will also be entitled to withdraw from any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposits in those accounts. Each servicer is required to pay all expenses incurred by it in connection with its servicing activities under the applicable servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the applicable servicing agreement.

    The trustee will not be entitled to a fee. Under the terms of the trust agreement, the trustee may withdraw from the distribution account, (i) any investment income earned on funds invested in the distribution account, which is payable to the trustee; (ii) amounts necessary to reimburse the trustee or the servicers for any previously unreimbursed advances and any advance that the servicers, or the trustee as successor servicer, deem to be nonrecoverable from the applicable mortgage loan proceeds; (iii) an amount to indemnify the trustee for amounts due under the terms of the trust agreement; (iv) amounts in respect of reimbursements to which the trustee or the servicers is entitled in accordance with the terms of the trust agreement; and (v) any other amounts permitted to be withdrawn under the terms of the trust agreement.

    The trustee will also be required to pay the costs of terminating a servicer or the costs of transferring servicing to the trustee and will be entitled to be reimbursed for those costs by the terminated servicer pursuant to the terms of the trust agreement. To the extent such servicing transfer costs are not paid by the terminated servicer, the trustee shall be reimbursed by the issuing entity for costs associated with the transfer of servicing of any of the mortgage loans from such servicer to the trustee or to any other successor servicers.

    In the event the trustee assumes the duties of a servicer under the related servicing agreement, it shall be entitled to receive as compensation, the servicing fee, if any, and other compensation that would have been payable to such servicer under such servicing agreement.

P&I Advances and Servicing Advances

    P&I Advances. Each servicer (including the trustee as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on or before the Servicer Remittance Date with respect to each mortgage loan it services subject to its determination that such advance would be recoverable. No servicer will be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans as a result of bankruptcy proceedings or the application of the Relief Act. Such P&I Advances by a servicer are reimbursable to such servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding a servicer's determination that a P&I Advance was recoverable when made, if such P&I Advance becomes a nonrecoverable advance, such servicer will be entitled to reimbursement for that P&I Advance from the issuing entity. The trustee (including any other successor trustee, if applicable), acting as successor servicer, will advance its own funds to make P&I Advances if a servicer fails to do so, subject to applicable law, its own recoverability determination and as required under the trust agreement. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

    Servicing Advances. Each servicer is required to advance amounts with respect to the mortgage loans it services, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

    o   the preservation, restoration and protection of the mortgaged property,

    o   enforcement or judicial proceedings, including foreclosures, and

    o certain other customary amounts set forth in the applicable servicing agreement.

    These servicing advances by a servicer (and the trustee as successor servicer and any other successor servicer, if applicable) are reimbursable to such servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, such servicer will be entitled to reimbursement for that servicing advance from the issuing entity. The trustee acting as successor servicer, will advance its own funds to make servicing advances if a servicer fails to do so, subject to applicable law, its own recoverability determination and as required under the trust agreement.

    Recovery of Advances. Each servicer (and the trustee as successor servicer and any other successor servicer, if applicable) may recover P&I Advances and servicing advances to the extent permitted by the trust agreement or the applicable servicing agreement, including from the collection of principal and interest on the applicable mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the borrower on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Subsequent Recoveries, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the applicable servicer from the borrower or otherwise relating to the applicable mortgage loan. If a servicer makes a P&I Advance due to a shortfall caused by the application of the Relief Act, such servicer may recover such P&I Advance from the collection account. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the applicable servicer (and the trustee as successor servicer and any other successor servicer, if applicable) may be reimbursed for such advance from the collection account.

    No servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance.

Prepayment Interest Shortfalls

    In the event any principal prepayments or other recovery of principal on a mortgage loan is received in advance of its scheduled due date which is not accompanied by a payment of scheduled interest due on any date in any subsequent month during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the related Servicer Remittance Date, the applicable servicer will be obligated to pay, by no later than that Servicer Remittance Date, compensating interest, without any right of reimbursement, for the net amount of those shortfalls in interest collections resulting from those principal prepayments or other recoveries of principal (such shortfalls, "Prepayment Interest Shortfalls"). The amount of compensating interest payable by a servicer will be equal to the difference between all amounts allocable to the interest received by the applicable servicer in connection with such principal prepayments and other recoveries of principal and thirty day's interest on the amount of such principal prepayments and other recoveries of principal, at the applicable mortgage interest rate. With respect to Countrywide, such amount is payable only to the extent of one-half of the lesser of (x) the servicing fee payable to Countrywide Servicing and (y) the servicing fee received by Countrywide Servicing for that distribution date (the amount payable by the applicable servicer, "Compensating Interest").

Servicer Reports

    As set forth in each servicing agreement, on a date preceding the applicable distribution date, the applicable servicer is required to deliver to the trustee a servicer remittance report setting forth certain information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal for Group I" and "--Allocation of Group II Available Funds to the Group II Certificates" in this prospectus supplement and containing certain information to be included in the distribution report for that distribution date delivered by the trustee.

    Each servicer is required to deliver (or otherwise make available) to the depositor and the trustee, as applicable, in March of each year, starting in 2008, an officer's certificate stating that,

    o a review of the activities of such servicer during the preceding calendar year and of performance under the servicing agreement has been made under such officer's supervision; and

    o to the best of such officer's knowledge, based on such review, such servicer has fulfilled all of its obligations under the servicing agreement in all material respects for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of such failure.

    In addition, in March of each year, starting in 2008, each servicer and the trustee will be required to deliver to the depositor and the trustee, as applicable, an assessment of compliance with servicing criteria that contains the following:

    o a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

    o a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

    o the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

    o a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

    Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in this prospectus supplement.

Collection and Other Servicing Procedures

    Each servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans in the related loan group and will, consistent with the provisions of the applicable servicing agreement, follow such collection procedures as it follows with respect to mortgage loans held for its own account that are comparable to the mortgage loans in the related loan group. Consistent with the above, each servicer may (i) waive any late payment charge, Prepayment Premium or, if applicable, any penalty interest, or (ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the applicable servicing agreement.

    Each servicer will be required to act with respect to mortgage loans in the related loan group in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the applicable servicing agreement. These procedures among other things, may result in (i) foreclosing on a mortgage loan in the related loan group, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan in a loan group may not be extended beyond the final scheduled distribution date for the certificates of the related group.

    Each servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

    If a mortgaged property has been or is about to be conveyed by the borrower, the applicable servicer will be obligated to accelerate the maturity of the mortgage loan, unless such servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the issuing entity. If such servicer reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the issuing entity, such servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

    Any fee collected by a servicer for entering into an assumption agreement will be retained by such servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which such servicer may be unable to enforce "due-on-sale" clauses, see "Certain Legal Aspects of the Residential Loans--Enforceability of Certain Provisions" in the accompanying prospectus.

Hazard Insurance

    Each servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause. With respect to the Group I Mortgage Loans, such coverage will be in an amount equal to the lesser of (a) the maximum insurable value of the improvements securing such mortgage loan or (b) the greater of (i) the unpaid principal balance of the mortgage loan, and (ii) the percentage such that the proceeds thereof shall be sufficient to prevent the borrower and/or the mortgagee from becoming a co-insurer. With respect to the Group II Mortgage Loans, such coverage will contain a standard mortgagee's clause that conforms to the requirements of Fannie Mae or Freddie Mac. As set forth above, all amounts collected by a servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with such servicer's normal servicing procedures, will ultimately be deposited in the related collection account. The ability of a servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to such servicer by a borrower. Each servicing agreement provides that the applicable servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer, in the case of Countrywide Servicing, acceptable to the rating agencies, or in the case of Wells Fargo Bank, in accordance with accepted servicing practices, in each case insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the applicable servicer is obligated to deposit in the related collection account the sums which would have been deposited in such collection account but for such clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

    The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

    Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the mortgage loans decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

    Each servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing the mortgage loans it services as such mortgage loans come into default when, in the opinion of the applicable servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, Countrywide Servicing will follow such practices as it deems reasonable, and Wells Fargo will follow such practices as it deems necessary or advisable and as are in keeping with such servicer's general loan servicing activities and the applicable servicing agreement.

    Notwithstanding the foregoing, in the case of any mortgaged property damaged from an uninsured cause, neither servicer will be required to expend its own funds toward the restoration of that mortgaged property unless the applicable servicer believes such restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the applicable servicer.

Removal and Resignation of the Servicer

  The trustee may, and, at the direction of the majority of voting rights in the certificates of the related group, is required to, remove a servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e) and (f) below and upon the occurrence of any event described in clause (g) below with respect to Wells Fargo Bank, remove Wells Fargo Bank as servicer. Each of the following constitutes a "servicers' event of default":

        (a) any failure by the servicer to remit to the trustee any payment required to be made by the applicable servicer under the terms of the trust agreement or the applicable servicing agreement, which continues unremedied for three business days (or five business days in the case of Wells Fargo
    Bank) after the date upon which written notice of such failure, requiring the same to be remedied, is given to the applicable servicer by the depositor or by the trustee, or to the applicable servicer, the depositor and the trustee by the holders of certificates of the related group entitled to at least 25% of the voting rights in the certificates of the related group; or

        (b) any failure on the part of the applicable servicer to duly observe or perform in any material respect any of the covenants or agreements on the part of the applicable servicer contained in the trust agreement or the applicable servicing agreement, which continues unremedied for a period of 30 days (except, in the case of Countrywide Servicing, that such number of days will be a shorter period in the case of a failure to pay any premium for any insurance policy required to be maintained under the applicable servicing agreement or to observe or perform the obligation to deliver the officer's certificate, assessment of compliance or the accountant's statement described under "--Servicer Reports" in this prospectus supplement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the applicable servicer by the depositor or by the trustee, or to the applicable servicer, the depositor and the trustee by any holders of certificates of the related group entitled to at least 25% of the voting rights in the certificates of the related group and (ii) actual knowledge of such failure by a servicing officer of such servicer; or

        (c) a decree or order of a court or agency or supervisory authority having jurisdiction (including, in the case of Wells Fargo in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or) for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy (in the case of Countrywide Servicing only), readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the applicable servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 consecutive days; or

        (d) the applicable servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such servicer or of or relating to all or substantially all of such servicer's property; or

        (e) the applicable servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations (or, in the case of Wells Fargo, ceases its normal business operations for three business days); or

        (f) the applicable servicer ceases to meet the servicer eligibility qualifications of Fannie Mae and Freddie Mac; or

        (g) in the case of Wells Fargo, Wells Fargo Bank fails to maintain its license to do business in any jurisdiction where a mortgage property is located if such license is required.

    Except to permit subservicers to act as subservicers as provided under the applicable servicing agreement, the applicable servicer may not assign its obligations under the applicable servicing agreement nor resign from the obligations and duties imposed on it by the applicable servicing agreement except by mutual consent of the applicable servicer, the depositor and the trustee or upon the determination that the applicable servicer's duties under the related servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the applicable servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the applicable servicer's responsibilities and obligations in accordance with the servicing agreement.

    Upon removal or resignation of a servicer, in accordance with the trust agreement and the applicable servicing agreement, the trustee will be the successor servicer (or will appoint a successor) of such servicer. The trustee, as successor servicer (and any other successor servicer), will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates in the related group so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the trust agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the applicable predecessor servicer.

    Any successor to any servicer as servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as servicer, to maintain in force the insurance policy or policies that the applicable servicer is required to maintain.

    The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation as the applicable servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders in the related group. See "--Servicing Fees and Other Compensation and Payment of Expenses" above.

    Notwithstanding any termination of the activities of a servicer under the applicable servicing agreement, the applicable servicer will be entitled to receive from the issuing entity, prior to transfer of its servicing obligations, payment of all accrued and unpaid servicing fees and reimbursement for all outstanding P&I Advances and servicing advances.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

    The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

    The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the servicers, the custodian and each rating agency, as applicable, not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the related eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

    If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the servicers may remove the trustee and appoint a successor trustee.

    The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

    Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Indemnification and Third Party Claims

    The issuing entity will be obligated to indemnify the trustee and hold it harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the trustee may incur or sustain in connection with, arising out of or related to the trust agreement or the certificates, except to the extent that any such loss, liability or expense is related to (i) a material breach of the trustee's representations and warranties in the trust agreement or (ii) the trustee's willful misfeasance, bad faith or negligence or by reason of its reckless disregard of its duties and obligations under the trust agreement. The trustee shall be entitled to reimbursement for any such indemnified amount from funds on deposit in the distribution account. Amounts available to pay indemnified costs and expenses may also be applied to reimburse the trustee for servicing transfer costs to the extent such costs are not reimbursed out of amounts allocated therefor or from other sources described in "--Servicing Fees and Other Compensation and Payment of Expenses" above.

Termination; Optional Clean-up Call

    The holder of the majority percentage interest in the Class I-R certificates may, at its option, purchase all of the mortgage loans and REO Properties in Loan Group I and terminate the certificates representing beneficial ownership interests in Group loan group I on any distribution date when the aggregate Stated Principal Balance of the Group I Mortgage Loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the cut-off date. The holder of the majority percentage interest in the Class II-AR certificates may, at its option, purchase all of the mortgage loans and REO properties in loan group II and terminate the certificates representing beneficial ownership interests in loan group II on any distribution date when the aggregate Stated Principal Balance of the Group II Mortgage Loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the cut-off date. The purchase price for the mortgage loans in either loan group will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan in the related loan group (other than mortgage loans in the related loan group related to any REO Property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage interest rate, (ii) the lesser of (x) the appraised value of any REO Property in the related loan group, as determined by the higher of two appraisals completed by two independent appraisers selected by the applicable servicer at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property in such loan group plus accrued and unpaid interest on those mortgage loans at the applicable mortgage interest rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the applicable servicer of the mortgage loans in such loan group, (iv) any unreimbursed indemnification payments payable to the trustee under the trust agreement, and, in the case of the group I certificates, (v) any Swap Termination Payment owed to the Swap Provider under the Group I interest rate swap agreement. That purchase of the mortgage loans and REO properties of a loan group would result in the final distribution on the certificates in the related group on that distribution date.

    The issuing entity also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the applicable servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the trust agreement; provided, however, that in no event will the issuing entity established by the trust agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the trust agreement.

    The trust agreement requires the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the issuing entity other than the funds in the collection account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed as early as practicable within the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

    In the event a notice of final distribution is given, each servicer will be required to remit all funds in the collection account not permitted to be withdrawn or retained to the trustee for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the issuing entity and the receipt by the custodian of a request for release of the mortgage loan files, the custodian will be required to promptly release to the applicable servicer or its designees the mortgage loan files.

    Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the applicable servicer, the trustee and the depositor pursuant to the trust agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii)(x) as to the Class I-R certificateholders, the amount, if any, which remains on deposit in the distribution account relating to group I (other than the amounts retained to meet claims) after application pursuant to clause (i) above and (y) as to the Class II-AR certificateholders, the amount, if any, which remains on deposit in the distribution account relating to group II (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

    In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the issuing entity. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class I-R certificateholders will be entitled to all unclaimed funds and other assets of group I and the Class II-AR certificateholders will be entitled to all unclaimed funds and other assets of group II.

Certain Matters Regarding the Depositor, the Servicers, the Custodian and the Trustee

    The trust agreement provides that none of the depositor, the custodian, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the trust agreement, or for errors in judgment. However, none of the depositor, the custodian or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the trustee's or the custodian's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the trust agreement.

    Each servicing agreement provides that neither the applicable servicer nor any of its respective officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the applicable servicing agreement, or for errors in judgment. However, the servicers will not be protected against liability arising from their failure to perform their duties under the related servicing agreement in accordance with any standard of care set forth in that such servicing agreement.

    The depositor, the trustee, the custodian and their respective directors, officers, employees or agents will be indemnified by the issuing entity and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the trust agreement or (ii) the performance of their respective duties pursuant to the trust agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, the custodian's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the trust agreement.

    None of the depositor, the custodian or the trustee is obligated under the trust agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the trust agreement, the depositor, the custodian or the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the trust agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the custodian or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the depositor, the custodian and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

    No servicer is obligated under its respective servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the applicable servicing agreement, the applicable servicer may undertake, with the consent of the related sponsor, any action the applicable servicer deems necessary or desirable in respect of the certificateholders' interests in the mortgage loans. In the event a servicer undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the applicable servicer will be entitled to be reimbursed for such expenses, costs and liabilities out of the issuing entity.

Amendment

    The trust agreement may be amended from time to time by the depositor, the custodian and the trustee (and the trustee may request any amendment or consent to any amendment of the related servicing agreement) by written agreement, without consent of the holders of the certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the trust agreement which may be inconsistent with any other provision, to add to the duties of the depositor, the custodian, the trustee or the applicable servicer (with respect to the related servicing agreement), or to comply with any requirements in the Code. The trust agreement may also be amended to add any other provisions with respect to matters or questions arising under the trust agreement or any servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the trust agreement or any servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the certificates in the related group, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the certificates in the related group or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates in the related group.

    The trust agreement may be amended from time to time by the depositor, the custodian and the trustee (and the trustee shall request the applicable servicer to amend the related servicing agreement) and with the consent of holders of certificates in the related group evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates in the related group affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the trust agreement or of modifying in any manner the rights of the holders of the certificates in the related group; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate in the related group without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in the related Group in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates in the related group whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates in the related group then outstanding.

    In addition, any amendment to the trust agreement relating to group I will require the prior written consent of the Swap Provider if the amendment would materially and adversely affect the rights or interests of the Swap Provider.

                       PREPAYMENT AND YIELD CONSIDERATIONS


Structuring Assumptions

    The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of two pools of mortgage loans for the life of those mortgage loans. The prepayment assumption (the "Prepayment Assumptions") does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in the related loan group. One hundred percent (100%) of the prepayment assumption with respect to the mortgage loans assumes a constant prepayment rate of 25% per annum for the Group I Mortgage Loans. A 100% prepayment assumption on the Group II Mortgage Loans assumes a constant prepayment rate of 10% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.909091% per annum in the second through eleventh months. Beginning in the twelve month and in each month thereafter during the life of the mortgage loans, a 100% prepayment assumption assumes a constant prepayment rate of 20% per annum each month.

    Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans in the related loan group and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in each loan group have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

    Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

    o   the closing date for the certificates occurs on March 29, 2007;

    o distributions on the certificates are made on the 25th day of each month, commencing in April 2007, in accordance with the priorities described in this prospectus supplement;

    o the mortgage loan prepayment rates with respect to the assumed mortgage loans in each loan group are a multiple of the applicable prepayment assumption as stated in the table under the heading "Prepayment Scenarios" under "--Decrement Tables" below;

    o   prepayments include 30 days' interest on the related mortgage loan;

    o the optional clean-up call for the related Loan Group is not exercised (except with respect to the weighted average life to call);

    o the Specified Subordinated Amount for loan group I is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

    o with respect to each adjustable-rate Group I Mortgage Loans, (a) the mortgage interest rate for each Group I Mortgage Loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) the Six-Month LIBOR Loan Index remains constant at 5.340% per annum, the One-Year LIBOR Loan Index remains constant at 5.244% per annum, and the CMT Loan Index remains constant at 4.927% per annum, and (c) the scheduled monthly payment on the Group I Mortgage Loans is adjusted to equal a fully amortizing payment (except with respect to Group I Mortgage Loans that are interest-only for a period of time or are balloon loans);

    o   One-Month LIBOR remains constant at 5.320% per annum;

    o no delinquencies or defaults in the payment by borrowers of principal of and interest on the mortgage loans in the related loan group are experienced;

    o scheduled payments of interest and/or principal on the mortgage loans in the related loan group are received on the first day of each month commencing in April 2007 and are computed prior to giving effect to prepayments received on the last day of the prior month;

    o prepayments represent prepayments in full of individual mortgage loans in the related loan group and are received on the last day of each month, commencing in March 2007;

    o the initial Class Certificate Balance of each class of certificates in the related Loan Group is as set forth on page S-4 and page S-5 of this prospectus supplement;

    o interest accrues on each class of certificates in the related loan group (other than the Class PO Certificates) at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

    o for mortgage loans serviced by Countrywide (i.e., all of the Group I Mortgage Loans), the servicing fee rate with respect to approximately 38.23% of such mortgage loans is 0.200% per annum, and for the remainder of such mortgage loans is 0.250%, through and including the first Adjustment Date for such mortgage loan and 0.375% per annum thereafter, and for mortgage loans serviced by Wells Fargo (i.e., all of the Group II Mortgage Loans), the servicing fee rate with respect to each such mortgage loan is 0.250% per annum;

    o the assumed mortgage loans that are indicated as "prefund" under the category "Type" below will be included in the issuing entity as of the closing date;

    o with respect to group I, no Swap Termination Payments are paid or received by the issuing entity; and

    o the assumed mortgage loans with respect to each group have the approximate initial characteristics described below:

              Assumed Characteristics of the Group I Mortgage Loans


                                                                                Lender
                                                                                 Paid
                                                                               Mortgage                             Cut-off Date
                                                                               Insurance   Servicing    Index        Principal
Subgroup                               Type                                     Fee (%)     Fee (%)      Name       Balance ($)
--------   -----------------------------------------------------------------   ---------   ---------   ---------   --------------
       1   1A 0.2 ARM 1 1st Lien A5/1 360 LY1 0 Nonprepay                              -       0.200   LIBOR_1YR       299,401.21
       1   1A 0.2 ARM 1 1st Lien A5/1 360 LY1 12 1 Year Hard Prepay                0.740       0.200   LIBOR_1YR       168,299.43
       1   1A 0.2 ARM 1 1st Lien A5/1-IO 360 LY1 12 1 Year Hard Prepay             0.702       0.200   LIBOR_1YR       448,707.41
       1   1A 0.2 ARM 1 1st Lien A5/6-IO10 360 LM6 12 1 Year Hard Prepay               -       0.200   LIBOR_6MO       470,000.00
       1   1A 0.25 ARM 1 1st Lien A10/1 360 LY1 36 3 Year Hard Prepay              0.140       0.250   LIBOR_1YR       324,672.19
       1   1A 0.25 ARM 1 1st Lien A10/1 360 LY1 60 5 Year Soft Prepay                  -       0.250   LIBOR_1YR       282,539.76
       1   1A 0.25 ARM 1 1st Lien A10/1 360 TY1 0 Nonprepay                            -       0.250   CMT_1YR         299,401.21
       1   1A 0.25 ARM 1 1st Lien A10/1 360 TY1 60 5 Year Soft Prepay              0.240       0.250   CMT_1YR         212,560.25
       1   1A 0.25 ARM 1 1st Lien A10/1 480 LY1 0 Nonprepay                        0.123       0.250   LIBOR_1YR       835,980.21
       1   1A 0.25 ARM 1 1st Lien A10/1 480 LY1 12 1 Year Hard Prepay                  -       0.250   LIBOR_1YR       103,102.41
       1   1A 0.25 ARM 1 1st Lien A10/1 480 LY1 36 3 Year Soft Prepay                  -       0.250   LIBOR_1YR       124,893.37
       1   1A 0.25 ARM 1 1st Lien A10/1-IO 360 LY1 0 Nonprepay                     0.065       0.250   LIBOR_1YR     4,141,827.22
       1   1A 0.25 ARM 1 1st Lien A10/1-IO 360 LY1 12 1 Year Hard Prepay               -       0.250   LIBOR_1YR       449,272.94
       1   1A 0.25 ARM 1 1st Lien A10/1-IO 360 LY1 36 3 Year Hard Prepay               -       0.250   LIBOR_1YR       262,926.08
       1   1A 0.25 ARM 1 1st Lien A10/1-IO 360 LY1 36 3 Year Soft Prepay               -       0.250   LIBOR_1YR       620,364.80
       1   1A 0.25 ARM 1 1st Lien A10/1-IO 360 LY1 60 5 Year Soft Prepay               -       0.250   LIBOR_1YR       518,900.00
       1   1A 0.25 ARM 1 1st Lien A10/1-IO 480 LY1 0 Nonprepay                         -       0.250   LIBOR_1YR       601,500.00
       1   1A 0.25 ARM 1 1st Lien A10/1-IO 480 LY1 60 5 Year Soft Prepay               -       0.250   LIBOR_1YR       371,250.00
       1   1A 0.25 ARM 1 1st Lien A10/6 360 LM6 0 Nonprepay                            -       0.250   LIBOR_6MO       149,708.66
       1   1A 0.25 ARM 1 1st Lien A10/6-IO 360 LM6 0 Nonprepay                         -       0.250   LIBOR_6MO       475,900.00
       1   1A 0.25 ARM 1 1st Lien A10/6-IO 360 LM6 36 3 Year Soft Prepay               -       0.250   LIBOR_6MO       328,000.00
       1   1A 0.25 ARM 1 1st Lien A2/6 360 LM6 0 Nonprepay                             -       0.250   LIBOR_6MO       255,678.37
       1   1A 0.25 ARM 1 1st Lien A2/6-IO10 360 LM6 24 2 Year Soft Prepay              -       0.250   LIBOR_6MO       280,000.00
       1   1A 0.25 ARM 1 1st Lien A3/1 360 LY1 36 3 Year Soft Prepay                   -       0.250   LIBOR_1YR       299,239.54
       1   1A 0.25 ARM 1 1st Lien A3/1 480 LY1 0 Nonprepay                             -       0.250   LIBOR_1YR     2,175,745.18
       1   1A 0.25 ARM 1 1st Lien A3/1 480 LY1 36 3 Year Soft Prepay                   -       0.250   LIBOR_1YR       230,742.74
       1   1A 0.25 ARM 1 1st Lien A3/1-IO 360 LY1 0 Nonprepay                      0.028       0.250   LIBOR_1YR     1,389,596.41
       1   1A 0.25 ARM 1 1st Lien A3/1-IO 360 LY1 12 1 Year Hard Prepay                -       0.250   LIBOR_1YR       401,530.00
       1   1A 0.25 ARM 1 1st Lien A3/1-IO 360 LY1 36 3 Year Soft Prepay            0.446       0.250   LIBOR_1YR       640,127.66
       1   1A 0.25 ARM 1 1st Lien A3/1-IO 480 LY1 0 Nonprepay                          -       0.250   LIBOR_1YR       344,000.00
       1   1A 0.25 ARM 1 1st Lien A3/1-IO10 360 LY1 0 Nonprepay                    0.081       0.250   LIBOR_1YR     4,858,366.88
       1   1A 0.25 ARM 1 1st Lien A3/1-IO10 360 LY1 12 1 Year Hard Prepay              -       0.250   LIBOR_1YR       408,716.00
       1   1A 0.25 ARM 1 1st Lien A3/1-IO10 360 LY1 36 3 Year Soft Prepay          0.046       0.250   LIBOR_1YR     1,924,416.00
       1   1A 0.25 ARM 1 1st Lien A3/1-IO10 360 LY1 60 5 Year Soft Prepay              -       0.250   LIBOR_1YR       396,000.00
       1   1A 0.25 ARM 1 1st Lien A3/1-IO10 480 LY1 36 3 Year Soft Prepay              -       0.250   LIBOR_1YR       633,600.00
       1   1A 0.25 ARM 1 1st Lien A3/6 360 LM6 0 Nonprepay                             -       0.250   LIBOR_6MO       288,450.91
       1   1A 0.25 ARM 1 1st Lien A3/6 360 LM6 36 3 Year Hard Prepay                   -       0.250   LIBOR_6MO       254,295.78
       1   1A 0.25 ARM 1 1st Lien A3/6-IO 360 LM6 0 Nonprepay                          -       0.250   LIBOR_6MO       760,000.00
       1   1A 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 0 Nonprepay                        -       0.250   LIBOR_6MO     1,926,591.66
       1   1A 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 12 1 Year Hard Prepay              -       0.250   LIBOR_6MO       310,000.00
       1   1A 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 12 1 Year Soft Prepay              -       0.250   LIBOR_6MO       225,000.00
       1   1A 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 24 2 Year Soft Prepay              -       0.250   LIBOR_6MO       320,000.00
       1   1A 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 36 3 Year Soft Prepay              -       0.250   LIBOR_6MO       189,519.76
       1   1A 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 60 5 Year Soft Prepay              -       0.250   LIBOR_6MO       227,938.41
       1   1A 0.25 ARM 1 1st Lien A3/6-IO5 360 LM6 0 Nonprepay                         -       0.250   LIBOR_6MO     2,573,834.50
       1   1A 0.25 ARM 1 1st Lien A3/6-IO5 360 LM6 6 Nonprepay                         -       0.250   LIBOR_6MO       539,700.00
       1   1A 0.25 ARM 1 1st Lien A3/6-IO5 360 LM6 36 3 Year Soft Prepay               -       0.250   LIBOR_6MO       256,000.00
       1   1A 0.25 ARM 1 1st Lien A5/1 360 LY1 0 Nonprepay                         0.038       0.250   LIBOR_1YR     4,300,813.96
       1   1A 0.25 ARM 1 1st Lien A5/1 360 LY1 12 1 Year Hard Prepay                   -       0.250   LIBOR_1YR     1,606,652.18
       1   1A 0.25 ARM 1 1st Lien A5/1 360 LY1 36 3 Year Hard Prepay                   -       0.250   LIBOR_1YR       150,656.83
       1   1A 0.25 ARM 1 1st Lien A5/1 360 LY1 36 3 Year Soft Prepay                   -       0.250   LIBOR_1YR     2,814,971.00
       1   1A 0.25 ARM 1 1st Lien A5/1 360 LY1 60 5 Year Soft Prepay                   -       0.250   LIBOR_1YR     1,901,546.31
       1   1A 0.25 ARM 1 1st Lien A5/1 360 TY1 12 1 Year Hard Prepay                   -       0.250   CMT_1YR         211,041.15
       1   1A 0.25 ARM 1 1st Lien A5/1 360 TY1 60 5 Year Soft Prepay                   -       0.250   CMT_1YR         569,977.52
       1   1A 0.25 ARM 1 1st Lien A5/1 480 LY1 0 Nonprepay                         0.116       0.250   LIBOR_1YR     3,219,747.46
       1   1A 0.25 ARM 1 1st Lien A5/1 480 LY1 12 1 Year Hard Prepay                   -       0.250   LIBOR_1YR       467,537.78
       1   1A 0.25 ARM 1 1st Lien A5/1 480 LY1 36 3 Year Soft Prepay                   -       0.250   LIBOR_1YR     1,363,462.47
       1   1A 0.25 ARM 1 1st Lien A5/1 480 LY1 60 5 Year Soft Prepay               0.140       0.250   LIBOR_1YR       114,938.22
       1   1A 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 0 Nonprepay                          -       0.250   LIBOR_1YR    36,649,198.81
       1   1A 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 12 1 Year Hard Prepay            0.031       0.250   LIBOR_1YR     4,079,499.02
       1   1A 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 36 3 Year Hard Prepay                -       0.250   LIBOR_1YR     1,928,299.45
       1   1A 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 36 3 Year Soft Prepay            0.071       0.250   LIBOR_1YR     2,735,200.00
       1   1A 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 60 5 Year Soft Prepay                -       0.250   LIBOR_1YR       587,182.14
       1   1A 0.25 ARM 1 1st Lien A5/1-IO 480 LY1 12 1 Year Hard Prepay                -       0.250   LIBOR_1YR       185,000.00
       1   1A 0.25 ARM 1 1st Lien A5/1-IO 480 LY1 36 3 Year Hard Prepay                -       0.250   LIBOR_1YR       227,500.00
       1   1A 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 0 Nonprepay                    0.031       0.250   LIBOR_1YR    97,730,289.57
       1   1A 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 12 1 Year Hard Prepay          0.019       0.250   LIBOR_1YR    56,047,250.49
       1   1A 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 36 3 Year Hard Prepay              -       0.250   LIBOR_1YR     1,347,400.00
       1   1A 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 36 3 Year Soft Prepay          0.016       0.250   LIBOR_1YR    36,224,308.83



           Cut-off                                          Initial     Remaining
             Date      Remaining     Remaining   Original   Interest-   Interest-                          Rate
            Gross     Amortization    Term to    Term to    Only        Only        Gross    Next Rate     Reset
           Interest       Term       Maturity    Maturity   Period      Period      Margin     Reset     Frequency   Minimum
Subgroup   Rate (%)    (Months)*     (Months)    (Months)   (Months)    (Months)     (%)     (Months)    (Months)    Rate (%)
--------   --------   ------------   ---------   --------   ---------   ---------   ------   ---------   ---------   --------
       1      6.000            358         358        360         N/A         N/A    2.250          58          12      2.250
       1      8.750            352         352        360         N/A         N/A    3.250          52          12      3.250
       1      8.063            300         352        360          60          52    3.169          52          12      3.169
       1      6.125            240         358        360         120         118    2.250          58           6      2.250
       1      7.500            353         353        360         N/A         N/A    2.625         113          12      2.625
       1      6.248            356         356        360         N/A         N/A    2.250         116          12      2.250
       1      6.000            358         358        360         N/A         N/A    2.750         118          12      2.750
       1      7.084            353         353        360         N/A         N/A    3.084         113          12      3.084
       1      6.613            477         477        480         N/A         N/A    2.430         117          12      2.430
       1      5.875            479         479        480         N/A         N/A    2.250         119          12      2.250
       1      6.375            479         479        480         N/A         N/A    2.250         119          12      2.250
       1      6.716            240         357        360         120         117    2.347         117          12      2.347
       1      6.922            240         358        360         120         118    2.250         118          12      2.250
       1      6.125            240         358        360         120         118    2.250         118          12      2.250
       1      6.511            240         357        360         120         117    2.250         117          12      2.250
       1      6.588            240         359        360         120         119    2.250         119          12      2.250
       1      6.414            360         479        480         120         119    2.250         119          12      2.250
       1      6.250            360         479        480         120         119    2.250         119          12      2.250
       1      8.250            354         354        359         N/A         N/A    2.250         115           6      2.250
       1      7.272            240         356        360         120         116    2.250         116           6      2.250
       1      8.000            240         358        360         120         118    2.250         118           6      2.250
       1      8.340            358         358        360         N/A         N/A    4.350          22           6      4.350
       1      8.750            240         357        360         120         117    5.000          21           6      5.000
       1      6.875            357         357        360         N/A         N/A    2.250          33          12      2.250
       1      5.583            478         478        480         N/A         N/A    2.250          34          12      2.250
       1      5.625            478         478        480         N/A         N/A    2.250          34          12      2.250
       1      6.799            324         354        360          36          30    2.300          30          12      2.300
       1      5.776            324         356        360          36          32    2.250          32          12      2.250
       1      7.291            324         354        360          36          30    2.899          30          12      2.899
       1      6.500            444         479        480          36          35    2.250          35          12      2.250
       1      6.075            240         358        360         120         118    2.363          34          12      2.363
       1      6.122            240         357        360         120         117    2.250          33          12      2.250
       1      6.565            240         358        360         120         118    2.311          34          12      2.311
       1      5.750            240         358        360         120         118    2.250          34          12      2.250
       1      5.944            360         478        480         120         118    2.250          34          12      2.250
       1      8.223            356         356        360         N/A         N/A    4.069          32           6      8.223
       1      7.358            357         357        360         N/A         N/A    2.622          33           6      4.805
       1      7.301            324         354        360          36          30    2.250          30           6      2.250
       1      7.365            240         358        360         120         118    3.422          34           6      3.577
       1      6.375            240         359        360         120         119    2.250          35           6      2.250
       1      6.625            240         358        360         120         118    2.250          34           6      2.250
       1      6.875            240         359        360         120         119    2.750          35           6      2.750
       1      7.375            240         357        360         120         117    3.000          33           6      3.000
       1      6.625            240         357        360         120         117    2.250          33           6      2.250
       1      7.332            300         355        360          60          55    4.371          31           6      6.787
       1      6.875            300         355        360          60          55    5.000          31           6      5.541
       1      7.125            300         355        360          60          55    5.000          31           6      7.125
       1      6.176            358         358        360         N/A         N/A    2.250          58          12      2.250
       1      6.242            359         359        360         N/A         N/A    2.250          59          12      2.250
       1      6.500            351         351        360         N/A         N/A    2.250          51          12      2.250
       1      6.334            359         359        360         N/A         N/A    2.250          59          12      2.250
       1      6.103            359         359        360         N/A         N/A    2.250          59          12      2.250
       1      7.500            354         354        360         N/A         N/A    2.750          54          12      2.750
       1      6.392            356         356        360         N/A         N/A    2.750          56          12      2.750
       1      6.193            479         479        480         N/A         N/A    2.406          59          12      2.406
       1      6.172            478         478        480         N/A         N/A    2.250          58          12      2.250
       1      6.432            478         478        480         N/A         N/A    2.250          58          12      2.250
       1      5.750            479         479        480         N/A         N/A    2.625          59          12      2.625
       1      6.246            300         358        360          60          58    2.252          58          12      2.256
       1      6.467            300         356        360          60          56    2.337          56          12      2.558
       1      6.112            300         358        360          60          58    2.250          58          12      2.250
       1      6.496            300         358        360          60          58    2.337          58          12      2.337
       1      5.875            300         358        360          60          58    2.250          58          12      2.250
       1      6.250            420         479        480          60          59    2.250          59          12      2.250
       1      6.500            420         479        480          60          59    2.250          59          12      2.250
       1      6.472            240         359        360         120         119    2.298          59          12      2.305
       1      6.321            240         359        360         120         119    2.290          59          12      2.290
       1      6.209            240         359        360         120         119    2.250          59          12      2.250
       1      6.412            240         359        360         120         119    2.297          59          12      2.297





            Maximum Rate   Initial   Periodic
Subgroup        (%)        Cap (%)   Cap (%)
--------    ------------   -------   --------
       1          11.000     5.000      2.000
       1          13.750     5.000      2.000
       1          13.063     5.000      2.000
       1          12.125     6.000      2.000
       1          12.500     5.000      2.000
       1          11.248     5.000      2.000
       1          11.000     5.000      2.000
       1          12.084     5.000      2.000
       1          11.613     5.000      2.000
       1          10.875     5.000      2.000
       1          11.375     5.000      2.000
       1          11.705     4.746      2.000
       1          11.278     4.355      2.000
       1          11.125     5.000      2.000
       1          11.511     5.000      2.000
       1          11.588     5.000      2.000
       1          11.414     5.000      2.000
       1          11.250     5.000      2.000
       1          14.250     6.000      2.000
       1          13.272     6.000      2.000
       1          14.000     6.000      2.000
       1          14.340     3.000      1.000
       1          13.750     3.000      1.000
       1          12.875     2.000      2.000
       1          11.583     2.000      2.000
       1          11.625     2.000      2.000
       1          12.799     3.151      2.000
       1          11.776     2.000      2.000
       1          13.291     2.000      2.000
       1          12.500     2.000      2.000
       1          12.075     2.000      2.000
       1          12.122     2.000      2.000
       1          12.565     2.000      2.000
       1          11.750     2.000      2.000
       1          11.944     2.000      2.000
       1          14.223     2.421      1.579
       1          12.872     3.000      1.000
       1          13.301     2.000      1.000
       1          13.365     4.296      2.000
       1          12.375     6.000      2.000
       1          12.625     6.000      2.000
       1          12.875     3.000      1.000
       1          13.375     6.000      2.000
       1          12.625     6.000      2.000
       1          13.332     2.000      2.000
       1          12.875     2.000      2.000
       1          13.125     2.000      2.000
       1          11.290     4.795      2.000
       1          11.343     4.695      2.000
       1          12.500     2.000      2.000
       1          11.334     5.000      2.000
       1          11.103     5.000      2.000
       1          12.500     5.000      2.000
       1          11.392     5.000      2.000
       1          11.193     5.000      2.000
       1          11.172     5.000      2.000
       1          11.432     5.000      2.000
       1          10.750     5.000      2.000
       1          11.246     5.000      1.991
       1          11.467     5.000      2.000
       1          11.112     5.000      2.000
       1          11.496     5.000      2.000
       1          10.875     5.000      2.000
       1          11.250     5.000      2.000
       1          11.500     5.000      2.000
       1          11.480     4.989      2.000
       1          11.321     5.000      2.000
       1          11.209     5.000      2.000
       1          11.412     5.000      2.000

---------------
    * With respect to the assumed Group I Mortgage Loans with an interest-only period, the remaining amortization period will not commence until the interest-only period has ended.


                                                                                Lender
                                                                                 Paid
                                                                               Mortgage                             Cut-off Date
                                                                               Insurance   Servicing    Index        Principal
Subgroup                               Type                                     Fee (%)     Fee (%)      Name       Balance ($)
--------   -----------------------------------------------------------------   ---------   ---------   ---------   --------------
       1   1A 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 60 5 Year Soft Prepay          0.008       0.250   LIBOR_1YR    29,242,200.20
       1   1A 0.25 ARM 1 1st Lien A5/1-IO10 480 LY1 0 Nonprepay                    0.140       0.250   LIBOR_1YR     3,187,425.00
       1   1A 0.25 ARM 1 1st Lien A5/1-IO10 480 LY1 12 1 Year Hard Prepay              -       0.250   LIBOR_1YR       711,120.00
       1   1A 0.25 ARM 1 1st Lien A5/1-IO10 480 LY1 36 3 Year Soft Prepay          0.326       0.250   LIBOR_1YR     1,129,465.00
       1   1A 0.25 ARM 1 1st Lien A5/6 360 LM6 0 Nonprepay                         0.032       0.250   LIBOR_6MO     7,273,662.49
       1   1A 0.25 ARM 1 1st Lien A5/6 360 LM6 6 1 Year Hard Prepay                    -       0.250   LIBOR_6MO        93,853.28
       1   1A 0.25 ARM 1 1st Lien A5/6 360 LM6 6 Nonprepay                             -       0.250   LIBOR_6MO       127,580.40
       1   1A 0.25 ARM 1 1st Lien A5/6 360 LM6 12 1 Year Hard Prepay                   -       0.250   LIBOR_6MO       507,489.69
       1   1A 0.25 ARM 1 1st Lien A5/6 360 LM6 36 3 Year Hard Prepay                   -       0.250   LIBOR_6MO       401,515.48
       1   1A 0.25 ARM 1 1st Lien A5/6 360 LM6 36 3 Year Soft Prepay                   -       0.250   LIBOR_6MO     2,251,382.31
       1   1A 0.25 ARM 1 1st Lien A5/6 480 LM6 0 Nonprepay                             -       0.250   LIBOR_6MO       368,813.32
       1   1A 0.25 ARM 1 1st Lien A5/6-IO 360 LM6 0 Nonprepay                          -       0.250   LIBOR_6MO       245,000.00
       1   1A 0.25 ARM 1 1st Lien A5/6-IO 360 LM6 36 3 Year Hard Prepay                -       0.250   LIBOR_6MO       196,000.00
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 0 Nonprepay                    0.009       0.250   LIBOR_6MO    42,178,743.13
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 6 1 Year Hard Prepay               -       0.250   LIBOR_6MO        94,760.00
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 6 1 Year Soft Prepay               -       0.250   LIBOR_6MO       766,968.20
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 6 Nonprepay                    0.284       0.250   LIBOR_6MO       502,911.40
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 12 1 Year Hard Prepay              -       0.250   LIBOR_6MO     9,703,092.24
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 12 1 Year Soft Prepay              -       0.250   LIBOR_6MO       138,396.00
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 24 2 Year Soft Prepay              -       0.250   LIBOR_6MO       327,997.93
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 36 3 Year Hard Prepay              -       0.250   LIBOR_6MO     4,591,709.16
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 36 3 Year Soft Prepay              -       0.250   LIBOR_6MO    24,449,789.92
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 60 5 Year Hard Prepay              -       0.250   LIBOR_6MO       359,960.00
       1   1A 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 60 5 Year Soft Prepay              -       0.250   LIBOR_6MO     4,332,113.09
       1   1A 0.25 ARM 1 1st Lien A7/1 360 LY1 0 Nonprepay                             -       0.250   LIBOR_1YR     1,277,876.83
       1   1A 0.25 ARM 1 1st Lien A7/1 360 LY1 12 1 Year Hard Prepay                   -       0.250   LIBOR_1YR     1,015,933.09
       1   1A 0.25 ARM 1 1st Lien A7/1 360 LY1 36 3 Year Soft Prepay                   -       0.250   LIBOR_1YR       325,233.52
       1   1A 0.25 ARM 1 1st Lien A7/1 360 LY1 60 5 Year Soft Prepay                   -       0.250   LIBOR_1YR       618,959.17
       1   1A 0.25 ARM 1 1st Lien A7/1 360 TY1 0 Nonprepay                             -       0.250   CMT_1YR         696,209.32
       1   1A 0.25 ARM 1 1st Lien A7/1 480 LY1 0 Nonprepay                             -       0.250   LIBOR_1YR     1,193,042.82
       1   1A 0.25 ARM 1 1st Lien A7/1 480 LY1 12 1 Year Hard Prepay                   -       0.250   LIBOR_1YR     1,107,819.26
       1   1A 0.25 ARM 1 1st Lien A7/1 480 LY1 36 3 Year Soft Prepay                   -       0.250   LIBOR_1YR       984,816.50
       1   1A 0.25 ARM 1 1st Lien A7/1 480 LY1 60 5 Year Hard Prepay                   -       0.250   LIBOR_1YR       271,862.40
       1   1A 0.25 ARM 1 1st Lien A7/1 480 TY1 60 5 Year Soft Prepay                   -       0.250   CMT_1YR         122,380.78
       1   1A 0.25 ARM 1 1st Lien A7/1-IO 360 LY1 0 Nonprepay                          -       0.250   LIBOR_1YR     4,483,917.05
       1   1A 0.25 ARM 1 1st Lien A7/1-IO 360 LY1 12 1 Year Hard Prepay                -       0.250   LIBOR_1YR       123,120.00
       1   1A 0.25 ARM 1 1st Lien A7/1-IO 360 LY1 36 3 Year Hard Prepay                -       0.250   LIBOR_1YR       338,000.00
       1   1A 0.25 ARM 1 1st Lien A7/1-IO 480 LY1 36 3 Year Soft Prepay                -       0.250   LIBOR_1YR       333,699.74
       1   1A 0.25 ARM 1 1st Lien A7/1-IO10 300 LY1 0 Nonprepay                        -       0.250   LIBOR_1YR       336,475.48
       1   1A 0.25 ARM 1 1st Lien A7/1-IO10 360 LY1 0 Nonprepay                    0.017       0.250   LIBOR_1YR    17,536,289.47
       1   1A 0.25 ARM 1 1st Lien A7/1-IO10 360 LY1 12 1 Year Hard Prepay          0.002       0.250   LIBOR_1YR     9,928,016.83
       1   1A 0.25 ARM 1 1st Lien A7/1-IO10 360 LY1 36 3 Year Soft Prepay              -       0.250   LIBOR_1YR     5,463,289.59
       1   1A 0.25 ARM 1 1st Lien A7/1-IO10 360 LY1 60 5 Year Soft Prepay              -       0.250   LIBOR_1YR     6,305,431.41
       1   1A 0.25 ARM 1 1st Lien A7/6 360 LM6 12 1 Year Hard Prepay                   -       0.250   LIBOR_6MO       194,628.99
       1   1A 0.25 ARM 1 1st Lien A7/6 360 LM6 60 5 Year Soft Prepay                   -       0.250   LIBOR_6MO       247,219.09
       1   1A 0.25 ARM 1 1st Lien A7/6-IO10 360 LM6 0 Nonprepay                    0.082       0.250   LIBOR_6MO     1,991,200.00
       1   1A 0.25 ARM 1 1st Lien A7/6-IO10 360 LM6 12 1 Year Hard Prepay              -       0.250   LIBOR_6MO       267,000.00
       1   1A 0.25 ARM 1 1st Lien A7/6-IO10 360 LM6 36 3 Year Soft Prepay              -       0.250   LIBOR_6MO       548,000.00
       1   1A 0.25 ARM 1 1st Lien A7/6-IO10 360 LM6 36 5 Year Hard Prepay              -       0.250   LIBOR_6MO       277,500.00
       1   1A 0.25 ARM 1 1st Lien A7/6-IO10 360 LM6 60 5 Year Soft Prepay              -       0.250   LIBOR_6MO       400,000.00
       1   1A Prefund 0.25 ARM 1 1st Lien A5/1 480 LY1 36 3 Year Soft Prepay           -       0.250   LIBOR_1YR       403,800.00
       1   1A Prefund 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 0 Nonprepay                -       0.250   LIBOR_1YR       292,600.00
       1   1A Prefund 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 12 1 Year Hard             -       0.250   LIBOR_1YR       279,200.00
            Prepay
       1   1A Prefund 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 36 3 Year Soft             -       0.250   LIBOR_1YR       366,000.00
             Prepay
       1   1A Prefund 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 60 5 Year Soft             -       0.250   LIBOR_1YR       208,250.00
             Prepay
       2   1B 0.2 ARM 1 1st Lien A10/1-IO 360 LY1 0 Nonprepay                          -       0.200   LIBOR_1YR       944,000.00
       2   1B 0.2 ARM 1 1st Lien A5/1 360 LY1 0 Nonprepay                              -       0.200   LIBOR_1YR    19,739,590.46
       2   1B 0.2 ARM 1 1st Lien A5/1 360 LY1 12 1 Year Hard Prepay                    -       0.200   LIBOR_1YR     2,279,728.10
       2   1B 0.2 ARM 1 1st Lien A5/1 360 LY1 36 3 Year Soft Prepay                    -       0.200   LIBOR_1YR     1,680,903.31
       2   1B 0.2 ARM 1 1st Lien A5/1 480 LY1 12 1 Year Hard Prepay                    -       0.200   LIBOR_1YR       503,786.80
       2   1B 0.2 ARM 1 1st Lien A5/1 480 LY1 36 3 Year Soft Prepay                    -       0.200   LIBOR_1YR       520,063.31
       2   1B 0.2 ARM 1 1st Lien A5/1-IO 360 LY1 0 Nonprepay                           -       0.200   LIBOR_1YR    34,775,982.32
       2   1B 0.2 ARM 1 1st Lien A5/1-IO 360 LY1 12 1 Year Hard Prepay                 -       0.200   LIBOR_1YR     5,304,100.00
       2   1B 0.2 ARM 1 1st Lien A5/1-IO 360 LY1 36 3 Year Hard Prepay                 -       0.200   LIBOR_1YR       512,000.00
       2   1B 0.2 ARM 1 1st Lien A5/1-IO 360 LY1 36 3 Year Soft Prepay                 -       0.200   LIBOR_1YR       550,000.00
       2   1B 0.2 ARM 1 1st Lien A5/1-IO 360 LY1 60 5 Year Soft Prepay                 -       0.200   LIBOR_1YR     1,107,877.60
       2   1B 0.2 ARM 1 1st Lien A5/1-IO10 360 LY1 0 Nonprepay                     0.001       0.200   LIBOR_1YR   179,767,652.84
       2   1B 0.2 ARM 1 1st Lien A5/1-IO10 360 LY1 12 1 Year Hard Prepay               -       0.200   LIBOR_1YR    74,398,676.63
       2   1B 0.2 ARM 1 1st Lien A5/1-IO10 360 LY1 36 3 Year Soft Prepay               -       0.200   LIBOR_1YR    25,806,135.42
       2   1B 0.2 ARM 1 1st Lien A5/1-IO10 360 LY1 60 5 Year Soft Prepay               -       0.200   LIBOR_1YR    16,769,443.99
       2   1B 0.2 ARM 1 1st Lien A5/1-IO10 480 LY1 0 Nonprepay                         -       0.200   LIBOR_1YR       732,500.00
       2   1B 0.2 ARM 1 1st Lien A5/6 360 LM6 36 3 Year Soft Prepay                    -       0.200   LIBOR_6MO     1,953,764.19
       2   1B 0.2 ARM 1 1st Lien A5/6-IO 360 LM6 0 Nonprepay                           -       0.200   LIBOR_6MO       421,387.23
       2   1B 0.2 ARM 1 1st Lien A5/6-IO10 360 LM6 0 Nonprepay                         -       0.200   LIBOR_6MO    13,301,186.32
       2   1B 0.2 ARM 1 1st Lien A5/6-IO10 360 LM6 6 Nonprepay                         -       0.200   LIBOR_6MO     1,210,480.00


           Cut-off                                          Initial     Remaining
             Date      Remaining     Remaining   Original   Interest-   Interest-                          Rate
            Gross     Amortization    Term to    Term to    Only        Only        Gross    Next Rate     Reset
           Interest       Term       Maturity    Maturity   Period      Period      Margin     Reset     Frequency   Minimum
Subgroup   Rate (%)    (Months)*     (Months)    (Months)   (Months)    (Months)     (%)     (Months)    (Months)    Rate (%)
--------   --------   ------------   ---------   --------   ---------   ---------   ------   ---------   ---------   --------
       1      6.532            240         359        360         120         119    2.262          59          12      2.262
       1      6.679            360         479        480         120         119    2.432          59          12      2.432
       1      7.237            360         478        480         120         118    2.250          58          12      2.250
       1      7.499            360         479        480         120         119    2.640          59          12      2.640
       1      7.206            357         357        359         N/A         N/A    2.976          58           6      2.976
       1      8.375            355         355        360         N/A         N/A    2.750          55           6      2.750
       1      7.250            359         359        360         N/A         N/A    2.750          59           6      2.750
       1      8.339            359         359        360         N/A         N/A    2.924          59           6      2.924
       1      7.935            357         357        360         N/A         N/A    3.396          57           6      3.396
       1      7.399            358         358        360         N/A         N/A    3.247          58           6      3.247
       1      8.000            479         479        480         N/A         N/A    2.250          59           6      2.250
       1      6.250            300         355        360          60          55    2.250          55           6      2.250
       1      6.750            300         357        360          60          57    2.250          57           6      2.250
       1      6.755            240         358        360         120         118    2.500          58           6      2.620
       1      9.000            240         358        360         120         118    2.750          58           6      2.750
       1      6.792            240         358        360         120         118    2.608          58           6      2.608
       1      7.993            240         358        360         120         118    3.033          58           6      3.033
       1      6.877            240         358        360         120         118    2.437          58           6      2.437
       1      7.875            240         357        360         120         117    3.500          57           6      3.500
       1      7.250            240         354        360         120         114    3.750          54           6      3.750
       1      7.260            240         357        360         120         117    2.969          57           6      3.165
       1      6.791            240         358        360         120         118    2.551          58           6      2.631
       1      6.875            240         357        360         120         117    2.250          57           6      2.250
       1      6.482            240         357        360         120         117    2.379          57           6      2.365
       1      6.689            353         353        356         N/A         N/A    2.250          81          12      2.250
       1      5.972            358         358        360         N/A         N/A    2.250          82          12      2.250
       1      6.145            358         358        359         N/A         N/A    2.250          83          12      2.250
       1      6.715            359         359        360         N/A         N/A    2.250          83          12      2.250
       1      6.345            358         358        360         N/A         N/A    2.750          82          12      2.750
       1      6.544            475         475        480         N/A         N/A    2.250          79          12      2.250
       1      6.295            475         475        480         N/A         N/A    2.250          79          12      2.250
       1      6.174            477         477        480         N/A         N/A    2.250          81          12      2.250
       1      6.375            471         471        480         N/A         N/A    2.250          75          12      2.250
       1      6.125            478         478        480         N/A         N/A    2.750          82          12      2.750
       1      6.251            276         356        360          84          80    2.250          80          12      2.250
       1      7.000            276         349        360          84          73    2.250          73          12      2.250
       1      6.750            276         359        360          84          83    2.250          83          12      2.250
       1      6.875            396         471        480          84          75    2.250          75          12      2.250
       1      6.250            180         298        300         120         118    2.250          82          12      2.250
       1      6.327            240         358        360         120         118    2.273          82          12      2.273
       1      6.278            240         359        360         120         119    2.255          83          12      2.255
       1      6.266            240         359        360         120         119    2.250          83          12      2.250
       1      6.292            240         359        360         120         119    2.250          83          12      2.250
       1      6.250            358         358        360         N/A         N/A    2.250          82           6      2.250
       1      7.250            356         356        360         N/A         N/A    2.250          80           6      2.250
       1      6.969            240         358        360         120         118    2.423          82           6      2.423
       1      6.500            240         355        360         120         115    2.250          79           6      2.250
       1      6.786            240         358        360         120         118    2.250          82           6      2.250
       1      6.500            240         359        360         120         119    2.250          83           6      2.250
       1      7.125            240         359        360         120         119    2.250          83           6      2.250
       1      5.625            480         480        480         N/A         N/A    2.250          60          12      2.250
       1      6.496            240         360        360         120         120    2.250          60          12      2.250
       1      6.625            240         360        360         120         120    2.250          60          12      2.250

       1      6.904            240         360        360         120         120    2.250          60          12      2.250

       1      6.750            240         360        360         120         120    2.250          60          12      2.250

       2      6.805            240         357        360         120         117    2.250         117          12      2.250
       2      6.687            358         358        360         N/A         N/A    2.250          58          12      2.250
       2      6.003            359         359        360         N/A         N/A    2.250          59          12      2.250
       2      6.264            359         359        360         N/A         N/A    2.250          59          12      2.250
       2      6.625            479         479        480         N/A         N/A    2.250          59          12      2.250
       2      6.250            477         477        480         N/A         N/A    2.250          57          12      2.250
       2      6.210            300         358        360          60          58    2.250          58          12      2.250
       2      5.723            300         359        360          60          59    2.250          59          12      2.250
       2      6.500            300         357        360          60          57    2.250          57          12      2.250
       2      5.250            300         359        360          60          59    2.250          59          12      2.250
       2      6.012            300         359        360          60          59    2.250          59          12      2.250
       2      6.587            240         359        360         120         119    2.257          59          12      2.257
       2      6.177            240         359        360         120         119    2.250          59          12      2.250
       2      6.506            240         359        360         120         119    2.253          59          12      2.253
       2      6.165            240         359        360         120         119    2.250          59          12      2.250
       2      7.375            360         479        480         120         119    2.250          59          12      2.250
       2      7.360            356         356        359         N/A         N/A    2.250          57           6      2.250
       2      6.625            300         354        360          60          54    2.250          54           6      2.250
       2      6.933            240         357        360         120         117    2.288          57           6      2.288
       2      7.299            240         357        360         120         117    2.476          57           6      2.476






           Maximum Rate   Initial   Periodic
Subgroup       (%)        Cap (%)   Cap (%)
--------   ------------   -------   --------
       1        11.532     5.000      2.000
       1        11.679     5.000      2.000
       1        12.237     5.000      2.000
       1        12.499     5.000      2.000
       1        13.060     5.853      1.853
       1        14.375     6.000      2.000
       1        13.250     6.000      2.000
       1        13.729     5.391      1.391
       1        13.935     6.000      2.000
       1        13.283     5.884      1.884
       1        14.000     6.000      2.000
       1        12.250     6.000      2.000
       1        12.750     6.000      2.000
       1        12.659     5.904      1.904
       1        15.000     6.000      2.000
       1        12.792     6.000      2.000
       1        13.739     5.745      1.745
       1        12.761     5.885      1.885
       1        13.875     6.000      2.000
       1        13.250     6.000      2.000
       1        12.948     5.689      1.689
       1        12.720     5.929      1.929
       1        12.875     6.000      2.000
       1        12.465     5.982      1.982
       1        11.689     5.000      2.000
       1        10.972     5.000      2.000
       1        11.145     5.000      2.000
       1        11.715     5.000      2.000
       1        11.345     5.000      2.000
       1        11.544     5.000      2.000
       1        11.295     5.000      2.000
       1        11.174     5.000      2.000
       1        11.375     5.000      2.000
       1        11.125     5.000      2.000
       1        11.251     5.000      2.000
       1        12.000     5.000      2.000
       1        11.750     5.000      2.000
       1        11.875     5.000      2.000
       1        11.250     5.000      2.000
       1        11.327     5.000      2.000
       1        11.278     5.000      2.000
       1        11.266     5.000      2.000
       1        11.292     5.000      2.000
       1        12.250     6.000      2.000
       1        13.250     6.000      2.000
       1        12.710     5.742      1.742
       1        12.500     6.000      2.000
       1        12.786     6.000      2.000
       1        12.500     6.000      2.000
       1        13.125     6.000      2.000
       1        10.625     5.000      2.000
       1        11.496     5.000      2.000
       1        11.625     5.000      2.000

       1        11.904     5.000      2.000

       1        11.750     5.000      2.000

       2        11.805     5.000      2.000
       2        11.687     5.000      2.000
       2        11.003     5.000      2.000
       2        11.264     5.000      2.000
       2        11.625     5.000      2.000
       2        11.250     5.000      2.000
       2        11.210     5.000      2.000
       2        10.723     5.000      2.000
       2        11.500     5.000      2.000
       2        10.250     5.000      2.000
       2        11.012     5.000      2.000
       2        11.587     5.000      2.000
       2        11.177     5.000      2.000
       2        11.513     5.007      2.000
       2        11.165     5.000      2.000
       2        12.375     5.000      2.000
       2        13.360     6.000      2.000
       2        12.625     6.000      2.000
       2        12.827     5.894      1.894
       2        13.299     6.000      2.000
-----------------
*   With respect to the assumed Group II Mortgage Loans with an interest-only period, the remaining amortization period will not commence until the interest-only period has ended.



                                                                                Lender
                                                                                 Paid
                                                                               Mortgage                             Cut-off Date
                                                                               Insurance   Servicing    Index        Principal
Subgroup                               Type                                     Fee (%)     Fee (%)      Name       Balance ($)
--------   -----------------------------------------------------------------   ---------   ---------   ---------   --------------
       2   1B 0.2 ARM 1 1st Lien A5/6-IO10 360 LM6 12 1 Year Hard Prepay               -       0.200   LIBOR_6MO     3,476,044.50
       2   1B 0.2 ARM 1 1st Lien A5/6-IO10 360 LM6 36 3 Year Hard Prepay               -       0.200   LIBOR_6MO     1,660,000.00
       2   1B 0.2 ARM 1 1st Lien A5/6-IO10 360 LM6 36 3 Year Soft Prepay               -       0.200   LIBOR_6MO     8,672,202.15
       2   1B 0.2 ARM 1 1st Lien A5/6-IO10 360 LM6 60 5 Year Soft Prepay               -       0.200   LIBOR_6MO     2,785,824.00
       2   1B 0.2 ARM 1 1st Lien A7/1 360 LY1 0 Nonprepay                              -       0.200   LIBOR_1YR     1,022,155.86
       2   1B 0.2 ARM 1 1st Lien A7/1-IO 360 LY1 0 Nonprepay                           -       0.200   LIBOR_1YR       628,000.00
       2   1B 0.2 ARM 1 1st Lien A7/1-IO10 360 LY1 0 Nonprepay                         -       0.200   LIBOR_1YR       894,654.00
       2   1B 0.2 ARM 1 1st Lien A7/1-IO10 360 LY1 12 1 Year Hard Prepay               -       0.200   LIBOR_1YR     1,815,600.00
       2   1B 0.2 ARM 1 1st Lien A7/1-IO10 360 LY1 36 3 Year Soft Prepay               -       0.200   LIBOR_1YR       528,000.00
       2   1B 0.2 ARM 1 1st Lien A7/1-IO10 360 LY1 60 5 Year Soft Prepay               -       0.200   LIBOR_1YR       900,000.00
       2   1B 0.25 ARM 1 1st Lien A10/1 360 TY1 60 5 Year Soft Prepay                  -       0.250   CMT_1YR         138,888.69
       2   1B 0.25 ARM 1 1st Lien A10/1-IO 360 LY1 0 Nonprepay                         -       0.250   LIBOR_1YR       252,000.00
       2   1B 0.25 ARM 1 1st Lien A10/1-IO 360 LY1 60 5 Year Soft Prepay               -       0.250   LIBOR_1YR       124,830.24
       2   1B 0.25 ARM 1 1st Lien A3/1 360 LY1 0 Nonprepay                             -       0.250   LIBOR_1YR       409,570.33
       2   1B 0.25 ARM 1 1st Lien A3/1 360 LY1 12 1 Year Hard Prepay                   -       0.250   LIBOR_1YR       544,692.63
       2   1B 0.25 ARM 1 1st Lien A3/1 360 LY1 36 3 Year Hard Prepay               0.460       0.250   LIBOR_1YR       172,592.78
       2   1B 0.25 ARM 1 1st Lien A3/1 360 TY1 36 3 Year Hard Prepay                   -       0.250   CMT_1YR         147,385.05
       2   1B 0.25 ARM 1 1st Lien A3/1 480 LY1 0 Nonprepay                             -       0.250   LIBOR_1YR       225,427.60
       2   1B 0.25 ARM 1 1st Lien A3/1 480 LY1 60 5 Year Soft Prepay                   -       0.250   LIBOR_1YR       124,094.63
       2   1B 0.25 ARM 1 1st Lien A3/1-IO 360 LY1 0 Nonprepay                          -       0.250   LIBOR_1YR     1,354,229.99
       2   1B 0.25 ARM 1 1st Lien A3/1-IO 360 LY1 12 1 Year Hard Prepay                -       0.250   LIBOR_1YR       304,165.28
       2   1B 0.25 ARM 1 1st Lien A3/1-IO10 360 LY1 0 Nonprepay                        -       0.250   LIBOR_1YR       470,287.99
       2   1B 0.25 ARM 1 1st Lien A3/1-IO10 360 LY1 12 1 Year Hard Prepay              -       0.250   LIBOR_1YR       990,375.99
       2   1B 0.25 ARM 1 1st Lien A3/1-IO10 360 LY1 36 3 Year Hard Prepay              -       0.250   LIBOR_1YR       320,000.00
       2   1B 0.25 ARM 1 1st Lien A3/1-IO10 360 LY1 36 3 Year Soft Prepay              -       0.250   LIBOR_1YR     2,438,909.05
       2   1B 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 0 Nonprepay                        -       0.250   LIBOR_6MO     2,011,000.00
       2   1B 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 12 1 Year Hard Prepay              -       0.250   LIBOR_6MO       352,000.00
       2   1B 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 36 3 Year Hard Prepay              -       0.250   LIBOR_6MO       420,256.00
       2   1B 0.25 ARM 1 1st Lien A3/6-IO10 360 LM6 36 3 Year Soft Prepay              -       0.250   LIBOR_6MO     1,063,900.00
       2   1B 0.25 ARM 1 1st Lien A3/6-IO5 360 LM6 0 Nonprepay                         -       0.250   LIBOR_6MO     2,499,305.91
       2   1B 0.25 ARM 1 1st Lien A3/6-IO5 360 LM6 6 Nonprepay                         -       0.250   LIBOR_6MO       209,600.00
       2   1B 0.25 ARM 1 1st Lien A5/1 360 LY1 0 Nonprepay                         0.089       0.250   LIBOR_1YR     1,767,782.68
       2   1B 0.25 ARM 1 1st Lien A5/1 360 LY1 12 1 Year Hard Prepay               0.370       0.250   LIBOR_1YR       322,497.72
       2   1B 0.25 ARM 1 1st Lien A5/1 360 LY1 36 3 Year Soft Prepay                   -       0.250   LIBOR_1YR       410,881.58
       2   1B 0.25 ARM 1 1st Lien A5/1 360 LY1 60 5 Year Soft Prepay                   -       0.250   LIBOR_1YR       808,412.37
       2   1B 0.25 ARM 1 1st Lien A5/1 480 LY1 12 1 Year Hard Prepay                   -       0.250   LIBOR_1YR       133,828.06
       2   1B 0.25 ARM 1 1st Lien A5/1 480 LY1 60 5 Year Soft Prepay                   -       0.250   LIBOR_1YR       376,760.57
       2   1B 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 0 Nonprepay                          -       0.250   LIBOR_1YR    14,180,880.56
       2   1B 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 12 1 Year Hard Prepay                -       0.250   LIBOR_1YR     2,030,762.54
       2   1B 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 36 3 Year Soft Prepay                -       0.250   LIBOR_1YR     1,604,992.00
       2   1B 0.25 ARM 1 1st Lien A5/1-IO 360 LY1 60 5 Year Soft Prepay                -       0.250   LIBOR_1YR       305,576.15
       2   1B 0.25 ARM 1 1st Lien A5/1-IO 480 LY1 36 3 Year Soft Prepay                -       0.250   LIBOR_1YR       136,000.00
       2   1B 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 0 Nonprepay                    0.037       0.250   LIBOR_1YR    26,142,565.10
       2   1B 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 12 1 Year Hard Prepay          0.019       0.250   LIBOR_1YR    26,337,737.82
       2   1B 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 36 3 Year Hard Prepay              -       0.250   LIBOR_1YR     1,488,798.64
       2   1B 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 36 3 Year Soft Prepay          0.002       0.250   LIBOR_1YR    16,128,033.09
       2   1B 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 60 5 Year Soft Prepay          0.021       0.250   LIBOR_1YR    10,084,437.72
       2   1B 0.25 ARM 1 1st Lien A5/1-IO10 480 LY1 0 Nonprepay                        -       0.250   LIBOR_1YR       946,892.56
       2   1B 0.25 ARM 1 1st Lien A5/1-IO10 480 LY1 60 5 Year Soft Prepay              -       0.250   LIBOR_1YR       228,900.00
       2   1B 0.25 ARM 1 1st Lien A5/6 360 LM6 0 Nonprepay                             -       0.250   LIBOR_6MO     2,398,147.90
       2   1B 0.25 ARM 1 1st Lien A5/6 360 LM6 6 Nonprepay                             -       0.250   LIBOR_6MO       243,566.85
       2   1B 0.25 ARM 1 1st Lien A5/6 360 LM6 12 1 Year Hard Prepay                   -       0.250   LIBOR_6MO       415,720.87
       2   1B 0.25 ARM 1 1st Lien A5/6 360 LM6 24 2 Year Soft Prepay                   -       0.250   LIBOR_6MO       330,324.56
       2   1B 0.25 ARM 1 1st Lien A5/6 360 LM6 36 3 Year Hard Prepay                   -       0.250   LIBOR_6MO       254,945.95
       2   1B 0.25 ARM 1 1st Lien A5/6 360 LM6 36 3 Year Soft Prepay                   -       0.250   LIBOR_6MO     1,203,606.68
       2   1B 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 0 Nonprepay                        -       0.250   LIBOR_6MO    27,309,352.15
       2   1B 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 6 1 Year Hard Prepay               -       0.250   LIBOR_6MO       218,976.00
       2   1B 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 6 1 Year Soft Prepay               -       0.250   LIBOR_6MO       519,600.00
       2   1B 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 6 Nonprepay                        -       0.250   LIBOR_6MO       155,000.00
       2   1B 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 12 1 Year Hard Prepay              -       0.250   LIBOR_6MO     2,753,072.00
       2   1B 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 36 3 Year Hard Prepay              -       0.250   LIBOR_6MO       649,093.00
       2   1B 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 36 3 Year Soft Prepay              -       0.250   LIBOR_6MO    11,107,528.81
       2   1B 0.25 ARM 1 1st Lien A5/6-IO10 360 LM6 60 5 Year Soft Prepay              -       0.250   LIBOR_6MO     1,763,898.15
       2   1B 0.25 ARM 1 1st Lien A7/1 360 LY1 60 5 Year Soft Prepay                   -       0.250   LIBOR_1YR       169,711.58
       2   1B 0.25 ARM 1 1st Lien A7/1-IO 360 LY1 0 Nonprepay                      0.129       0.250   LIBOR_1YR     2,831,156.96
       2   1B 0.25 ARM 1 1st Lien A7/1-IO10 360 LY1 0 Nonprepay                    0.050       0.250   LIBOR_1YR     4,149,161.51
       2   1B 0.25 ARM 1 1st Lien A7/1-IO10 360 LY1 12 1 Year Hard Prepay              -       0.250   LIBOR_1YR     1,086,367.00
       2   1B 0.25 ARM 1 1st Lien A7/1-IO10 360 LY1 36 3 Year Soft Prepay              -       0.250   LIBOR_1YR       556,384.00
       2   1B 0.25 ARM 1 1st Lien A7/1-IO10 480 LY1 0 Nonprepay                    1.030       0.250   LIBOR_1YR       191,610.00
       2   1B 0.25 ARM 1 1st Lien A7/6-IO10 360 LM6 0 Nonprepay                        -       0.250   LIBOR_6MO     1,133,446.00
       2   1B Prefund 0.25 ARM 1 1st Lien A5/1 480 LY1 12 1 Year Hard Prepay           -       0.250   LIBOR_1YR       340,800.00
       2   1B Prefund 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 0 Nonprepay                -       0.250   LIBOR_1YR       327,992.00
       2   1B Prefund 0.25 ARM 1 1st Lien A5/1-IO10 360 LY1 36 3 Year Soft             -       0.250   LIBOR_1YR       195,000.00
             Prepay



           Cut-off                                          Initial     Remaining
             Date      Remaining     Remaining   Original   Interest-   Interest-                          Rate
            Gross     Amortization    Term to    Term to    Only        Only        Gross    Next Rate     Reset
           Interest       Term       Maturity    Maturity   Period      Period      Margin     Reset     Frequency   Minimum
Subgroup   Rate (%)    (Months)*     (Months)    (Months)   (Months)    (Months)     (%)     (Months)    (Months)    Rate (%)
--------   --------   ------------   ---------   --------   ---------   ---------   ------   ---------   ---------   --------
       2      6.618            240         357        360         120         117    2.250          57           6      2.250
       2      6.796            240         358        360         120         118    2.438          58           6      2.438
       2      6.966            240         357        360         120         117    2.375          57           6      2.375
       2      6.471            240         357        360         120         117    2.704          57           6      2.704
       2      6.625            356         356        360         N/A         N/A    2.250          80          12      2.250
       2      6.625            276         356        360          84          80    2.250          80          12      2.250
       2      6.900            240         357        360         120         117    2.250          81          12      2.250
       2      7.085            240         357        360         120         117    2.250          81          12      2.250
       2      6.500            240         356        360         120         116    2.250          80          12      2.250
       2      7.625            240         357        360         120         117    2.250          81          12      2.250
       2      6.500            352         352        360         N/A         N/A    2.750         112          12      2.750
       2      6.500            240         358        360         120         118    2.250         118          12      2.250
       2      7.000            240         351        360         120         111    2.250         111          12      2.250
       2      5.625            358         358        360         N/A         N/A    2.250          34          12      2.250
       2      7.477            359         359        360         N/A         N/A    2.250          35          12      2.250
       2      7.250            352         352        360         N/A         N/A    3.000          28          12      3.000
       2      7.000            357         357        360         N/A         N/A    2.750          33          12      2.750
       2      7.000            478         478        480         N/A         N/A    2.250          34          12      2.250
       2      6.625            478         478        480         N/A         N/A    2.250          34          12      2.250
       2      6.037            324         353        360          36          29    2.395          29          12      2.395
       2      6.500            324         349        360          36          25    2.250          25          12      2.250
       2      7.061            240         355        360         120         115    2.250          31          12      2.250
       2      7.668            240         359        360         120         119    2.250          35          12      2.250
       2      5.875            240         358        360         120         118    2.250          34          12      2.250
       2      6.831            240         359        360         120         119    2.250          35          12      2.250
       2      6.529            240         356        360         120         116    3.610          32           6      3.610
       2      6.375            240         357        360         120         117    2.250          33           6      2.250
       2      6.451            240         358        360         120         118    2.250          34           6      2.250
       2      6.651            240         358        360         120         118    2.774          34           6      2.774
       2      6.818            300         356        360          60          56    4.804          32           6      6.818
       2      6.750            300         356        360          60          56    5.000          32           6      6.750
       2      6.651            357         357        360         N/A         N/A    2.370          57          12      2.370
       2      7.374            358         358        360         N/A         N/A    2.749          58          12      2.749
       2      7.295            359         359        360         N/A         N/A    2.250          59          12      2.250
       2      6.486            358         358        360         N/A         N/A    2.250          58          12      2.250
       2      5.750            479         479        480         N/A         N/A    2.250          59          12      2.250
       2      6.000            472         472        480         N/A         N/A    2.250          52          12      2.250
       2      6.156            300         357        360          60          57    2.250          57          12      2.257
       2      6.883            300         357        360          60          57    2.313          57          12      2.896
       2      6.184            300         359        360          60          59    2.250          59          12      2.250
       2      6.497            300         358        360          60          58    2.250          58          12      2.250
       2      6.375            420         478        480          60          58    2.250          58          12      2.250
       2      6.813            240         359        360         120         119    2.314          59          12      2.318
       2      6.404            240         359        360         120         119    2.273          59          12      2.273
       2      6.787            240         357        360         120         117    2.306          57          12      2.730
       2      6.365            240         359        360         120         119    2.265          59          12      2.265
       2      6.471            240         359        360         120         119    2.278          59          12      2.278
       2      6.993            360         477        480         120         117    2.250          57          12      2.250
       2      6.875            360         478        480         120         118    2.250          58          12      2.250
       2      6.795            358         358        360         N/A         N/A    2.647          58           6      2.647
       2      7.750            353         353        360         N/A         N/A    2.250          53           6      2.250
       2      8.000            359         359        360         N/A         N/A    4.250          59           6      4.250
       2      8.125            356         356        360         N/A         N/A    5.000          56           6      5.000
       2      6.000            359         359        360         N/A         N/A    2.750          59           6      6.000
       2      7.407            358         358        360         N/A         N/A    2.459          58           6      2.459
       2      6.903            240         358        360         120         118    2.643          58           6      2.733
       2      6.750            240         358        360         120         118    2.750          58           6      2.750
       2      6.625            240         359        360         120         119    2.250          59           6      2.250
       2      7.625            240         356        360         120         116    2.250          56           6      2.250
       2      6.886            240         358        360         120         118    2.445          58           6      2.445
       2      7.594            240         357        360         120         117    3.516          57           6      3.516
       2      7.002            240         358        360         120         118    2.738          58           6      2.738
       2      5.969            240         357        360         120         117    2.250          57           6      2.250
       2      5.625            352         352        360         N/A         N/A    2.250          76          12      2.250
       2      6.574            276         357        360          84          81    2.403          81          12      2.403
       2      6.338            240         358        360         120         118    2.318          82          12      2.318
       2      6.400            240         359        360         120         119    2.250          83          12      2.250
       2      6.402            240         359        360         120         119    2.250          83          12      2.250
       2      7.500            360         479        480         120         119    3.500          83          12      3.500
       2      6.700            240         358        360         120         118    2.250          82           6      2.250
       2      6.125            480         480        480         N/A         N/A    2.250          60          12      2.250
       2      4.750            240         360        360         120         120    2.250          60          12      2.250
       2      7.000            240         360        360         120         120    2.250          60          12      2.250





            Maximum Rate   Initial   Periodic
Subgroup        (%)        Cap (%)   Cap (%)
--------    ------------   -------   --------
       2          12.618     6.000      2.000
       2          12.796     6.000      2.000
       2          12.691     5.725      1.725
       2          12.471     6.000      2.000
       2          11.625     5.000      2.000
       2          11.625     5.000      2.000
       2          11.900     5.000      2.000
       2          12.085     5.000      2.000
       2          11.500     5.000      2.000
       2          12.625     5.000      2.000
       2          11.500     5.000      2.000
       2          11.500     5.000      2.000
       2          12.000     5.000      2.000
       2          10.625     5.000      2.000
       2          13.477     2.000      2.000
       2          13.250     2.000      2.000
       2          13.000     2.000      2.000
       2          13.000     2.000      2.000
       2          12.625     2.000      2.000
       2          12.037     3.150      2.000
       2          12.500     2.000      2.000
       2          13.061     2.000      2.000
       2          13.668     2.000      2.000
       2          11.875     2.000      2.000
       2          12.831     2.000      2.000
       2          12.529     3.515      1.873
       2          12.375     6.000      2.000
       2          12.451     6.000      2.000
       2          12.651     5.545      1.848
       2          12.818     2.083      1.917
       2          12.750     2.000      2.000
       2          11.768     5.117      2.000
       2          12.374     5.000      2.000
       2          12.295     5.000      2.000
       2          11.486     5.000      2.000
       2          10.750     5.000      2.000
       2          11.000     5.000      2.000
       2          11.194     4.967      2.000
       2          12.043     4.519      2.000
       2          11.184     5.000      2.000
       2          11.497     5.000      2.000
       2          11.375     5.000      2.000
       2          11.813     5.000      2.000
       2          11.407     5.000      2.000
       2          11.940     5.154      2.000
       2          11.365     5.000      2.000
       2          11.471     5.000      2.000
       2          11.993     5.000      2.000
       2          11.875     5.000      2.000
       2          12.649     5.854      1.854
       2          13.750     6.000      2.000
       2          14.000     6.000      2.000
       2          14.125     6.000      2.000
       2          11.000     5.000      1.000
       2          13.113     5.706      1.706
       2          12.685     5.782      1.782
       2          12.750     6.000      2.000
       2          12.625     6.000      2.000
       2          12.625     5.000      1.000
       2          12.509     5.623      1.623
       2          13.343     5.749      1.749
       2          12.869     5.868      1.868
       2          11.969     6.000      2.000
       2          10.625     5.000      2.000
       2          11.574     5.000      2.000
       2          11.338     5.000      2.000
       2          11.400     5.000      2.000
       2          11.402     5.000      2.000
       2          12.500     5.000      2.000
       2          12.700     6.000      2.000
       2          11.125     5.000      2.000
       2           9.750     5.000      2.000
       2          12.000     5.000      2.000


-----------------
* With respect to the assumed Group II Mortgage Loans with an interest-only period, the remaining amortization period will not commence until the interest-only period has ended.

             Assumed Characteristics of the Group II Mortgage Loans


                                                        Cut-off
                                                          Date      Remaining     Original
                                        Cut-off Date     Gross     Amortization   Term to     Remaining       Original
                            Servicing     Principal     Interest       Term       Maturity   Balloon Term   Balloon Term     Age
Subgroup        Type         Fee (%)     Balance ($)    Rate (%)    (Months)*     (Months)    (Months)*       (Months)     (Months)
--------   --------------   ---------   -------------   --------   ------------   --------   ------------   ------------   --------
       1   B30/40 5.625          0.25      215,775.05      5.875            478        480            358            360          2
       1   B30/40 6              0.25      536,252.49      6.250            479        480            359            360          1
       1   B30/40 6.125          0.25    2,589,966.13      6.375            478        479            359            360          1
       1   B30/40 6.25           0.25    3,448,678.22      6.500            479        480            359            360          1
       1   B30/40 6.375          0.25      970,890.41      6.625            478        480            358            360          2
       1   B30/40 6.5            0.25    3,121,624.37      6.750            479        480            359            360          1
       1   B30/40 6.625          0.25    2,807,965.56      6.875            479        480            359            360          1
       1   B30/40 6.75           0.25      919,648.07      7.000            479        480            359            360          1
       1   B30/40 6.875          0.25    1,472,040.86      7.125            479        480            359            360          1
       1   B30/40 7              0.25      867,605.77      7.250            479        480            359            360          1
       1   B30/40 7.25           0.25      460,597.62      7.500            479        480            359            360          1
       1   B30/40 7.375          0.25      399,872.35      7.625            479        480            359            360          1
       1   B30/40 7.5            0.25      148,404.03      7.750            478        479            359            360          1
       1   B30/40 7.625          0.25      109,767.38      7.875            479        480            359            360          1
       1   B30/40 7.75           0.25      437,349.68      8.000            479        480            359            360          1
       1   F20 5.375             0.25      254,195.31      5.625            239        240            239            240          1
       1   F20 6.125             0.25      331,685.38      6.375            240        240            240            240          0
       1   F20 6.25              0.25      149,694.14      6.500            239        240            239            240          1
       1   F20 6.375             0.25      356,169.88      6.625            237        238            237            238          1
       1   F20 6.5               0.25      437,881.86      6.750            239        240            239            240          1
       1   F20 6.625             0.25      316,781.39      6.875            239        240            239            240          1
       1   F20 6.875             0.25       49,905.47      7.125            239        240            239            240          1
       1   F20 7                 0.25      104,804.49      7.250            239        240            239            240          1
       1   F30 5.5               0.25      843,221.34      5.750            358        360            358            360          2
       1   F30 5.625             0.25    1,193,781.64      5.875            359        360            359            360          1
       1   F30 5.75              0.25    3,313,308.73      6.000            359        360            359            360          1
       1   F30 5.875             0.25    5,860,749.01      6.125            359        360            359            360          1
       1   F30 6                 0.25   31,382,167.22      6.250            358        359            358            359          1
       1   F30 6.125             0.25   35,985,394.75      6.375            358        359            358            359          1
       1   F30 6.15              0.25      161,760.76      6.400            359        360            359            360          1
       1   F30 6.25              0.25   37,836,731.42      6.500            358        360            358            360          2
       1   F30 6.375             0.25   22,582,961.03      6.625            358        360            358            360          2
       1   F30 6.5               0.25   16,713,467.05      6.750            358        359            358            359          1
       1   F30 6.625             0.25   19,934,382.57      6.875            358        360            358            360          2
       1   F30 6.75              0.25    6,717,034.73      7.000            358        360            358            360          2
       1   F30 6.875             0.25    2,651,816.62      7.125            358        360            358            360          2
       1   F30 7                 0.25    3,639,386.86      7.250            357        360            357            360          3
       1   F30 7.125             0.25    5,029,711.72      7.375            358        359            358            359          1
       1   F30 7.25              0.25    5,418,906.70      7.500            359        360            359            360          1




                                              Remaining
                            Interest-Only   Interest-Only
                               Period          Period
Subgroup        Type          (Months)        (Months)
--------   --------------   -------------   -------------
       1   B30/40 5.625          N/A             N/A
       1   B30/40 6              N/A             N/A
       1   B30/40 6.125          N/A             N/A
       1   B30/40 6.25           N/A             N/A
       1   B30/40 6.375          N/A             N/A
       1   B30/40 6.5            N/A             N/A
       1   B30/40 6.625          N/A             N/A
       1   B30/40 6.75           N/A             N/A
       1   B30/40 6.875          N/A             N/A
       1   B30/40 7              N/A             N/A
       1   B30/40 7.25           N/A             N/A
       1   B30/40 7.375          N/A             N/A
       1   B30/40 7.5            N/A             N/A
       1   B30/40 7.625          N/A             N/A
       1   B30/40 7.75           N/A             N/A
       1   F20 5.375             N/A             N/A
       1   F20 6.125             N/A             N/A
       1   F20 6.25              N/A             N/A
       1   F20 6.375             N/A             N/A
       1   F20 6.5               N/A             N/A
       1   F20 6.625             N/A             N/A
       1   F20 6.875             N/A             N/A
       1   F20 7                 N/A             N/A
       1   F30 5.5               N/A             N/A
       1   F30 5.625             N/A             N/A
       1   F30 5.75              N/A             N/A
       1   F30 5.875             N/A             N/A
       1   F30 6                 N/A             N/A
       1   F30 6.125             N/A             N/A
       1   F30 6.15              N/A             N/A
       1   F30 6.25              N/A             N/A
       1   F30 6.375             N/A             N/A
       1   F30 6.5               N/A             N/A
       1   F30 6.625             N/A             N/A
       1   F30 6.75              N/A             N/A
       1   F30 6.875             N/A             N/A
       1   F30 7                 N/A             N/A
       1   F30 7.125             N/A             N/A
       1   F30 7.25              N/A             N/A





                                                        Cut-off
                                                          Date      Remaining     Original
                                        Cut-off Date     Gross     Amortization   Term to     Remaining       Original
                            Servicing     Principal     Interest       Term       Maturity   Balloon Term   Balloon Term     Age
Subgroup        Type         Fee (%)     Balance ($)    Rate (%)    (Months)*     (Months)    (Months)*       (Months)     (Months)
--------   --------------   ---------   -------------   --------   ------------   --------   ------------   ------------   --------
       1   F30 7.375             0.25    1,680,916.37      7.625            359        360            359            360          1
       1   F30 7.5               0.25    1,191,323.86      7.750            358        360            358            360          2
       1   F30 7.625             0.25    3,133,608.87      7.875            359        360            359            360          1
       1   F30 7.7               0.25      104,928.63      7.950            359        360            359            360          1
       1   F30 7.75              0.25      421,474.54      8.000            358        360            358            360          2
       1   F30 7.875             0.25      468,193.53      8.125            359        360            359            360          1
       1   F30 8                 0.25      706,531.93      8.250            358        360            358            360          2
       1   F30 8.125             0.25      550,407.67      8.375            359        360            359            360          1
       1   F30 8.25              0.25      265,339.15      8.500            359        360            359            360          1
       1   F30-IO10 5.375        0.25      868,150.80      5.625            240        240            359            360          1
       1   F30-IO10 5.5          0.25      170,000.00      5.750            240        240            358            360          2
       1   F30-IO10 5.75         0.25    1,747,847.53      6.000            240        240            358            360          2
       1   F30-IO10 5.875        0.25    3,957,639.30      6.125            240        240            359            360          1
       1   F30-IO10 6            0.25   12,670,582.34      6.250            240        240            359            360          1
       1   F30-IO10 6.125        0.25   19,811,267.09      6.375            240        240            359            360          1
       1   F30-IO10 6.25         0.25   16,891,862.63      6.500            240        240            359            360          1
       1   F30-IO10 6.375        0.25    9,923,690.23      6.625            240        240            359            360          1
       1   F30-IO10 6.5          0.25   14,312,174.46      6.750            240        240            359            360          1
       1   F30-IO10 6.625        0.25    9,842,876.99      6.875            240        240            358            360          2
       1   F30-IO10 6.7          0.25      369,900.00      6.950            240        240            359            360          1
       1   F30-IO10 6.75         0.25    1,422,426.00      7.000            240        240            358            360          2
       1   F30-IO10 6.875        0.25    1,231,172.33      7.125            240        240            357            360          3
       1   F30-IO10 7            0.25    4,355,797.18      7.250            240        240            358            360          2
       1   F30-IO10 7.125        0.25      921,700.00      7.375            240        240            359            360          1
       1   F30-IO10 7.25         0.25      508,748.72      7.500            240        240            359            360          1
       1   F30-IO10 7.375        0.25    3,498,770.00      7.625            240        240            359            360          1
       1   F30-IO10 7.5          0.25    3,718,569.62      7.750            240        240            359            360          1
       1   F30-IO10 7.625        0.25    1,004,850.00      7.875            240        240            359            360          1
       1   F30-IO10 7.75         0.25    2,802,006.85      8.000            240        240            359            360          1
       1   F30-IO10 7.875        0.25      347,500.00      8.125            240        240            359            360          1
       1   F30-IO10 8            0.25      162,000.00      8.250            240        240            359            360          1
       1   F30-IO10 8.125        0.25      206,820.00      8.375            240        240            359            360          1
       1   F30-IO10 8.25         0.25      275,000.00      8.500            240        240            359            360          1
       1   F30-IO15 5.5          0.25      570,000.00      5.750            180        180            359            360          1
       1   F30-IO15 5.875        0.25    1,017,039.99      6.125            180        180            359            360          1
       1   F30-IO15 6            0.25    1,875,250.00      6.250            180        180            359            360          1
       1   F30-IO15 6.125        0.25    7,367,366.12      6.375            180        180            359            360          1
       1   F30-IO15 6.25         0.25    4,148,302.18      6.500            180        180            359            360          1
       1   F30-IO15 6.375        0.25    4,944,762.37      6.625            180        180            356            360          4
       1   F30-IO15 6.5          0.25    2,980,000.00      6.750            180        180            359            360          1
       1   F30-IO15 6.625        0.25    1,555,450.00      6.875            180        180            359            360          1
       1   F30-IO15 6.875        0.25      272,000.00      7.125            180        180            359            360          1




                                              Remaining
                            Interest-Only   Interest-Only
                               Period          Period
Subgroup        Type          (Months)        (Months)
--------   --------------   -------------   -------------
       1   F30 7.375                  N/A             N/A
       1   F30 7.5                    N/A             N/A
       1   F30 7.625                  N/A             N/A
       1   F30 7.7                    N/A             N/A
       1   F30 7.75                   N/A             N/A
       1   F30 7.875                  N/A             N/A
       1   F30 8                      N/A             N/A
       1   F30 8.125                  N/A             N/A
       1   F30 8.25                   N/A             N/A
       1   F30-IO10 5.375             120             119
       1   F30-IO10 5.5               120             118
       1   F30-IO10 5.75              120             118
       1   F30-IO10 5.875             120             119
       1   F30-IO10 6                 120             119
       1   F30-IO10 6.125             120             119
       1   F30-IO10 6.25              120             119
       1   F30-IO10 6.375             120             119
       1   F30-IO10 6.5               120             119
       1   F30-IO10 6.625             120             118
       1   F30-IO10 6.7               120             119
       1   F30-IO10 6.75              120             118
       1   F30-IO10 6.875             120             117
       1   F30-IO10 7                 120             118
       1   F30-IO10 7.125             120             119
       1   F30-IO10 7.25              120             119
       1   F30-IO10 7.375             120             119
       1   F30-IO10 7.5               120             119
       1   F30-IO10 7.625             120             119
       1   F30-IO10 7.75              120             119
       1   F30-IO10 7.875             120             119
       1   F30-IO10 8                 120             119
       1   F30-IO10 8.125             120             119
       1   F30-IO10 8.25              120             119
       1   F30-IO15 5.5               180             179
       1   F30-IO15 5.875             180             179
       1   F30-IO15 6                 180             179
       1   F30-IO15 6.125             180             179
       1   F30-IO15 6.25              180             179
       1   F30-IO15 6.375             180             176
       1   F30-IO15 6.5               180             179
       1   F30-IO15 6.625             180             179
       1   F30-IO15 6.875             180             179



                                                        Cut-off
                                                          Date      Remaining     Original
                                        Cut-off Date     Gross     Amortization   Term to     Remaining       Original
                            Servicing     Principal     Interest       Term       Maturity   Balloon Term   Balloon Term     Age
Subgroup        Type         Fee (%)     Balance ($)    Rate (%)    (Months)*     (Months)    (Months)*       (Months)     (Months)
--------   --------------   ---------   -------------   --------   ------------   --------   ------------   ------------   --------
       1   F30-IO15 7.625        0.25      197,999.41      7.875            180        180            359            360          1
       1   F30-IO15 7.75         0.25      495,225.00      8.000            180        180            359            360          1
       2   F15 5.25              0.25       244121.07      5.500            179        180            179            180          1
       2   F15 5.375             0.25       254094.79      5.625            179        180            179            180          1
       2   F15 5.5               0.25       765570.84      5.750            178        180            178            180          2
       2   F15 5.625             0.25      4175248.24      5.875            179        180            179            180          1
       2   F15 5.75              0.25    4,567,254.72      6.000            179        180            179            180          1
       2   F15 5.875             0.25    4,895,494.40      6.125            178        180            178            180          2
       2   F15 6                 0.25    7,363,818.43      6.250            178        180            178            180          2
       2   F15 6.125             0.25      946,891.83      6.375            179        180            179            180          1
       2   F15 6.25              0.25    3,486,707.91      6.500            178        180            178            180          2
       2   F15 6.375             0.25      901,507.14      6.625            178        180            178            180          2
       2   F15 6.5               0.25    1,108,692.71      6.750            178        180            178            180          2
       2   F15 6.625             0.25    2,536,858.93      6.875            178        180            178            180          2
       2   F15 6.875             0.25       67,076.46      7.125            178        180            178            180          2
       2   F15 7                 0.25      220,441.38      7.250            178        180            178            180          2
       2   F15 7.125             0.25      307,059.55      7.375            179        180            179            180          1
       2   F15 7.25              0.25       73,533.80      7.500            172        177            172            177          5
       2   F15 7.625             0.25      115,280.65      7.875            178        180            178            180          2




                                              Remaining
                            Interest-Only   Interest-Only
                               Period          Period
Subgroup        Type          (Months)        (Months)
--------   --------------   -------------   -------------
       1   F30-IO15 7.625             180             179
       1   F30-IO15 7.75              180             179
       2   F15 5.25                   N/A             N/A
       2   F15 5.375                  N/A             N/A
       2   F15 5.5                    N/A             N/A
       2   F15 5.625                  N/A             N/A
       2   F15 5.75                   N/A             N/A
       2   F15 5.875                  N/A             N/A
       2   F15 6                      N/A             N/A
       2   F15 6.125                  N/A             N/A
       2   F15 6.25                   N/A             N/A
       2   F15 6.375                  N/A             N/A
       2   F15 6.5                    N/A             N/A
       2   F15 6.625                  N/A             N/A
       2   F15 6.875                  N/A             N/A
       2   F15 7                      N/A             N/A
       2   F15 7.125                  N/A             N/A
       2   F15 7.25                   N/A             N/A
       2   F15 7.625                  N/A             N/A



-----------------
* With respect to the assumed Group II Mortgage Loans with an interest-only period, the remaining amortization period will not commence until the interest-only period has ended.

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans in each loan group that will be delivered to the custodian and characteristics of the mortgage loans in each loan group assumed in preparing the tables in this prospectus supplement.

General

    Each Interest Accrual Period for the Group I LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date. Each Interest Accrual Period for the group II certificates (other than the Class II-1-PO and Class II-2-PO certificates) will be the calendar month immediately prior to the month in which the relevant distribution date occurs.

Defaults

    The yield to maturity of the Offered Certificates, and particularly the Class I-M certificates and the Group II Subordinate Certificates, will be sensitive to defaults on the mortgage loans in the related loan group. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans in the related loan group. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally applicable to prime mortgage loans with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of prime mortgage loans.

Prepayment Considerations and Risks

    The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans in a loan group will in turn be affected by the amortization schedules of the mortgage loans in such loan group and by the rate of principal prepayments on the mortgage loans in such loan group (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans in such loan group due to defaults, casualties or condemnations and repurchases by the applicable original loan seller or purchases, pursuant to the applicable optional clean-up call, as described in this prospectus supplement). Because certain of the mortgage loans in each loan group contain Prepayment Premiums, the rate of principal payments in such loan group may be less than the rate of principal payments for mortgage loans in such loan group that did not have Prepayment Premiums. The mortgage loans in each loan group are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

    Prepayments, liquidations and purchases of the mortgage loans in a loan group (including any optional repurchase of the remaining mortgage loans in such Loan Group in connection with the termination of the portion of the issuing entity related to such loan group, in each case as described in this prospectus supplement) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans of such loan group. In addition, because, for a certain period of time after the issuance of the Group II Offered Certificates, the

Group II Senior Certificates in the aggregate will be entitled to receive a percentage of certain amounts, including principal prepayments and other recoveries of principal, which is generally greater than their proportionate interest in the assets of group II, the rate of principal prepayments on the Group II Mortgage Loans will have a greater effect on the rate of principal payments and the amount of interest payments on, and the yield to maturity of, such certificates than if such certificateholders were entitled only to their proportionate interest in such amounts. Since the rate of payment of principal on the mortgage loans in a loan group will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans in the related loan group. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans in the related loan group could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans in such loan group could result in an actual yield to that investor that is lower than the anticipated yield.

    The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties and servicing decisions. No assurances can be given as to the rate of prepayments on the mortgage loans in a stable or changing interest rate environments.

    The mortgage loans in each loan group may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, borrowers may be inclined to refinance their mortgage loans with a fixed rate loan to "lock in" a lower interest rate. With respect to the adjustable-rate Group I Mortgage Loans, the existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the Group I Mortgage Loans may differ from that on the fixed rate Group I Mortgage Loans because the amount of the monthly payments on the Group I Mortgage Loans are subject to adjustment on each Adjustment Date. In addition, the adjustable-rate Group I Mortgage Loans will not have their initial Adjustment Date until two, three, five, seven or ten years after their origination. The adjustable-rate Group I Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the Group I Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

    The timing of changes in the rate of prepayments on the mortgage loans in a loan group may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans in a loan group, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

    When a borrower prepays a mortgage loan in whole or in part prior to the due date in the related Prepayment Period for such mortgage loan, the borrower pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. In addition, if any principal is recovered in advance of its due date without payment of interest on such amount, absent sufficient Compensating Interest (to the extent available as described in this prospectus supplement to cover Prepayment Interest Shortfalls resulting from such principal prepayments or other recoveries of principal), a shortfall will occur in the amount due to certificateholders of the related group since the certificateholders are generally entitled to receive a full month of interest. Also, when a borrower prepays a mortgage loan in part together with the scheduled payment for a month on or after the related Due Date, or when a recovery of principal is received other than on a Due Date, or when any other recovery of principal is received other than on a Due Date, the principal balance of the related mortgage loan is reduced by the amount in excess of the scheduled payment as of that Due Date, but the principal is not distributed to the related certificateholders until the distribution date in the next month; therefore, up to one month of interest shortfall accrues on the amount of such excess.

    No assurance can be given as to the rate or timing of principal payments, prepayments or other recoveries of principal on the mortgage loans.

    To the extent that the amount of Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of prepayment or other recoveries of principal, the remaining deficiency will be allocated to the certificates in the related group, pro rata, according to the amount of interest to which each class of certificates in the related group would otherwise be entitled in reduction of that amount.

The Group I Certificates

    The Pass-Through Rate for each class of Group I LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

    The Pass-Through Rate for each class of Group I LIBOR Certificates may be calculated by reference to the net mortgage interest rates of the Group I Mortgage Loans, which are based on the applicable Loan Indices. If the Group I Mortgage Loans bearing higher interest rates, either through higher margins or an increase in the applicable Loan Indices (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the CMT Loan Index. It is possible that a decrease in the Six-Month LIBOR Loan Index, the One-Year LIBOR Loan Index or the CMT Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of Group I LIBOR Certificates were to be higher than the Group I-1 Loan Group Cap, the Group I-2 Loan Group Cap or the Pool Cap, as applicable, the Pass-Through Rate on the related Group I LIBOR Certificates would be lower than otherwise would be the case. Although holders of the Group I LIBOR Certificates are entitled to receive any Basis Risk Carry Forward Amount from and to the extent of funds available for that purpose in the Excess Reserve Fund Account and the Supplemental Interest Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Group I LIBOR Certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Overcollateralization Provisions

    The operation of the overcollateralization provisions of the trust agreement will affect the weighted average lives of the Group I LIBOR Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread and certain amounts available in the Supplemental Interest Account, if any, will be applied as distributions of principal of the class or classes of certificates in group I then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual

Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

    Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the Group I Mortgage Loans over the interest required to pay interest on the Group I LIBOR Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments. Mortgage loans in loan group I with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans in loan group I with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of Group I Mortgage Loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Group I LIBOR Certificates.

    As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Group I LIBOR Certificates may vary significantly over time and from class to class.

Group I Subordinated Certificates and Allocation of Realized Losses to the Group I LIBOR Certificates

    Each class of Class I-A and Class I-M certificates provides credit enhancement for certain other classes of Group I LIBOR Certificates that have a higher payment priority, and each class of Class I-A and Class I-M certificates may absorb losses on the Group I Mortgage Loans. The weighted average lives of, and the yields to maturity on, the Class I-M certificates will be progressively more sensitive in numerical order to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans than the Class I-A certificates. Among the Class I-2-A Certificates, the Class I-2-A-2 Certificates will be more sensitive than the Class I-2-A-1 Certificates. If the actual rate and severity of losses on the Group I Mortgage Loans is higher than those assumed by a holder of a related Class I-A or Class I-M certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the Group I Mortgage Loans will reduce the Class Certificate Balance of the class of the related Class I-A and Class I-M certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balances of the Group I Mortgage Loans. As a result of such a reduction of the Class Certificate Balance of a class of certificates, less interest will accrue on those classes than would otherwise be the case.

    The Group I Principal Distribution Amount to be made to the holders of the Group I LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related Group I Mortgage Loan. If such net proceeds are less than the unpaid principal balance of the liquidated Group I Mortgage Loans, the total aggregate Stated Principal Balances of the Group I Mortgage Loans will decline more than the aggregate Class Certificate Balances of the Group I LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization, excess interest and after taking into account certain payments received or paid by the issuing entity pursuant to the group I interest rate swap agreement, the class of Class I-A and Class I-M certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class I-M certificates will generally not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss experience on the Group I Mortgage Loans, a holder of a Class I-M certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable Group I Mortgage Loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal to the Class I-A certificates, depending on the timing of Realized Losses, the Class I-M certificates may bear a disproportionate percentage of the Realized Losses on the Group I Mortgage Loans.

    For all purposes, the Class I-M-8 certificates will have the lowest payment priority of any class of subordinated certificates in loan group I.

Effect on Yields Due to Rapid Prepayments

    Any net payment payable to the loan group I swap provider under the terms of the loan group I interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the Group I LIBOR Certificates.

The Group II Certificates

    In general, if you purchase Offered Certificate at a premium over its face amount and payments of principal on the mortgage loans in the related group (or in the case of the Class II-1-IO and Class II-2-IO certificates, the Non-Discount Mortgage Loans in the related Subgroup and in the case of the Class II-1-A-9 and Class II-1-A-14 certificates, the mortgage loans in Subgroup II-1) in each case, occur at a rate faster than that assumed at the time of purchase, your actual yield to maturity will be lower than that anticipated at the time of your purchase and, in the case of the Interest-Only Certificates, you may not recover your initial investment. Conversely, if an Offered Certificate, particularly a Principal-Only Certificate, is purchased at a discount from its face amount and payments of principal on the mortgage loans in the related Subgroup, or in the case of the Class PO Certificates, Discount Loans in the related Subgroup occur at a rate that is slower than that assumed at the time of purchase, your actual yield to maturity will be lower than originally anticipated.

    As described under "Description of the Certificates--Principal on Group II Certificates" in this prospectus supplement, with respect to Group II, the applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments related to a Subgroup will be initially distributed to the classes of Senior Certificates related to such Subgroup (other than the Class PO Certificates and Interest Only Certificates) then entitled to receive principal distributions. This may result in all (or a disproportionate percentage) of such principal prepayments being distributed to holders of such classes of Senior Certificates (other than the Class PO Certificates and Interest Only Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage."

    Investors in the Class II-1-A-2 certificates should understand that if LIBOR is greater than or equal to 2.500% per annum for any of the first 12 distribution dates, the Pass-Through Rate of such class will remain at its maximum rate of 7.500% per annum. Investors in the Class II-1-A-2 certificates should consider the risk that if LIBOR is lower than anticipated, the actual yields to such investors will be lower than the anticipated yields.

    Conversely, investors in the Class II-1-A-3 certificates should consider the risk that if LIBOR is higher than anticipated, the actual yields to such investors will be significantly lower than the anticipated yields. Investors in the Class II-1-A-3 certificates should also understand that if LIBOR is greater than or equal to approximately 2.500% per annum for any of the first 12 distribution dates, the Class II-1-A-3 certificates will accrue interest at the minimum rate of 0.00% per annum.

    Investors in the Group I LIBOR Certificates should understand that the timing of changes in LIBOR may affect the actual yields to such investors even if the average rate of LIBOR is consistent with such investors' expectations. Each investor must make an independent decision as to the appropriate LIBOR assumptions to be used in deciding whether to purchase a Group I LIBOR Certificate.

The Class II-M-1, Class II-B-1 and Class II-B-2 Certificates

    The rate of payment of principal, the aggregate amount of distributions and the yield to maturity of the Class II-M-1, Class II-B-1 and Class II-B-2 certificates will be affected by the rate of prepayments on the Group II Mortgage Loans, as well as the rate of borrower defaults on the Group II Mortgage Loans resulting in Realized Losses, by the severity of those losses and by the timing thereof. See "Description of the Certificates--Allocation of Losses on the Group II Certificates" in this prospectus supplement for a description of the manner in which such losses are borne by the holders of the Group II Certificates. If the purchaser of a Class II-M-1, Class II-B-1 or Class II-B-2 certificate calculates its anticipated yield based on an assumed rate of default and amount of Realized Losses that is lower than the default rate and the amount of losses actually incurred, its actual yield to maturity may be lower than that so calculated and could be negative. The timing of defaults and losses will also affect an investor's actual yield to maturity, even if the average rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Group II Mortgage Loans.

    The yields to maturity on the classes of Class II-M-1, Class II-B-1 and Class II-B-2 certificate with higher alphanumerical designations will be more sensitive to losses due to liquidations of defaulted moans in loan group II than will the yields on such classes with lower alphanumerical designations, and the yields to maturity on all of the Class II-M-1, Class II-B-1 and Class II-B-2 certificate will be more sensitive to such losses than will the yields on the other classes of certificates (other than the more subordinate classes of Group II Certificates). The Class II-M-1, Class II-B-1 and Class II-B-2 certificate will be more sensitive to losses due to liquidations of defaulted Group II Mortgage Loans (other than Excess Losses) because the entire amount of such losses will be allocable to such certificates in inverse order of priority, either directly or through the allocation of the Class PO Deferred Payment Writedown Amount and the Group II Subordinate Certificate Writedown Amount. To the extent not covered by the applicable servicer's advances of delinquent monthly payments of principal and interest, delinquencies on the Group II Mortgage Loans may also have a relatively greater effect:

    (a) on the yields to investors in the Class II-M-1, Class II-B-1 and Class II-B-2 certificate with higher alphanumerical designations than on the yields to investors in the Class II-M-1, Class II-B-1 and Class II-B-2 certificate with lower alphanumerical designations; and

    (b) on the yields to investors in the Class II-M-1, Class II-B-1 and Class II-B-2 certificate than on the yields to investors in the other classes of the certificates.

    As described under "Description of the Certificates--Interest on Group II Certificates," "--Principal on Group II Certificates," "--Allocation of Losses on the Group II Certificates" and "--Subordination of Group II Subordinate Certificates" in this prospectus supplement, amounts otherwise distributable to holders of any class of Subordinate Certificates will be made available to protect the holders of the more senior ranking classes of related certificates against interruptions in distributions due to certain borrower delinquencies. Such delinquencies, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of the Class II-M-1, Class II-B-1 and Class II-B-2 certificate.

    To the extent that a Class II-M-1, Class II-B-1 and Class II-B-2 certificate is being purchased at a discount from its initial Class Certificate Balance, if the purchaser of such a certificate calculates its yield to maturity based on an assumed rate of payment of principal faster than that actually received on such certificate, its actual yield to maturity may be lower than that so calculated.

Sensitivity of the Class PO Certificates

    The Class II-1-PO and Class II-2-PO certificates will be "principal-only" certificates and will not bear interest. As indicated in the table below, a lower than anticipated rate of principal payments (including prepayments) on the Discount Loans in Subgroup II-1 will have an adverse effect on the yield to investors in the Class II-1-PO certificates and a lower than anticipated rate of principal payments (including prepayments) on the Discount Loans in Subgroup II-2 will have an adverse effect on the yield to investors in the Class II-2-PO certificates.

    The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class PO Certificates to various constant percentages of the applicable Prepayment Assumption. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class PO Certificates would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of the Class PO Certificates, and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

    As described under "Description of the Certificates--Principal on Group II Certificates" in this prospectus supplement, each Subgroup PO Principal Distribution Amount is calculated by reference to the principal payments (including prepayments) on the Discount Loans in the related Subgroup of Group
II. The Discount Loans will have lower net mortgage interest rates (and lower mortgage interest rates) than the other Group II Mortgage Loans. In general, mortgage loans with higher mortgage interest rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage interest rates in response to a given change in market interest rates. As a result, the Discount Loans may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class PO Certificates.

    The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under "--Structuring Assumptions" above and on the assumption that the aggregate purchase prices of the Class II-1-PO and Class II-2-PO certificates (expressed as a percentage of the initial Class Certificate Balance of such class) are 75.75% and 76.25%, respectively:


 Sensitivity of the Class II-1-PO and Class II-2-PO Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)

                                   Percentages of Prepayment Assumption
                       --------------------------------------------------------
        Class            0%       50%       75%       100%      150%      200%
---------------------  ------    ------    ------    ------   -------   -------
Class II-1-PO........  1.387%    3.805%    5.386%    7.096%   10.777%   14.776%
Class II-2-PO........  3.310%    5.545%    6.920%    8.440%   11.834%   15.632%

    It is unlikely that the Discount Loans will have the precise characteristics described in this prospectus supplement or that the Discount Loans will all prepay at the same rate until maturity or that all of the Discount Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the tables above, even if all of the Group II Mortgage Loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Group II Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. You must make your own decision as to the appropriate prepayment assumption to be used in deciding whether to purchase any of the Class PO Certificates.

Sensitivity of the Class II-1-IO and Class II-2-IO Certificates

    The Class II-1-IO and Class II-2-IO certificates will not be entitled to distributions of principal. As indicated in the table below, a higher than anticipated rate of principal payments (including prepayments) on the related Group II Mortgage Loans could result in the failure of investors in the Class II-1-IO or Class II-2-IO certificates to fully recover their initial investment.

    The table below indicates the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class II-1-IO and Class II-2-IO certificates to various constant percentages of the applicable Prepayment Assumption. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such certificates, would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase price of such certificates and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificates when such reinvestment rates are considered.

    The Notional Amount of the Class II-1-IO certificates is based on the Stated Principal Balances of the Non-Discount Loans in Subgroup II-1. The Notional Amount of the Class II-2-IO certificates is based on the Stated Principal Balances of the Non-Discount Loans in Subgroup II-2. See "Description of the Certificates--Interest on the Group II Certificates" in this prospectus supplement. The Non-Discount Loans will have higher net mortgage interest rates (and higher mortgage interest rates) than the other Group II Mortgage Loans. In general, mortgage loans with higher mortgage interest rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage interest rates in response to a given change in market interest rates. As a result, the Non-Discount Loans may prepay at higher rates, thereby reducing the resulting yield of the Class II-1-IO and Class II-2-IO certificates than would be the case if the Non-Discount Loans prepaid at the same rate as the other Group II Mortgage Loans. An investor in the Class II-1-IO or Class II-2-IO certificates should fully consider the associated risks, including the risk that a rapid rate of principal payments (including prepayments) on the Non-Discount Loans could result in the failure of such investor to fully recover its initial investment.

    The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under "--Structuring Assumptions" above and on the assumption that the aggregate purchase prices of the Class II-1-IO and Class II-2-IO certificates (expressed as a percentage of the initial Notional Amount of each such class) are 1.4375% and 1.2500%, respectively, plus accrued interest:


               Sensitivity of the Class II-1-IO and Class II-2-IO
                           Certificates to Prepayments
                          (Pre-Tax Yields to Maturity)

                                    Percentages of Prepayment Assumption
                       --------------------------------------------------------
        Class            0%       50%       75%       100%      150%      200%
---------------------  ------    ------    ------    ------   -------   -------
Class II-1-IO........  35.369%   24.293%   18.534%   12.612%    0.216% (13.045)%
Class II-2-IO........  30.873%   20.034%   14.397%    8.599%  (3.544)% (16.544)%

    It is unlikely that the Non-Discount Loans will have the precise characteristics described in this prospectus supplement or that the Non-Discount Loans will all prepay at the same rate until maturity or that all of the Non-Discount Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class II-1-IO and Class II-2-IO certificates are likely to differ from those shown in the tables above, even if all of the related Non-Discount Loans prepay at the indicated percentages of the applicable Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Non-Discount Loans for any period or over the life of such certificates or as to the yield on such certificates. You must make your own decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Class II-1-IO or Class II-2-IO certificates.

Sensitivity of the Class II-1-A-9 and Class II-1-A-14 Certificates

    The yield to investors in the Class II-1-A-9 and Class II-1-A-14 certificates will be extremely sensitive to prepayments on the mortgage loans in Subgroup II-1. As indicated in the tables below, a higher than anticipated rate of prepayments will have an adverse effect on yield to such investors.

    The table below indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the Class II-1-A-9 and Class II-1-A-14 certificates to various constant percentages of the applicable Prepayment Assumption. The yields set forth in the table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class II-1-A-9 and Class II-1-A-14 certificates would cause the discounted present value of such assumed streams of cash flows to equal the assumed aggregate purchase prices of such certificates, and converting such monthly rates to corporate bond equivalent rates. These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on such certificates and consequently do not purport to reflect the return on any investment in any such class of certificate when such reinvestment rates are considered.

    The information set forth in the following table has been prepared on the basis of the modeling assumptions set forth under "--Structuring Assumptions" above and on the assumption that aggregate purchase price of the Class II-1-A-9 and Class II-1-A-14 certificates (expressed as a percentage of the initial Class Certificate Balance of such class) of 38.50% and 15.75%, respectively, plus accrued interest:


                      Sensitivity of the Class II-1-A-9 and
                      Class II-1-A-14 Certificates to Prepayments
                          (Pre Tax Yields to Maturity)

                                   Percentages of Prepayment Assumption
                       -------------------------------------------------------
        Class            0%      50%       75%       100%      150%      200%
---------------------  ------   ------    ------    ------   -------   -------
Class II-1-A-9....     14.724%  11.829%    10.53%    8.861%  (1.902)%  (19.322)%
Class II-1-A-14...     38.496%  12.507%    3.240%    1.761% (20.969)%  (47.079)%


Weighted Average Lives of the Offered Certificates

    The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of such certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and
(c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of such certificate referred to in clause (a).

    For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans in the related loan group, see "--Prepayment Considerations and Risks" above and "Yield Considerations" in the prospectus.

    In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans in the related Loan Group increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates of the related group. See "Description of the Certificates--Distributions of Interest and Principal for Group I" and "--Allocation of Group II Available Funds to the Group II Certificates " in this prospectus supplement.

    The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see "--Decrement Tables" below.

Decrement Tables

    The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans in a loan group will have the characteristics assumed, (ii) all of the mortgage loans in a loan group will prepay at the constant percentages of the prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans in a loan group will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans in a loan group could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans in such loan group are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.


                              Prepayment Scenarios

                                     Group I

SCENARIO I   SCENARIO II   SCENARIO III   SCENARIO IV   SCENARIO V
----------   -----------   ------------   -----------   ----------
   50%           75%           100%          125%          150%



                              Prepayment Scenarios

                                    Group II

SCENARIO I   SCENARIO II  SCENARIO III   SCENARIO IV   SCENARIO V   SCENARIO VI
----------   -----------  ------------   -----------   ----------   -----------
    0%           50%           75%          100%          150%          200%

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                        Class  I-2-A-1                          Class  I-2-A-2
DISTRIBUTION DATE                                     PREPAYMENT SCENARIO                   PREPAYMENT SCENARIO
                                            -------------------------------------   -------------------------------------
                                             I      II      III      IV       V       I      II      III     IV       V
                                            -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial..................................     100     100     100     100     100     100     100     100     100     100
March 2008...............................      87      80      73      67      60      87      80      73      67      60
March 2009...............................      75      64      53      44      35      75      64      53      44      35
March 2010...............................      65      51      39      28      20      65      51      39      28      20
March 2011...............................      56      41      30      21      14      56      41      30      21      14
March 2012...............................      48      33      22      14       9      48      33      22      14       9
March 2013...............................      42      27      17      10       6      42      27      17      10       6
March 2014...............................      37      22      12       7       3      37      22      12       7       3
March 2015...............................      32      18       9       5       2      32      18       9       5       2
March 2016...............................      28      14       7       3       1      28      14       7       3       1
March 2017...............................      24      12       5       2       *      24      12       5       2       *
March 2018...............................      21       9       4       1       *      21       9       4       1       *
March 2019...............................      18       7       3       1       0      18       7       3       1       0
March 2020...............................      15       6       2       *       0      15       6       2       *       0
March 2021...............................      13       5       1       0       0      13       5       1       0       0
March 2022...............................      11       3       1       0       0      11       3       1       0       0
March 2023...............................       9       3       *       0       0       9       3       *       0       0
March 2024...............................       8       2       *       0       0       8       2       *       0       0
March 2025...............................       6       1       0       0       0       6       1       0       0       0
March 2026...............................       5       1       0       0       0       5       1       0       0       0
March 2027...............................       4       1       0       0       0       4       1       0       0       0
March 2028...............................       3       *       0       0       0       3       *       0       0       0
March 2029...............................       3       *       0       0       0       3       *       0       0       0
March 2030...............................       2       0       0       0       0       2       0       0       0       0
March 2031...............................       1       0       0       0       0       1       0       0       0       0
March 2032...............................       1       0       0       0       0       1       0       0       0       0
March 2033...............................       1       0       0       0       0       1       0       0       0       0
March 2034...............................       *       0       0       0       0       *       0       0       0       0
March 2035...............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)...............................    6.65    4.49    3.29    2.53    2.01    6.65    4.49    3.29    2.53    2.01
Weighted Average Life to Call
(years)(2)(3)............................    6.24    4.15    3.02    2.31    1.83    6.24    4.15    3.02    2.31    1.83

-----------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.
*   Indicates a number that is less than 0.5% but greater than 0%.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                           Class I-M-1                             Class I-M-2
DISTRIBUTION DATE                                     PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                            -------------------------------------   -------------------------------------
                                             I      II      III      IV       V       I      II      III     IV       V
                                            -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial..................................     100     100     100     100     100     100     100     100     100     100
March 2008...............................     100     100     100     100     100     100     100     100     100     100
March 2009...............................     100     100     100     100     100     100     100     100     100     100
March 2010...............................     100     100     100     100     100     100     100     100     100     100
March 2011...............................     100      87      63      45      30     100      87      63      45      30
March 2012...............................     100      70      47      31      19     100      70      47      31      19
March 2013...............................      89      57      35      21      12      89      57      35      21       3
March 2014...............................      78      46      26      14       0      78      46      26      14       0
March 2015...............................      68      37      20       5       0      68      37      20       0       0
March 2016...............................      59      30      15       0       0      59      30      15       0       0
March 2017...............................      51      25      10       0       0      51      25       0       0       0
March 2018...............................      44      19       0       0       0      44      19       0       0       0
March 2019...............................      38      15       0       0       0      38      15       0       0       0
March 2020...............................      32      12       0       0       0      32       5       0       0       0
March 2021...............................      27       4       0       0       0      27       0       0       0       0
March 2022...............................      23       0       0       0       0      23       0       0       0       0
March 2023...............................      19       0       0       0       0      19       0       0       0       0
March 2024...............................      16       0       0       0       0      16       0       0       0       0
March 2025...............................      14       0       0       0       0      12       0       0       0       0
March 2026...............................      11       0       0       0       0       0       0       0       0       0
March 2027...............................       3       0       0       0       0       0       0       0       0       0
March 2028...............................       0       0       0       0       0       0       0       0       0       0
March 2029...............................       0       0       0       0       0       0       0       0       0       0
March 2030...............................       0       0       0       0       0       0       0       0       0       0
March 2031...............................       0       0       0       0       0       0       0       0       0       0
March 2032...............................       0       0       0       0       0       0       0       0       0       0
March 2033...............................       0       0       0       0       0       0       0       0       0       0
March 2034...............................       0       0       0       0       0       0       0       0       0       0
March 2035...............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)...............................   11.24    7.58    5.60    4.56    4.00   11.10    7.47    5.51    4.47    3.91
Weighted Average Life to Call
(years)(2)(3)............................   10.68    7.14    5.26    4.29    3.78   10.68    7.14    5.25    4.27    3.75

-----------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

          Percent of Initial Class Certificate Balance Outstanding(1)

                                                           Class I-M-3                             Class I-M-4
DISTRIBUTION DATE                                     PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                            -------------------------------------   -------------------------------------
                                             I      II      III      IV       V       I      II      III     IV       V
                                            -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial..................................     100     100     100     100     100     100     100     100     100     100
March 2008...............................     100     100     100     100     100     100     100     100     100     100
March 2009...............................     100     100     100     100     100     100     100     100     100     100
March 2010...............................     100     100     100     100     100     100     100     100     100     100
March 2011...............................     100      87      63      45      30     100      87      63      45      30
March 2012...............................     100      70      47      31      19     100      70      47      31      18
March 2013...............................      89      57      35      21       0      89      57      35      21       0
March 2014...............................      78      46      26       3       0      78      46      26       0       0
March 2015...............................      68      37      20       0       0      68      37      20       0       0
March 2016...............................      59      30       6       0       0      59      30       0       0       0
March 2017...............................      51      25       0       0       0      51      25       0       0       0
March 2018...............................      44      19       0       0       0      44      19       0       0       0
March 2019...............................      38      11       0       0       0      38       0       0       0       0
March 2020...............................      32       0       0       0       0      32       0       0       0       0
March 2021...............................      27       0       0       0       0      27       0       0       0       0
March 2022...............................      23       0       0       0       0      23       0       0       0       0
March 2023...............................      19       0       0       0       0      19       0       0       0       0
March 2024...............................      16       0       0       0       0       1       0       0       0       0
March 2025...............................       0       0       0       0       0       0       0       0       0       0
March 2026...............................       0       0       0       0       0       0       0       0       0       0
March 2027...............................       0       0       0       0       0       0       0       0       0       0
March 2028...............................       0       0       0       0       0       0       0       0       0       0
March 2029...............................       0       0       0       0       0       0       0       0       0       0
March 2030...............................       0       0       0       0       0       0       0       0       0       0
March 2031...............................       0       0       0       0       0       0       0       0       0       0
March 2032...............................       0       0       0       0       0       0       0       0       0       0
March 2033...............................       0       0       0       0       0       0       0       0       0       0
March 2034...............................       0       0       0       0       0       0       0       0       0       0
March 2035...............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)...............................   10.97    7.36    5.43    4.40    3.84   10.82    7.25    5.34    4.33    3.76
Weighted Average Life to Call
(years)(2)(3)............................   10.68    7.14    5.25    4.27    3.73   10.68    7.14    5.25    4.26    3.70

-----------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                                           Class I-M-5                             Class I-M-6
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                             -------------------------------------   -------------------------------------
                                              I      II      III     IV        V       I      II      III     IV       V
                                             -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial..................................     100     100     100     100     100     100     100     100     100     100
March 2008...............................     100     100     100     100     100     100     100     100     100     100
March 2009...............................     100     100     100     100     100     100     100     100     100     100
March 2010...............................     100     100     100     100     100     100     100     100     100     100
March 2011...............................     100      87      63      45      30     100      87      63      45      28
March 2012...............................     100      70      47      31       0     100      70      47      28       0
March 2013...............................      89      57      35       9       0      89      57      35       0       0
March 2014...............................      78      46      26       0       0      78      46      11       0       0
March 2015...............................      68      37       3       0       0      68      37       0       0       0
March 2016...............................      59      30       0       0       0      59      28       0       0       0
March 2017...............................      51      25       0       0       0      51       3       0       0       0
March 2018...............................      44       1       0       0       0      44       0       0       0       0
March 2019...............................      38       0       0       0       0      38       0       0       0       0
March 2020...............................      32       0       0       0       0      32       0       0       0       0
March 2021...............................      27       0       0       0       0      14       0       0       0       0
March 2022...............................      20       0       0       0       0       0       0       0       0       0
March 2023...............................       1       0       0       0       0       0       0       0       0       0
March 2024...............................       0       0       0       0       0       0       0       0       0       0
March 2025...............................       0       0       0       0       0       0       0       0       0       0
March 2026...............................       0       0       0       0       0       0       0       0       0       0
March 2027...............................       0       0       0       0       0       0       0       0       0       0
March 2028...............................       0       0       0       0       0       0       0       0       0       0
March 2029...............................       0       0       0       0       0       0       0       0       0       0
March 2030...............................       0       0       0       0       0       0       0       0       0       0
March 2031...............................       0       0       0       0       0       0       0       0       0       0
March 2032...............................       0       0       0       0       0       0       0       0       0       0
March 2033...............................       0       0       0       0       0       0       0       0       0       0
March 2034...............................       0       0       0       0       0       0       0       0       0       0
March 2035...............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)...............................   10.60    7.09    5.21    4.20    3.68   10.25    6.82    5.01    4.05    3.54
Weighted Average Life to Call
(years)(2)(3)............................   10.60    7.08    5.20    4.20    3.67   10.25    6.82    5.01    4.05    3.54

-----------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                           Class I-M-7                             Class I-M-8
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO                     PREPAYMENT SCENARIO
                                             -------------------------------------   -------------------------------------
                                              I      II      III     IV        V       I      II      III     IV       V
                                             -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial..................................     100     100     100     100     100     100     100     100     100     100
March 2008...............................     100     100     100     100     100     100     100     100     100     100
March 2009...............................     100     100     100     100     100     100     100     100     100     100
March 2010...............................     100     100     100     100     100     100     100     100     100     100
March 2011...............................     100      87      63      45       0     100      87      45       2       0
March 2012...............................     100      70      47       0       0     100      62       9       0       0
March 2013...............................      89      57      15       0       0      89      31       0       0       0
March 2014...............................      78      46       0       0       0      78       6       0       0       0
March 2015...............................      68      22       0       0       0      56       0       0       0       0
March 2016...............................      59       0       0       0       0      36       0       0       0       0
March 2017...............................      51       0       0       0       0      18       0       0       0       0
March 2018...............................      44       0       0       0       0       1       0       0       0       0
March 2019...............................      23       0       0       0       0       0       0       0       0       0
March 2020...............................       3       0       0       0       0       0       0       0       0       0
March 2021...............................       0       0       0       0       0       0       0       0       0       0
March 2022...............................       0       0       0       0       0       0       0       0       0       0
March 2023...............................       0       0       0       0       0       0       0       0       0       0
March 2024...............................       0       0       0       0       0       0       0       0       0       0
March 2025...............................       0       0       0       0       0       0       0       0       0       0
March 2026...............................       0       0       0       0       0       0       0       0       0       0
March 2027...............................       0       0       0       0       0       0       0       0       0       0
March 2028...............................       0       0       0       0       0       0       0       0       0       0
March 2029...............................       0       0       0       0       0       0       0       0       0       0
March 2030...............................       0       0       0       0       0       0       0       0       0       0
March 2031...............................       0       0       0       0       0       0       0       0       0       0
March 2032...............................       0       0       0       0       0       0       0       0       0       0
March 2033...............................       0       0       0       0       0       0       0       0       0       0
March 2034...............................       0       0       0       0       0       0       0       0       0       0
March 2035...............................       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to Maturity
(years)(2)...............................    9.67    6.38    4.68    3.79    3.31    8.31    5.41    3.98    3.30    3.08
Weighted Average Life to Call
(years)(2)(3)............................    9.67    6.38    4.68    3.79    3.31    8.31    5.41    3.98    3.30    3.08

--------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).
(3) Calculation assumes the exercise of the optional clean-up call on the earliest possible date.

           Percent of Initial Class Certificate Balance Outstanding(1)


                                    Class II-1-A-1, Class II-1-A-11,
                                  Class II-1-A-12 and Class II-1-A-13         Class II-1-A-2 and Class II-1-A-3
DISTRIBUTION DATE                           PREPAYMENT SCENARIO                        PREPAYMENT SCENARIO
                             ---------------------------------------------   ---------------------------------------------
                               I       II     III     IV       V       VI      I       II     III     IV       V       VI
                             -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial...................     100     100     100     100     100     100     100     100     100     100     100     100
March 2008................      98      85      85      85      85      85     100     100     100      98      53       8
March 2009................      97      69      69      69      67      37     100     100      88      46       0       0
March 2010................      95      54      54      54      28       0     100     100      68      15       0       0
March 2011................      93      39      39      39       1       0     100     100      57       0       0       0
March 2012................      91      23      23      20       0       0     100     100      54       0       0       0
March 2013................      90      11      10       9       0       0     100     100      54       0       0       0
March 2014................      88       0       0       1       0       0     100     100      54       0       0       0
March 2015................      86       0       0       0       0       0     100     100      40       0       0       0
March 2016................      84       0       0       0       0       0     100      98      31       0       0       0
March 2017................      82       0       0       0       0       0     100      87      26       0       0       0
March 2018................      78       0       0       0       0       0     100      76      22       0       0       0
March 2019................      74       0       0       0       0       0     100      67      18       0       0       0
March 2020................      70       0       0       0       0       0     100      59      15       0       0       0
March 2021................      65       0       0       0       0       0     100      51      12       0       0       0
March 2022................      60       0       0       0       0       0     100      45      10       0       0       0
March 2023................      55       0       0       0       0       0     100      38       8       0       0       0
March 2024................      49       0       0       0       0       0     100      33       7       0       0       0
March 2025................      42       0       0       0       0       0     100      28       5       0       0       0
March 2026................      35       0       0       0       0       0     100      24       4       0       0       0
March 2027................      28       0       0       0       0       0     100      20       3       0       0       0
March 2028................      20       0       0       0       0       0     100      17       3       0       0       0
March 2029................      12       0       0       0       0       0     100      14       2       0       0       0
March 2030................       3       0       0       0       0       0     100      11       1       0       0       0
March 2031................       0       0       0       0       0       0     100       9       1       0       0       0
March 2032................       0       0       0       0       0       0     100       7       1       0       0       0
March 2033................       0       0       0       0       0       0     100       5       0       0       0       0
March 2034................       0       0       0       0       0       0      87       4       0       0       0       0
March 2035................       0       0       0       0       0       0      67       2       0       0       0       0
March 2036................       0       0       0       0       0       0      39       1       0       0       0       0
March 2037................       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years) (2)......   15.47    3.34    3.33    3.30    2.32    1.75   28.50   15.49    7.39    2.08    1.08    0.76

--------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

           Percent of Initial Class Certificate Balance Outstanding(1)

                                              Class II-1-A-4                                Class II-1-A-5
DISTRIBUTION DATE                           PREPAYMENT SCENARIO                          PREPAYMENT SCENARIO
                             ---------------------------------------------   ---------------------------------------------
                               I       II      III     IV      V       VI      I       II      III     IV      V       VI
                             -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial...................     100     100     100     100     100     100     100     100     100     100     100     100
March 2008................     106     106     106     106     106     106     100      83      80      80      80      80
March 2009................     113     113     113     113       0       0     100      63      59      59       0       0
March 2010................     121     121     121     121       0       0     100      42      39      39       0       0
March 2011................     128     128     128       0       0       0     100      24      18      14       0       0
March 2012................     137     137     137       0       0       0     100      15       0       0       0       0
March 2013................     145     145     145       0       0       0     100      15       0       0       0       0
March 2014................     155     155     155       0       0       0     100      15       0       0       0       0
March 2015................     165     165     165       0       0       0     100       0       0       0       0       0
March 2016................     175     175     175       0       0       0     100       0       0       0       0       0
March 2017................     187     187     187       0       0       0     100       0       0       0       0       0
March 2018................     199     199     199       0       0       0     100       0       0       0       0       0
March 2019................     211     211     211       0       0       0     100       0       0       0       0       0
March 2020................     225     225     225       0       0       0     100       0       0       0       0       0
March 2021................     239     239     239       0       0       0     100       0       0       0       0       0
March 2022................     255     255     255       0       0       0     100       0       0       0       0       0
March 2023................     271     271     271       0       0       0     100       0       0       0       0       0
March 2024................     289     289     289       0       0       0     100       0       0       0       0       0
March 2025................     307     307     307       0       0       0     100       0       0       0       0       0
March 2026................     327     327     327       0       0       0     100       0       0       0       0       0
March 2027................     348     348     348       0       0       0     100       0       0       0       0       0
March 2028................     370     370     370       0       0       0     100       0       0       0       0       0
March 2029................     394     394     394       0       0       0     100       0       0       0       0       0
March 2030................     419     419     419       0       0       0     100       0       0       0       0       0
March 2031................     446     446     446       0       0       0      85       0       0       0       0       0
March 2032................     475     475     475       0       0       0      65       0       0       0       0       0
March 2033................     506     506     506       0       0       0      44       0       0       0       0       0
March 2034................     538     538     538       0       0       0      24       0       0       0       0       0
March 2035................     573     573     573       0       0       0       3       0       0       0       0       0
March 2036................     610     610     323       0       0       0       0       0       0       0       0       0
March 2037................       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years) (2)......   29.91   29.91   29.16    3.82    1.57    1.07   25.72    3.07    2.48    2.41    1.46    1.06

--------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

           Percent of Initial Class Certificate Balance Outstanding(1)

                                              Class II-1-A-6                     Class II-1-A-5 and Class II-1-A-10
DISTRIBUTION DATE                           PREPAYMENT SCENARIO                          PREPAYMENT SCENARIO
                             ---------------------------------------------   ---------------------------------------------
                               I       II      III     IV      V       VI      I       II      III     IV      V       VI
                             -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial...................     100     100     100     100     100     100     100     100     100     100     100     100
March 2008................     106     106     106     106     106     106     100     100     100     100     100     100
March 2009................     113     113     113     113       0       0     100     100     100     100     100     100
March 2010................     121     121     121     121       0       0     100     100     100     100     100      95
March 2011................     128     128     128     128       0       0     100     100     100     100     100      44
March 2012................     137     137       0       0       0       0     100     100     100     100      62      14
March 2013................     145     145       0       0       0       0      99      96      94      92      37       0
March 2014................     155     155       0       0       0       0      98      91      86      82      21       0
March 2015................     165       0       0       0       0       0      97      84      77      65      12       0
March 2016................     175       0       0       0       0       0      96      76      66      50       7       0
March 2017................     187       0       0       0       0       0      94      67      56      40       5       0
March 2018................     199       0       0       0       0       0      92      59      46      31       3       0
March 2019................     211       0       0       0       0       0      90      52      38      24       2       0
March 2020................     225       0       0       0       0       0      88      46      32      19       2       0
March 2021................     239       0       0       0       0       0      85      40      26      15       1       0
March 2022................     255       0       0       0       0       0      82      35      21      11       1       0
March 2023................     271       0       0       0       0       0      79      30      18       9       0       0
March 2024................     289       0       0       0       0       0      75      26      14       7       0       0
March 2025................     307       0       0       0       0       0      72      22      12       5       0       0
March 2026................     327       0       0       0       0       0      68      19       9       4       0       0
March 2027................     348       0       0       0       0       0      63      16       7       3       0       0
March 2028................     370       0       0       0       0       0      59      13       6       2       0       0
March 2029................     394       0       0       0       0       0      54      11       5       2       0       0
March 2030................     419       0       0       0       0       0      49       9       3       1       0       0
March 2031................     446       0       0       0       0       0      43       7       3       1       0       0
March 2032................     475       0       0       0       0       0      38       6       2       1       0       0
March 2033................     506       0       0       0       0       0      31       4       1       0       0       0
March 2034................     538       0       0       0       0       0      25       3       1       0       0       0
March 2035.................    573       0       0       0       0       0      17       2       1       0       0       0
March 2036................       0       0       0       0       0       0      10       1       0       0       0       0
March 2037................       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years) (2)......   28.23    7.74    4.91    4.41    1.91    1.32   21.58   13.64   11.76   10.15    6.06    4.05

-----------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

           Percent of Initial Class Certificate Balance Outstanding(1)

                                              Class II-1-A-8                               Class II-1-A-15
DISTRIBUTION DATE                           PREPAYMENT SCENARIO                          PREPAYMENT SCENARIO
                             ---------------------------------------------   ---------------------------------------------
                               I       II      III     IV      V       VI      I       II      III     IV      V       VI
                             -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial...................     100     100     100     100     100     100     100     100     100     100     100     100
March 2008................     100      87      43       0       0       0     106     106     106       0       0       0
March 2009................     100      65       0       0       0       0     113     113       0       0       0       0
March 2010................     100      55       0       0       0       0     121     121       0       0       0       0
March 2011................     100      54       0       0       0       0     128     128       0       0       0       0
March 2012................     100      54       0       0       0       0     137     137       0       0       0       0
March 2013................     100      54       0       0       0       0     145     145       0       0       0       0
March 2014................     100      54       0       0       0       0     155     155       0       0       0       0
March 2015................     100      26       0       0       0       0     165     165       0       0       0       0
March 2016................     100       0       0       0       0       0     175       0       0       0       0       0
March 2017................     100       0       0       0       0       0     187       0       0       0       0       0
March 2018................     100       0       0       0       0       0     199       0       0       0       0       0
March 2019................     100       0       0       0       0       0     211       0       0       0       0       0
March 2020................     100       0       0       0       0       0     225       0       0       0       0       0
March 2021................     100       0       0       0       0       0     239       0       0       0       0       0
March 2022................     100       0       0       0       0       0     255       0       0       0       0       0
March 2023................     100       0       0       0       0       0     271       0       0       0       0       0
March 2024................     100       0       0       0       0       0     289       0       0       0       0       0
March 2025................     100       0       0       0       0       0     307       0       0       0       0       0
March 2026................     100       0       0       0       0       0     327       0       0       0       0       0
March 2027................     100       0       0       0       0       0     348       0       0       0       0       0
March 2028................     100       0       0       0       0       0     370       0       0       0       0       0
March 2029................     100       0       0       0       0       0     394       0       0       0       0       0
March 2030................     100       0       0       0       0       0     419       0       0       0       0       0
March 2031................      80       0       0       0       0       0     446       0       0       0       0       0
March 2032................      48       0       0       0       0       0     475       0       0       0       0       0
March 2033................      12       0       0       0       0       0     506       0       0       0       0       0
March 2034................       0       0       0       0       0       0       0       0       0       0       0       0
March 2035.................      0       0       0       0       0       0       0       0       0       0       0       0
March 2036................       0       0       0       0       0       0       0       0       0       0       0       0
March 2037................       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years) (2)......   24.91    5.01    0.93    0.59    0.34    0.24   26.33    8.91    1.57    0.99    0.57    0.41

--------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

           Percent of Initial Class Certificate Balance Outstanding(1)

                                              Class II-1-PO                                Class II-2-PO
DISTRIBUTION DATE                           PREPAYMENT SCENARIO                          PREPAYMENT SCENARIO
                             ---------------------------------------------   ---------------------------------------------
                               I       II      III     IV      V       VI      I       II      III     IV      V       VI
                             -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial...................     100     100     100     100     100     100     100     100     100     100     100     100
March 2008................      99      91      87      83      75      67      96      88      84      80      73      65
March 2009................      98      82      74      66      52      40      91      75      68      61      48      37
March 2010................      98      73      62      53      36      24      86      64      55      46      32      21
March 2011................      97      65      52      42      25      14      81      54      44      35      21      12
March 2012................      96      58      44      33      17       8      76      46      35      26      14       7
March 2013................      95      51      37      26      12       5      70      38      27      19       9       4
March 2014................      94      46      31      21       8       3      64      31      21      14       6       2
March 2015................      93      41      26      16       6       2      57      25      16      10       4       1
March 2016................      91      36      22      13       4       1      50      20      12       7       2       1
March 2017................      90      32      18      10       3       1      43      15       9       5       1       0
March 2018................      88      28      15       8       2       0      35      11       6       3       1       0
March 2019................      85      25      13       6       1       0      27       8       4       2       0       0
March 2020................      83      22      10       5       1       0      18       5       2       1       0       0
March 2021................      80      19       9       4       1       0       9       2       1       0       0       0
March 2022................      78      16       7       3       0       0       0       0       0       0       0       0
March 2023................      74      14       6       2       0       0       0       0       0       0       0       0
March 2024................      71      12       5       2       0       0       0       0       0       0       0       0
March 2025................      67      10       4       1       0       0       0       0       0       0       0       0
March 2026................      63       9       3       1       0       0       0       0       0       0       0       0
March 2027................      59       7       2       1       0       0       0       0       0       0       0       0
March 2028................      55       6       2       1       0       0       0       0       0       0       0       0
March 2029................      50       5       1       0       0       0       0       0       0       0       0       0
March 2030................      45       4       1       0       0       0       0       0       0       0       0       0
March 2031................      40       3       1       0       0       0       0       0       0       0       0       0
March 2032................      34       2       1       0       0       0       0       0       0       0       0       0
March 2033................      28       2       0       0       0       0       0       0       0       0       0       0
March 2034................      22       1       0       0       0       0       0       0       0       0       0       0
March 2035.................     15       1       0       0       0       0       0       0       0       0       0       0
March 2036................       8       0       0       0       0       0       8       0       0       0       0       0
March 2037................       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years) (2)......   20.46    8.14    5.86    4.49    2.98    2.18    8.55    5.35    4.36    3.62    2.62    2.00

---------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by
    (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

           Percent of Initial Class Certificate Balance Outstanding(1)

                                                Class II-AR                                 Class II-2-A-1
DISTRIBUTION DATE                           PREPAYMENT SCENARIO                          PREPAYMENT SCENARIO
                             ---------------------------------------------   ---------------------------------------------
                               I       II      III     IV      V       VI      I       II      III     IV      V       VI
                             -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----   -----
Initial...................     100     100     100     100     100     100     100     100     100     100     100     100
March 2008................       0       0       0       0       0       0      96      87      83      79      71      62
March 2009................       0       0       0       0       0       0      91      74      67      59      45      33
March 2010................       0       0       0       0       0       0      87      63      53      44      28      17
March 2011................       0       0       0       0       0       0      81      53      41      32      17       7
March 2012................       0       0       0       0       0       0      76      44      32      23      10       2
March 2013................       0       0       0       0       0       0      70      36      25      16       5       0
March 2014................       0       0       0       0       0       0      64      29      19      11       3       0
March 2015................       0       0       0       0       0       0      58      24      14       8       1       0
March 2016................       0       0       0       0       0       0      51      19      11       6       1       0
March 2017................       0       0       0       0       0       0      43      14       8       4       0       0
March 2018................       0       0       0       0       0       0      35      11       5       2       0       0
March 2019................       0       0       0       0       0       0      27       7       3       2       0       0
March 2020................       0       0       0       0       0       0      18       4       2       1       0       0
March 2021................       0       0       0       0       0       0       9       2       1       0       0       0
March 2022................       0       0       0       0       0       0       0       0       0       0       0       0
March 2023................       0       0       0       0       0       0       0       0       0       0       0       0
March 2024................       0       0       0       0       0       0       0       0       0       0       0       0
March 2025................       0       0       0       0       0       0       0       0       0       0       0       0
March 2026................       0       0       0       0       0       0       0       0       0       0       0       0
March 2027................       0       0       0       0       0       0       0       0       0       0       0       0
March 2028................       0       0       0       0       0       0       0       0       0       0       0       0
March 2029................       0       0       0       0       0       0       0       0       0       0       0       0
March 2030................       0       0       0       0       0       0       0       0       0       0       0       0
March 2031................       0       0       0       0       0       0       0       0       0       0       0       0
March 2032................       0       0       0       0       0       0       0       0       0       0       0       0
March 2033................       0       0       0       0       0       0       0       0       0       0       0       0
March 2034................       0       0       0       0       0       0       0       0       0       0       0       0
March 2035.................      0       0       0       0       0       0       0       0       0       0       0       0
March 2036................       0       0       0       0       0       0       0       0       0       0       0       0
March 2037................       0       0       0       0       0       0       0       0       0       0       0       0
Weighted Average Life to
Maturity (years) (2)......    0.07    0.07    0.07    0.07    0.07    0.07    8.59    5.20    4.16    3.38    2.34    1.72

--------------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

           Percent of Initial Class Certificate Balance Outstanding(1)

                                               Class II-M-1,
                                       Class II-B-1 and Class II-B-2
DISTRIBUTION DATE                           PREPAYMENT SCENARIO
                             ---------------------------------------------
                               I       II      III     IV      V       VI
                             -----   -----   -----   -----   -----   -----
March 2008................      99      99      99      99      99      99
March 2009................      98      98      98      98      98      98
March 2010................      97      97      97      97      97      97
March 2011................      96      96      96      96      96      96
March 2012................      95      95      95      95      95      95
March 2013................      93      90      89      87      84      80
March 2014................      92      85      82      79      72      48
March 2015................      90      79      73      68      57      28
March 2016................      89      71      63      56      42      17
March 2017................      87      63      53      44      29      10
March 2018................      84      55      43      34      20       6
March 2019................      82      48      36      26      13       3
March 2020................      79      41      29      20       9       2
March 2021................      76      36      24      16       6       1
March 2022................      73      31      19      12       4       1
March 2023................      70      27      16       9       3       0
March 2024................      67      23      13       7       2       0
March 2025................      63      20      10       5       1       0
March 2026................      60      17       8       4       1       0
March 2027................      56      14       7       3       1       0
March 2028................      52      12       5       2       0       0
March 2029................      48      10       4       2       0       0
March 2030................      43       8       3       1       0       0
March 2031................      38       6       2       1       0       0
March 2032................      33       5       2       1       0       0
March 2033................      28       4       1       0       0       0
March 2034................      22       3       1       0       0       0
March 2035................      15       2       1       0       0       0
March 2036................       9       1       0       0       0       0
March 2037................       0       0       0       0       0       0
Weighted Average Life to
Maturity (years) (2)......   19.87   12.86   11.22   10.12    8.79    7.31

------------
(1) Rounded to the nearest whole percentage.
(2) The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

Hypothetical Available Funds and Supplemental Interest Rate Cap Table for
Group I

    Assuming that prepayments on the Group I Mortgage Loans occur at 100% of the prepayment assumption (i.e., Scenario III), that no losses are experienced with respect to the Group I Mortgage Loans, that One-Month LIBOR and each Loan Index remain constant at 20% and that the applicable optional clean up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the Group I Mortgage Loans will occur at a constant rate of 100% of the prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the Group I Mortgage Loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.


                         Schedule of Available Funds and
        Supplemental Interest Rate Cap Rates (Cash Cap) For Group I(1)(2)


                     Class I-2-A-1   Class I-2-A-2    Class I-M-1   Class I-M-2   Class I-M-3   Class I-M-4   Class  I-M-5
                       Cap (%)          Cap (%)         Cap (%)        Cap (%)       Cap (%)       Cap (%)       Cap (%)
Distribution Date     Actual/360       Actual/360      Actual/360    Actual/360    Actual/360    Actual/360     Actual/360
-----------------   --------------   --------------   ------------   -----------   -----------   -----------   ------------
April 2007                   20.19            20.24          20.50         20.55         20.60         20.85          20.95
May 2007                     20.19            20.24          20.50         20.55         20.60         20.85          20.95
June 2007                    20.19            20.24          20.50         20.55         20.60         20.85          20.95
July 2007                    20.19            20.24          20.50         20.55         20.60         20.85          20.95
August 2007                  20.19            20.24          20.50         20.55         20.60         20.85          20.95
September 2007               20.19            20.24          20.50         20.55         20.60         20.85          20.95
October 2007                 20.19            20.24          20.50         20.55         20.60         20.85          20.95
November 2007                20.19            20.24          20.50         20.55         20.60         20.85          20.95
December 2007                20.19            20.24          20.50         20.55         20.60         20.85          20.95
January 2008                 20.19            20.24          20.50         20.55         20.60         20.85          20.95
February 2008                20.19            20.24          20.50         20.55         20.60         20.85          20.95
March 2008                   20.19            20.24          20.50         20.55         20.60         20.85          20.95
April 2008                   20.19            20.24          20.50         20.55         20.60         20.85          20.95
May 2008                     20.19            20.24          20.50         20.55         20.60         20.85          20.95
June 2008                    20.19            20.24          20.50         20.55         20.60         20.85          20.95
July 2008                    20.19            20.24          20.50         20.55         20.60         20.85          20.95
August 2008                  20.19            20.24          20.50         20.55         20.60         20.85          20.95
September 2008               20.19            20.24          20.50         20.55         20.60         20.85          20.95
October 2008                 20.19            20.24          20.50         20.55         20.60         20.85          20.95
November 2008                20.19            20.24          20.50         20.55         20.60         20.85          17.22
December 2008                20.19            20.24          20.50         20.55         20.60         20.85          16.31
January 2009                 20.19            20.24          20.50         20.55         20.60         16.08           6.07
February 2009                20.19            20.24          20.50         20.55         20.60          8.70           6.07
March 2009                   20.19            20.24          20.50         20.55         20.60         23.48           6.72
April 2009                   20.19            20.24          20.50         20.55         10.36          6.07           6.07
May 2009                     20.19            20.24          20.50         20.55         10.88          6.28           6.28
June 2009                    20.19            20.24          20.50         16.47          6.07          6.07           6.07
July 2009                    20.19            20.24          20.50         16.97          6.28          6.28           6.28
August 2009                  20.19            20.24          20.50         10.50          6.07          6.07           6.07
September 2009               20.19            20.24          20.48          6.08          6.08          6.08           6.08
October 2009                 20.19            20.24          20.52          6.88          6.29          6.29           6.29
November 2009                20.19            20.24          15.53          6.09          6.09          6.09           6.09
December 2009                20.19            20.24          16.18          6.31          6.31          6.31           6.31
January 2010                 20.19            20.24           9.29          6.11          6.11          6.11           6.11
February 2010                20.17            20.17           6.15          6.15          6.15          6.15           6.15
March 2010                   20.21            20.32           9.20          6.82          6.82          6.82           6.82
April 2010                   20.19            20.24          67.40         62.13          6.16          6.16           6.16
May 2010                     20.14            20.14           6.37          6.37          6.37          6.37           6.37
June 2010                    19.99            19.99           6.17          6.17          6.17          6.17           6.17
July 2010                    19.89            19.89           6.38          6.38          6.38          6.38           6.38
August 2010                  19.43            19.43           6.18          6.18          6.18          6.18           6.18
September 2010               19.36            19.36           6.18          6.18          6.18          6.18           6.18
October 2010                 19.36            19.36           6.39          6.39          6.39          6.39           6.39
November 2010                19.22            19.22           6.19          6.19          6.19          6.19           6.19
December 2010                19.23            19.23           6.40          6.40          6.40          6.40           6.40



                    Class I-M-6    Class I-M-7    Class I-M-8
                       Cap (%)       Cap (%)        Cap (%)
Distribution Date    Actual/360     Actual/360     Actual/360
-----------------    -----------   ------------   ------------
April 2007                 21.50          21.50          21.50
May 2007                   21.50          21.50          21.50
June 2007                  21.50          21.50          21.50
July 2007                  21.50          21.50          21.50
August 2007                21.50          21.50          21.50
September 2007             21.50          21.50          21.50
October 2007               21.50          21.50          21.50
November 2007              21.50          21.50          21.50
December 2007              21.50          21.50          21.50
January 2008               21.50          21.50          21.50
February 2008              21.50          21.50          21.50
March 2008                 21.50          21.50          21.50
April 2008                 21.50          21.50          21.50
May 2008                   21.50          21.50          21.50
June 2008                  21.50          21.50          20.98
July 2008                  21.50          21.50          18.38
August 2008                21.50          14.91           6.07
September 2008             19.89           6.07           6.07
October 2008               18.34           6.27           6.27
November 2008               6.07           6.07           6.07
December 2008               6.27           6.27           6.27
January 2009                6.07           6.07           6.07
February 2009               6.07           6.07           6.07
March 2009                  6.72           6.72           6.72
April 2009                  6.07           6.07           6.07
May 2009                    6.28           6.28           6.28
June 2009                   6.07           6.07           6.07
July 2009                   6.28           6.28           6.28
August 2009                 6.07           6.07           6.07
September 2009              6.08           6.08           6.08
October 2009                6.29           6.29           6.29
November 2009               6.09           6.09           6.09
December 2009               6.31           6.31           6.31
January 2010                6.11           6.11           6.11
February 2010               6.15           6.15           6.15
March 2010                  6.82           6.82           6.82
April 2010                  6.16           6.16           6.16
May 2010                    6.37           6.37           6.37
June 2010                   6.17           6.17           6.17
July 2010                   6.38           6.38           6.38
August 2010                 6.18           6.18           6.18
September 2010              6.18           6.18           6.18
October 2010                6.39           6.39           6.39
November 2010               6.19           6.19           6.19
December 2010               6.40           6.40           6.40



-----------
(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the group I interest rate swap agreement.

(2) Assumes 100% of the related prepayment assumption, no losses, One-Month LIBOR of 20% and each Loan Index of 20%. Assumes the applicable optional clean-up call is not exercised.

                         Schedule of Available Funds and
   Supplemental Interest Rate Cap Rates (Cash Cap) For Group I(1)(2) (cont'd)


                     Class I-2-A-1   Class I-2-A-2    Class I-M-1   Class I-M-2   Class I-M-3   Class I-M-4   Class  I-M-5
                       Cap (%)          Cap (%)         Cap (%)        Cap (%)       Cap (%)       Cap (%)       Cap (%)
Distribution Date     Actual/360       Actual/360      Actual/360    Actual/360    Actual/360    Actual/360     Actual/360
-----------------   --------------   --------------   ------------   -----------   -----------   -----------   ------------
January 2011                 19.09            19.09           6.20          6.20          6.20          6.20           6.20
February 2011                19.02            19.02           6.22          6.22          6.22          6.22           6.22
March 2011                   19.22            19.22           6.89          6.89          6.89          6.89           6.89
April 2011                   18.89            18.89           6.23          6.23          6.23          6.23           6.23
May 2011                     18.91            18.91           6.44          6.44          6.44          6.44           6.44
June 2011                    18.76            18.76           6.23          6.23          6.23          6.23           6.23
July 2011                    18.77            18.77           6.44          6.44          6.44          6.44           6.44
August 2011                  18.62            18.62           6.23          6.23          6.23          6.23           6.23
September 2011               18.56            18.56           6.24          6.24          6.24          6.24           6.24
October 2011                 18.57            18.57           6.45          6.45          6.45          6.45           6.45
November 2011                18.38            18.38           6.25          6.25          6.25          6.25           6.25
December 2011                18.38            18.38           6.48          6.48          6.48          6.48           6.48
January 2012                 17.97            17.97           6.59          6.59          6.59          6.59           6.59
February 2012                16.14            16.14           7.78          7.78          7.78          7.78           7.78
March 2012                   12.72            12.72          11.29         11.29         11.29         11.29          11.29
April 2012                   11.99            11.99          10.57         10.57         10.57         10.57          10.57
May 2012                     12.35            12.35          10.93         10.93         10.93         10.93          10.93
June 2012                    11.99            11.99          10.57         10.57         10.57         10.57          10.57
July 2012                    12.35            12.35          10.93         10.93         10.93         10.93          10.93
August 2012                  11.99            11.99          10.57         10.57         10.57         10.57          10.57
September 2012               11.99            11.99          10.57         10.57         10.57         10.57          10.57
October 2012                 12.35            12.35          10.93         10.93         10.93         10.93          10.93
November 2012                12.00            12.00          10.57         10.57         10.57         10.57          10.57
December 2012                12.36            12.36          10.93         10.93         10.93         10.93          10.93
January 2013                 12.00            12.00          10.58         10.58         10.58         10.58          10.58
February 2013                12.01            12.01          10.58         10.58         10.58         10.58          10.58
March 2013                   13.17            13.17          11.71         11.71         11.71         11.71          11.71
April 2013                   12.01            12.01          10.58         10.58         10.58         10.58          10.58
May 2013                     12.38            12.38          10.93         10.93         10.93         10.93          10.93
June 2013                    12.02            12.02          10.58         10.58         10.58         10.58          10.58
July 2013                    12.38            12.38          10.94         10.94         10.94         10.94          10.94
August 2013                  12.02            12.02          10.58         10.58         10.58         10.58          10.58
September 2013               12.02            12.02          10.58         10.58         10.58         10.58          10.58
October 2013                 12.39            12.39          10.94         10.94         10.94         10.94          10.94
November 2013                12.02            12.02          10.59         10.59         10.59         10.59          10.59
December 2013                12.36            12.36          10.98         10.98         10.98         10.98          10.98
January 2014                 11.89            11.89          10.66         10.66         10.66         10.66          10.66
February 2014                11.72            11.72          10.79         10.79         10.79         10.79          10.79
March 2014                   12.70            12.70          12.07         12.07         12.07         12.07          12.07
April 2014                   11.49            11.49          10.90         10.90         10.90         10.90          10.90
May 2014                     11.88            11.88          11.27         11.27         11.27         11.27          11.27
June 2014                    11.51            11.51          10.90         10.90         10.90         10.90          10.90
July 2014                    11.90            11.90          11.27         11.27         11.27         11.27          11.27
August 2014                  11.54            11.54          10.90         10.90         10.90         10.90          10.90
September 2014               11.55            11.55          10.90         10.90         10.90         10.90          10.90
October 2014                 11.94            11.94          11.27         11.27         11.27         11.27          11.27
November 2014                11.57            11.57          10.90         10.90         10.90         10.90          10.90
December 2014                11.97            11.97          11.27         11.27         11.27         11.27          11.27
January 2015                 11.60            11.60          10.90         10.90         10.90         10.90          10.90
February 2015                11.61            11.61          10.90         10.90         10.90         10.90          10.90
March 2015                   12.86            12.86          12.07         12.07         12.07         12.07          12.07
April 2015                   11.64            11.64          10.90         10.90         10.90         10.90          10.90
May 2015                     12.04            12.04          11.27         11.27         11.27         11.27          11.27
June 2015                    11.67            11.67          10.90         10.90         10.90         10.90              -
July 2015                    12.07            12.07          11.27         11.27         11.27         11.27              -
August 2015                  11.70            11.70          10.90         10.90         10.90         10.90              -
September 2015               11.72            11.72          10.90         10.90         10.90         10.90              -
October 2015                 12.12            12.12          11.27         11.27         11.27         11.27              -
November 2015                11.75            11.75          10.90         10.90         10.90         10.90              -
December 2015                12.16            12.16          11.27         11.27         11.27         11.27              -
January 2016                 11.79            11.79          10.90         10.90         10.90             -              -
February 2016                11.81            11.81          10.90         10.90         10.90             -              -
March 2016                   12.63            12.63          11.66         11.66         11.66             -              -
April 2016                   11.84            11.84          10.90         10.90         10.90             -              -
May 2016                     12.25            12.25          11.27         11.27         11.27             -              -
June 2016                    11.88            11.88          10.90         10.90         10.90             -              -
July 2016                    12.30            12.30          11.27         11.27             -             -              -
August 2016                  11.93            11.93          10.91         10.91             -             -              -
September 2016               11.94            11.94          10.91         10.91             -             -              -




                    Class I-M-6    Class I-M-7    Class I-M-8
                      Cap (%)       Cap (%)        Cap (%)
Distribution Date   Actual/360     Actual/360     Actual/360
-----------------   -----------   ------------   ------------
January 2011               6.20           6.20           6.20
February 2011              6.22           6.22           6.22
March 2011                 6.89           6.89           6.89
April 2011                 6.23           6.23           6.23
May 2011                   6.44           6.44           6.44
June 2011                  6.23           6.23           6.23
July 2011                  6.44           6.44           6.44
August 2011                6.23           6.23           6.23
September 2011             6.24           6.24           6.24
October 2011               6.45           6.45           6.45
November 2011              6.25           6.25           6.25
December 2011              6.48           6.48           6.48
January 2012               6.59           6.59           6.59
February 2012              7.78           7.78           7.78
March 2012                11.29          11.29          11.29
April 2012                10.57          10.57          10.57
May 2012                  10.93          10.93          10.93
June 2012                 10.57          10.57          10.57
July 2012                 10.93          10.93          10.93
August 2012               10.57          10.57              -
September 2012            10.57          10.57              -
October 2012              10.93          10.93              -
November 2012             10.57          10.57              -
December 2012             10.93          10.93              -
January 2013              10.58          10.58              -
February 2013             10.58          10.58              -
March 2013                11.71          11.71              -
April 2013                10.58          10.58              -
May 2013                  10.93          10.93              -
June 2013                 10.58          10.58              -
July 2013                 10.94          10.94              -
August 2013               10.58          10.58              -
September 2013            10.58          10.58              -
October 2013              10.94              -              -
November 2013             10.59              -              -
December 2013             10.98              -              -
January 2014              10.66              -              -
February 2014             10.79              -              -
March 2014                12.07              -              -
April 2014                10.90              -              -
May 2014                  11.27              -              -
June 2014                 10.90              -              -
July 2014                 11.27              -              -
August 2014               10.90              -              -
September 2014                -              -              -
October 2014                  -              -              -
November 2014                 -              -              -
December 2014                 -              -              -
January 2015                  -              -              -
February 2015                 -              -              -
March 2015                    -              -              -
April 2015                    -              -              -
May 2015                      -              -              -
June 2015                     -              -              -
July 2015                     -              -              -
August 2015                   -              -              -
September 2015                -              -              -
October 2015                  -              -              -
November 2015                 -              -              -
December 2015                 -              -              -
January 2016                  -              -              -
February 2016                 -              -              -
March 2016                    -              -              -
April 2016                    -              -              -
May 2016                      -              -              -
June 2016                     -              -              -
July 2016                     -              -              -
August 2016                   -              -              -
September 2016                -              -              -

-----------
(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the group I interest rate swap agreement.

(2) Assumes 100% of the related prepayment assumption, no losses, One-Month LIBOR of 20% and each Loan Index of 20%. Assumes the applicable optional clean-up call is not exercised.

                         Schedule of Available Funds and
   Supplemental Interest Rate Cap Rates (Cash Cap) For Group I(1)(2) (cont'd)


                     Class I-2-A-1   Class I-2-A-2    Class I-M-1   Class I-M-2   Class I-M-3   Class I-M-4   Class  I-M-5
                       Cap (%)          Cap (%)         Cap (%)        Cap (%)       Cap (%)       Cap (%)       Cap (%)
Distribution Date     Actual/360       Actual/360      Actual/360    Actual/360    Actual/360    Actual/360     Actual/360
-----------------   --------------   --------------   ------------   -----------   -----------   -----------   ------------
October 2016                 12.36            12.36          11.27         11.27             -             -              -
November 2016                11.99            11.99          10.91         10.91             -             -              -
December 2016                12.40            12.40          11.28         11.28             -             -              -
January 2017                 11.99            11.99          10.94         10.94             -             -              -
February 2017                12.00            12.00          10.95         10.95             -             -              -
March 2017                   13.30            13.30          12.13         12.13             -             -              -
April 2017                   12.04            12.04          10.96             -             -             -              -
May 2017                     12.47            12.47          11.32             -             -             -              -
June 2017                    12.10            12.10          10.96             -             -             -              -
July 2017                    12.53            12.53          11.32             -             -             -              -
August 2017                  12.16            12.16          10.96             -             -             -              -
September 2017               12.19            12.19          10.96             -             -             -              -
October 2017                 12.63            12.63          11.32             -             -             -              -
November 2017                12.26            12.26          10.96             -             -             -              -
December 2017                12.70            12.70          11.32             -             -             -              -
January 2018                 12.32            12.32          10.96             -             -             -              -
February 2018                12.36            12.36          10.96             -             -             -              -
March 2018                   13.73            13.73              -             -             -             -              -
April 2018                   12.44            12.44              -             -             -             -              -
May 2018                     12.90            12.90              -             -             -             -              -
June 2018                    12.53            12.53              -             -             -             -              -
July 2018                    13.00            13.00              -             -             -             -              -
August 2018                  12.63            12.63              -             -             -             -              -
September 2018               12.68            12.68              -             -             -             -              -
October 2018                 13.16            13.16              -             -             -             -              -
November 2018                12.79            12.79              -             -             -             -              -
December 2018                13.27            13.27              -             -             -             -              -
January 2019                 12.90            12.90              -             -             -             -              -
February 2019                12.96            12.96              -             -             -             -              -
March 2019                   14.42            14.42              -             -             -             -              -
April 2019                   13.09            13.09              -             -             -             -              -
May 2019                     13.59            13.59              -             -             -             -              -
June 2019                    13.22            13.22              -             -             -             -              -
July 2019                    13.74            13.74              -             -             -             -              -
August 2019                  13.37            13.37              -             -             -             -              -
September 2019               13.45            13.45              -             -             -             -              -
October 2019                 13.98            13.98              -             -             -             -              -
November 2019                13.61            13.61              -             -             -             -              -
December 2019                14.16            14.16              -             -             -             -              -
January 2020                 13.79            13.79              -             -             -             -              -
February 2020                13.88            13.88              -             -             -             -              -
March 2020                   14.95            14.95              -             -             -             -              -
April 2020                   14.08            14.08              -             -             -             -              -
May 2020                     14.66            14.66              -             -             -             -              -
June 2020                    14.30            14.30              -             -             -             -              -
July 2020                    14.89            14.89              -             -             -             -              -
August 2020                  14.53            14.53              -             -             -             -              -
September 2020               14.66            14.66              -             -             -             -              -
October 2020                 15.28            15.28              -             -             -             -              -
November 2020                14.93            14.93              -             -             -             -              -
December 2020                15.57            15.57              -             -             -             -              -
January 2021                 15.22            15.22              -             -             -             -              -
February 2021                15.38            15.38              -             -             -             -              -
March 2021                   17.21            17.21              -             -             -             -              -
April 2021                   15.72            15.72              -             -             -             -              -
May 2021                     16.43            16.43              -             -             -             -              -
June 2021                    16.09            16.09              -             -             -             -              -
July 2021                    16.83            16.83              -             -             -             -              -
August 2021                  16.50            16.50              -             -             -             -              -
September 2021               16.73            16.73              -             -             -             -              -
October 2021                 17.53            17.53              -             -             -             -              -
November 2021                17.21            17.21              -             -             -             -              -
December 2021                18.06            18.06              -             -             -             -              -
January 2022                 17.76            17.76              -             -             -             -              -
February 2022                18.05            18.05              -             -             -             -              -
March 2022                   20.33            20.33              -             -             -             -              -
April 2022                   18.70            18.70              -             -             -             -              -
May 2022                     19.69            19.69              -             -             -             -              -
June 2022                    19.44            19.44              -             -             -             -              -


                    Class I-M-6    Class I-M-7    Class I-M-8
                       Cap (%)       Cap (%)        Cap (%)
Distribution Date    Actual/360     Actual/360     Actual/360
-----------------    -----------   ------------   ------------
October 2016                   -              -              -
November 2016                  -              -              -
December 2016                  -              -              -
January 2017                   -              -              -
February 2017                  -              -              -
March 2017                     -              -              -
April 2017                     -              -              -
May 2017                       -              -              -
June 2017                      -              -              -
July 2017                      -              -              -
August 2017                    -              -              -
September 2017                 -              -              -
October 2017                   -              -              -
November 2017                  -              -              -
December 2017                  -              -              -
January 2018                   -              -              -
February 2018                  -              -              -
March 2018                     -              -              -
April 2018                     -              -              -
May 2018                       -              -              -
June 2018                      -              -              -
July 2018                      -              -              -
August 2018                    -              -              -
September 2018                 -              -              -
October 2018                   -              -              -
November 2018                  -              -              -
December 2018                  -              -              -
January 2019                   -              -              -
February 2019                  -              -              -
March 2019                     -              -              -
April 2019                     -              -              -
May 2019                       -              -              -
June 2019                      -              -              -
July 2019                      -              -              -
August 2019                    -              -              -
September 2019                 -              -              -
October 2019                   -              -              -
November 2019                  -              -              -
December 2019                  -              -              -
January 2020                   -              -              -
February 2020                  -              -              -
March 2020                     -              -              -
April 2020                     -              -              -
May 2020                       -              -              -
June 2020                      -              -              -
July 2020                      -              -              -
August 2020                    -              -              -
September 2020                 -              -              -
October 2020                   -              -              -
November 2020                  -              -              -
December 2020                  -              -              -
January 2021                   -              -              -
February 2021                  -              -              -
March 2021                     -              -              -
April 2021                     -              -              -
May 2021                       -              -              -
June 2021                      -              -              -
July 2021                      -              -              -
August 2021                    -              -              -
September 2021                 -              -              -
October 2021                   -              -              -
November 2021                  -              -              -
December 2021                  -              -              -
January 2022                   -              -              -
February 2022                  -              -              -
March 2022                     -              -              -
April 2022                     -              -              -
May 2022                       -              -              -
June 2022                      -              -              -

-----------------------------
(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the interest rate swap agreement.

(2) Assumes 100% of the related prepayment assumption, no losses, One-Month LIBOR of 20% and each Loan Index of 20%. Assumes the optional clean-up call is not exercised.


                     Class I-2-A-1   Class I-2-A-2    Class I-M-1   Class I-M-2   Class I-M-3   Class I-M-4   Class  I-M-5
                       Cap (%)          Cap (%)         Cap (%)        Cap (%)       Cap (%)       Cap (%)       Cap (%)
Distribution Date     Actual/360       Actual/360      Actual/360    Actual/360    Actual/360    Actual/360     Actual/360
-----------------   --------------   --------------   ------------   -----------   -----------   -----------   ------------
July 2022                    20.51            20.51              -             -             -             -              -
August 2022                  20.29            20.29              -             -             -             -              -
September 2022               20.76            20.76              -             -             -             -              -
October 2022                 21.97            21.97              -             -             -             -              -
November 2022                21.81            21.81              -             -             -             -              -
December 2022                23.15            23.15              -             -             -             -              -
January 2023                 23.04            23.04              -             -             -             -              -
February 2023                23.74            23.74              -             -             -             -              -
March 2023                   27.13            27.13              -             -             -             -              -
April 2023                   25.35            25.35              -             -             -             -              -
May 2023                     27.15            27.15              -             -             -             -              -
June 2023                    27.29            27.29              -             -             -             -              -
July 2023                    29.38            29.38              -             -             -             -              -
August 2023                  29.70            29.70              -             -             -             -              -
September 2023               31.14            31.14              -             -             -             -              -
October 2023                 33.85            33.85              -             -             -             -              -
November 2023                34.62            34.62              -             -             -             -              -
December 2023                37.98            37.98              -             -             -             -              -
January 2024                 39.25            39.25              -             -             -             -              -
February 2024                42.20            42.20              -             -             -             -              -
March 2024                   48.88            48.88              -             -             -             -              -
April 2024                   50.02            50.02              -             -             -             -              -
May 2024                     57.22            57.22              -             -             -             -              -
June 2024                    62.23            62.23              -             -             -             -              -
July 2024                    73.67            73.67              -             -             -             -              -
August 2024                  83.86            83.86              -             -             -             -              -
September 2024              102.43           102.43              -             -             -             -              -
October 2024                137.05           137.05              -             -             -             -              -
November 2024               190.37           190.37              -             -             -             -              -
December 2024               356.23           356.23              -             -             -             -              -
January 2025                  *               **                 -             -             -             -              -
February 2025                    -                -              -             -             -             -              -



                     Class I-M-6    Class I-M-7    Class I-M-8
                        Cap (%)       Cap (%)        Cap (%)
Distribution Date     Actual/360     Actual/360     Actual/360
-----------------     -----------   ------------   ------------
July 2022                       -              -              -
August 2022                     -              -              -
September 2022                  -              -              -
October 2022                    -              -              -
November 2022                   -              -              -
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(1) Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk Carry Forward Amounts divided by the assumed Class Certificate Balance. This includes any payments made from the group I interest rate swap agreement.

(2) Assumes 100% of the related prepayment assumption, no losses, One-Month LIBOR of 20% and each Loan Index of 20%. Assumes the applicable optional clean-up call is not exercised.

* On the distribution date in January 2025, the Class I-2-A-1 certificates will have a beginning balance of $12,034.37 and are paid $70,445.70 in interest.

** On the distribution date in January 2025, the Class I-2-A-2 certificates will have a beginning balance of $1,337.14 and are paid $7,827.25 in interest.

Final Scheduled Distribution Date

    The final scheduled distribution date for each class of Group I LIBOR Certificates is the distribution date occurring in May 2047, and the final scheduled distribution date for the Subgroup II-1 Certificates is the distribution date in April 2037, and the final scheduled distribution date for the Subgroup II-1 Certificates is the distribution date in March 2022.

    The final scheduled distribution date for each class of Offered Certificates is the date on which the initial Class Certificate Balance set forth on page S-4 and page S-5 of this prospectus supplement for that class would be reduced to zero. The final scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan in the related subgroup.

    Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans in the related subgroup, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the final scheduled distribution date. The rate of payments on the mortgage loans in the related subgroup will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans in the related subgroup. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the Offered Certificates" above in this prospectus supplement and "Yield Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

    The discussion in this section and in the section "Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the "Description of the Certificates--Restrictions on Transfer of the Class II-AR Certificates" and "ERISA Considerations" sections of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

Group I LIBOR Certificates

General

    The trust agreement provides that portions of the issuing entity (exclusive of the Group I Interest Rate Swap Agreement, the assets held in the Group I Excess Reserve Fund Account and the Group I Supplemental Interest Account and the right of each class of Group I LIBOR Certificates to receive Basis Risk Carry Forward Amounts) will comprise multiple REMICs (the "Group I Trust REMICs") organized in a tiered REMIC structure. Each class of Group I LIBOR Certificates (exclusive of the right to receive Basis Risk Carry Forward Amounts) represents ownership of a regular interest (a "Group I Regular Interest") in a Group I Trust REMIC. The Class I-R certificates will represent ownership of the sole class of residual interest in each of the Group I Trust REMICs. In addition, each class of Group I LIBOR Certificates will represent a beneficial interest in the right to receive payments of Basis Risk Carry Forward Amounts from the Group I Excess Reserve Fund Account and the Group I Supplemental Interest Account. Elections will be made to treat each of the Group I REMICs as a REMIC for federal income tax purposes.

    Upon the issuance of the Group I LIBOR Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the trust agreement and the servicing agreement, for federal income tax purposes, the Group I REMICs will each qualify as a REMIC within the meaning of
Section 860D of the Code, and a portion of the issuing entity will be treated as a grantor trust for federal income tax purposes.

Taxation of Group I Regular Interests

    A holder of a class of Group I LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the related Group I REMIC. In addition, the trust agreement will provide that each holder of a Group I LIBOR Certificate will be treated as being party to a limited recourse notional principal contract (the "Basis Risk Contracts"), representing the right to receive Group I Basis Risk Carry Forward Amounts from the Group I Excess Reserve Fund Account and the Group I Supplemental Interest Account. The Group I Regular Interest component of a Group I LIBOR Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Group I LIBOR Certificate to which it corresponds, except that (i) the maximum interest rate of that Group I Regular Interest component will equal the Group I-1 Loan Group Cap, the Group I-2 Loan Group Cap or the Group I Pool Cap, as applicable, computed for this purpose without regard to any Group I Swap Termination Payment, and (ii) any Group I Swap Termination Payment payable from Available Funds will be treated as being payable first from Net Monthly Excess Cash Flow and second from amounts distributed on the Group I Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of an Group I LIBOR Certificate may exceed the actual amount of distributions on the Group I LIBOR Certificate.

    A holder of a Group I LIBOR Certificate must allocate its purchase price for the Certificate between its Group I Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Group I Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus.

    Upon the sale, exchange, or other disposition of a Group I LIBOR Certificate, the holder must allocate the amount realized between the components of the Group I LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Group I LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Group I Regular Interest component will be treated as described in the prospectus under "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities."

    Interest on the Group I Regular Interest component of a Group I LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Group I Regular Interest components of the Group I LIBOR Certificates may be considered to have been issued with OID. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Group I LIBOR Certificates

    The Regular Interest components of the Group I LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association" and as "real estate assets" under
Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the issuing entity, exclusive of the Group I Excess Reserve Fund Account and the Group I Supplemental Interest Account, would be so treated. In addition, to the extent the Group I Regular Interest component of a Group I LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Group I LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Components

    Each holder of a Group I LIBOR Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the Group I LIBOR Certificates in the portion of the issuing entity, exclusive of the REMICs, which is treated as a grantor trust for federal income tax purposes. The Internal Revenue Service (the "IRS") has issued final regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations").

    As indicated above, holders of the Group I LIBOR Certificates must allocate the price they pay for such certificates between the Group I Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the "Cap Premium") paid by holders of the Group I LIBOR Certificates. A holder of a Group I LIBOR Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is "significant." It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

    Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient's taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

    In addition, any amounts payable on a Group I Regular Interest component in excess of the amount of payments on the Group I LIBOR Certificates to which it relates as a result of certain Swap Termination Payments or Net Swap Payments not payable from Net Monthly Cash Flow will be treated as having been received by the beneficial owners of such Group I LIBOR Certificates and then paid by such owners to the Group I Supplemental Interest Account pursuant to the related Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Group I LIBOR Certificates may be treated as a guarantee of the obligation of the holder of the Class I-CE certificates to make payments under the interest rate swap agreement.

    Any amount of proceeds from the sale, redemption or retirement of a Group I LIBOR Certificate that is considered to be allocated to the holder's rights under the applicable Basis Risk Contract would be considered a "termination payment" under the Notional Principal Contract Regulations allocable to that Group I LIBOR Certificate. A holder of such Group I LIBOR Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

    Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

    A beneficial owner's ability to recognize a net deduction with respect to the Basis Risk Contract component of a Group I LIBOR Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a Group I LIBOR Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of a Group I LIBOR Certificate may have income that exceeds cash distributions on the Group I LIBOR Certificate, in any period and over the term of the Group I LIBOR Certificate. As a result, the Group I LIBOR Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

    Pursuant to the terms of the trust agreement (i) the trustee shall deliver or cause to be delivered the federal taxpayer identification number of the issuing entity on an IRS Form W-9 of the issuing entity to the swap provider and, if requested by the swap provider, an applicable IRS Form W-8IMY, (ii) the trustee shall request each holder of a Group I Certificate, as required under the trust agreement, to provide applicable certification to the trustee (with copies directly to the swap provider) to enable the trustee to make payments to the Certificateholder without federal withholding or backup withholding, and
(iii) as authorized by the Certificateholders under the trust agreement, the trustee may forward any such certification received to the swap provider. If the above obligations are satisfied, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the swap provider to the issuing entity.

    Under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the issuing entity to the swap provider.

Group II Offered Certificates

General

    The trust agreement provides that portions of the issuing entity will comprise multiple REMICs (the "Group II Trust REMICs") organized in a tiered REMIC structure. Each class of Group II Offered Certificates (other than the Class II-AR Certificates) represents ownership of a regular interest (a "Group II Regular Interest") in a Group II Trust REMIC. The Class II-AR Certificates will represent ownership of the sole class of residual interest in each of the Group II Trust REMICs.

    Upon the issuance of the Group II Offered Certificates, Cadwalader, Wickersham & Taft LLP will deliver its opinion to the effect that, assuming compliance with the trust agreement, for federal income tax purposes, the Group II Trust REMICs will each qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Group II Regular Interests

    A holder of a class of Group II Offered Certificates will be treated for federal income tax purposes as owning the corresponding Group II Regular Interest in the related Group II Trust REMIC.

    Interest on a Group II Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Group II Offered Certificates may be considered to have been issued with OID. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Group II Offered Certificates

    The Group II Offered Certificates will be treated as assets described in
Section 7701(a)(19)(C) of the Code for a "domestic building and loan association" and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust would be so treated. In addition, to the extent a Group II Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, interest on such Certificate would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) for a REIT.

Class II-AR Certificates

    The holders of the Class II-AR Certificates must include the taxable income or loss of each Group II Trust REMIC in determining their federal taxable income. The Class II-AR Certificates will remain outstanding for federal income tax purposes until there are no Certificates of any other Class outstanding. Prospective investors are cautioned that the Class II-AR Certificateholders' REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event, such holders must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of each related Group II Trust REMIC includible by the holders of the Class II-AR Certificates will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income from the respective REMIC, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and

(iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

    The Class II-AR Certificates will be considered "noneconomic residual interests," with the result that transfers of the Class II-AR Certificates would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. Accordingly, the Class II-AR Certificates are subject to certain restrictions on transfer and any prospective transferee of the Class II-AR Certificates will be required to furnish to the trustee an affidavit as described under "Certain Federal Income Tax Consequences--REMICs--Taxation of Class II-AR Certificates--Tax-Related Restrictions on Transfer of Class II-AR Certificates--Noneconomic Residual Interests" in the base prospectus. See also "Certain Federal Income Tax Consequences--REMICs--Taxation of Class II-AR Certificates--Limitations on Offset or Exemption of REMIC Income" in the base prospectus.

    An individual, trust or estate that holds a Class II-AR Certificates (whether such Certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Group II mortgage loans and other administrative expenses of the Group II Trust REMICs in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in a Class II-AR Certificate may not be recovered until termination of the trust.

    Due to the special tax treatment of residual interests, the effective after-tax return of the Class II-AR Certificates may be significantly lower than would be the case if the Class II-AR Certificates were taxed as debt instruments, or may be negative.

Other Matters

    For a discussion of information reporting, backup withholding and taxation of foreign investors in the LIBOR certificates, see "Federal Income Tax Consequences--REMICs--Administrative Matters" and "--Taxation of Certain Foreign Investors" in the prospectus.

                              STATE AND LOCAL TAXES

    The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Group I LIBOR Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Group I LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

Group I LIBOR Certificates

    The U.S. Department of Labor (the "DOL") has granted to Barclays Capital Inc. an administrative exemption (Final Authorization Number 2004-03E (2004)) (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the issuing entity. The Exemption provides exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Group I LIBOR Certificates (together with the Group II Offered Certificates (other than the Class II-AR Certificates) discussed below, the "ERISA Eligible Certificates") by a Plan (subject to the discussion below concerning the interest rate swap agreement), provided that specific conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

        (A) The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

        (B) The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's, S&P or DBRS;

        (C) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

        (D) The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the issuing entity represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

        (E) The Plan investing in the ERISA Eligible Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the issuing entity are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the issuing entity. This relief is not available to Plans sponsored by the depositor, any underwriter, the custodian, the trustee, the servicer, the swap provider, any obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets in the issuing entity, or any affiliate of such parties (the "Restricted Group").

    Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity.

    Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

    The rating of a class of certificates may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them).

    The interest rate swap agreement does not meet all of the requirements for an "eligible swap" under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of Group I LIBOR Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan's purchase and holding of a Group I LIBOR ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the swap provider unless an exemption is available.

    Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in a Group I Libor Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption ("PTE") 84-14 (for transactions by independent "qualified professional asset managers"), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by "in-house asset managers") or similar exemption under similar law (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, shall be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the offered certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, "Similar Law").

    Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the issuing entity will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

    The recently enacted Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

Group II Offered Certificates

    The Class II-AR Certificates may not be purchased by or transferred to a Plan or a person acting on behalf of or investing the assets of a Plan. See "Description of the Certificates--Restrictions on Transfer of the Class II-AR Certificates" in this supplemental term sheet.

    Accordingly, the following discussion applies to the Group II Offered Certificates (other than the Class II-AR Certificates) and does not purport to discuss the considerations under ERISA, Code Section 4975 or Similar Law with respect to the purchase, acquisition or resale of a Residual Certificate.

    The considerations discussed above in the first, second and third paragraphs above under "Group I LIBOR Certificates" will apply to the Group II Offered Certificates (other than the Class II-AR Certificates). The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this supplemental term sheet, there is no obligor with respect to mortgage loans included in the issuing entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuing entity.

    Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

    The rating of a class of certificates may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when they had a permitted rating would not be required by the Exemption to dispose of them).

    Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code (any such applicable law, "Similar Law").

    Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan or individual retirement account should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the issuing entity will not be plan assets or unless it is clear that the Exemption and one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

    The recently enacted Pension Protection Act of 2006 makes significant changes to ERISA rules relating to prohibited transactions and plan assets, among other areas. Potential investors should consult with their advisors regarding the consequences of these changes.

                                LEGAL INVESTMENT

    The Class I-2-A-1, Class I-2-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-A-4, Class II-1-A-5, Class II-1-A-6, Class II-1-A-7, Class II-1-A-8, Class II-1-A-9, Class II-1-A-10, Class II-1-A-11, Class II-1-A-12, Class II-1-A-13, Class II-1-A-14, Class II-1-A-15, Class II-1-PO, Class II-1-IO, Class II-AR, Class II-2-A-1, Class II-2-PO, Class II-2-IO and Class II-M-1 certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by Moody's, S&P, DBRS or another nationally recognized statistical rating organization. The Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8, Class II-B-1 and Class II-B-2 certificates will not constitute "mortgage related securities" for purposes of SMMEA and, as a result the appropriate characterization of those classes of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those classes of Offered Certificates, are subject to significant interpretive uncertainties.

    Except as to the status of certain classes of the Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions.

    Investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

    See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

    The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                          REPORTS TO CERTIFICATEHOLDERS

    The trustee or such other party that may be identified in this prospectus supplement will prepare monthly distribution reports for the issuing entity, as is described in this prospectus supplement. See "Description of the Certificates--Reports to Certificateholders" in this prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of "BCAP LLC Trust 2007-AA2" as an exhibit to the Form 10-D for the certificates for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, each servicer will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, assessments of compliance with such servicer's criteria and related accountants' attestation reports detailed under "Servicing of the Mortgage Loans--Servicer Reports" in this prospectus supplement. Copies of these statements and reports will be filed with the SEC under the name of the issuing entity as an exhibit to the issuing entity's annual statement on Form 10-K for the Offered Certificates.

                                     RATINGS

    In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Moody's, S&P and DBRS:

                             GROUP I CERTIFICATES
                -------------------------------------------
                  Class       Moody's    S&P       DBRS
                -------------------------------------------
                I-2-A-1        Aaa       AAA       AAA
                I-2-A-2        Aaa       AAA       AAA
                I-M-1          Aa1       AA+       AA(high)
                I-M-2          Aa2       AA        AA
                I-M-3          Aa3       AA-       AA(low)
                I-M-4          A1        A+        A(high)
                I-M-5          A2        A         A
                I-M-6          Baa1      BBB+      A(low)
                I-M-7          Baa2      BBB       BBB(high)
                I-M-8          Baa3      BBB-      BBB

                            GROUP II CERTIFICATES
                ------------------------------------------
                  Class       Moody's    S&P      DBRS
                ----------   --------  ------  -----------
                II-1-A-1       Aaa       AAA      AAA
                II-1-A-2       Aaa       AAA      AAA
                II-1-A-3       Aaa       AAA      AAA
                II-1-A-4       Aaa       AAA      AAA
                II-1-A-5       Aaa       AAA      AAA
                II-1-A-6       Aaa       AAA      AAA
                II-1-A-7       Aaa       AAA      AAA
                II-1-A-8       Aaa       AAA      AAA
                II-1-A-9       Aaa       AAA      AAA
                II-1-A-10      Aaa       AAA      AAA
                II-1-A-11      Aaa       AAA      AAA
                II-1-A-12      Aaa       AAA      AAA
                II-1-A-13      Aaa       AAA      AAA
                II-1-A-14      Aaa       AAA      AAA
                II-1-A-15      Aaa       AAA      AAA
                II-1-PO        Aaa       AAA      AAA
                II-1-IO        Aaa       AAA      AAA
                II-AR          Aaa       AAA      AAA
                II-2-A-1       Aaa       AAA      AAA
                II-2-PO        Aaa       AAA      AAA
                II-2-IO        Aaa       AAA      AAA
                II-1-M-1       Aa2       AA       AA
                II-1-B-1       A2        A        A
                II-1-B-2       Baa3      BBB      BBB
                II-1-B-3       Ba2       BB       BB
                II-1-B-4       N/R       B        B
                II-1-B-5       N/R       N/R      N/R

    A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk Carry Forward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,

Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and DBRS, Inc., 55 Broadway, 15th Floor, New York, New York 10006.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. Moody's, DBRS and S&P will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by Moody's, DBRS or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

    The following terms have the meanings given below when used in this prospectus supplement.

    "Adjustment Amount" means, for the Special Hazard Loss Coverage Amount and, with respect to each anniversary of April 1, 2007, the amount, if any, by which such Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the outstanding principal balance of the Group II Mortgage Loans on the distribution date immediately preceding such anniversary, (y) the outstanding principal balance of the Group II Mortgage Loans secured by mortgaged properties in the highest California zip code concentration on the distribution date immediately preceding such anniversary, and (z) twice the outstanding principal balance of the Group II Mortgage Loans that has the largest outstanding principal balance on the distribution date immediately preceding such anniversary.

    "Adjustment Date" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Aggregate Subordinate Percentage" means, with respect to the Group II Subordinate Certificates and any distribution date, the sum of the Class Principal Balances of the Group II Subordinate Certificates immediately prior to such distribution date divided by the aggregate of the Stated Principal Balances of the Group II Mortgage Loans (net of the PO Percentage of the Stated Principal Balance of each Discount Loan).

    "Allocable Share" means, with respect to any distribution date and any class of Group II Subordinate Certificates, the portion of the Group II Subordinate Optimal Principal Amount allocable to such class, equal to the product of the Group II Subordinate Optimal Principal Amount for each Subgroup of Group II in the aggregate on such distribution date and a fraction, the numerator of which is the related Class Principal Balance of that class and the denominator of which is the aggregate of the Class Principal Balances of the Group II Subordinate Certificates; provided, that no class of Group II Subordinate Certificates will be entitled on any distribution date to receive distributions pursuant to clauses (5), (6), and (7) of the definition of Group II Subordinate Optimal Principal Amount with respect to any Subgroup of Group II unless the Class Prepayment Distribution Trigger for that class is satisfied for that distribution date; if the Class Prepayment Distribution Trigger is not satisfied for an outstanding class of Group II Subordinate Certificates, those amounts will be distributable to the remaining classes of Group II Subordinate Certificates for which the Class Prepayment Distribution Trigger is satisfied, pro rata, according to Class Principal Balance.

    "Applied Realized Loss Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement.

    "Apportioned Subordinate Principal Distribution Amount" means, with respect to the Group II Subordinate Certificates and any distribution date, the product of (i) the aggregate Group II Subordinate Principal Distribution Amount net of amounts applied from the Group II Subordinate Principal Distribution Amount to pay the Group II PO Deferred Amounts and (ii) a fraction the numerator of which is equal to the Group II Subordinate Optimal Principal Amount for the Subgroup of Group II whose Group II Senior Certificates have been reduced to zero, and the denominator of which is equal to the aggregate of the Group II Subordinate Optimal Principal Amount with respect to each Subgroup of Group II.

    "Available Funds" means, with respect to any distribution date and any loan group, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans in the related loan group, net of amounts payable or reimbursable to the depositor, the applicable servicer, the trustee, the custodian and, with respect to Group I only, any mortgage insurer in connection with any lender paid mortgage insurance premiums (in any case including, without limitation, indemnification payments to the depositor, the applicable servicer, the trustee and the custodian): (i) the aggregate amount of monthly payments on the mortgage loans in the related loan group, due on the related due date and received by the applicable servicer on or prior to the related Determination Date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans in the related loan group, received by the applicable servicer during the related Prepayment Period, including prepayments, Prepayment Premiums, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and Subsequent Recoveries; (iii) Compensating Interest payments from the applicable servicer to the trustee in respect of Prepayment Interest Shortfalls for that distribution date for the mortgage loans in the related loan group resulting from principal prepayments or other recoveries of principal; (iv) the proceeds from repurchases of mortgage loans in the related loan group, and any Substitution Adjustment Amounts for the mortgage loans in the related loan group received in connection with substitutions for mortgage loans in the related loan group, with respect to that distribution date; and (v) the proceeds of any optional clean-up of for the related loan group.

    "Bankruptcy Loss Coverage Amount" means, with respect to any distribution, an amount equal to approximately $150,000, minus the aggregate amount of previous Deficient Valuations and Debt Service Reductions. As of any distribution on or after the Cross-Over Date, the Bankruptcy Loss Coverage Amount will be zero. The Bankruptcy Loss Coverage Amount may be reduced or modified upon written confirmation from the rating agencies that the reduction or modification will not adversely affect the then current ratings of the Group II Senior Certificates by the rating agencies. Such reduction may adversely affect the coverage provided by subordination with respect to Deficient Valuations and Debt Service Reductions.

    "Barclays" means Barclays Bank PLC.

    "Basic Principal Distribution Amount" means, with respect to Group I and any distribution date, the excess of (i) the aggregate Group I Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

    "Basis Risk Carry Forward Amount" has the meaning set forth in "Description of the Certificates--Group I Excess Reserve Fund Account" in this prospectus supplement.

    "Basis Risk Contracts" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

    "Basis Risk Payment" has the meaning set forth in "Description of the Certificates--Group I Excess Reserve Fund Account" in this prospectus supplement.

    "Cap Premium" has the meaning set forth in "Federal Income Tax Considerations--The Basis Risk Contract Component" in this prospectus supplement.

        "Class Certificate Balance" means, with respect to any class of certificates (other than any Interest-Only Certificates) and any date, the principal balance of that class on the date of the initial issuance of the certificates as reduced, but not below zero, by:

                (1) all amounts distributed on previous distribution dates on that class on account of principal;

                (2) a principal portion of all Realized Losses allocated to that class on previous distribution dates; and

                (3) in the case of a class of Group II Subordinate Certificates, the portion, if any, of any Group II Subordinate Certificate Writedown Amount allocated to that class for previous distribution dates;

provided, however, that (a) the Class Principal Balance of the Class II-1-A-4 certificates will be increased by the amount of the Class II-1-A-4 Accrual Amount distributed on previous distribution dates, as described under "Description of the Certificates--Principal Allocation of the Class II-1-A-4 Accrual Amounts" in this prospectus supplement, (b) the Class Principal Balance of the Class II-1-A-6 certificates will be increased by the amount of the Class II-1-A-6 Accrual Amount distributed on previous distribution dates, as described under "Description of the Certificates--Principal Allocation of the Class II-1-A-6 Accrual Amounts" in this prospectus supplement and (c) the Class Principal Balance of the Class II-1-A-15 certificates will be increased by the amount of the Class II-1-A-15 Accrual Amount distributed on previous distribution dates, as described under "Description of the Certificates--Principal Allocation of the Class II-1-A-15 Accrual Amounts" in this prospectus supplement provided, further that, that the Class Certificate Balance of a class of certificates may be increased up to the amount of Realized Losses previously allocated to such class, in the event that there is a Group II Subsequent Recovery on a mortgage loan in the related loan group, as described under "Description of the Certificates--Recoveries on Group II Mortgage Loans" in this supplemental term sheet.

    "Class I-2-A Certificates" means the Class I-2-A-1 and Class I-2-A-2 certificates.

    "Class I-A Certificates" means, collectively, the Class I-1-A, Class I-2-A-1 and Class I-2-A-2 certificates.

    "Class I-A Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (a) the aggregate Class Certificate Balance of the Class I-A certificates immediately prior to that distribution date over (b) the lesser of (x) 88.40% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over the Overcollateralization Floor.

    "Class I-M-1 Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that distribution date) and (b) the Class Certificate Balance of the Class I-M-1 certificates immediately prior to that distribution date over (ii) the lesser of
(a) 91.10% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over the Overcollateralization Floor.

    "Class I-M-2 Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class I-M-1 certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for that distribution date) and (c) the Class Certificate Balance of the Class I-M-2 certificates immediately prior to that distribution date over (ii) the lesser of (a) 92.80% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over the Overcollateralization Floor.

    "Class I-M-3 Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class I-M-1 certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate

Balance of the Class I-M-2 certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for that distribution date) and (d) the Class Certificate Balance of the Class I-M-3 certificates immediately prior to that distribution date over (ii) the lesser of
(a) 93.80% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over the Overcollateralization Floor.

    "Class I-M-4 Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class I-M-1 certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class I-M-2 certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class I-M-3 certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for that distribution date) and (e) the Class Certificate Balance of the Class I-M-4 certificates immediately prior to that distribution date over (ii) the lesser of (a) 94.80% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over the Overcollateralization Floor.

    "Class I-M-5 Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class I-M-1 certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class I-M-2 certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class I-M-3 certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class I-M-4 certificates (after taking into account the distribution of the Class I-M-4 Principal Distribution Amount for that distribution date) and (f) the Class Certificate Balance of the Class I-M-5 certificates immediately prior to that distribution date over (ii) the lesser of
(a) 95.80% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over the Overcollateralization Floor.

    "Class I-M-6 Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class I-M-1 certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class I-M-2 certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class I-M-3 certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class I-M-4 certificates (after taking into account the distribution of the Class I-M-4 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class I-M-5 certificates (after taking into account the distribution of the Class I-M-5 Principal Distribution Amount for that distribution date) and (g) the Class Certificate Balance of the Class I-M-6 certificates immediately prior to that distribution date over (ii) the lesser of (a) 96.80% of the aggregate Stated Principal Balance of the Group I Mortgage

Loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans in for that distribution date over the Overcollateralization Floor.

    "Class I-M-7 Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class I-M-1 certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class I-M-2 certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class I-M-3 certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class I-M-4 certificates (after taking into account the distribution of the Class I-M-4 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class I-M-5 certificates (after taking into account the distribution of the Class I-M-5 Principal Distribution Amount for that distribution date), (g) the Class Certificate Balance of the Class I-M-6 certificates (after taking into account the distribution of the Class I-M-6 Principal Distribution Amount for that distribution date) and (h) the Class Certificate Balance of the Class I-M-7 certificates immediately prior to that distribution date over (ii) the lesser of
(a) 97.70% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over the Overcollateralization Floor.

    "Class I-M-8 Principal Distribution Amount" with respect to any distribution date is the excess of, if any, (i) the sum of (a) the aggregate Class Certificate Balance of the Class I-A certificates (after taking into account the distribution of the Class I-A Principal Distribution Amount for that distribution date), (b) the Class Certificate Balance of the Class I-M-1 certificates (after taking into account the distribution of the Class I-M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class I-M-2 certificates (after taking into account the distribution of the Class I-M-2 Principal Distribution Amount for that distribution date), (d) the Class Certificate Balance of the Class I-M-3 certificates (after taking into account the distribution of the Class I-M-3 Principal Distribution Amount for that distribution date), (e) the Class Certificate Balance of the Class I-M-4 certificates (after taking into account the distribution of the Class I-M-4 Principal Distribution Amount for that distribution date), (f) the Class Certificate Balance of the Class I-M-5 certificates (after taking into account the distribution of the Class I-M-5 Principal Distribution Amount for that distribution date), (g) the Class Certificate Balance of the Class I-M-6 certificates (after taking into account the distribution of the Class I-M-6 Principal Distribution Amount for that distribution date), (h) the Class Certificate Balance of the Class I-M-7 certificates (after taking into account the distribution of the Class I-M-7 Principal Distribution Amount for that distribution date) and (i) the Class Certificate Balance of the Class I-M-8 certificates immediately prior to that distribution date over (ii) the lesser of (a) 98.70% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date and
(b) the excess, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date over the Overcollateralization Floor.

        "Class II-1-A-4 Accretion Termination Date" means the earlier to occur of:

                (1) the distribution date following the distribution date on which the aggregate Class Certificate Balance of the Class II-1-A-2 and Class II-1-A-3 certificates is reduced to zero; and

                (2) the distribution date following the Cross-Over Date.

    "Class II-1-A-4 Accrual Amount" means for any distribution date prior to Class II-1-A-4 Accretion Termination Date, the amount of interest that would otherwise have been distributable as Group II

Accrued Certificate Interest to the Class II-1-A-4 certificates if such amount had not been added to the Class Principal Balance of the Class II-1-A-4 certificates, as described under "Description of the Certificates--Principal Allocation of the Class II-1-A-4 Accrual Amounts" in this prospectus supplement.

        "Class II-1-A-6 Accretion Termination Date" means the earlier to occur of:

                (1) the distribution date following the distribution date on which the aggregate Class Certificate Balance of the Class II-1-A-5 certificates is reduced to zero; and

                (2) the distribution date following the Cross-Over Date.

    "Class II-1-A-6 Accrual Amount" means for any distribution date prior to Class II-1-A-6 Accretion Termination Date, the amount of interest that would otherwise have been distributable as Group II Accrued Certificate Interest to the Class II-1-A-6 certificates if such amount had not been added to the Class Principal Balance of the Class II-1-A-6 certificates, as described under "Description of the Offered Certificates--Principal--Principal Allocation of the Class II-1-A-6 Accrual Amounts" in this prospectus supplement.

        "Class II-1-A-15 Accretion Termination Date" means the earlier to occur of:

                (1) the distribution date following the distribution date on which the aggregate Class Certificate Balance of the Class II-1-A-8 certificates are reduced to zero; and

                (2) the distribution date following the Cross-Over Date.

    "Class II-1-A-15 Accrual Amount" means for any distribution date prior to Class II-1-A-15 Accretion Termination Date, the amount of interest that would otherwise have been distributable as Group II Accrued Certificate Interest to the Class II-1-A-15 certificates if such amount had not been added to the Class Principal Balance of the Class II-1-A-15 certificates, as described under "Description of the Certificates--Principal on Group II Certificates" and "--Principal Allocation of the Class II-1-A-15 Accrual Amounts" in this prospectus supplement.

    "Class PO Certificates" means the Class II-1-PO and Class II-2-PO certificates.

    "Class PO Deferred Payment Writedown Amount" means, with respect to any distribution date, the amount, if any, distributed on that distribution date in respect of any Group II PO Deferred Amounts pursuant to priority third of the second paragraph under "Description of the Certificates--Allocation of Group II Available Funds to the Group II Certificates" in this prospectus supplement.

    "Class Prepayment Distribution Trigger" is satisfied, with respect to a class of Group II Subordinate Certificates and any distribution date, if either
(i) the Fractional Interest for such class for such date equals or exceeds the Fractional Interest for such class calculated as of the date of issuance of the certificates, or (ii) that class of Group II Subordinate Certificates is the only class of Group II Subordinate Certificates then outstanding.

    "CMT Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

    "Code" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

    "Compensating Interest" has the meaning set forth in "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" in this prospectus supplement.

    "Condemnation Proceeds" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

    "Countrywide Servicing" has the meaning set forth in "The
Servicers--General" in this prospectus supplement.

    "Credit Scores" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

    "Cross-Over Date" means the distribution date on which the Class Certificate Balances of the Group II Subordinate Certificates have been reduced to zero.

    "Cumulative Loss Percentage" means, with respect to loan group I and any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses for loan group I incurred from the cut-off date to the last day of the calendar month preceding the month in which such distribution date occurs and the denominator of which is the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the Cut-off Date.

    "Cumulative Loss Trigger Event" means, with respect to loan group I and any distribution date indicated below, the circumstances in which the aggregate amount of Realized Losses for loan group I incurred since the cut-off date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

Distribution Date Occurring In                      Loss Percentage
------------------------------      --------------------------------------------
April 2009 through March 2010:      0.20% with respect to April 2009, plus an
                                    additional 1/12th of 0.30% for each month thereafter through March 2010.

April 2010 through March 2011:      0.50% with respect to April 2010, plus an
                                    additional 1/12th of 0.40% for each month thereafter through March 2011.

April 2011 through March 2012:      0.90% with respect to April 2011, plus an
                                    additional 1/12th of 0.35% for each month thereafter through March 2012.

April 2012 through March 2013:      1.25% with respect to April 2012, plus an
                                    additional 1/12th of 0.25% for each month thereafter through March 2013.

April 2013 and thereafter:          1.50% with respect to April 2013
                                    and thereafter.

    "DBNTC" means Deutsche Bank National Trust Company.

    "DBRS" means DBRS, Inc.

    "Debt Service Reduction" means a reduction in the amount of the monthly payment due on a Group II Mortgage Loan as established by a bankruptcy court in a bankruptcy of the related borrower.

    "Defaulted Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement for Group I" in this prospectus supplement.

    "Deficient Valuation" means the difference between the outstanding principal balance of a Group II Mortgage Loan and a reduced secured debt as a result of a bankruptcy court establishing the value of the mortgaged property at an amount less than the then outstanding principal balance of the Group II Mortgage Loans in connection with a bankruptcy of the related borrower.

    "Delinquency Trigger Event," means, with respect to Group I, any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of Group I Mortgage Loans that are 60 days or more Delinquent (including Group I Mortgage Loans in foreclosure, Group I Mortgage Loans related to REO Property and Group I Mortgage Loans where the borrower has filed for bankruptcy) and (y) the aggregate unpaid principal balance of the Group I Mortgage Loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the prior period's Senior Enhancement Percentage.

    "Delinquent" has the meaning set forth in "The Mortgage Loan Pool - General" in this prospectus supplement.

    "Determination Date" means, with respect to each Servicer Remittance Date, the business day immediately preceding the Servicer Remittance Date.

    "Discount Loan" means any of the Subgroup II-1 Discount Loans or Subgroup II-2 Discount Loans, as applicable.

    "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Due Period" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

    "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "ERISA Eligible Certificates" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Exemption" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Excess Losses" means, with respect to Group II, Special Hazard Losses in excess of the related Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the related Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the related Fraud Loss Coverage Amount.

    "Excess Reserve Fund Account" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account for Group I" in this prospectus supplement.

    "Excess Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions for Group I" in this prospectus supplement.

    "Expense Fee Rate" means, with respect to any mortgage loan, a per annum rate equal to the applicable servicing fee rate and, with respect to Group I Mortgage Loans and if applicable, the lender paid mortgage insurance premium rate. See "Description of the Certificates--Administration Fees" and "Servicing of the Mortgage Loans--Servicing Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

    "Extra Principal Distribution Amount" means, with respect to Group I as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

    "First Trigger Ratings Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement for Group I" in this prospectus supplement.

    "First Trigger Ratings Threshold" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Long-Term Rating") by Moody's, a Long-Term Rating of at least "A1" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the "Short-Term Rating") by Moody's, a Long-Term Rating of at least "A2" by Moody's and a Short-Term Rating of at least "P-1" by Moody's and (y) (i) a Short-Term Rating of at least "A-1" by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least "A+" by S&P.

    "Fractional Interest" means, with respect to any distribution date and each class of Group II Subordinate Certificates, a fraction (expressed as a percentage), the numerator of which is the aggregate Class Principal Balance of such class and each class of Group II Subordinate Certificates subordinate to such class, if any, and the denominator of which is the aggregate Stated Principal Balance of the Group II Mortgage Loans.

    "Fraud Loss" means any Realized Loss attributable to fraud in the origination of the related Group II Mortgage Loan, as reported by Wells Fargo Bank to the trustee.

    "Fraud Loss Coverage Amount" means the approximate amount set forth in the following table for the indicated period:

           Period                                Fraud Loss Coverage Amount
-------------------------------     -------------------------------------------------
Closing Date through March 2008     3.00% of the aggregate Group II Cut-Off Date Pool
                                    Balance minus the aggregate amount of
                                    Fraud Losses that would have been
                                    allocated to the Group II Subordinate
                                    Certificates in the absence of the Loss
                                    Allocation Limitation since the Cut-Off
                                    Date

April 2008 through March 2009       2.00% of the aggregate Group II Cut-off Date Pool
                                    Balance minus the aggregate amount of Fraud Losses
                                    that would have been allocated to the Subordinate
                                    Certificates in the absence of the Loss Allocation
                                    Limitation since the Cut-Off Date

April 2009 through March 2012       1.00% of the aggregate Group II Cut-Off Date Pool
                                    Balance minus the aggregate amount of Fraud Losses
                                    that would have been allocated to the Subordinate
                                    Certificates in the absence of the Loss Allocation
                                    Limitation since the Cut-Off Date

After the earlier to occur of       $0
April 2012 and the Cross-Over
Date


    "Fraud Losses" means, with respect to group II, any Realized Losses on the Group II Mortgage Loans incurred by reason of a default arising from fraud, dishonesty or misrepresentation in the origination of the related Group II Mortgage Loan.

    "Gross Margin" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Group" means either the Group I Certificates or the Group II Certificates, or the Group I Mortgage Loans or the Group II Mortgage Loans, as the context requires.

    "Group I" has the meaning set forth in "The Mortgage Loan Pool--General."

    "Group I Accrued Certificate Interest" means, for each class of Group I LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act with respect to the Group I Mortgage Loans, as described in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement.

    "Group I LIBOR Certificates" means the Class I-1-A certificates and the Group I Offered Certificates.

    "Group I Offered Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

    "Group I Pool Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement.

    "Group I Principal Distribution Amount" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement.

    "Group I Principal Remittance Amount" means, with respect to Group I and any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period:
(i) each scheduled payment of principal on a Group I Mortgage Loan due during the related Due Period and received by Countrywide Servicing on or prior to the related Determination Date or advanced by Countrywide Servicing for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period with respect to the Group I Mortgage Loans; (iii) all net Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and Group I Subsequent Recoveries received on the Group I Mortgage Loans and allocable to principal; (iv) the portion allocable to principal of the proceeds from the repurchases of Group I Mortgage Loans that are distributable on that distribution date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any Group I Mortgage Loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call for loan group I (to the extent they relate to principal).

    "Group I Senior Certificates" means the Class I-1-A, Class I-2-A-1, Class I-2-A-2, Class I-CE and Class I-R certificates.

    "Group I Subsequent Recovery" has the meaning set forth in "Description of the Certificates--Applied Realized Loss Amounts and Shortfalls on Group I Certificates" in this prospectus supplement.

    "Group I Subordinate Certificates" means the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class I-M-7, Class I-M-8 certificates.

    "Group II" has the meaning set forth in "The Mortgage Loan Pool--General."

    "Group II Accrued Certificate Interest" has the meaning set forth in "Description of the Certificates--Interest on Group II Certificates" in this prospectus supplement.

    "Group II Certificates" has the meaning set forth in "Description of the Certificates."

    "Group II Cut-Off Date Pool Balance" means the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the Cut-Off Date or, with respect to any subgroup or subgroups of Group II, the aggregate Stated Principal Balance of the mortgage loan in such subgroup or subgroups of Group II as of the Cut-Off Date.

    "Group II Discount Loan" means any Mortgage Loan Group II Mortgage Loan having a net mortgage interest rate as of the Cut-Off Date less than or equal to the Required Coupon for Group II.

    "Group II Liquidated Loan" means, with respect to Group II, any defaulted Group II Mortgage Loan as to which Wells Fargo Bank has determined that all amounts which it expects to recover from or on account of such Group II Mortgage Loan have been recovered.

    "Group II Net Interest Shortfall" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement.

    "Group II Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions for Group I" in this prospectus supplement.

    "Group II Net Prepayment Interest Shortfall" has the meaning set forth in "Description of the Certificates--Interest on Group II Certificates" in this prospectus supplement.

    "Group II Offered Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

    "Group II PO Deferred Amount" means any of the Subgroup II-1-PO Deferred Amount and Subgroup II-2-PO Deferred Amount, as applicable.

        "Group II PO Principal Distribution Amount" means, for each Subgroup of Group II and any distribution date, the sum of:

                (1) the applicable PO Percentage of all scheduled monthly
            payments of principal due on each mortgage loan in the related Subgroup of Group II on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

                (2) the applicable PO Percentage of the principal portion of the
            Stated Principal Balance of each mortgage loan in the related Subgroup of Group II that was repurchased by the transferor or another person with respect to that distribution date;

                (3) the applicable PO Percentage of any Substitution Adjustment
            Amounts received in respect of mortgage loan in the related Subgroup of Group II and with respect to that distribution date;

                (4) the applicable PO Percentage of the amount of Insurance
            Proceeds or Liquidation Proceeds allocable to principal received on mortgage loan in the related Subgroup of Group II in the prior calendar month with respect to a mortgage loan in the related Subgroup of Group II that is not a Liquidated Loan;

                (5) with respect to each mortgage loan in the related Subgroup of Group II that became a Liquidated Loan during the prior calendar month, the lesser of:

                    (a) the applicable PO Percentage of the Stated Principal
                Balance of that mortgage loan; and

                    (b) the applicable PO Percentage of the amount of the
                Insurance Proceeds or Liquidation Proceeds allocable to principal received with respect to that mortgage loan during the prior calendar month; and

            (6) the applicable PO Percentage of:

                    (a) principal prepayments in full received in respect of
                mortgage loans in such mortgage loan Subgroup during the related Prepayment Period; and

                    (b) partial principal prepayments in respect of mortgage
                loans in such Subgroup received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a Discount Loan in such mortgage loans in such Subgroup that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the applicable Subgroup PO Principal Distribution Amount will be reduced on the related distribution date by the applicable PO Percentage of the principal portion of the Deficient Valuation or Debt Service Reduction in respect of mortgage loans in such Subgroup.

    "Group II Purchase Price" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    "Group II Senior Certificates" means Class II-1-A-1, Class II-1-A-2, Class II-1-A-3, Class II-1-A-4, Class II-1-A-5, Class II-1-A-6, Class II-1-A-7, Class II-1-A-8, Class II-1-A-9, Class II-1-A-10, Class II-1-A-11, Class II-1-A-12, Class II-1-A-13, Class II-1-A-14, Class II-1-A-15, Class II-1-PO, Class II-1-IO, Class II-AR, Class II-2-A-1, Class II-2-PO and Class II-2-IO certificates.

    "Group II Senior Optimal Principal Amount" means, with respect to each Subgroup in Group II and any distribution date, the sum of:

                    (1) the Group II Senior Percentage related to such Subgroup of the sum for each mortgage loan in such Subgroup of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each mortgage loan in such Subgroup on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

                    (2) the Group II Senior Percentage related to such Subgroup of the sum for each mortgage loan in such Subgroup of the applicable Non-PO Percentage of the principal portion of the Group II Purchase Price of each mortgage loan in such Subgroup that was repurchased by the original loan seller or another person with respect to that distribution date;

                    (3) the Group II Senior Percentage related to such Subgroup of the sum for each mortgage loan in such Subgroup of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a mortgage loan in such Subgroup received with respect to that distribution date;

                    (4) the Group II Senior Percentage related to such Subgroup of the sum for each mortgage loan in such Subgroup of the applicable Non-PO Percentage of the amount of net Insurance Proceeds or net Liquidation Proceeds allocable to principal received in the prior calendar month with respect to a mortgage loan in such Subgroup that is not a Liquidated Loan;

                    (5) with respect to each mortgage loan in such Subgroup that became a Liquidated Loan during the prior calendar month, the lesser of:

                        (a) the Group II Senior Percentage related to such
                    Subgroup of the applicable Non-PO Percentage of the Stated Principal Balance of that mortgage loan of such Subgroup; and

                        (b) either (A) the Group II Senior Prepayment Percentage
                    related to such Subgroup or (B) if an Excess Loss was sustained with respect to any

                    Liquidated Loan of such Subgroup during the preceding calendar month, the Group II Senior Percentage related to such Subgroup, of the applicable Non-PO Percentage of the amount of the net Insurance Proceeds or net Liquidation Proceeds allocable to principal received with respect to that mortgage loan during the prior calendar month;

                    (6) the Group II Senior Prepayment Percentage related to
            such Subgroup of the sum for each mortgage loan of such Subgroup of the applicable Non-PO Percentage of:

                        (a) principal prepayments in full in respect of a
                    mortgage loan of such Subgroup received during the related Prepayment Period; and

                        (b) partial principal prepayments in respect of a
                    mortgage loan of such Subgroup applied during the related Prepayment Period;

                    (7) with respect to any distribution date prior to the
            Cross-Over Date only, the Group II Senior Prepayment Percentage related to such Subgroup of the Non-PO Recoveries for such Subgroup received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a mortgage loan of such Subgroup that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Group II Senior Optimal Principal Amount for such Subgroup will be reduced on the related distribution date by the Group II Senior Percentage related to such Subgroup of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

    "Group II Senior Percentage" means with respect to each Subgroup of Group II and each distribution date, the lesser of 100% and the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of all of the Senior Certificates (other than the Class PO or Interest Only Certificates) of such Subgroup immediately prior to such distribution date, and the denominator of which is the Non-PO Percentage multiplied by the aggregate Stated Principal Balance of all mortgage loans in the related Subgroup for such distribution date.

   "Group II Senior Prepayment Percentage" means, with respect to each Subgroup of Group II and any distribution date, the percentage (not exceeding 100%) set forth in the following table:

 Distribution Date Occurring     Group II Senior Prepayment Percentage
-----------------------------    ---------------------------------------------
April 2007 through March 2012    100%

April 2012 through March 2013    Group II Senior Percentage of such
                                 Subgroup plus 70% of the Group II Subordinate
                                 Percentage

April 2013 through March 2014    Group II Senior Percentage of such
                                 Subgroup plus 60% of the Group II Subordinate
                                 Percentage

April 2014 through March 2015    Group II Senior Percentage of such
                                 Subgroup plus 40% of the Group II Subordinate
                                 Percentage

April 2015 through March 2016    Group II Senior Percentage of such
                                 Subgroup plus 20% of the Group II Subordinate
                                 Percentage

After March 2016                 Group II Senior Percentage of such Subgroup

provided, however, that on any of the foregoing distribution dates if the Group II Senior Percentage for any Subgroup in Group II exceeds the initial Group II Senior Percentage for such Subgroup, the Group II Senior Prepayment Percentage for each Subgroup of Group II will once again equal 100%. The reductions in the Group II Senior Prepayment Percentages for each Subgroup described above will not occur, unless, as of the last day of the month preceding the distribution date, both:

                (1) the aggregate State Principal Balance of mortgage loans
            Delinquent 60 days or more (including for this purpose any of such mortgage loans in bankruptcy or foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the issuing entity) does not exceed 50% of the aggregate Certificate Principal Balances of the Group II Subordinate Certificates as of that date; and

                (2) cumulative Realized Losses with respect to the mortgage loans do not exceed:

                        (a) 30% of the Original Subordinate Principal Balance if
                    such distribution date occurs between and including April 2012 and March 2013;

                        (b) 35% of the Original Subordinate Principal Balance if
                    such distribution date occurs between and including April 2013 and March 2014;

                        (c) 40% of the Original Subordinate Principal Balance if
                    such distribution date occurs between and including April 2014 and March 2015;

                        (d) 45% of the Original Subordinate Principal Balance if
                    such distribution date occurs between and including April 2015 and March 2016; and

                        (e) 50% of the Original Subordinate Principal Balance if
                    such distribution date occurs after March 2016.

    Upon the reduction of a Group II Senior Prepayment Percentage during one of the periods described in the table above, such reduction will remain in effect for the remainder of that period.

    "Group II Subordinate Certificate Writedown Amount" means the amount, if any, by which the aggregate Class Certificate Balance of all of the Group II Offered Certificates on any distribution date (after giving effect to distributions of principal and allocation of Realized Losses for loan group II on that date) exceeds the aggregate of the Stated Principal Balances of the Group II Mortgage Loans for the following distribution date.

                (1) the sum of the Class Certificate Balances of the Group II
            Senior Certificates (other than the Interest Only Certificates and Class PO Certificates) and the Group II Subordinate Certificates, after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Class Certificate Balances of those certificates on that distribution date, exceeds

                (2) the aggregate Pool Balance of the mortgage loans in loan
            Group II as of the following distribution date, less any Deficient Valuations related to each such Subgroup of Group II occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and less the PO Percentage of any Discount Loan in each Subgroup of Group II.

    "Group II Subordinate Certificates" means the Class II-M-1, Class II-B-1, Class II-B-2, Class II-B-3, Class II-B-4 and Class II-B-5 certificates.

        "Group II Subordinate Optimal Principal Amount" means, with respect to any Subgroup of Group II and any distribution date in the aggregate, the sum of:

                (1) the Group II Subordinate Percentage related to such Subgroup of the sum for each mortgage loan in such Subgroup of the applicable Non-PO Percentage of all scheduled monthly payments of principal due on each mortgage loan of such Subgroup on the related due date without giving effect to any Deficient Valuation or Debt Service Reduction that occurred prior to the reduction of the Bankruptcy Loss Coverage Amount to zero;

                (2) the Group II Subordinate Percentage related to such Subgroup of the sum for each mortgage loan in such Subgroup of the applicable Non-PO Percentage of the principal portion of the Purchase Price of each mortgage loan of such Subgroup that was repurchased by the original loan seller or another person with respect to that distribution date;

                (3) the Group II Subordinate Percentage related to such Subgroup of the sum for each mortgage loan in such Subgroup of the applicable Non-PO Percentage of any Substitution Adjustment Amounts in respect of a mortgage loan of such Subgroup received with respect to that distribution date;

                (4) the Group II Subordinate Percentage related to such Subgroup of the sum for each mortgage loan of such Subgroup of the applicable Non-PO Percentage of the amount of net Insurance Proceeds or net Liquidation Proceeds allocable to principal received in the prior calendar month with respect to a mortgage loan of such Subgroup that is not a Liquidated Loan;

                (5) with respect to each mortgage loan of such Subgroup that became a Liquidated Loan during the prior calendar month, the portion of the applicable Non-PO Percentage of the amount of the net Insurance Proceeds or net Liquidation Proceeds allocable to principal received with respect to that mortgage loan during the prior calendar month that was not included in clause (5) of the definition of "Group II Senior Optimal Principal Amount" for such distribution date; and

                (6) the Group II Subordinate Prepayment Percentage related to such Subgroup of the sum for each mortgage loan in such Subgroup of the applicable Non-PO Percentage of:

                        (a) principal prepayments in full in respect of a
                    mortgage loan of such Subgroup received during the related Prepayment Period; and

                        (b) partial principal prepayments in respect of a
                    mortgage loan of such Subgroup applied during the related Prepayment Period; and

                (7) with respect to any distribution date prior to the
            Cross-Over Date only, the Group II Subordinate Prepayment Percentage related to such Subgroup of the Non-PO Recoveries for such Subgroup received during the related Prepayment Period;

provided, however, that if a Deficient Valuation or Debt Service Reduction is sustained with respect to a mortgage loan of such Subgroup that is not a Liquidated Loan after the Bankruptcy Loss Coverage Amount has been reduced to zero, the Group II Subordinate Optimal Principal Amount for such Subgroup will be reduced on the related distribution date by the Group II Subordinate Percentage related to such Subgroup of the applicable Non-PO Percentage of the principal portion of such Deficient Valuation or Debt Service Reduction.

    "Group II Subordinate Percentage" means with respect to any Subgroup of Group II any distribution date, the difference between 100% and the Group II Senior Percentage for such Subgroup on such distribution date.

    "Group II Subordinate Prepayment Percentage" means with respect to and Subgroup of Group II and any distribution date, the difference between 100% and the Group II Senior Prepayment Percentage for such Subgroup on such distribution date.

    "Group II Subordinate Principal Distribution Amount" means, with respect to Group II, the aggregate amount payable as principal on the Group II Subordinate Certificates from Available Funds for each Subgroup in Group II in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Allocation of Group II Available Funds to the Group II Certificates," after application of Available Funds for each such Subgroup to make payments on the Senior Certificates in such Subgroup as described in this prospectus supplement under "Description of the Certificates--Allocation of Group II Available Funds to the Group II Certificates" (including amounts required to be paid as described in this prospectus supplement under "Description of the Certificates--Subordination--Cross-Collateralization") and giving effect to distributions of Group II Accrued Certificate Interest to the Group II Subordinate Certificates in accordance with the priorities set forth in this prospectus supplement under "Description of the Certificates--Allocation of Group II Available Funds to the Group II Certificates."

    "Group II Subsequent Recovery" means, with respect to any distribution date and any Group II Mortgage Loan, an amount, net of any reimbursable expenses, received in respect of principal on that mortgage loan during the related Prepayment Period that has previously been allocated as a Realized Loss to a class of certificates of group II.

    "Initial Cap" has the meaning set forth in "The Mortgage Loan
Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Insurance Proceeds" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

    "Interest Accrual Period" means, with respect to each distribution date and
(1) the Group I LIBOR Certificates, the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date, calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, and (2) with respect to the Group II Certificates (other than the Class II-1-PO and Class II-2-PO certificates), the calendar month immediately preceding the month in which the related distribution date occurred, calculated on the basis of a 360-day year and twelve months of 30 days each.

    "Interest Only Certificates" means the Class II-1-A-9, Class II-1-A-14, Class II-1-IO and Class II-2-IO certificates.

    "Interest Remittance Amount" means, with respect to loan group I and any distribution date and any Subgroup (i.e., Subgroup I-1 or Subgroup I-2), that portion of Group I Available Funds attributable to interest received or advanced on the mortgage loans in that Subgroup with respect to that distribution date.

    "Investor-Based Exemptions" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "IRS" means the Internal Revenue Service.

    "LIBOR Determination Date" means, with respect to any LIBOR Certificates and any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

    "Liquidation Proceeds" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise.

    "Loan Group I" has the meaning set forth in "The Mortgage Loan
Pool--General."

    "Loan Group II" has the meaning set forth in "The Mortgage Loan Pool--General."

    "Loan-to-value ratio" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Loan Index" means the Six-Month LIBOR Loan Index, One-Year LIBOR Loan Index, or the CMT Loan Index, as applicable.

    "Loss Allocation Limitation" means the limitation on reductions of the Class Certificate Balance of any class on any distribution date on account of any Realized Loss to the extent that the reduction would have the effect of reducing the aggregate Class Certificate Balance of all of the certificates (other than the Interest Only Certificates and Class PO Certificates) as of that distribution date to an amount less than the Pool Balance for all of the Subgroups in Group II as of the following distribution date, less (i) any Deficient Valuations applicable to each such Subgroup in Group II occurring before the Bankruptcy Loss Coverage Amount has been reduced to zero and less
(ii) the PO Percentage of the Scheduled Principal Balance of any Discount Loans.

    "Maximum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Minimum Rate" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Moody's" means Moody's Investors Service, Inc.

    "Net Monthly Excess Cash Flow" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions for the Group I" in this prospectus supplement.

    "Net Swap Payment" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement for the Group I" in this prospectus supplement.

    "Net Swap Receipt" has the meaning set forth in "Description of the Certificates-- Interest Rate Swap Agreement for the Group I" in this prospectus supplement.

    "Non-Discount Loan" means any of the Subgroup II-1 Non-Discount Loans or Subgroup II-2 Non-Discount Loans, as applicable.

    "Non-Excess Realized Loss" means any Realized Loss other than an Excess
Loss.

    "Non-PO Percentage" means, with respect to any Subgroup of Group II and:

                (1) any Discount Loan of such Subgroup of Group II , the
            fraction, expressed as a percentage, equal to the net mortgage interest rate divided by the Required Coupon for such Subgroup of Group II; and

                (2) any Non-Discount Loan of such Subgroup of Group II, 100%.

    "Non-PO Recoveries" means, with respect to Recoveries and any distribution date, an amount equal to the excess, if any, of (i) the amount of the Recoveries, over (ii) the amount of the aggregate of the PO Recoveries for that distribution date.

        "Notional Amount" means:

                (1) with respect to any distribution date, the Notional Amount of the Class II-1-A-9 certificates is equal to the Class Certificate Balance of Class II-1-A-7 and II-1-A-10 certificates immediately prior to that date multiplied by 4.1666666667%;

                (2) with respect to any distribution date, the Notional Amount of the Class II-1-A-14 certificates is equal to the sum of (1) Class Certificate Balances of Class II-1-A-1, II-1-A-11, II-1-A-12, and II-1-A-13 certificates immediately prior to that date multiplied by 8.0260489863%, (2) Class Certificate Balance of Class II-1-A-5 certificates immediately prior to that date multiplied by 4.166666667%, and (3) Class Certificate Balance of Class II-1-A-8 certificates immediately prior to that date multiplied by 8.3333333333%;

                (3) with respect to any distribution date, the Notional Amount of the Class II-1-IO certificates will equal the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in Subgroup II-1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

                (4) with respect to any distribution date, the Notional Amount of the Class II-2-IO certificates will equal the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans in Subgroup II-2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

    "Notional Principal Contract Regulations" has the meaning set forth in "Federal Income Tax Considerations--The Basis Risk Contract Component" in this prospectus supplement.

    "Offered Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

    "OID" has the meaning set forth in "Federal Income Tax
Considerations--Taxation of Group I Regular Interests" in this prospectus supplement.

    "One-Month LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Reuters Page LIBOR01 as of 11:00 a.m., London time, on that date. If the rate does not appear on Reuters Page LIBOR01, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars were offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

    "One-Year LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

    "Original Subordinate Principal Balance" means, with respect to Group II, the aggregate of the Class Certificate Balances of the Group II Subordinate Certificates as of the date of issuance of the certificates.

    "Overcollateralization Floor" means, with respect to Group I an amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the cut-off date.

    "Pass-Through Rate" means, for any distribution date, (i) for each class of Group I LIBOR Certificates will be a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the Subgroup I-1 Loan Group Cap, the Subgroup I-2 Loan Group Cap or the Group I Pool Cap, as applicable (as defined below); the fixed margin for each class of Group I LIBOR Certificates is as follows: Class I-1-A, 0.190%; Class I-2-A-1, 0.210%; Class I-2-A-2, 0.270%, Class I-M-1, 0.500%; Class
I-M-2, 0.550%; Class I-M-3, 0.750%; Class I-M-4, 0.900%; Class I-M-5, 1.000%;
Class I-M-6, 1.500%; Class I-M-7, 1.500%; and Class I-M-8, 1.500%.; provided, however, that on the distribution date immediately following the first distribution date on which the holder of the majority interest in the Class I-R certificates has the right to purchase all of the Group I Mortgage Loans as described under "Servicing of the Mortgage Loans--Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter the fixed margin for each class of Group I LIBOR Certificates will increase to the following: Class I-1-A, 0.380%; Class I-2-A-1, 0.420%; Class I-2-A-2, 0.540%,
Class I-M-1, 0.750%; Class I-M-2, 0.825%; Class I-M-3, 1.125%; Class I-M-4,
1.350%; Class I-M-5, 1.500%; Class I-M-6, 2.250%; Class I-M-7, 2.250%; and Class
I-M-8, 2.250%, and (ii) for each class of Group II certificates (other than the Class PO Certificates), will be a per annum rate set forth on, or described on, page S-4 and page S-5 to this prospectus supplement.

    "P&I Advances" means with respect to each loan group advances made by the applicable servicer (including the trustee as successor servicer or any other successor servicer, if applicable) on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans in such loan group, less the related servicing fee.

    "Periodic Cap" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

    "Plans" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "PO Percentage" means, with respect to:

                (1) any Discount Loan, 100% minus the Non-PO Percentage for that
            Discount Loan; and

                (2) any Non-Discount Loan, 0%.

    "PO Recovery" means, with respect to Recoveries on Discount Loans, any distribution date and any class of Class PO Certificates, an amount equal to:

                (1) with respect to the Class II-1-PO certificates, the lesser of (a) the PO Percentage of each Group II Subsequent Recovery on each Discount Loan in Subgroup II-1 and (b) the Subgroup II-1-PO Deferred Amount; and

                (2) with respect to the Class II-2-PO certificates, the lesser of (a) the PO Percentage of each Group II Subsequent Recovery on each Discount Loan in

            Subgroup II-2 and (b) the aggregate of the Subgroup II-2-PO Deferred Amount for that distribution date;

    "Pool Balance" means, with respect to any Subgroup of Group II or both Subgroups of Group II in the aggregate, and any distribution date, the aggregate Stated Principal Balance of the mortgage loans in the related Subgroup of Group II in such Subgroup for such distribution date.

    "Prepayment Assumption" means "Prepayment Assumption" as defined in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

    "Prepayment Curve" represents with respect to any Subgroup of Group II, an assumed rate of prepayment each month relative to the then outstanding principal balance of the related pool of loans in each Subgroup of Group II for the life of those loans as described in "Prepayment and Yield Considerations--Structuring Assumptions" in this prospectus supplement.

    "Prepayment Interest Shortfalls" has the meaning set forth in "Servicing of the Mortgage Loans--Prepayment Interest Shortfalls" in this prospectus supplement.

    "Prepayment Period" means any distribution date, the calendar month immediately preceding the month in which such distribution date occurs.

    "Prepayment Premium" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

    "PTE" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Rating Agency Condition" means, with respect to any action to which a Rating Agency Condition applies, that each rating agency shall have been given ten calendar days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the trustee, the servicers and the depositor has received from the rating agencies confirmation in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates.

    "Realized Loss" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net Liquidation Proceeds with respect to that mortgage loan that are allocated to principal.

    "Record Date" means, with respect to the Group II Certificates, the last business day of the month immediately preceding the month of the related distribution date.

    "Reference Banks" means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

    "Regular Interest" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

    "REIT" has the meaning set forth in "Federal Income Tax
Considerations--Status of the Group I LIBOR Certificates" in this prospectus supplement.

    "Relief Act" means the Servicemembers Civil Relief Act and any similar state statutes.

    "Relief Act Reduction" means any reduction in the interest rate on a Group II Mortgage Loan due to the application of the Relief Act. See "Certain Legal Aspects of Residential Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

    "Relief Act Shortfall" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement.

    "REO Property" is property acquired on behalf of the holders of group II certificates in respect of a defaulted Group II Mortgage Loan through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

    "Required Coupon" means, for Subgroup II-1, 6.250%, per annum and for Subgroup II-2, 6.000%, per annum.

    "Residual Certificates" means the Class I-LR and Class II-AR certificates.

    "Restricted Group" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Reuters Page LIBOR01" means the display page currently so designated on the Reuters Xtra 3000 Service (or any other page as may replace that display page on that service or any successor service for the purpose of displaying comparable rates or prices).

    "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

    "Second Trigger Ratings Termination Event" has the meaning set forth in "Description of the Certificates--Interest Rate Swap Agreement for Group 1" in this prospectus supplement.

    "Second Trigger Ratings Threshold" means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a Long-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody's, a Long-Term Rating of at least "A3" by Moody's and a Short-Term Rating of at least "P-2" by Moody's and (y) a Long-Term Rating of at least "BBB-" by S&P.

    "Senior Enhancement Percentage" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class I-M certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Group I Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the Group I Mortgage Loans for that distribution date.

    "Senior Specified Enhancement Percentage" means, with respect to group I and any date of determination, 11.60%.

    "Servicer Remittance Date" means, with respect to a distribution date, the 18th day of the month in which such distribution date occurs, or if such day is not a business day, the immediately following business day.

    "Similar Law" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

    "Six-Month LIBOR Loan Index" has the meaning set forth in "The Mortgage Loan Pool--The Indices" in this prospectus supplement.

    "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

    "Special Hazard Loss" means a Realized Loss, as reported by Wells Fargo Bank to the trustee, attributable to damage or a direct physical loss suffered by a mortgaged property, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the mortgaged property under the applicable servicing agreement or any loss due to normal wear and tear or certain other causes.

    "Special Hazard Loss Coverage Amount" means approximately $5,070,000 less, on each distribution, the sum of (1) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Group II Subordinate Certificates in the absence of the Loss Allocation Limitation and (2) the related Adjustment Amount. As of any distribution on or after the Cross-Over Date, the Special Hazard Loss Coverage Amount will be zero.

    "Special Hazard Losses" means any Realized Losses attributable to damage or a direct physical loss suffered by a mortgaged property whose related mortgage loan is in loan group II, including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a mortgaged property, other than any such damage or loss covered by a hazard policy or a flood insurance policy required to be maintained in respect of the mortgaged property under the servicing agreement or any loss due to normal wear and tear or certain other causes.

    "Specified Subordinated Amount" means (i) prior to the Stepdown Date, an amount equal to 0.65% of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the cut-off date, (ii) on or after the Stepdown Date, if there is no Trigger Event in effect, the greater of (a) 1.30% of the aggregate Stated Principal Balance of the Group I Mortgage Loans for the related distribution date (after taking into account all principal received on the mortgage loans that is distributed on such distribution date) and (b) the Overcollateralization Floor and (iii) on or after the Stepdown Date, if a Trigger Event is in effect, the Group I Specified Subordinated Amount for the prior distribution date. When the Class Certificate Balance of each class of Group I LIBOR Certificates has been reduced to zero, the Group I Specified Subordinated Amount will thereafter equal zero.

    "Stated Principal Balance" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the applicable servicer on or prior to the related Determination Date or advanced by such servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

    "Stepdown Date" means, with respect to group I the later to occur of (i) the earlier to occur of (a) the distribution date in April 2010 and (b) the distribution date immediately following the distribution date on which the aggregate Class Certificate Balance of the Class I-A certificates has been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the Group I Mortgage Loans for that distribution date but prior to any applications of Group I Principal Distribution Amount to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

    "Stripped Interest Rate" means, for each Non-Discount Loan in any Subgroup of Group II, the excess of the net mortgage interest rate for that mortgage loan over the Required Coupon for such Subgroup.

    "Subgroup" means, with respect to (a) Group I, either the certificates related to Subgroup I-1, or Subgroup I-2 or the Group I Mortgage Loans, as the context requires, and (b) Group II, either the certificates related to Subgroup II-1 or Subgroup II-2 or the Group II Mortgage Loans, as the context requires.

    "Subgroup I-1 Loan Group Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement.

     "Subgroup I-1 Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Subgroup I-2 Loan Group Cap" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement.

    "Subgroup I-2 Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Subgroup II-1 Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

    "Subgroup II-1-PO Deferred Amount" means, with respect to Subgroup II-1 and any distribution date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Subgroup II-1 Discount Loan allocated to the Class II-1-PO certificates on that date and (2) all amounts previously allocated to the Class II-1-PO certificates in respect of those losses and not distributed to the Class II-1-PO certificates on prior distribution dates.

    "Subgroup II-1 Discount Loan" means any mortgage loan in Subgroup II-1 having a net mortgage interest rate as of the Cut-Off Date less than or equal to the Required Coupon for mortgage loan in Subgroup II-1.

    "Subgroup II-1 Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Subgroup II-1 Non-Discount Loan" means any mortgage loan in Subgroup II-1 having a net mortgage interest rate as of the Cut-Off Date in excess of the Required Coupon for Subgroup II-1.

        "Subgroup II-1 Priority Percentage" means, with respect to any distribution date, the percentage obtained by dividing:

                (1) the Class Principal Balance of the Class II-1-A-7 and Class
            II-1-A-10 certificates immediately preceding such distribution date by

                (2) the aggregate Class Principal Balance of the Senior
            Certificates of Subgroup II-1 (excluding the Class II-1-A-9, Class II-1-A-14, Class II-1-IO and Class II-1-PO certificates) immediately preceding such distribution date.

    "Subgroup II-1 Priority Prepayment Distribution Percentage" means, with respect to any distribution date, the Subgroup II-1 Priority Percentage multiplied by the Subgroup II-1 Priority Stepdown Percentage for such distribution date.

        "Subgroup II-1 Priority Principal Distribution Amount" means for any distribution date beginning in April 2012, the lesser of:

            (A) 100% of the Group II Senior Optimal Principal Amount for Subgroup II-1; and

            (B) the sum of:

                (1) the aggregate of the Subgroup II-1 Priority Scheduled
            Distribution Percentage multiplied by each of the amounts referred to in clauses (1) through (5) of the definition "Group II Senior Optimal Principal Amount" related to the Subgroup II-1 certificates; and

                (2) the aggregate of the Subgroup II-1 Priority Prepayment
            Distribution Percentage multiplied by each of the amounts referred to in clauses (6) and (7) of the definition "Group II Senior Optimal Principal Amount" related to the Subgroup II-1 certificates;

                (C) the Balances of the II-1-A-7 and II-1-A-10 certificates.

provided, however, that if a Deficient Valuation or Debt Service Reduction that is an Excess Loss is sustained with respect to a mortgage loan in Subgroup II-1 that is not a Liquidated Loan, the Subgroup II-1 Priority Principal Distribution Amount will be reduced on the related distribution date by the Subgroup II-1 Priority Scheduled Distribution Percentage multiplied by the Subgroup II-1 Senior Percentage relating to the Subgroup II-1 certificates multiplied by the applicable Non-PO Percentage relating to the mortgage loans in Subgroup II-1 of the principal portion of the Deficient Valuation or Debt Service Reduction.

  "Subgroup II-1 Priority Scheduled Distribution Percentage" means with respect to:

                (1) any distribution date prior to the distribution date in
            April 2012, 0%; and

                (2) any distribution date on or after the distribution date in
            April 2012, the Subgroup II-1 Priority Percentage for that distribution date.

    "Subgroup II-1 Priority Stepdown Percentage" means, with respect to any distribution date, the percentage indicated below:

       Distribution Date Occurring              %
-----------------------------------------     -----
April 2007 through March 2012............        0%
April 2012 through March 2013............       30%
April 2013 through March 2014............       40%
April 2014 through March 2015............       60%
April 2015 through March 2016............       80%
After March 2016.........................      100%

    "Subgroup II-2 Certificates" has the meaning set forth in "Description of the Certificates--General" in this prospectus supplement.

    "Subgroup II-2 Discount Loan" means any mortgage loan in Subgroup II-2 having a net mortgage interest rate as of the Cut-Off Date less than or equal to the Required Coupon for Subgroup II-2.

    "Subgroup II-2 Mortgage Loans" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

    "Subgroup II-2 Non-Discount Loan" means any mortgage loan in Subgroup II-2 having a net mortgage interest rate as of the Cut-Off Date in excess of the Required Coupon for Subgroup II-2.

    "Subgroup II-2-PO Deferred Amount" means, with respect to Subgroup II-2 and any distribution date on or prior to the Cross-Over Date, the sum of (1) the applicable PO Percentage of the principal portion of Non-Excess Realized Losses on each Subgroup II-2 Discount Loan allocated to the

Class II-2-PO certificates on that date and (2) all amounts previously allocated to the Class II-2-PO certificates in respect of those losses and not distributed to the Class II-2-PO certificates on prior distribution dates.

    "Subgroup Subordinate Amount" means, as to any distribution date, with respect to any Subgroup, the amount equal to the excess of the aggregate Stated Principal Balance of the mortgage loans in such Subgroup (net of the PO Percentage of each mortgage loan in such Subgroup) over the aggregate Class Certificate Balance of the Group II Senior Certificates (other than the Class PO Certificates and the related Interest Only Certificates) of the related Subgroup immediately prior to such distribution date.

    "Subordinated Amount" is described in "Description of the Certificates--Overcollateralization Provisions for the Group I Certificates" in this prospectus supplement.

    "Subordination Deficiency" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions for the Group I Certificates" in this prospectus supplement.

    "Subordination Reduction Amount" is described in "Description of the Certificates--Overcollateralization Provisions for the Group I Certificates" in this prospectus supplement.

    "Substitute Mortgage Loan" means a mortgage loan substituted by the applicable original loan seller for a mortgage loan that is in breach of such applicable original loan seller's representations and warranties regarding such mortgage loan, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate equal to that of the mortgage loan in breach; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach; and (v) comply with each representation and warranty made by such original loan seller.

    "Substitution Adjustment Amount" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

    "Sutton" means Sutton Funding LLC.

    "Supplemental Interest Account" has the meaning set forth in "Description of the Certificates--Supplemental Interest Account for Group I" in this prospectus supplement.

    "Swap Termination Payment" has the meaning set forth in "Description of the Certificates--Group I Interest Rate Swap Agreement" in this prospectus supplement.

    "Tax Counsel" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

    "Total Monthly Excess Spread" as to loan group I and any distribution date equals the excess, if any, of (a) the interest on the Group I Mortgage Loans received by the applicable servicer on or prior to the related Determination Date or advanced by the applicable servicer for the related Servicer Remittance Date, net of the related servicing fee, over (b) the sum of (x) the amounts paid to the classes of certificates of group I pursuant to clause (i) in the seventh full paragraph of "Description of the Certificates--The Group II Certificates--Distributions of Interest and Principal for Group I" in this prospectus supplement, (y) any Net Swap Payments to the Group I swap provider and (z) any Swap Termination Payment (other than a Defaulted Swap Termination Payment) payable to the swap provider from Group I Available Funds.

    "Trigger Event" means with respect to Group I either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

    "Trust REMICs" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

    "U.S. Person" has the meaning set forth in "Description of the Certificates--Restrictions on Transfer of the Class II-AR Certificates" in this prospectus supplement.

    "Undercollateralized Subgroup" means, with respect to one or more Subgroups of Group II, each particular Subgroups of Group II on any distribution date for which the Class Certificate Balances of the Group II Senior Certificates (other than the related Class PO Certificates) of such Subgroup of Group II (after giving effect to distributions to be made on such distribution date) is greater than the Pool Balance of the related Subgroup of Group II (net of the PO Percentage of any Discount Loans in such Subgroup of Group II) as of the following distribution date.

    "Unpaid Interest Amount" for any class of certificates in Group I and any distribution date will equal the sum of (a) the portion of Group I Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and
(b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

    "Unpaid Realized Loss Amount" means, with respect to Group, any class of certificates of Group I and as to any distribution date, the excess of (i) the Applied Realized Loss Amounts with respect to that class over (ii) the sum of
(a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the receipt and distribution of any Group I Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of certificates of group I in respect of any Group I Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

    "Wells Fargo Bank" has the meaning set forth in "The Original Loan Sellers--General" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, societe anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

    1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

    2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the Group I LIBOR Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

    3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

    4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Group I LIBOR Certificate):

        (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury
                      Regulations,

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                      U.S. Treasury Regulations; or

        (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

    5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Group I LIBOR Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

    All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

    In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, societe anonyme, Euroclear or DTC may be subject to backup withholding unless the holder-

               (i) provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

               (ii) provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

               (iii) can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

    This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                      ANNEX II

 INTEREST RATE SWAP NOTIONAL AMOUNT AMORTIZATION SCHEDULE

                    Group I
                 Interest Rate
                      Swap
Distribution        Notional
    Date           Amount(1)
-------------   ----------------
4/25/2007       1,055,251,928.42
5/25/2007       1,024,286,799.33
6/25/2007         994,229,971.94
7/25/2007         965,054,810.95
8/25/2007         936,735,461.93
9/25/2007         909,246,828.43
10/25/2007        882,564,549.75
11/25/2007        856,664,979.43
12/25/2007        831,525,164.22
1/25/2008         807,122,823.87
2/25/2008         783,436,331.31
3/25/2008         760,444,693.56
4/25/2008         738,127,533.11
5/25/2008         716,465,069.90
6/25/2008         695,438,103.81
7/25/2008         675,027,997.64
8/25/2008         655,216,660.62
9/25/2008         635,986,532.40
10/25/2008        617,320,567.49
11/25/2008        599,202,220.17
12/25/2008        581,615,429.85
1/25/2009         564,395,585.83
2/25/2009         547,699,858.35
3/25/2009         531,624,157.24
4/25/2009         516,020,103.18
5/25/2009         500,873,863.11
6/25/2009         486,172,009.57
7/25/2009         471,901,508.84
8/25/2009         457,906,148.82
9/25/2009         443,228,232.52
10/25/2009        429,932,840.65
11/25/2009        415,205,491.20
12/25/2009        402,531,268.08
1/25/2010         386,913,857.30
2/25/2010         371,765,040.95
3/25/2010         359,357,731.76
4/25/2010         348,808,762.14
5/25/2010         338,569,322.11
6/25/2010         328,630,332.66
7/25/2010         318,982,980.97
8/25/2010         309,618,712.66
9/25/2010         300,529,224.21
10/25/2010        291,706,455.58
11/25/2010        283,142,583.07
12/25/2010        274,830,012.42
1/25/2011         266,761,372.06
2/25/2011         258,929,506.59
3/25/2011         251,327,470.45
4/25/2011         243,948,521.74
5/25/2011         236,786,116.29
6/25/2011         229,833,901.82
7/25/2011         223,054,682.75
8/25/2011         216,505,482.07
9/25/2011         210,124,506.25
10/25/2011        203,805,243.16
11/25/2011        197,214,568.25
12/25/2011        190,941,168.20
1/25/2012         173,543,070.18
2/25/2012         127,483,498.86
3/25/2012          14,326,086.69
4/25/2012          13,904,641.97
5/25/2012          13,495,585.10
6/25/2012          13,098,552.20
7/25/2012          12,713,190.05
8/25/2012          12,339,155.85
9/25/2012          11,976,116.81
10/25/2012         11,623,749.95
11/25/2012         11,281,741.76
12/25/2012         10,949,787.92
1/25/2013          10,627,593.07
2/25/2013          10,314,870.52
3/25/2013          10,011,341.96
4/25/2013           9,716,737.31
5/25/2013           9,416,825.01
6/25/2013           9,139,698.40
7/25/2013           8,807,251.92
8/25/2013           8,548,061.12
9/25/2013           8,296,491.30
10/25/2013          8,052,318.50
11/25/2013          7,647,428.58
12/25/2013          7,008,556.15
1/25/2014           5,346,628.25
2/25/2014           3,297,721.83
3/25/2014             959,796.43
4/25/2014             931,471.43
5/25/2014             903,981.12
6/25/2014             877,300.93
7/25/2014             851,406.99
8/25/2014             826,276.17
9/25/2014             801,886.01
10/25/2014            778,214.70
11/25/2014            755,241.10
12/25/2014            732,944.64
1/25/2015             711,305.42

                    Group I
                 Interest Rate
                      Swap
Distribution        Notional
    Date           Amount(1)
-------------   ----------------
2/25/2015             690,304.06
3/25/2015             669,921.79
4/25/2015             650,140.40
5/25/2015             630,942.17
6/25/2015             612,309.96
7/25/2015             594,227.07
8/25/2015             576,677.36
9/25/2015             559,645.11
10/25/2015            543,115.09
11/25/2015            527,072.49
12/25/2015            511,502.98
1/25/2016             496,392.63
2/25/2016             481,727.89
3/25/2016             467,495.67
4/25/2016             453,683.21
5/25/2016             440,278.14
6/25/2016             427,268.47
7/25/2016             414,642.57
8/25/2016             402,389.11
9/25/2016             358,223.64
10/25/2016            347,671.67
11/25/2016            333,122.56
12/25/2016            308,273.78
1/25/2017             104,124.15
2/25/2017              33,332.70
3/25/2017 and                  -
thereafter


--------

(1) The notional balance will be adjusted +/-5% based upon the final collateral pool.

Barclays Capital - Asset Securitization Group                     March 16, 2007
BCAP LLC Trust, 2007-AA2, Group I

                        BCAP LLC TRUST 2007-AA2, GROUP I
                             COLLATERAL TERM SHEET

================================================================================

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

      The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

      The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1337454/000091412106002138/
by903095-s3a3.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

Summary Statistics
--------------------------------------------------------------------------------
As-of / Cut-off Date: 2007-03-01
Number of Mortgage Loans: 3,140
Aggregate Principal Balance ($): 1,062,155,942
Weighted Average Current Mortgage Rate (%): 6.517
Weighted Average Stated Original Term (months): 363
Weighted Average Stated Remaining Term (months): 361
Weighted Average Age (Months): 2
Weighted Average Margin: 2.346
Weighted Average Maximum Rate: 11.708
Weighted Average Months to Roll: 60
Weighted Average Combined Original LTV (%): 73.40
Weighted Average Combined Original LTV Incl
Simultaneous Seconds at Origination (%): 80.20
Non-Zero Weighted Average FICO Score: 706
% Loans with Simultaneous Seconds: 41.67
% First Liens: 100.00
% Owner Occupied: 74.59
% Purchase: 41.85
% Full Documentation: 7.22
% IO Loans: 92.36
Top 5 States: CA(46.05%),FL(10.66%),NV(5.27%),AZ(4.95%),WA(3.00%)

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Product                     gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Type                       Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
ARM - 3 Year/
6 Month - IO 3 Yr              2         $760,000        0.07%    $380,000.00        354       704      7.301%     80.00%     45.03
ARM - 5 Year/
6 Month - IO 5 Yr              3          862,387        0.08      287,462.41        355       699      6.547      82.69      37.59
ARM - 3 Year/
6 Month - IO 5 Yr             25        6,078,440        0.57      243,137.62        355       699      7.051      77.47      36.53
ARM - 2 Year/
6 Month - IO 10 Yr             1          280,000        0.03      280,000.00        357       658      8.750      80.00      46.81
ARM - 3 Year/
6 Month - IO 10 Yr            28        7,046,206        0.66      251,650.21        357       689      6.801      74.55      40.15
ARM - 5 Year/
6 Month - IO 10 Yr           563      163,498,698       15.39      290,406.21        358       700      6.841      76.98      38.79
ARM - 7 Year/
6 Month - IO 10 Yr            18        4,617,146        0.43      256,508.11        358       718      6.839      75.53      39.23
ARM - 10 Year/
6 Month - IO 10 Yr             3          803,900        0.08      267,966.67        357       737      7.569      81.06      42.91
ARM - 2 Year/
6 Month                        1          255,678        0.02      255,678.37        358       700      8.340      80.00       0.00
ARM - 3 Year/
6 Month                        4          542,747        0.05      135,686.67        357       667      7.818      76.12      39.55
ARM - 5 Year/
6 Month                       77       17,824,374        1.68      231,485.38        360       685      7.303      76.19      37.79
ARM - 7 Year/
6 Month                        2          441,848        0.04      220,924.04        357       664      6.810      74.38      40.59
ARM - 10 Year/
6 Month                        1          149,709        0.01      149,708.66        355       707      8.250      90.00      42.14
ARM - 3 Year/
1 Year                        16        4,329,490        0.41      270,593.16        434       713      6.135      73.79      43.77
ARM - 5 Year/1 Year          129       46,477,880        4.38      360,293.65        377       705      6.462      70.00      37.83
ARM - 7 Year/
1 Year                        35        8,806,001        0.83      251,600.03        407       667      6.389      68.84      40.09
ARM - 10 Year/
1 Year                        13        2,322,038        0.22      178,618.31        411       731      6.604      74.81      37.26
ARM - 10 Year/
1 Year - IO 10 Yr             32        8,286,871        0.78      258,964.73        371       706      6.650      73.85      33.53
ARM - 3 Year/
1 Year - IO 3 Yr              18        4,433,649        0.42      246,313.85        363       664      6.501      69.42      41.47
ARM - 3 Year/
1 Year - IO 10 Yr             50       12,440,672        1.17      248,813.44        364       663      6.443      75.73      39.83
ARM - 5 Year/
1 Year - IO 5 Yr             301      107,348,758       10.11      356,640.39        359       712      6.221      71.27      38.41
ARM - 7 Year/
1 Year IO 7 Yr                32        8,737,894        0.82      273,059.18        361       689      6.436      72.52      36.71
ARM - 5 Year/
1 Year - IO 10 Yr          1,609      606,120,275       57.07      376,706.20        360       709      6.463      73.11      37.42
ARM - 7 Year/
1 Year - IO 10 Yr            177       49,691,279        4.68      280,741.69        358       704      6.377      71.09      38.28
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Gross                      Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Interest                    gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Rate (%)                   Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
4.000% - 4.999%               30      $12,493,721        1.18%    $416,457.37        367       712      4.741%     75.20%     38.49
5.000% - 5.999%              593      214,984,100       20.24      362,536.43        362       711      5.683      70.28      38.25
6.000% - 6.999%            1,672      573,198,708       53.97      342,822.19        361       706      6.426      72.95      37.94
7.000% - 7.999%              715      227,718,212       21.44      318,487.01        360       703      7.358      76.28      36.91
8.000% - 8.999%              125       32,832,919        3.09      262,663.35        361       689      8.345      80.72      40.23
9.000% - 9.999%                5          928,281        0.09      185,656.20        397       702      9.000      84.41      28.04
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Minimum: 4.125%
Maximum: 9.000%

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Cut-off                    Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Date Principal              gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Balance ($)                Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
$1 - $25,000                   1           $9,382        0.00%      $9,381.56        346       814      5.375%     80.00%     33.67
$25,001 - $50,000              8          343,217        0.03       42,902.10        359       724      6.845      45.37      35.43
$50,001 - $75,000             41        2,701,480        0.25       65,889.75        357       715      7.006      63.77      33.03
$75,001 - $100,000            87        7,861,153        0.74       90,358.08        362       705      6.959      63.24      33.99
$100,001 - $125,000          134       15,258,611        1.44      113,870.23        365       710      6.766      72.89      34.44
$125,001 - $150,000          163       22,614,278        2.13      138,737.90        363       702      6.711      73.02      36.21
$150,001 - $175,000          196       32,045,285        3.02      163,496.35        361       703      6.751      73.34      37.49
$175,001 - $200,000          217       41,117,662        3.87      189,482.31        362       697      6.722      72.25      36.64
$200,001 - $225,000          236       50,354,351        4.74      213,365.90        362       696      6.675      75.56      37.45
$225,001 - $250,000          260       62,168,527        5.85      239,109.72        362       700      6.611      73.96      37.74
$250,001 - $275,000          207       54,502,179        5.13      263,295.55        362       700      6.565      74.70      38.68
$275,001 - $300,000          238       68,660,583        6.46      288,489.84        363       706      6.484      72.48      38.93
$300,001 - $325,000          173       54,170,836        5.10      313,126.22        362       696      6.427      74.74      38.62
$325,001 - $350,000          149       50,310,450        4.74      337,654.03        363       696      6.499      75.72      39.58
$350,001 - $375,000          146       52,980,811        4.99      362,882.27        363       696      6.505      75.41      40.45
$375,001 - $400,000          187       72,867,190        6.86      389,664.12        363       694      6.341      74.09      38.31
$400,001 - $425,000          124       51,290,744        4.83      413,635.03        363       704      6.315      73.84      39.82
$425,001 - $450,000           52       22,733,227        2.14      437,177.45        359       720      6.372      76.66      39.62
$450,001 - $475,000           53       24,495,572        2.31      462,180.61        361       719      6.459      77.03      36.59
$475,001 - $500,000           52       25,437,839        2.39      489,189.21        363       715      6.435      75.35      40.57
$500,001 - $750,000          273      161,712,529       15.22      592,353.59        360       714      6.384      75.66      38.84
$750,001 - $1,000,000         75       66,545,021        6.27      887,266.95        359       712      6.559      72.53      37.60
$1,000,001 - $1,500,000       38       47,480,072        4.47    1,249,475.57        359       716      6.470      69.42      35.33
$1,500,001 - $2,000,000       12       22,026,015        2.07    1,835,501.24        358       707      6.169      66.67      32.01
$2,000,001 - $2,500,000        4        9,500,000        0.89    2,375,000.00        359       722      7.093      69.57      29.90
$2,500,001 - $3,000,000       11       30,987,415        2.92    2,817,037.75        358       726      6.755      63.66      34.38
$3,000,001 - $3,500,000        1        3,015,000        0.28    3,015,000.00        357       673      6.250      57.98      51.56
$3,500,001 - $4,000,000        1        3,671,112        0.35    3,671,111.56        355       709      7.625      55.00      31.06
$4,000,001 >=                  1        5,295,400        0.50    5,295,400.00        357       753      7.625      60.00      27.26
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Minimum: $9,382
Maximum: $5,295,400

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 1 of 11

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Principal                  Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Balances                    gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
At Origination ($)         Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
$25,001 - $50,000              8         $343,217        0.03%     $42,902.10        359       724      6.845%     45.37%     35.43
$50,001 - $75,000             41        2,701,480        0.25       65,889.75        357       715      7.006      63.77      33.03
$75,001 - $100,000            87        7,861,153        0.74       90,358.08        362       705      6.959      63.24      33.99
$100,001 - $125,000          134       15,258,611        1.44      113,870.23        365       710      6.766      72.89      34.44
$125,001 - $150,000          161       22,314,696        2.10      138,600.60        363       702      6.699      72.86      36.09
$150,001 - $175,000          199       32,354,249        3.05      162,584.16        360       703      6.758      73.45      37.55
$175,001 - $200,000          217       41,117,662        3.87      189,482.31        362       697      6.722      72.25      36.64
$200,001 - $225,000          235       50,129,703        4.72      213,317.88        363       696      6.673      75.54      37.45
$225,001 - $250,000          261       62,393,175        5.87      239,054.31        362       700      6.613      73.99      37.74
$250,001 - $275,000          207       54,502,179        5.13      263,295.55        362       700      6.565      74.70      38.68
$275,001 - $300,000          238       68,660,583        6.46      288,489.84        363       706      6.484      72.48      38.93
$300,001 - $325,000          172       53,846,164        5.07      313,059.09        362       696      6.420      74.68      38.52
$325,001 - $350,000          149       50,285,122        4.73      337,484.04        363       696      6.503      75.64      39.63
$350,001 - $375,000          147       53,330,811        5.02      362,794.63        362       697      6.508      75.54      40.50
$375,001 - $400,000          184       71,670,212        6.75      389,512.02        362       694      6.346      74.42      38.34
$400,001 - $425,000          126       52,063,239        4.90      413,200.31        364       705      6.306      73.43      39.72
$425,001 - $450,000           53       23,157,712        2.18      436,937.95        359       719      6.377      76.51      39.68
$450,001 - $475,000           53       24,495,572        2.31      462,180.61        361       719      6.459      77.03      36.59
$475,001 - $500,000           52       25,437,839        2.39      489,189.21        363       715      6.435      75.35      40.57
$500,001 - $750,000          273      161,712,529       15.22      592,353.59        360       714      6.384      75.66      38.84
$750,001 - $1,000,000         75       66,545,021        6.27      887,266.95        359       712      6.559      72.53      37.60
$1,000,001 - $1,500,000       38       47,480,072        4.47    1,249,475.57        359       716      6.470      69.42      35.33
$1,500,001 - $2,000,000       12       22,026,015        2.07    1,835,501.24        358       707      6.169      66.67      32.01
$2,000,001 - $2,500,000        4        9,500,000        0.89    2,375,000.00        359       722      7.093      69.57      29.90
$2,500,001 - $3,000,000       11       30,987,415        2.92    2,817,037.75        358       726      6.755      63.66      34.38
$3,000,001 - $3,500,000        1        3,015,000        0.28    3,015,000.00        357       673      6.250      57.98      51.56
$3,500,001 - $4,000,000        1        3,671,112        0.35    3,671,111.56        355       709      7.625      55.00      31.06
$4,000,001 >=                  1        5,295,400        0.50    5,295,400.00        357       753      7.625      60.00      27.26
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Minimum: $30,000
Maximum: $5,295,400
Average: $338,416

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Original                   Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Term                        gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
(month)                    Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
300                            1         $336,475        0.03%    $336,475.48        298       801      6.250%     87.40%     51.97
360                        3,045    1,036,545,558       97.59      340,409.05        358       706      6.519      73.32      37.79
480                           94       25,273,908        2.38      268,871.36        478       695      6.458      76.49      40.07
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Minimum: 300
Maximum: 480
Weighted Average: 363

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Remaining                  Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Term                        gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
(month)                    Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
241 - 300                      1         $336,475        0.03%    $336,475.48        298       801      6.250%     87.40%     51.97
301 - 360                  3,045    1,036,545,558       97.59      340,409.05        358       706      6.519      73.32      37.79
361 >=                        94       25,273,908        2.38      268,871.36        478       695      6.458      76.49      40.07
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Minimum: 298
Maximum: 480

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 3 of 11

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Gross                       gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Margin (%)                 Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
<= 3.500                   3,044   $1,039,807,702       97.90%    $341,592.54        361       706      6.488%     73.29%     37.85
3.501 - 4.000                  5        1,240,195        0.12      248,039.10        356       684      7.466      81.39      39.99
4.001 - 4.500                 24        5,471,213        0.52      227,967.21        358       693      8.143      78.89      38.26
4.501 - 5.000                 65       15,483,958        1.46      238,214.74        356       689      7.827      78.32      37.59
5.001 - 5.500                  2          152,873        0.01       76,436.67        357       682      7.724      72.97      27.81
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Non-Zero Minimum: 1.000%
Maximum: 5.375%
Non-Zero Weighted Average: 2.346%

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Minimum                    Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Mortgage                    gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Rate (%)                   Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
0.001 - 1.000                  1         $180,999        0.02%    $180,999.32        354       692      6.500%     43.86%      0.00
2.001 - 3.000              2,933    1,013,928,900       95.46      345,696.86        361       707      6.470      73.10      37.80
3.001 - 4.000                 95       22,756,534        2.14      239,542.47        362       689      7.242      81.46      41.72
4.001 - 5.000                 67       15,837,971        1.49      236,387.63        357       686      8.140      78.48      38.25
5.001 - 6.000                  3          407,819        0.04      135,939.76        358       668      6.646      77.37      26.00
6.001 - 7.000                 19        4,241,552        0.40      223,239.58        357       698      6.543      78.05      39.08
7.001 - 8.000                 19        4,087,029        0.38      215,106.80        355       718      7.446      78.62      34.17
8.001 - 9.000                  3          715,136        0.07      238,378.77        355       687      8.651      76.98       0.00
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Non-Zero Minimum: 1.000%
Maximum: 9.000%
Non-Zero Weighted Average: 2.373%

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Maximum                    Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Mortgage                    gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Rate (%)                   Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
9.001 - 9.500                  1         $448,372        0.04%    $448,372.00        358       693      4.500%     80.00%     43.34
9.501 - 10.000                39       15,414,153        1.45      395,234.68        361       714      4.844      74.26      38.20
10.001 - 10.500              125       44,043,434        4.15      352,347.47        362       703      5.385      71.85      38.53
10.501 - 11.000              589      213,870,341       20.14      363,107.54        362       710      5.859      69.06      37.75
11.001 - 11.500              768      275,296,878       25.92      358,459.48        362       709      6.312      72.25      38.09
11.501 - 12.000              549      183,725,799       17.30      334,655.37        362       709      6.688      74.58      37.33
12.001 - 12.500              502      167,288,229       15.75      333,243.48        361       704      7.057      75.61      37.77
12.501 - 13.000              275       88,968,104        8.38      323,520.38        359       701      7.123      76.19      36.93
13.001 - 13.500              137       37,130,928        3.50      271,028.67        359       689      7.564      79.39      40.68
13.501 - 14.000               80       19,526,898        1.84      244,086.22        361       686      7.896      79.93      38.71
14.001 - 14.500               48       10,093,830        0.95      210,288.12        357       692      8.315      79.98      39.70
14.501 - 15.000               27        6,348,978        0.60      235,147.32        357       676      8.744      80.28      34.44
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Non-Zero Minimum: 9.500%
Maximum: 15.000%
Non-Zero Weighted Average: 11.708%

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 4 of 11

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
                            gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Initial Cap (%)            Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
2.000%                       125      $30,914,714        2.91%    $247,317.71        371       682      6.606%     75.59%     40.38
3.000%                         8        1,599,416        0.15      199,926.97        357       682      7.452      75.64      43.43
4.000%                         1          289,600        0.03      289,600.00        358       758      7.500      80.00      39.78
5.000%                     2,406      858,702,097       80.85      356,900.29        361       708      6.449      72.65      37.61
6.000%                       600      170,650,115       16.07      284,416.86        358       699      6.835      76.76      38.73
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Non-Zero Minimum: 2.000%
Maximum: 6.000%
Non-Zero Weighted Average: 5.070%

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Periodic                    gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Cap (%)                    Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
1.000%                       105      $27,136,224        2.55%    $258,440.23        357       691      7.192%     76.93%     39.68
2.000%                     3,035    1,035,019,718       97.45      341,027.91        361       706      6.499      73.31      37.82
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.974%

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 5 of 11

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================


                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
Next                          of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Rate                       Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Adjustment                  gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Date                       Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
2007-12                        1         $196,000        0.02%    $196,000.00        333       647      5.375%     80.00%     35.56
2008-05                        1           67,904        0.01       67,903.64        338       699      6.875      80.00      18.95
2008-12                        1          280,000        0.03      280,000.00        357       658      8.750      80.00      46.81
2009-01                        2          265,060        0.02      132,529.97        358       704      8.235      80.00      33.67
2009-04                        1          304,165        0.03      304,165.28        349       640      6.500      90.00      49.12
2009-05                        1           92,311        0.01       92,311.21        350       694      7.500      90.00      36.41
2009-06                        1          230,288        0.02      230,287.99        351       648      7.125      80.00      38.15
2009-07                        3          610,250        0.06      203,416.81        352       714      6.675      84.68      50.36
2009-08                        6        1,897,382        0.18      316,230.31        353       664      6.974      62.48      47.59
2009-09                        9        2,805,969        0.26      311,774.33        354       683      7.414      76.29      38.66
2009-10                       13        2,652,645        0.25      204,049.62        355       698      7.185      75.41      35.24
2009-11                       13        3,225,715        0.30      248,131.90        371       684      6.532      76.67      38.06
2009-12                       22        6,410,195        0.60      291,372.49        368       692      6.576      76.07      39.99
2010-01                       31        7,610,318        0.72      245,494.14        386       694      6.297      74.64      40.98
2010-02                       28        7,210,308        0.68      257,510.99        369       660      6.591      72.87      42.14
2010-03                       13        2,708,373        0.25      208,336.38        373       671      6.073      76.29      35.40
2010-07                        1           76,350        0.01       76,350.00        340       785      5.875      71.52      39.62
2010-11                        1          398,400        0.04      398,400.00        344       746      6.625      80.00       0.00
2010-12                        1          333,478        0.03      333,477.61        345       625      7.375      90.00      52.82
2011-02                        1          297,602        0.03      297,601.81        347       640      6.250      50.98       0.00
2011-05                        1           85,330        0.01       85,330.00        350       680      7.250      70.00      45.37
2011-06                       10        2,026,766        0.19      202,676.65        351       679      7.259      79.60      40.12
2011-07                        9        2,333,414        0.22      259,268.27        371       723      7.146      81.66      40.71
2011-08                       13        3,192,663        0.30      245,589.47        353       710      6.766      72.51      36.67
2011-09                       27        8,435,856        0.79      312,439.12        357       681      7.085      77.29      35.81
2011-10                       39       13,058,835        1.23      334,841.93        361       697      7.181      70.84      36.85
2011-11                       67       21,977,479        2.07      328,022.07        356       707      7.004      69.99      38.54
2011-12                      149       62,910,409        5.92      422,217.51        359       706      7.047      72.24      37.73
2012-01                      660      220,385,273       20.75      333,917.08        358       705      6.603      74.57      38.25
2012-02                    1,481      546,568,329       51.46      369,053.56        361       709      6.375      73.20      37.61
2012-03                      211       57,238,545        5.39      271,272.73        362       705      6.488      74.15      37.73
2012-04                       10        2,413,642        0.23      241,364.20        397       696      6.200      75.98      32.44
2012-12                        2          625,519        0.06      312,759.37        345       658      6.120      79.28      48.49
2013-01                        1          207,900        0.02      207,900.00        346       684      6.500      80.00      37.18
2013-03                        1          120,713        0.01      120,713.47        348       655      5.875      75.00      36.74
2013-04                        1          123,120        0.01      123,120.00        349       620      7.000      80.00      32.31
2013-06                        6        1,646,325        0.15      274,387.58        441       680      6.901      80.41      37.06
2013-07                        5        1,335,840        0.13      267,167.93        376       733      6.409      79.50      33.55
2013-08                        1          194,550        0.02      194,549.85        353       717      6.375      80.00      44.08
2013-09                        6        1,590,695        0.15      265,115.89        361       667      6.576      62.41      33.55
2013-10                        6        1,857,637        0.17      309,606.14        399       668      6.522      67.58      42.44
2013-11                       14        4,689,891        0.44      334,992.19        366       668      6.678      73.78      43.10
2013-12                       13        5,214,134        0.49      401,087.26        357       701      6.996      80.21      40.10
2014-01                       36       10,400,853        0.98      288,912.58        357       696      6.412      73.20      41.95
2014-02                      171       44,088,191        4.15      257,825.68        363       705      6.300      69.35      37.23
2014-03                        1          198,800        0.02      198,800.00        360       645      6.125      33.13      28.46
2016-06                        1          124,830        0.01      124,830.24        351       724      7.000      80.00       0.00
2016-07                        3          394,578        0.04      131,525.98        352       768      6.319      65.19      33.92
2016-08                        4        1,279,013        0.12      319,753.37        353       736      7.043      80.62      42.08
2016-09                        1          244,817        0.02      244,816.68        354       723      6.750      93.57      39.19
2016-10                        3          752,264        0.07      250,754.57        406       736      7.056      81.90      27.92
2016-11                        3          771,388        0.07      257,129.25        356       739      7.241      84.64      42.49
2016-12                        3        1,323,920        0.12      441,306.67        357       708      6.968      80.00      25.38
2017-01                       17        3,595,422        0.34      211,495.38        371       714      6.704      69.39      34.59
2017-02                       14        3,076,287        0.29      219,734.77        410       686      6.343      71.61      35.90
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Non-Zero Weighted Average: 2012-02-25

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 6 of 11

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Geographical                gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Distribution               Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Alabama                       10       $2,597,986        0.24%    $259,798.58        359       719      6.556%     77.66%     34.79
Alaska                         6        1,153,405        0.11      192,234.22        357       664      6.486      75.49      40.12
Arizona                      191       52,568,085        4.95      275,225.58        363       708      6.608      77.07      38.18
California                 1,162      489,100,090       46.05      420,912.30        360       708      6.368      72.00      38.45
Colorado                      53       17,688,785        1.67      333,750.66        358       725      6.662      67.61      37.83
Connecticut                   19        7,658,886        0.72      403,099.28        374       674      6.336      68.47      33.23
Delaware                       5          989,694        0.09      197,938.80        359       717      7.165      82.62      38.45
District of Columbia           5        1,341,250        0.13      268,250.00        356       682      6.426      76.67      32.79
Florida                      427      113,179,364       10.66      265,057.06        362       699      6.790      75.48      36.79
Georgia                       89       22,634,082        2.13      254,315.53        358       691      6.834      76.48      37.74
Hawaii                        24       14,037,642        1.32      584,901.73        365       716      6.577      70.78      36.81
Idaho                         44        8,847,143        0.83      201,071.44        361       728      6.536      75.26      35.11
Illinois                      88       30,252,355        2.85      343,776.76        361       708      6.623      72.28      38.05
Indiana                       11        3,367,233        0.32      306,112.12        359       713      6.899      81.95      35.10
Iowa                           2          176,985        0.02       88,492.61        356       687      7.284      88.11      37.81
Kansas                         4        1,200,413        0.11      300,103.31        358       741      6.253      75.19      46.21
Kentucky                      10        1,354,943        0.13      135,494.26        368       714      7.122      81.02      33.08
Louisiana                      3          342,251        0.03      114,083.57        358       709      6.705      87.18      33.89
Maine                          2          318,350        0.03      159,175.00        443       695      7.375      69.97      27.45
Maryland                      68       22,614,202        2.13      332,561.79        365       701      6.559      76.73      39.63
Massachusetts                 35       14,587,773        1.37      416,793.51        365       695      6.421      67.73      42.23
Michigan                      28        7,284,222        0.69      260,150.79        363       719      6.703      73.69      35.43
Minnesota                     26       12,492,080        1.18      480,464.63        361       732      6.464      75.99      34.19
Mississippi                    4          576,011        0.05      144,002.73        359       655      6.318      72.41      34.61
Missouri                       6        1,322,872        0.12      220,478.61        367       711      7.322      75.06      29.68
Montana                       10        2,388,333        0.22      238,833.26        377       701      6.766      80.70      39.97
Nebraska                       1          191,000        0.02      191,000.00        359       695      6.000      74.91      37.02
Nevada                       201       55,994,999        5.27      278,582.09        359       703      6.632      75.71      37.93
New Hampshire                  8        2,442,379        0.23      305,297.38        365       686      6.933      65.91      30.54
New Jersey                    47       16,084,536        1.51      342,224.17        364       697      6.824      72.35      37.72
New Mexico                    15        3,295,827        0.31      219,721.78        358       701      7.237      77.60      33.75
New York                      29       17,424,878        1.64      600,857.87        364       705      6.651      68.33      33.59
North Carolina                34       11,348,826        1.07      333,789.01        359       693      6.648      69.63      31.37
Ohio                          21        3,024,925        0.28      144,044.03        357       706      6.819      79.53      37.87
Oklahoma                       3          391,599        0.04      130,533.10        403       676      7.873      79.39      31.40
Oregon                        45       11,133,748        1.05      247,416.62        361       709      6.308      72.53      37.89
Pennsylvania                  25        5,797,533        0.55      231,901.33        365       713      6.395      75.85      31.99
Rhode Island                   5        1,517,158        0.14      303,431.54        387       701      6.558      74.83      43.82
South Carolina                32        8,282,471        0.78      258,827.23        358       691      6.674      76.80      39.88
South Dakota                   1          192,000        0.02      191,999.55        359       670      7.250      80.00       0.00
Tennessee                     21        3,728,505        0.35      177,547.88        357       708      6.695      78.25      35.63
Texas                         66       13,074,725        1.23      198,101.89        361       711      6.776      78.65      36.77
Utah                          56       16,757,666        1.58      299,244.04        360       714      6.675      76.57      39.55
Virginia                      77       25,907,659        2.44      336,463.10        362       694      6.425      74.10      39.54
Washington                   107       31,906,093        3.00      298,187.78        361       711      6.453      75.54      37.71
West Virginia                  2          473,700        0.04      236,850.00        359       665      6.375      77.88      39.10
Wisconsin                     10        2,070,280        0.19      207,027.99        385       704      6.567      73.37      38.12
Wyoming                        2        1,041,000        0.10      520,500.00        358       716      5.875      71.84      59.88
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Number of States Represented: 48

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
                            gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Occupancy                  Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Primary                    2,200     $792,281,022       74.59%    $360,127.74        361       700      6.424%     74.40%     38.39
Investment                   731      193,744,972       18.24      265,041.00        361       724      6.809      70.10      36.19
Second Home                  209       76,129,948        7.17      364,258.13        360       720      6.744      71.42      36.66
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 7 of 11

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Property                    gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Types                      Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Single Family Residence    1,794     $609,678,755       57.40%    $339,843.23        361       702      6.464%     73.06%     38.03
Planned Unit Development     770      269,548,866       25.38      350,063.46        360       709      6.539      74.19      37.77
Condo                        425      125,430,005       11.81      295,129.42        362       712      6.664      74.94      37.22
2-4 Family                   151       57,498,316        5.41      380,783.55        363       721      6.665      69.94      37.77
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Loan                        gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Purpose                    Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Purchase                   1,385     $444,541,664       41.85%    $320,968.71        360       711      6.670%     78.35%     38.40
Refinance - Cashout        1,033      350,800,916       33.03      339,594.30        363       699      6.437      68.37      37.61
Refinance - Rate Term        722      266,813,363       25.12      369,547.59        361       707      6.369      71.75      37.28
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Documentation               gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Level                      Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Reduced Documentation      2,007     $735,114,123       69.21%    $366,275.10        361       707      6.503%     73.65%     37.64
NoRatio                      274       90,322,169        8.50      329,642.95        358       706      6.760      74.56       0.00
Full Documentation           257       76,666,545        7.22      298,313.40        370       700      6.499      74.83      38.94
No Income/No Asset Verific   213       51,601,928        4.86      242,262.57        361       706      6.679      71.02       0.00
SISA                         150       44,758,823        4.21      298,392.16        361       681      6.636      70.66      39.24
Preferred                    110       32,689,889        3.08      297,180.81        360       739      6.133      70.47      36.54
Alternative                   87       21,285,370        2.00      244,659.42        367       696      6.225      72.33      39.59
Streamline                    42        9,717,095        0.91      231,359.39        359       708      5.988      69.83      39.69
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
Original                      of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Prepayment                 Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Penalty                     gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Term (months)              Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
None                       1,632     $585,165,205       55.09%    $358,557.11        361       708      6.559%     72.50%     37.35
 6                            18        4,682,996        0.44      260,166.45        357       707      7.205      76.67      39.08
12                           600      212,947,381       20.05      354,912.30        361       704      6.341      73.33      39.25
24                             4        1,258,322        0.12      314,580.62        356       647      7.718      76.13      41.73
36                           587      175,122,173       16.49      298,334.20        362       702      6.619      75.52      37.74
60                           299       82,979,864        7.81      277,524.63        361       705      6.404      75.22      37.78
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Non-Zero Minimum: 6
Maximum: 60
Non-Zero Weighted Average: 29

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Lien                        gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Position                   Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
1st Lien                   3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 8 of 11

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
FICO                        gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Score                      Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
N/A                           25       $6,580,726        0.62%    $263,229.03        357       N/A      6.844%     76.34%     32.59
601 - 620                     43       10,756,634        1.01      250,154.28        365       613      6.452      73.89      39.68
621 - 640                    274       75,118,013        7.07      274,153.33        364       631      6.674      73.85      40.78
641 - 660                    359       97,989,979        9.23      272,952.59        362       651      6.702      75.16      39.67
661 - 680                    367      116,187,584       10.94      316,587.42        361       671      6.641      73.19      38.74
681 - 700                    484      177,043,276       16.67      365,791.89        361       691      6.439      73.68      37.92
701 - 720                    624      229,138,116       21.57      367,208.52        360       710      6.432      73.65      37.22
721 - 740                    268      108,280,298       10.19      404,030.96        362       731      6.438      74.34      38.97
741 - 760                    233      105,543,306        9.94      452,975.56        360       750      6.571      71.68      34.92
761 - 780                    211       63,132,292        5.94      299,205.18        362       770      6.459      72.16      36.54
781 - 800                    184       53,880,859        5.07      292,830.75        362       790      6.435      71.12      36.46
801 >=                        68       18,504,859        1.74      272,130.28        357       807      6.449      71.55      38.77
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Non-Zero Minimum: 601
Maximum: 819

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
                            gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Delinquency Days           Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
0 - 29                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Years of                    gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Origination                Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
2003                           1         $117,800        0.01%    $117,799.97        357       671      6.625%     72.05%      0.00
2004                           2          596,000        0.06      298,000.00        333       685      5.207      72.67      38.76
2005                          26        6,684,902        0.63      257,111.63        360       723      6.649      78.60      42.95
2006                       1,187      392,909,312       36.99      331,010.37        360       702      6.745      73.92      38.48
2007                       1,924      661,847,928       62.31      343,995.80        362       708      6.382      73.04      37.48
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Interest                   Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Only                        gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Period                     Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
  0                          278      $81,149,766        7.64%    $291,905.63        380       697      6.645%     71.70%     38.44
 36                           20        5,193,649        0.49      259,682.47        362       671      6.618      70.97      42.07
 60                          329      114,289,586       10.76      347,384.76        358       711      6.268      71.68      38.32
 84                           32        8,737,894        0.82      273,059.18        361       689      6.436      72.52      36.71
120                        2,481      852,785,047       80.29      343,726.34        360       707      6.539      73.81      37.72
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 9 of 11

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Range of                   Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Debt to                     gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Income Ratios (%)          Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
<= 0.00                      502     $146,214,195       13.77%    $291,263.34        359       705      6.723%     73.25%      0.00
0.01 - 20.00                 133       46,779,115        4.40      351,722.67        359       719      6.472      67.13      14.57
20.01 - 25.00                133       39,802,707        3.75      299,268.48        363       717      6.443      70.05      22.32
25.01 - 30.00                228       87,112,632        8.20      382,072.95        360       714      6.616      69.98      27.67
30.01 - 35.00                341      116,266,406       10.95      340,957.20        361       709      6.434      71.78      32.55
35.01 - 40.00                575      204,912,337       19.29      356,369.28        361       704      6.490      74.04      37.66
40.01 - 45.00                686      227,696,787       21.44      331,919.52        362       703      6.475      75.73      42.49
45.01 - 50.00                356      129,748,806       12.22      364,462.94        362       701      6.525      75.20      47.37
50.01 - 55.00                159       55,730,393        5.25      350,505.62        363       701      6.337      73.80      52.33
55.01 >=                      27        7,892,563        0.74      292,317.13        363       715      6.555      75.56      57.22
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
                           Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
                            gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
PMI Level                  Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
 0                         2,918   $1,007,576,686       94.86%    $345,297.01        361       706      6.499%     72.50%     37.69
12                            25        6,101,286        0.57      244,051.45        383       703      6.732      84.39      40.61
25                           130       32,347,202        3.05      248,824.63        366       692      6.799      89.22      42.93
30                            65       15,844,279        1.49      243,758.13        361       726      7.006      93.77      39.71
35                             2          286,488        0.03      143,244.21        358       690      7.969     100.00      45.48
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Mortgage                   Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Insurance                   gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
Provider                   Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
None                       2,918   $1,007,576,686       94.86%    $345,297.01        361       706      6.499%     72.50%     37.69
CMAC                          24        6,123,218        0.58      255,134.10        355       729      6.597      92.21      40.43
GE Mortgage
Insurance Corp.               48       11,033,927        1.04      229,873.48        365       708      7.080      91.24      42.58
Mtge Guaranty
Insurance Corp.               27        7,241,041        0.68      268,186.69        364       707      6.792      90.30      42.71
PMI                           30        7,183,660        0.68      239,455.34        357       696      6.645      89.91      39.54
Republic Mtge Ins Co          49       12,040,033        1.13      245,714.96        370       684      6.884      89.11      44.88
Triad                         15        3,310,986        0.31      220,732.43        358       724      6.949      90.73      39.44
United Guaranty               29        7,646,390        0.72      263,668.61        387       701      6.930      87.72      40.30
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

--------------------------------------------------------------------------------
BARCLAYS                                                           Page 10 of 11

BCAP LLC Trust 2007-AA2 (Group I)
All records
================================================================================

                                                         % of
                                                     Mortgage
                                                    Loan Pool
                                                           by
                          Number                    Aggregate                   Weighted             Weighted   Weighted
                              of        Aggregate     Cut-off         Average    Average  Non-Zero    Average    Average   Non-Zero
Combined                   Mort-     Cut-off Date        Date    Cut-off Date  Remaining  Weighted      Gross   Combined   Weighted
Original                    gage        Principal   Principal       Principal       Term   Average   Interest   Original    Average
LTV Ratio (%)              Loans          Balance     Balance         Balance   (months)      FICO       Rate        LTV        DTI
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
0.00% - 50.00%               231      $63,411,544        5.97%    $274,508.85        361       717      6.220%     41.23%     33.01
50.01% - 54.99%               74       26,052,736        2.45      352,064.00        359       711      5.952      52.88      32.37
55.00% - 59.99%               92       34,885,062        3.28      379,185.45        359       706      6.257      57.27      36.72
60.00% - 64.99%              163       73,668,646        6.94      451,954.88        359       712      6.335      62.10      35.36
65.00% - 69.99%              203       77,192,409        7.27      380,258.17        361       702      6.372      67.89      37.71
70.00% - 74.99%              280      107,426,158       10.11      383,664.85        363       704      6.438      71.74      36.89
75.00% - 79.99%              467      165,588,063       15.59      354,578.29        361       703      6.582      77.22      38.56
80%                        1,408      459,352,070       43.25      326,244.37        361       706      6.618      80.00      38.87
80.01% - 84.99%               20        5,378,724        0.51      268,936.21        376       707      6.591      83.45      40.79
85.00% - 89.99%               71       18,457,211        1.74      259,960.72        364       698      6.643      88.27      41.47
90.00% - 94.99%               89       21,265,944        2.00      238,943.19        368       700      6.930      91.00      42.43
95.00% - 99.99%               40        9,190,888        0.87      229,772.21        363       719      7.245      95.00      41.84
100%                           2          286,488        0.03      143,244.21        358       690      7.969     100.00      45.48
------------------------  ------   --------------   ---------   -------------  ---------  --------   --------   --------   --------
Total:                     3,140   $1,062,155,942      100.00%    $338,266.22        361       706      6.517%     73.40%     37.85

Minimum: 6.27%
Maximum: 100.00%

                                              % of
                                          Mortgage
                                         Loan Pool
Combined                                        by                                                            Weighted
Original         Number                  Aggregate                  Weighted            Weighted   Weighted    Average
LTV Ratio            of       Aggregate    Cut-off        Average    Average  Non-Zero   Average    Average   Combined   Non-Zero
Including         Mort-    Cut-off Date       Date   Cut-off Date  Remaining  Weighted     Gross   Combined   Original   Weighted
Simultaneous       gage       Principal  Principal      Principal       Term   Average  Interest   Original        LTV    Average
Seconds(%)        Loans         Balance    Balance        Balance   (months)      FICO      Rate        LTV    With SS        DTI
---------------  ------  --------------  ---------   ------------  ---------  --------  --------   --------   --------   --------
0.00% - 50.00%      221     $60,296,683       5.68%   $272,835.67        361       718     6.219%     40.98%     41.13%     32.44
50.01% - 54.99%      70      21,874,736       2.06     312,496.23        359       708     5.977      52.69      52.69      35.06
55.00% - 59.99%      88      34,028,766       3.20     386,690.53        359       706     6.252      57.13      57.79      36.62
60.00% - 64.99%     146      61,575,876       5.80     421,752.58        359       713     6.232      61.77      62.07      35.03
65.00% - 69.99%     183      72,620,160       6.84     396,831.48        361       700     6.368      67.02      67.83      36.70
70.00% - 74.99%     216      85,178,576       8.02     394,345.26        363       701     6.328      70.72      71.69      36.49
75.00% - 79.99%     302     108,094,021      10.18     357,927.22        362       704     6.493      76.75      77.20      37.71
80%                 440     161,665,578      15.22     367,421.77        362       706     6.583      79.52      80.00      36.90
80.01% - 84.99%      52      17,578,164       1.65     338,041.62        368       710     6.392      77.21      83.25      39.06
85.00% - 89.99%     157      52,798,706       4.97     336,297.49        362       699     6.555      80.37      87.77      39.87
90.00% - 94.99%     326     106,218,346      10.00     325,823.15        362       702     6.682      80.62      91.01      40.10
95.00% - 99.99%     307      86,816,027       8.17     282,788.36        360       710     6.743      80.42      96.18      39.25
100%                632     193,410,301      18.21     306,028.96        360       707     6.715      79.63     100.00      40.17
---------------  ------  --------------  ---------   ------------  ---------  --------  --------   --------   --------   --------
Total:            3,140  $1,062,155,942     100.00%   $338,266.22        361       706     6.517%     73.40%     80.20%     37.85

Minimum: 6.43%
Maximum: 100.00%

                                              % of
                                          Mortgage
                                         Loan Pool
                                                by                                                             Weighted
                 Number                  Aggregate                   Weighted            Weighted   Weighted    Average
Simultaneous         of       Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Combined   Non-Zero
Seconds           Mort-    Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Original   Weighted
At                 gage       Principal  Principal       Principal       Term   Average  Interest   Original        LTV    Average
Origination(%)    Loans         Balance    Balance         Balance   (months)      FICO      Rate        LTV    With SS        DTI
---------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
Simultaneous
Second            1,306    $442,612,457      41.67%    $338,906.94        360       706     6.663%     77.02%     93.34%     39.27
No Simultaneous
Second            1,834     619,543,485      58.33      337,809.97        362       706     6.413      70.81      70.81      36.76
---------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
Total:            3,140  $1,062,155,942     100.00%    $338,266.22        361       706     6.517%     73.40%     80.20%     37.85

--------------------------------------------------------------------------------
BARCLAYS                                                           Page 11 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Griyo I-1
================================================================================

Summary Statistics
--------------------------------------------------------------------------------
As-of / Cut-off Date: 2007-03-01
Number of Mortgage Loans: 1,944
Aggregate Principal Balance ($): 479,180,490
Weighted Average Current Mortgage Rate (%): 6.512
Weighted Average Stated Original Term (months): 365
Weighted Average Stated Remaining Term (months): 363
Weighted Average Age (Months): 2
Weighted Average Margin: 2.378
Weighted Average Maximum Rate: 11.755
Weighted Average Months to Roll: 61
Weighted Average Combined Original LTV (%): 71.77
Weighted Average Combined Original LTV Incl
Simultaneous Seconds at Origination 76.34 (%):
Non-Zero Weighted Average FICO Score: 701
% Loans with Simultaneous Seconds: 28.47
% First Liens: 100.00
% Owner Occupied: 60.47
% Purchase: 21.53
% Full Documentation: 9.02
% IO Loans: 91.13
Top 5 States: CA(38.77%),FL(11.79%),AZ(6.29%),NV(6.27%),WA(4.18%)

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Product                     gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Type                       Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
ARM - 3 Year/
6 Month - IO 3 Yr              2         $760,000       0.16%    $380,000.00        354       704     7.301%     80.00%     45.03
ARM - 5 Year/
6 Month - IO 5 Yr              2          441,000       0.09      220,500.00        356       714     6.472      78.06      37.59
ARM - 3 Year/
6 Month - IO 5 Yr             14        3,369,535       0.70      240,681.04        355       697     7.243      75.43      35.22
ARM - 2 Year/
6 Month - IO 10 Yr             1          280,000       0.06      280,000.00        357       658     8.750      80.00      46.81
ARM - 3 Year/
6 Month - IO 10 Yr            15        3,199,050       0.67      213,269.99        358       675     7.116      71.63      39.64
ARM - 5 Year/
6 Month - IO 10 Yr           354       87,916,441      18.35      248,351.53        358       706     6.802      76.27      38.73
ARM - 7 Year/
6 Month - IO 10 Yr            14        3,483,700       0.73      248,835.71        358       719     6.885      74.08      38.19
ARM - 10 Year/
6 Month - IO 10 Yr             3          803,900       0.17      267,966.67        357       737     7.569      81.06      42.91
ARM - 2 Year/
6 Month                        1          255,678       0.05      255,678.37        358       700     8.340      80.00       0.00
ARM - 3 Year/
6 Month                        4          542,747       0.11      135,686.67        357       667     7.818      76.12      39.55
ARM - 5 Year/
6 Month                       53       11,024,297       2.30      208,005.60        362       682     7.361      74.27      37.45
ARM - 7 Year/
6 Month                        2          441,848       0.09      220,924.04        357       664     6.810      74.38      40.59
ARM - 10 Year/
6 Month                        1          149,709       0.03      149,708.66        355       707     8.250      90.00      42.14
ARM - 3 Year/
1 Year                         9        2,705,727       0.56      300,636.38        464       699     5.730      68.15      41.01
ARM - 5 Year/
1 Year                        80       17,592,846       3.67      219,910.57        396       698     6.254      68.79      38.51
ARM - 7 Year/
1 Year                        32        7,614,134       1.59      237,941.68        415       664     6.374      68.12      40.08
ARM - 10 Year/
1 Year                        12        2,183,149       0.46      181,929.12        415       731     6.611      74.48      37.20
ARM - 10 Year/
1 Year - IO 10 Yr             28        6,966,041       1.45      248,787.18        374       710     6.628      72.68      34.50
ARM - 3 Year/
1 Year - IO 3 Yr              12        2,775,254       0.58      231,271.17        370       661     6.728      62.44      45.08
ARM - 3 Year/
1 Year - IO 10 Yr             35        8,221,099       1.72      234,888.54        367       671     6.166      73.54      40.71
ARM - 5 Year/
1 Year - IO 5 Yr             174       46,840,587       9.78      269,198.77        359       705     6.289      68.10      38.93
ARM - 7 Year/
1 Year IO 7 Yr                20        5,278,737       1.10      263,936.84        363       686     6.340      66.87      35.14
ARM - 5 Year/
1 Year - IO 10 Yr            926      226,765,509      47.32      244,887.16        362       701     6.443      71.35      37.39
ARM - 7 Year/
1 Year - IO 10 Yr            150       39,569,503       8.26      263,796.69        358       707     6.300      69.55      37.92
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 1 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Gross                      Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Interest                    gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Rate (%)                   Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
4.000% - 4.999%               10       $2,472,725       0.52%    $247,272.50        397       683     4.676%     66.54%     38.88
5.000% - 5.999%              384      103,191,066      21.53      268,726.73        365       701     5.698      67.60      37.92
6.000% - 6.999%            1,026      260,115,421      54.28      253,523.80        363       700     6.413      70.86      37.95
7.000% - 7.999%              434       95,501,597      19.93      220,049.76        361       706     7.348      77.07      37.85
8.000% - 8.999%               86       17,115,503       3.57      199,017.48        363       691     8.393      81.39      40.63
9.000% - 9.999%                4          784,178       0.16      196,044.50        404       712     9.000      85.23      28.04
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Minimum: 4.125%
Maximum: 9.000%

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Cut-off                    Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Date Principal              gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Balance ($)                Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
$1 - $25,000                   1           $9,382       0.00%      $9,381.56        346       814     5.375%     80.00%     33.67
$25,001 - $50,000              8          343,217       0.07       42,902.10        359       724     6.845      45.37      35.43
$50,001 - $75,000             39        2,570,150       0.54       65,901.28        357       712     7.010      64.24      33.39
$75,001 - $100,000            79        7,140,741       1.49       90,389.12        362       706     6.971      63.11      34.41
$100,001 - $125,000          124       14,132,855       2.95      113,974.64        365       711     6.757      72.15      34.27
$125,001 - $150,000          134       18,604,605       3.88      138,840.34        363       705     6.680      71.79      36.25
$150,001 - $175,000          148       24,185,114       5.05      163,412.93        361       704     6.680      71.43      37.77
$175,001 - $200,000          169       32,114,301       6.70      190,025.45        362       699     6.630      69.93      35.97
$200,001 - $225,000          167       35,622,079       7.43      213,305.86        364       698     6.587      73.34      37.00
$225,001 - $250,000          179       42,874,255       8.95      239,520.98        363       702     6.581      71.36      37.71
$250,001 - $275,000          151       39,778,991       8.30      263,437.03        362       701     6.583      72.97      38.65
$275,001 - $300,000          178       51,445,299      10.74      289,018.53        364       708     6.438      69.93      38.92
$300,001 - $325,000          119       37,270,147       7.78      313,194.51        363       694     6.489      72.36      38.59
$325,001 - $350,000          108       36,554,737       7.63      338,469.79        363       697     6.417      73.75      39.24
$350,001 - $375,000          105       38,181,212       7.97      363,630.59        364       697     6.480      73.89      40.32
$375,001 - $400,000          123       48,046,432      10.03      390,621.40        364       696     6.336      71.94      38.25
$400,001 - $425,000           79       32,621,917       6.81      412,935.66        364       699     6.274      71.43      38.63
$425,001 - $450,000            4        1,751,519       0.37      437,879.86        358       678     6.755      76.17      41.73
$450,001 - $475,000            6        2,774,300       0.58      462,383.33        379       725     6.101      73.11      35.62
$475,001 - $500,000            9        4,424,926       0.92      491,658.45        385       730     6.474      72.73      38.57
$500,001 - $750,000           14        8,734,310       1.82      623,879.31        359       732     6.363      68.76      35.14
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Minimum: $9,382
Maximum: $718,000

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 2 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Principal                  Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Balances                    gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
At Origination ($)         Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
$25,001 - $50,000              8         $343,217       0.07%     $42,902.10        359       724     6.845%     45.37%     35.43
$50,001 - $75,000             39        2,570,150       0.54       65,901.28        357       712     7.010      64.24      33.39
$75,001 - $100,000            79        7,140,741       1.49       90,389.12        362       706     6.971      63.11      34.41
$100,001 - $125,000          124       14,132,855       2.95      113,974.64        365       711     6.757      72.15      34.27
$125,001 - $150,000          133       18,454,897       3.85      138,758.62        363       705     6.667      71.64      36.19
$150,001 - $175,000          150       24,344,204       5.08      162,294.69        361       704     6.689      71.54      37.80
$175,001 - $200,000          169       32,114,301       6.70      190,025.45        362       699     6.630      69.93      35.97
$200,001 - $225,000          166       35,397,430       7.39      213,237.53        364       698     6.584      73.30      37.00
$225,001 - $250,000          180       43,098,904       8.99      239,438.36        363       703     6.584      71.41      37.70
$250,001 - $275,000          151       39,778,991       8.30      263,437.03        362       701     6.583      72.97      38.65
$275,001 - $300,000          178       51,445,299      10.74      289,018.53        364       708     6.438      69.93      38.92
$300,001 - $325,000          118       36,945,475       7.71      313,097.25        363       694     6.480      72.25      38.45
$325,001 - $350,000          108       36,529,410       7.62      338,235.28        363       696     6.423      73.64      39.30
$350,001 - $375,000          106       38,531,212       8.04      363,502.00        364       698     6.484      74.08      40.38
$375,001 - $400,000          121       47,249,453       9.86      390,491.35        363       695     6.338      72.23      38.11
$400,001 - $425,000           81       33,418,896       6.97      412,578.96        366       699     6.274      71.03      38.81
$425,001 - $450,000            4        1,751,519       0.37      437,879.86        358       678     6.755      76.17      41.73
$450,001 - $475,000            6        2,774,300       0.58      462,383.33        379       725     6.101      73.11      35.62
$475,001 - $500,000            9        4,424,926       0.92      491,658.45        385       730     6.474      72.73      38.57
$500,001 - $750,000           14        8,734,310       1.82      623,879.31        359       732     6.363      68.76      35.14
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Minimum: $30,000
Maximum: $718,000
Average: $246,656

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Original                   Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Term                        gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
(month)                    Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
300                            1         $336,475       0.07%    $336,475.48        298       801     6.250%     87.40%     51.97
360                        1,863      458,030,770      95.59      245,856.56        358       702     6.517      71.57      37.83
480                           80       20,813,245       4.34      260,165.56        478       691     6.400      76.06      40.92
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Minimum: 300
Maximum: 480
Weighted Average: 365

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Remaining                  Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Term                        gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
(month)                    Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
241 - 300                      1         $336,475       0.07%    $336,475.48        298       801     6.250%     87.40%     51.97
301 - 360                  1,863      458,030,770      95.59      245,856.56        358       702     6.517      71.57      37.83
361 >=                        80       20,813,245       4.34      260,165.56        478       691     6.400      76.06      40.92
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Minimum: 298
Maximum: 480

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 3 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Gross                       gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Margin (%)                 Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
<= 3.500                   1,879     $466,030,216      97.26%    $248,020.34        364       702     6.468%     71.59%     38.01
3.501 - 4.000                  5        1,240,195       0.26      248,039.10        356       684     7.466      81.39      39.99
4.001 - 4.500                 19        3,414,383       0.71      179,704.36        358       691     8.207      79.02      37.14
4.501 - 5.000                 39        8,342,822       1.74      213,918.52        356       684     8.118      77.69      36.34
5.001 - 5.500                  2          152,873       0.03       76,436.67        357       682     7.724      72.97      27.81
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Non-Zero Minimum: 1.000%
Maximum: 5.375%
Non-Zero Weighted Average: 2.378%

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Minimum                    Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Mortgage                    gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Rate (%)                   Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
0.001 - 1.000                  1         $180,999       0.04%    $180,999.32        354       692     6.500%     43.86%      0.00
2.001 - 3.000              1,805      449,730,308      93.85      249,158.07        364       702     6.440      71.33      37.91
3.001 - 4.000                 64       14,700,583       3.07      229,696.62        364       686     7.265      79.58      42.28
4.001 - 5.000                 46        9,142,511       1.91      198,750.25        357       681     8.327      78.39      36.88
5.001 - 6.000                  2          152,873       0.03       76,436.67        357       682     7.724      72.97      27.81
6.001 - 7.000                  9        1,749,466       0.37      194,385.15        356       714     6.621      75.28      38.08
7.001 - 8.000                 14        2,808,611       0.59      200,615.09        355       722     7.470      78.00      34.69
8.001 - 9.000                  3          715,136       0.15      238,378.77        355       687     8.651      76.98       0.00
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Non-Zero Minimum: 1.000%
Maximum: 9.000%
Non-Zero Weighted Average: 2.417%

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Maximum                    Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Mortgage                    gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Rate (%)                   Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
9.501 - 10.000                14       $3,244,463       0.68%    $231,747.33        367       693     4.898%     64.91%     36.23
10.001 - 10.500               78       21,490,264       4.48      275,516.20        366       695     5.408      66.66      35.52
10.501 - 11.000              385      101,971,400      21.28      264,860.78        364       701     5.875      67.67      37.71
11.001 - 11.500              470      119,675,453      24.98      254,628.62        364       700     6.314      69.11      38.34
11.501 - 12.000              327       78,335,947      16.35      239,559.47        365       704     6.649      72.78      37.53
12.001 - 12.500              321       77,257,388      16.12      240,677.22        362       706     6.956      75.06      38.36
12.501 - 13.000              156       37,969,408       7.92      243,393.64        360       699     6.976      77.37      38.18
13.001 - 13.500               80       17,464,738       3.64      218,309.22        361       697     7.515      79.89      40.78
13.501 - 14.000               52       10,493,900       2.19      201,805.77        364       698     7.918      80.08      38.32
14.001 - 14.500               37        6,546,743       1.37      176,939.01        358       687     8.329      79.97      38.57
14.501 - 15.000               24        4,730,786       0.99      197,116.06        357       691     8.759      80.38      36.02
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Non-Zero Minimum: 9.750%
Maximum: 15.000%
Non-Zero Weighted Average: 11.755%

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 4 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
                            gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Initial Cap (%)            Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
2.000%                        83      $19,884,904       4.15%    $239,577.16        377       681     6.489%     73.33%     40.89
3.000%                         6        1,231,516       0.26      205,252.63        358       675     7.767      74.34      43.35
4.000%                         1          289,600       0.06      289,600.00        358       758     7.500      80.00      39.78
5.000%                     1,460      361,263,062      75.39      247,440.45        364       702     6.421      70.61      37.73
6.000%                       394       96,511,408      20.14      244,952.81        358       704     6.835      75.75      38.37
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Non-Zero Minimum: 2.000%
Maximum: 6.000%
Non-Zero Weighted Average: 5.071%

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Periodic                    gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Cap (%)                    Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
1.000%                        57      $12,992,796       2.71%    $227,943.80        357       696     7.198%     75.86%     41.84
2.000%                     1,887      466,187,693      97.29      247,052.30        364       701     6.493      71.66      37.90
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.973%

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 5 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
Next                          of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Rate                       Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Adjustment                  gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Date                       Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
2008-05                        1          $67,904       0.01%     $67,903.64        338       699     6.875%     80.00%     18.95
2008-12                        1          280,000       0.06      280,000.00        357       658     8.750      80.00      46.81
2009-01                        2          265,060       0.06      132,529.97        358       704     8.235      80.00      33.67
2009-05                        1           92,311       0.02       92,311.21        350       694     7.500      90.00      36.41
2009-07                        2          437,658       0.09      218,828.83        352       689     6.449      82.58      45.78
2009-08                        5        1,655,702       0.35      331,140.38        353       664     6.916      60.65      50.01
2009-09                        5        1,497,977       0.31      299,595.40        354       668     7.716      77.48      42.31
2009-10                       11        2,238,245       0.47      203,476.82        355       695     7.288      74.56      34.17
2009-11                        8        2,054,551       0.43      256,818.84        379       678     6.467      74.77      38.00
2009-12                       12        3,290,123       0.69      274,176.89        382       699     6.698      73.32      39.54
2010-01                       18        4,060,492       0.85      225,582.88        399       678     6.210      70.61      42.56
2010-02                       16        3,915,095       0.82      244,693.45        378       664     6.211      66.87      43.56
2010-03                       11        2,253,973       0.47      204,906.64        375       677     6.043      75.55      34.63
2010-07                        1           76,350       0.02       76,350.00        340       785     5.875      71.52      39.62
2010-12                        1          333,478       0.07      333,477.61        345       625     7.375      90.00      52.82
2011-02                        1          297,602       0.06      297,601.81        347       640     6.250      50.98       0.00
2011-05                        1           85,330       0.02       85,330.00        350       680     7.250      70.00      45.37
2011-06                        9        1,829,516       0.38      203,279.61        351       675     7.233      79.02      40.12
2011-07                        6        1,418,207       0.30      236,367.81        352       711     7.422      83.47      43.47
2011-08                        8        1,611,087       0.34      201,385.92        353       692     6.932      74.17      38.54
2011-09                       15        2,855,580       0.60      190,372.00        361       671     7.074      73.90      43.34
2011-10                       25        5,080,069       1.06      203,202.76        361       705     7.003      75.67      36.05
2011-11                       37        8,203,046       1.71      221,703.94        356       719     7.130      73.50      39.52
2011-12                       79       17,756,502       3.71      224,765.85        361       704     7.201      73.36      39.22
2012-01                      386       98,086,950      20.47      254,111.27        358       701     6.711      74.34      38.72
2012-02                      870      216,054,054      45.09      248,337.99        364       702     6.334      70.86      37.55
2012-03                      143       35,343,059       7.38      247,154.26        364       706     6.463      70.27      36.63
2012-04                        7        1,549,850       0.32      221,407.14        391       698     6.423      74.36      31.99
2012-12                        2          625,519       0.13      312,759.37        345       658     6.120      79.28      48.49
2013-01                        1          207,900       0.04      207,900.00        346       684     6.500      80.00      37.18
2013-03                        1          120,713       0.03      120,713.47        348       655     5.875      75.00      36.74
2013-04                        1          123,120       0.03      123,120.00        349       620     7.000      80.00      32.31
2013-06                        5        1,503,640       0.31      300,727.90        449       681     6.714      79.03      37.06
2013-07                        3          996,968       0.21      332,322.68        385       701     6.294      77.63      35.51
2013-08                        1          194,550       0.04      194,549.85        353       717     6.375      80.00      44.08
2013-09                        4          944,277       0.20      236,069.15        365       675     6.656      66.47      41.53
2013-10                        5        1,575,220       0.33      315,043.96        407       654     6.459      62.66      42.44
2013-11                       10        2,511,735       0.52      251,173.48        375       672     6.750      74.68      40.54
2013-12                        7        1,342,834       0.28      191,833.49        357       723     6.566      84.18      29.25
2014-01                       22        6,199,400       1.29      281,790.91        357       694     6.396      68.57      42.55
2014-02                      155       39,843,246       8.31      257,053.20        363       706     6.295      68.37      37.21
2014-03                        1          198,800       0.04      198,800.00        360       645     6.125      33.13      28.46
2016-07                        2          255,689       0.05      127,844.63        352       787     6.221      57.14      31.60
2016-08                        4        1,279,013       0.27      319,753.37        353       736     7.043      80.62      42.08
2016-09                        1          244,817       0.05      244,816.68        354       723     6.750      93.57      39.19
2016-10                        3          752,264       0.16      250,754.57        406       736     7.056      81.90      27.92
2016-11                        3          771,388       0.16      257,129.25        356       739     7.241      84.64      42.49
2016-12                        1          379,920       0.08      379,920.00        357       736     7.375      80.00      25.29
2017-01                       16        3,343,422       0.70      208,963.85        372       721     6.720      68.59      34.25
2017-02                       14        3,076,287       0.64      219,734.77        410       686     6.343      71.61      35.90
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Non-Zero Weighted Average: 2012-04-10

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 6 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Geographical                gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Distribution               Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Alabama                        6       $1,182,350       0.25%    $197,058.33        359       723     6.593%     75.03%     32.37
Alaska                         6        1,153,405       0.24      192,234.22        357       664     6.486      75.49      40.12
Arizona                      134       30,141,276       6.29      224,934.89        364       708     6.632      76.17      37.47
California                   619      185,793,880      38.77      300,151.66        363       699     6.281      67.39      38.01
Colorado                      35        6,541,999       1.37      186,914.26        358       728     6.746      69.73      36.45
Connecticut                   15        3,544,778       0.74      236,318.51        391       669     6.479      69.81      39.37
Delaware                       4          651,100       0.14      162,775.00        359       726     6.666      76.19      38.45
District of Columbia           3          856,250       0.18      285,416.67        356       662     6.251      74.78      32.79
Florida                      269       56,498,310      11.79      210,030.89        363       703     6.887      74.48      37.40
Georgia                       56        9,549,422       1.99      170,525.39        359       681     7.010      76.29      36.88
Hawaii                        16        5,641,579       1.18      352,598.71        374       717     6.105      69.51      38.13
Idaho                         36        6,954,807       1.45      193,189.07        362       718     6.508      73.33      35.14
Illinois                      56       13,883,351       2.90      247,916.99        362       689     6.619      72.95      39.43
Indiana                        9        1,867,701       0.39      207,522.37        358       721     6.617      85.92      38.52
Iowa                           1           71,785       0.01       71,785.30        357       748     8.250     100.00      29.75
Kansas                         2          126,497       0.03       63,248.28        358       728     7.537      77.43      33.36
Kentucky                       9        1,279,327       0.27      142,147.40        368       712     7.159      81.08      33.05
Louisiana                      2          194,866       0.04       97,432.84        359       670     6.483      81.27      33.89
Maine                          2          318,350       0.07      159,175.00        443       695     7.375      69.97      27.45
Maryland                      44       11,902,266       2.48      270,506.04        366       688     6.548      75.90      40.23
Massachusetts                 29        7,532,400       1.57      259,737.94        368       698     6.545      69.90      37.85
Michigan                      22        4,176,326       0.87      189,833.02        366       701     6.975      80.16      38.81
Minnesota                     18        4,731,757       0.99      262,875.41        365       712     6.618      77.24      39.07
Mississippi                    3          414,597       0.09      138,198.98        359       661     6.247      69.46      36.43
Missouri                       4          747,600       0.16      186,900.00        374       726     7.293      71.74      30.47
Montana                        9        1,812,466       0.38      201,385.16        383       671     6.890      80.92      41.52
Nebraska                       1          191,000       0.04      191,000.00        359       695     6.000      74.91      37.02
Nevada                       124       30,030,557       6.27      242,181.91        361       706     6.511      75.07      38.45
New Hampshire                  7        1,842,379       0.38      263,197.00        368       690     6.748      61.32      30.54
New Jersey                    34        9,452,878       1.97      278,025.84        368       689     6.806      71.71      38.89
New Mexico                     6          923,969       0.19      153,994.92        357       690     7.178      81.46      38.46
New York                      12        4,072,329       0.85      339,360.72        383       691     6.018      69.31      38.77
North Carolina                21        4,113,897       0.86      195,899.85        359       683     6.652      74.43      36.56
Ohio                          19        2,626,652       0.55      138,244.83        358       702     6.862      78.81      36.49
Oklahoma                       3          391,599       0.08      130,533.10        403       676     7.873      79.39      31.40
Oregon                        38        9,063,846       1.89      238,522.26        361       710     6.366      70.82      37.21
Pennsylvania                  19        3,562,414       0.74      187,495.48        358       712     6.581      75.49      34.74
Rhode Island                   1          265,009       0.06      265,008.94        359       700     6.375      68.83      56.11
South Carolina                21        4,524,282       0.94      215,442.01        358       683     6.833      75.53      38.53
South Dakota                   1          192,000       0.04      191,999.55        359       670     7.250      80.00       0.00
Tennessee                     15        2,780,279       0.58      185,351.96        357       715     6.836      77.65      36.14
Texas                         48        7,279,017       1.52      151,646.18        364       715     6.928      79.03      37.69
Utah                          31        6,560,880       1.37      211,641.29        363       717     6.630      76.25      38.85
Virginia                      44       11,156,939       2.33      253,566.80        367       697     6.379      73.57      40.12
Washington                    78       20,049,030       4.18      257,038.85        362       714     6.486      74.94      39.12
West Virginia                  2          473,700       0.10      236,850.00        359       665     6.375      77.88      39.10
Wisconsin                      9        1,663,387       0.35      184,820.82        363       684     6.706      75.34      36.69
Wyoming                        1          396,000       0.08      396,000.00        359       704     5.875      69.47      59.88
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Number of States Represented: 48

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
                            gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Occupancy                  Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Primary                    1,102     $289,757,631      60.47%    $262,937.96        365       687     6.339%     72.14%     39.17
Investment                   664      146,535,799      30.58      220,686.44        362       724     6.785      70.11      36.04
Second Home                  178       42,887,060       8.95      240,938.54        361       717     6.744      74.97      36.90
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 7 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Property                    gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Types                      Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Single Family Residence    1,145     $282,020,752      58.85%    $246,306.33        363       695     6.455%     71.24%     38.03
Planned Unit Development     431      104,403,792      21.79      242,236.18        363       705     6.536      73.63      38.12
Condo                        255       55,768,518      11.64      218,700.07        365       710     6.732      74.03      37.99
2-4 Family                   113       36,987,428       7.72      327,322.37        363       722     6.539      67.20      37.24
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Loan                        gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Purpose                    Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Refinance - Cashout          860     $218,144,621      45.52%    $253,656.54        365       693     6.383%     67.41%     38.03
Refinance - Rate Term        580      157,889,880      32.95      272,223.93        362       700     6.399      73.43      38.22
Purchase                     504      103,145,989      21.53      204,654.74        363       720     6.957      78.46      37.55
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Documentation               gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Level                      Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Reduced Documentation      1,149     $289,183,675      60.35%    $251,682.92        362       701     6.521%     72.33%     37.15
Full Documentation           197       43,204,281       9.02      219,311.07        377       691     6.396      76.17      41.16
NoRatio                      150       38,128,998       7.96      254,193.32        359       707     6.890      71.82       0.00
No Income/No
Asset Verification           135       32,110,771       6.70      237,857.56        364       698     6.573      65.24       0.00
SISA                         114       30,090,345       6.28      263,950.39        362       679     6.610      71.20      40.14
Preferred                     80       21,666,348       4.52      270,829.35        360       740     6.168      67.16      36.61
Alternative                   77       15,078,979       3.15      195,830.90        371       700     6.218      71.24      41.98
Streamline                    42        9,717,095       2.03      231,359.39        359       708     5.988      69.83      39.69
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
Original                      of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Prepayment                 Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Penalty                     gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Term (months)              Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
None                         989     $244,337,287      50.99%    $247,054.89        364       700     6.510%     70.97%     37.94
 6                            10        2,125,773       0.44      212,577.33        357       726     7.293      74.69      40.27
12                           347       89,557,425      18.69      258,090.56        362       699     6.415      70.02      38.37
24                             3          927,998       0.19      309,332.64        357       651     7.573      74.75      42.66
36                           388       94,940,798      19.81      244,692.78        365       701     6.599      74.36      38.01
60                           207       47,291,209       9.87      228,459.95        361       710     6.472      73.85      37.34
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Non-Zero Minimum: 6
Maximum: 60
Non-Zero Weighted Average: 31

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Lien                        gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Position                   Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
1st Lien                   1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 8 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
FICO                        gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Score                      Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
N/A                           10       $2,360,523       0.49%    $236,052.33        356       N/A     6.739%     75.54%     31.59
601 - 620                     34        7,858,061       1.64      231,119.44        367       612     6.401      71.47      39.30
621 - 640                    192       47,549,396       9.92      247,653.10        367       631     6.587      71.85      40.61
641 - 660                    253       62,101,098      12.96      245,458.89        364       651     6.574      73.89      40.58
661 - 680                    254       62,372,165      13.02      245,559.71        363       670     6.455      71.27      38.42
681 - 700                    267       68,642,115      14.32      257,086.57        365       691     6.456      72.22      37.74
701 - 720                    339       86,670,991      18.09      255,666.64        361       710     6.419      71.23      37.40
721 - 740                    121       29,610,304       6.18      244,713.26        365       732     6.605      73.68      37.51
741 - 760                    140       35,569,693       7.42      254,069.24        362       751     6.598      72.18      34.66
761 - 780                    153       36,009,182       7.51      235,354.13        365       771     6.603      70.54      35.27
781 - 800                    134       29,934,182       6.25      223,389.41        362       791     6.479      69.32      37.87
801 >=                        47       10,502,779       2.19      223,463.39        356       806     6.518      67.27      37.50
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Non-Zero Minimum: 601
Maximum: 818

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
                            gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Delinquency Days           Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
0 - 29                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Years of                    gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Origination                Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
2003                           1         $117,800       0.02%    $117,799.97        357       671     6.625%     72.05%      0.00
2005                          21        4,718,083       0.98      224,670.61        353       717     6.715      79.46      42.11
2006                         711      175,367,127      36.60      246,648.56        362       699     6.797      73.77      39.14
2007                       1,211      298,977,479      62.39      246,884.79        364       702     6.341      70.48      37.30
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Interest                   Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Only                        gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Period                     Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
  0                          194      $42,510,135       8.87%    $219,124.41        395       689     6.593%     70.64%     38.80
 36                           14        3,535,254       0.74      252,518.15        366       671     6.851      66.21      45.06
 60                          190       50,651,121      10.57      266,584.85        359       705     6.354      68.68      38.70
 84                           20        5,278,737       1.10      263,936.84        363       686     6.340      66.87      35.14
120                        1,526      377,205,243      78.72      247,185.61        361       703     6.523      72.44      37.78
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 9 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Range of                   Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Debt to                     gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Income Ratios (%)          Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
<= 0.00                      298      $73,830,576      15.41%    $247,753.61        361       702     6.734%     68.98%      0.00
0.01 - 20.00                  94       19,449,934       4.06      206,914.19        361       729     6.450      66.23      14.41
20.01 - 25.00                100       21,880,937       4.57      218,809.37        363       719     6.381      68.92      22.63
25.01 - 30.00                155       36,114,307       7.54      232,995.53        362       708     6.542      68.20      27.67
30.01 - 35.00                224       51,855,026      10.82      231,495.65        363       702     6.389      71.81      32.58
35.01 - 40.00                330       85,770,112      17.90      259,909.43        362       697     6.413      72.34      37.58
40.01 - 45.00                383       99,638,408      20.79      260,152.50        365       696     6.534      73.81      42.45
45.01 - 50.00                226       57,905,537      12.08      256,219.19        366       694     6.592      74.67      47.36
50.01 - 55.00                113       27,857,495       5.81      246,526.50        367       697     6.300      74.40      52.41
55.01 >=                      21        4,878,159       1.02      232,293.27        365       718     6.579      73.98      57.24
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
                            gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
PMI Level                  Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
 0                         1,780     $441,337,447      92.10%    $247,942.39        363       702     6.484%     70.25%     37.60
12                            22        4,964,036       1.04      225,638.01        388       697     6.772      84.48      40.61
25                           103       23,545,691       4.91      228,598.94        368       686     6.823      89.24      43.25
30                            37        9,046,827       1.89      244,508.84        363       722     6.871      92.90      41.25
35                             2          286,488       0.06      143,244.21        358       690     7.969     100.00      45.48
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Mortgage                   Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Insurance                   gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
Provider                   Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
None                       1,780     $441,337,447      92.10%    $247,942.39        363       702     6.484%     70.25%     37.60
CMAC                          13        3,411,149       0.71      262,396.07        352       728     6.623      91.11      41.74
GE Mortgage Insurance Corp    28        5,890,689       1.23      210,381.76        372       696     6.918      91.22      44.51
Mtge Guaranty Insurance Co    22        4,999,371       1.04      227,244.12        367       701     7.000      90.27      42.71
PMI                           26        5,990,149       1.25      230,390.35        357       695     6.605      89.37      39.54
Republic Mtge Ins Co          41        9,511,848       1.99      231,996.29        373       673     6.795      88.81      44.92
Triad                         14        2,949,986       0.62      210,713.32        358       723     6.958      90.21      39.44
United Guaranty               20        5,089,850       1.06      254,492.51        395       700     7.008      87.25      41.62
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

--------------------------------------------------------------------------------
BARCLAYS                                                           Page 10 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-1
================================================================================

                                                        % of
                                                    Mortgage
                                                   Loan Pool
                                                          by
                          Number                   Aggregate                   Weighted            Weighted   Weighted
                              of        Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Combined                   Mort-     Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Original                    gage        Principal  Principal       Principal       Term   Average  Interest   Original    Average
LTV Ratio (%)              Loans          Balance    Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
0.00% - 50.00%               200      $40,673,391       8.49%    $203,366.95        363       716     6.178%     40.82%     34.95
50.01% - 54.99%               63       16,324,745       3.41      259,122.93        359       708     5.987      52.48      34.56
55.00% - 59.99%               80       22,539,188       4.70      281,739.85        360       703     6.147      57.51      36.48
60.00% - 64.99%              125       33,450,412       6.98      267,603.30        360       693     6.173      62.67      37.17
65.00% - 69.99%              157       43,394,560       9.06      276,398.47        362       695     6.310      67.84      37.97
70.00% - 74.99%              211       51,670,177      10.78      244,882.36        366       698     6.451      71.91      36.32
75.00% - 79.99%              318       82,459,442      17.21      259,306.42        363       695     6.556      77.21      38.61
80%                          626      150,825,532      31.48      240,935.35        363       706     6.761      80.00      38.55
80.01% - 84.99%               16        3,685,311       0.77      230,331.92        385       696     6.652      83.13      40.79
85.00% - 89.99%               59       14,044,508       2.93      238,042.51        366       695     6.660      88.04      41.68
90.00% - 94.99%               69       15,724,234       3.28      227,887.45        369       694     6.936      90.85      43.17
95.00% - 99.99%               18        4,102,501       0.86      227,916.75        370       709     7.152      95.00      43.85
100%                           2          286,488       0.06      143,244.21        358       690     7.969     100.00      45.48
------------------------  ------   --------------  ---------   -------------  ---------  --------  --------   --------   --------
Total:                     1,944     $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     37.99

Minimum: 6.27%
Maximum: 100.00%

                                              % of
                                          Mortgage
                                         Loan Pool
Combined                                        by                                                             Weighted
Original         Number                  Aggregate                   Weighted            Weighted   Weighted    Average
LTV Ratio            of       Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Combined   Non-Zero
Including         Mort-    Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Original   Weighted
Simultaneous       gage       Principal  Principal       Principal       Term   Average  Interest   Original        LTV    Average
Seconds(%)        Loans         Balance    Balance         Balance   (months)      FICO      Rate        LTV    With SS        DTI
---------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------

0.00% - 50.00%      191     $38,702,391       8.08%    $202,630.32        363       717     6.167%     40.64%     40.69%     34.71
50.01% - 54.99%      62      16,069,745       3.35      259,189.43        359       708     5.967      52.49      52.49      34.90
55.00% - 59.99%      76      21,682,892       4.52      285,301.21        360       702     6.134      57.31      57.54      36.29
60.00% - 64.99%     116      31,003,210       6.47      267,269.06        361       694     6.130      62.40      62.63      36.65
65.00% - 69.99%     138      37,611,449       7.85      272,546.73        362       692     6.278      67.69      67.82      37.57
70.00% - 74.99%     164      41,279,294       8.61      251,703.01        366       691     6.317      71.89      71.97      36.52
75.00% - 79.99%     231      61,196,471      12.77      264,919.79        364       694     6.467      76.48      77.02      38.55
80%                 256      65,548,844      13.68      256,050.17        365       704     6.607      79.53      80.00      38.01
80.01% - 84.99%      31       7,886,241       1.65      254,394.89        381       695     6.491      77.02      82.90      37.86
85.00% - 89.99%     111      28,252,482       5.90      254,526.87        364       698     6.632      81.45      88.00      40.13
90.00% - 94.99%     226      56,387,468      11.77      249,502.07        364       698     6.862      81.60      91.16      40.03
95.00% - 99.99%     162      35,295,743       7.37      217,874.96        363       710     7.062      80.21      96.00      38.44
100%                180      38,264,257       7.99      212,579.21        362       714     6.852      79.75     100.00      39.82
---------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
Total:            1,944    $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     76.34%     37.99

Minimum: 6.43%
Maximum: 100.00%

                                              % of
                                          Mortgage
                                         Loan Pool
                                                by                                                             Weighted
                 Number                  Aggregate                   Weighted            Weighted   Weighted    Average
Simultaneous         of       Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Combined   Non-Zero
Seconds           Mort-    Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Original   Weighted
At                 gage       Principal  Principal       Principal       Term   Average  Interest   Original        LTV    Average
Origination(%)    Loans         Balance    Balance         Balance   (months)      FICO      Rate        LTV    With SS        DTI
---------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
Simultaneous
Second              576    $136,411,825      28.47%    $236,826.08        362       705     6.819%     76.99%     93.03%     38.68
No Simultaneous
Second            1,368     342,768,665      71.53      250,561.89        364       699     6.389      69.70      69.70      37.69
---------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
Total:            1,944    $479,180,490     100.00%    $246,492.02        363       701     6.512%     71.77%     76.34%     37.99

--------------------------------------------------------------------------------
BARCLAYS                                                           Page 11 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

Summary Statistics
--------------------------------------------------------------------------------
As-of / Cut-off Date: 2007-03-01
Number of Mortgage Loans: 1,196
Aggregate Principal Balance ($): 582,975,452
Weighted Average Current Mortgage Rate (%): 6.522
Weighted Average Stated Original Term (months): 361
Weighted Average Stated Remaining Term (months):359
Weighted Average Age (Months): 2
Weighted Average Margin: 2.320
Weighted Average Maximum Rate: 11.669
Weighted Average Months to Roll: 59
Weighted Average Combined Original LTV (%): 74.74
Weighted Average Combined Original LTV Incl
Simultaneous Seconds at Origination (%): 83.37
Non-Zero Weighted Average FICO Score: 710
% Loans with Simultaneous Seconds: 52.52
% First Liens: 100.00
% Owner Occupied: 86.20
% Purchase: 58.56
% Full Documentation: 5.74
% IO Loans: 93.37
Top 5 States: CA(52.03%),FL(9.72%),NV(4.45%),AZ(3.85%),IL(2.81%)

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Product                     gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Type                       Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
ARM - 5 Year/
6 Month - IO 5 Yr              1        $421,387          0.07%    $421,387.23        354       684     6.625%     87.54%      0.00
ARM - 3 Year/
6 Month - IO 5 Yr             11       2,708,906          0.46      246,264.17        356       702     6.813      80.00      38.17
ARM - 3 Year/
6 Month - IO 10 Yr            13       3,847,156          0.66      295,935.08        357       701     6.540      76.98      40.88
ARM - 5 Year/
6 Month - IO 10 Yr           209      75,582,257         12.96      361,637.59        358       692     6.888      77.81      38.88
ARM - 7 Year/
6 Month - IO 10 Yr             4       1,133,446          0.19      283,361.50        358       714     6.700      80.00      43.04
ARM - 5 Year/
6 Month                       24       6,800,077          1.17      283,336.54        358       690     7.208      79.29      38.24
ARM - 3 Year/
1 Year                         7       1,623,763          0.28      231,966.15        383       742     6.811      83.19      48.84
ARM - 5 Year/
1 Year                        49      28,885,035          4.95      589,490.51        366       709     6.588      70.73      37.44
ARM - 7 Year/
1 Year                         3       1,191,867          0.20      397,289.15        355       682     6.483      73.47      40.20
ARM - 10 Year/
1 Year                         1         138,889          0.02      138,888.69        352       732     6.500      80.00      38.20
ARM - 10 Year/
1 Year - IO 10 Yr              4       1,320,830          0.23      330,207.56        357       684     6.765      80.00      28.22
ARM - 3 Year/
1 Year - IO 3 Yr               6       1,658,395          0.28      276,399.21        353       670     6.122      81.10      36.98
ARM - 3 Year/
1 Year - IO 10 Yr             15       4,219,573          0.72      281,304.87        358       643     6.980      80.00      38.23
ARM - 5 Year/
1 Year - IO 5 Yr             127      60,508,171         10.38      476,442.29        358       717     6.169      73.71      38.02
ARM - 7 Year/
1 Year IO 7 Yr                12       3,459,157          0.59      288,263.08        357       694     6.583      81.14      39.96
ARM - 5 Year/
1 Year - IO 10 Yr            683     379,354,766         65.07      555,424.25        359       714     6.475      74.16      37.44
ARM - 7 Year/
1 Year - IO 10 Yr             27      10,121,777          1.74      374,880.61        360       688     6.677      77.11      39.72
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Gross                      Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Interest                    gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Rate (%)                   Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
4.000% - 4.999%               20     $10,020,996          1.72%    $501,049.80        359       719     4.757%     77.33%     38.40
5.000% - 5.999%              209     111,793,035         19.18      534,894.90        359       719     5.670      72.75      38.55
6.000% - 6.999%              646     313,083,287         53.70      484,649.05        359       712     6.436      74.68      37.94
7.000% - 7.999%              281     132,216,615         22.68      470,521.76        359       701     7.365      75.71      36.24
8.000% - 8.999%               39      15,717,416          2.70      403,010.67        360       686     8.293      80.00      39.90
9.000% - 9.999%                1         144,103          0.02      144,103.00        358       648     9.000      80.00       0.00
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Minimum: 4.500%
Maximum: 9.000%

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 1 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Cut-off                    Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Date Principal              gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Balance ($)                Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
$50,001 - $75,000              2        $131,330          0.02%     $65,665.00        357       768     6.929%     54.57%     27.06
$75,001 - $100,000             8         720,413          0.12       90,051.58        358       690     6.845      64.54      24.80
$100,001 - $125,000           10       1,125,756          0.19      112,575.62        371       705     6.886      82.17      37.75
$125,001 - $150,000           29       4,009,672          0.69      138,264.57        366       690     6.859      78.71      35.95
$150,001 - $175,000           48       7,860,172          1.35      163,753.58        358       701     6.968      79.21      36.41
$175,001 - $200,000           48       9,003,361          1.54      187,570.02        360       692     7.052      80.51      39.96
$200,001 - $225,000           69      14,732,272          2.53      213,511.19        358       692     6.888      80.91      38.71
$225,001 - $250,000           81      19,294,271          3.31      238,200.88        361       693     6.678      79.74      37.82
$250,001 - $275,000           56      14,723,188          2.53      262,914.08        361       696     6.515      79.40      38.75
$275,001 - $300,000           60      17,215,284          2.95      286,921.40        360       702     6.624      80.11      38.95
$300,001 - $325,000           54      16,900,689          2.90      312,975.72        358       702     6.290      79.99      38.66
$325,001 - $350,000           41      13,755,713          2.36      335,505.18        361       695     6.715      80.95      40.57
$350,001 - $375,000           41      14,799,599          2.54      360,965.83        358       694     6.570      79.32      40.82
$375,001 - $400,000           64      24,820,758          4.26      387,824.35        359       692     6.350      78.25      38.44
$400,001 - $425,000           45      18,668,827          3.20      414,862.82        360       713     6.386      78.06      42.26
$425,001 - $450,000           48      20,981,708          3.60      437,118.92        359       724     6.340      76.70      39.47
$450,001 - $475,000           47      21,721,272          3.73      462,154.73        359       718     6.505      77.53      36.69
$475,001 - $500,000           43      21,012,913          3.60      488,672.39        358       712     6.427      75.90      41.06
$500,001 - $750,000          259     152,978,219         26.24      590,649.49        360       714     6.386      76.06      39.04
$750,001 - $1,000,000         75      66,545,021         11.41      887,266.95        359       712     6.559      72.53      37.60
$1,000,001 - $1,500,000       38      47,480,072          8.14    1,249,475.57        359       716     6.470      69.42      35.33
$1,500,001 - $2,000,000       12      22,026,015          3.78    1,835,501.24        358       707     6.169      66.67      32.01
$2,000,001 - $2,500,000        4       9,500,000          1.63    2,375,000.00        359       722     7.093      69.57      29.90
$2,500,001 - $3,000,000       11      30,987,415          5.32    2,817,037.75        358       726     6.755      63.66      34.38
$3,000,001 - $3,500,000        1       3,015,000          0.52    3,015,000.00        357       673     6.250      57.98      51.56
$3,500,001 - $4,000,000        1       3,671,112          0.63    3,671,111.56        355       709     7.625      55.00      31.06
$4,000,001 >=                  1       5,295,400          0.91    5,295,400.00        357       753     7.625      60.00      27.26
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Minimum: $56,330
Maximum: $5,295,400

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 2 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Principal                  Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Balances                    gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
At Origination ($)         Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
$50,001 - $75,000              2        $131,330          0.02%     $65,665.00        357       768     6.929%     54.57%     27.06
$75,001 - $100,000             8         720,413          0.12       90,051.58        358       690     6.845      64.54      24.80
$100,001 - $125,000           10       1,125,756          0.19      112,575.62        371       705     6.886      82.17      37.75
$125,001 - $150,000           28       3,859,799          0.66      137,849.97        366       693     6.854      78.66      35.46
$150,001 - $175,000           49       8,010,045          1.37      163,470.30        358       700     6.969      79.22      36.60
$175,001 - $200,000           48       9,003,361          1.54      187,570.02        360       692     7.052      80.51      39.96
$200,001 - $225,000           69      14,732,272          2.53      213,511.19        358       692     6.888      80.91      38.71
$225,001 - $250,000           81      19,294,271          3.31      238,200.88        361       693     6.678      79.74      37.82
$250,001 - $275,000           56      14,723,188          2.53      262,914.08        361       696     6.515      79.40      38.75
$275,001 - $300,000           60      17,215,284          2.95      286,921.40        360       702     6.624      80.11      38.95
$300,001 - $325,000           54      16,900,689          2.90      312,975.72        358       702     6.290      79.99      38.66
$325,001 - $350,000           41      13,755,713          2.36      335,505.18        361       695     6.715      80.95      40.57
$350,001 - $375,000           41      14,799,599          2.54      360,965.83        358       694     6.570      79.32      40.82
$375,001 - $400,000           63      24,420,758          4.19      387,631.08        359       690     6.362      78.68      38.80
$400,001 - $425,000           45      18,644,343          3.20      414,318.73        360       717     6.365      77.72      41.64
$425,001 - $450,000           49      21,406,192          3.67      436,861.06        359       722     6.346      76.54      39.54
$450,001 - $475,000           47      21,721,272          3.73      462,154.73        359       718     6.505      77.53      36.69
$475,001 - $500,000           43      21,012,913          3.60      488,672.39        358       712     6.427      75.90      41.06
$500,001 - $750,000          259     152,978,219         26.24      590,649.49        360       714     6.386      76.06      39.04
$750,001 - $1,000,000         75      66,545,021         11.41      887,266.95        359       712     6.559      72.53      37.60
$1,000,001 - $1,500,000       38      47,480,072          8.14    1,249,475.57        359       716     6.470      69.42      35.33
$1,500,001 - $2,000,000       12      22,026,015          3.78    1,835,501.24        358       707     6.169      66.67      32.01
$2,000,001 - $2,500,000        4       9,500,000          1.63    2,375,000.00        359       722     7.093      69.57      29.90
$2,500,001 - $3,000,000       11      30,987,415          5.32    2,817,037.75        358       726     6.755      63.66      34.38
$3,000,001 - $3,500,000        1       3,015,000          0.52    3,015,000.00        357       673     6.250      57.98      51.56
$3,500,001 - $4,000,000        1       3,671,112          0.63    3,671,111.56        355       709     7.625      55.00      31.06
$4,000,001 >=                  1       5,295,400          0.91    5,295,400.00        357       753     7.625      60.00      27.26
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Minimum: $56,525
Maximum: $5,295,400
Average: $487,565

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Original                   Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Term                        gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
(month)                    Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
360                        1,182    $578,514,789         99.23%    $489,437.22        358       710     6.520%     74.71%     37.76
480                           14       4,460,664          0.77      318,618.82        478       714     6.727      78.53      36.42
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Minimum: 360
Maximum: 480
Weighted Average: 361

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Remaining                  Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Term                        gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
(month)                    Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
301 - 360                  1,182    $578,514,789         99.23%    $489,437.22        358       710     6.520%     74.71%     37.76
361 >=                        14       4,460,664          0.77      318,618.82        478       714     6.727      78.53      36.42
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Minimum: 333
Maximum: 480

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 3 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Gross                       gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Margin (%)                 Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
<= 3.500                   1,165    $573,777,486         98.42%    $492,512.86        359       710     6.504%     74.67%     37.73
4.001 - 4.500                  5       2,056,830          0.35      411,366.02        358       696     8.036      78.68      39.65
4.501 - 5.000                 26       7,141,136          1.22      274,659.07        356       695     7.486      79.07      38.80
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Non-Zero Minimum: 2.200%
Maximum: 5.000%
Non-Zero Weighted Average: 2.320%

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Minimum                    Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Mortgage                    gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Rate (%)                   Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
2.001 - 3.000              1,128    $564,198,592         96.78%    $500,176.06        359       711     6.494%     74.51%     37.72
3.001 - 4.000                 31       8,055,951          1.38      259,869.39        359       693     7.201      84.91      40.15
4.001 - 5.000                 21       6,695,460          1.15      318,831.42        357       693     7.885      78.60      39.64
5.001 - 6.000                  1         254,946          0.04      254,945.95        359       660     6.000      80.00      24.92
6.001 - 7.000                 10       2,492,086          0.43      249,208.57        357       687     6.487      80.00      39.82
7.001 - 8.000                  5       1,278,418          0.22      255,683.60        355       709     7.393      80.00      32.54
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Non-Zero Minimum: 2.200%
Maximum: 7.500%
Non-Zero Weighted Average: 2.338%

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Maximum                    Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Mortgage                    gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Rate (%)                   Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
9.001 - 9.500                  1        $448,372          0.08%    $448,372.00        358       693     4.500%     80.00%     43.34
9.501 - 10.000                25      12,169,690          2.09      486,787.60        359       719     4.830      76.75      38.70
10.001 - 10.500               47      22,553,170          3.87      479,854.69        358       711     5.362      76.79      41.23
10.501 - 11.000              204     111,898,940         19.19      548,524.22        360       719     5.844      70.33      37.77
11.001 - 11.500              298     155,621,425         26.69      522,219.55        359       715     6.310      74.67      37.90
11.501 - 12.000              222     105,389,852         18.08      474,729.06        359       712     6.718      75.91      37.19
12.001 - 12.500              181      90,030,841         15.44      497,407.96        360       702     7.145      76.08      37.26
12.501 - 13.000              119      50,998,696          8.75      428,560.47        359       703     7.233      75.31      36.06
13.001 - 13.500               57      19,666,191          3.37      345,020.89        358       681     7.608      78.94      40.59
13.501 - 14.000               28       9,032,997          1.55      322,607.05        357       672     7.870      79.74      39.16
14.001 - 14.500               11       3,547,086          0.61      322,462.38        357       701     8.288      80.00      41.80
14.501 - 15.000                3       1,618,192          0.28      539,397.33        358       631     8.698      80.00      32.78
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Non-Zero Minimum: 9.500%
Maximum: 14.875%
Non-Zero Weighted Average: 11.669%

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 4 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
                            gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Initial Cap (%)            Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
2.000%                        42     $11,029,809          1.89%    $262,614.51        360       682     6.816%     79.67%     39.39
3.000%                         2         367,900          0.06      183,950.00        357       703     6.399      80.00      43.53
5.000%                       946     497,439,035         85.33      525,834.08        359       713     6.469      74.12      37.53
6.000%                       206      74,138,708         12.72      359,896.64        358       694     6.833      78.08      39.21
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Non-Zero Minimum: 2.000%
Maximum: 6.000%
Non-Zero Weighted Average: 5.069%

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Periodic                    gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Cap (%)                    Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
1.000%                        48     $14,143,427          2.43%    $294,654.73        357       687     7.186%     77.91%     36.83
2.000%                     1,148     568,832,025         97.57      495,498.28        359       711     6.505      74.66      37.76
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Non-Zero Minimum: 1.000%
Maximum: 2.000%
Non-Zero Weighted Average: 1.976%

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 5 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
Next                          of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Rate                       Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Adjustment                  gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Date                       Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
2007-12                        1        $196,000          0.03%    $196,000.00        333       647     5.375%     80.00%     35.56
2009-04                        1         304,165          0.05      304,165.28        349       640     6.500      90.00      49.12
2009-06                        1         230,288          0.04      230,287.99        351       648     7.125      80.00      38.15
2009-07                        1         172,593          0.03      172,592.78        352       763     7.250      90.00      61.97
2009-08                        1         241,680          0.04      241,679.99        353       N/A     7.375      75.00      35.03
2009-09                        4       1,307,992          0.22      326,998.00        354       702     7.068      74.93      25.53
2009-10                        2         414,400          0.07      207,200.00        355       717     6.627      80.00      44.41
2009-11                        5       1,171,164          0.20      234,232.78        356       696     6.645      80.00      38.17
2009-12                       10       3,120,072          0.54      312,007.21        354       684     6.446      78.98      40.70
2010-01                       13       3,549,827          0.61      273,063.58        370       712     6.397      79.24      39.16
2010-02                       12       3,295,213          0.57      274,601.05        359       650     7.043      80.00      40.66
2010-03                        2         454,400          0.08      227,200.00        360       643     6.218      80.00      38.66
2010-11                        1         398,400          0.07      398,400.00        344       746     6.625      80.00       0.00
2011-06                        1         197,250          0.03      197,250.00        351       712     7.500      84.99       0.00
2011-07                        3         915,208          0.16      305,069.21        401       746     6.719      78.84      38.37
2011-08                        5       1,581,576          0.27      316,315.15        353       724     6.598      70.83      34.61
2011-09                       12       5,580,276          0.96      465,023.03        354       686     7.091      79.02      32.03
2011-10                       14       7,978,766          1.37      569,911.89        361       691     7.294      67.76      37.26
2011-11                       30      13,774,433          2.36      459,147.77        356       700     6.928      67.90      37.99
2011-12                       70      45,153,907          7.75      645,055.82        358       707     6.987      71.80      37.10
2012-01                      274     122,298,324         20.98      446,344.25        359       709     6.516      74.75      37.87
2012-02                      611     330,514,275         56.69      540,939.89        360       714     6.402      74.74      37.65
2012-03                       68      21,895,486          3.76      321,992.44        360       703     6.529      80.41      39.45
2012-04                        3         863,792          0.15      287,930.67        407       691     5.800      78.87      33.63
2013-06                        1         142,686          0.02      142,685.96        351       672     8.875      95.00       0.00
2013-07                        2         338,872          0.06      169,435.79        352       780     6.748      84.99      27.80
2013-09                        2         646,419          0.11      323,209.37        354       636     6.460      56.49      25.91
2013-10                        1         282,417          0.05      282,417.00        355       745     6.875      95.00       0.00
2013-11                        4       2,178,156          0.37      544,538.97        356       663     6.595      72.74      46.77
2013-12                        6       3,871,300          0.66      645,216.67        357       693     7.145      78.84      42.92
2014-01                       14       4,201,453          0.72      300,103.79        358       698     6.436      80.03      40.37
2014-02                       16       4,244,945          0.73      265,309.05        364       689     6.345      78.64      37.42
2016-06                        1         124,830          0.02      124,830.24        351       724     7.000      80.00       0.00
2016-07                        1         138,889          0.02      138,888.69        352       732     6.500      80.00      38.20
2016-12                        2         944,000          0.16      472,000.00        357       697     6.805      80.00      25.42
2017-01                        1         252,000          0.04      252,000.00        358       617     6.500      80.00      38.68
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Non-Zero Weighted Average: 2012-01-18

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 6 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Geographical                gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Distribution               Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Alabama                        4      $1,415,636          0.24%    $353,908.96        359       716     6.525%     79.86%     37.82
Arizona                       57      22,426,809          3.85      393,452.80        362       709     6.575      78.28      39.29
California                   543     303,306,210         52.03      558,574.97        359       713     6.422      74.82      38.70
Colorado                      18      11,146,786          1.91      619,265.88        358       723     6.614      66.37      38.58
Connecticut                    4       4,114,109          0.71    1,028,527.17        359       678     6.213      67.32      28.18
Delaware                       1         338,594          0.06      338,594.00        358       700     8.125      95.00       0.00
District of Columbia           2         485,000          0.08      242,500.00        356       716     6.734      80.00       0.00
Florida                      158      56,681,054          9.72      358,740.85        360       694     6.693      76.48      36.20
Georgia                       33      13,084,660          2.24      396,504.86        357       699     6.706      76.62      38.47
Hawaii                         8       8,396,062          1.44    1,049,507.77        359       716     6.894      71.63      35.73
Idaho                          8       1,892,337          0.32      236,542.10        358       761     6.638      82.37      34.98
Illinois                      32      16,369,004          2.81      511,531.37        361       724     6.626      71.72      36.85
Indiana                        2       1,499,532          0.26      749,765.97        359       704     7.250      77.00      31.00
Iowa                           1         105,200          0.02      105,199.91        356       645     6.625      80.00      43.31
Kansas                         2       1,073,917          0.18      536,958.34        358       742     6.101      74.92      47.06
Kentucky                       1          75,616          0.01       75,616.00        359       734     6.500      80.00      33.52
Louisiana                      1         147,385          0.03      147,385.05        357       762     7.000      95.00       0.00
Maryland                      24      10,711,936          1.84      446,330.68        364       715     6.572      77.66      38.88
Massachusetts                  6       7,055,373          1.21    1,175,895.43        362       692     6.289      65.40      49.58
Michigan                       6       3,107,896          0.53      517,982.62        359       744     6.336      65.00      30.77
Minnesota                      8       7,760,323          1.33      970,040.37        359       744     6.370      75.23      31.39
Mississippi                    1         161,414          0.03      161,413.95        359       639     6.500      80.00      29.95
Missouri                       2         575,272          0.10      287,635.84        358       692     7.360      79.38      28.39
Montana                        1         575,866          0.10      575,866.14        359       796     6.375      80.00      35.70
Nevada                        77      25,964,442          4.45      337,200.55        357       700     6.772      76.44      37.30
New Hampshire                  1         600,000          0.10      600,000.00        357       672     7.500      80.00       0.00
New Jersey                    13       6,631,658          1.14      510,127.50        358       708     6.850      73.25      36.19
New Mexico                     9       2,371,857          0.41      263,539.68        358       705     7.260      76.10      31.85
New York                      17      13,352,550          2.29      785,444.09        358       709     6.844      68.03      32.41
North Carolina                13       7,234,930          1.24      556,533.04        358       699     6.646      66.89      28.92
Ohio                           2         398,273          0.07      199,136.39        355       730     6.542      84.33      46.95
Oregon                         7       2,069,902          0.36      295,700.23        359       705     6.053      80.00      40.62
Pennsylvania                   6       2,235,119          0.38      372,519.83        376       715     6.099      76.43      26.21
Rhode Island                   4       1,252,149          0.21      313,037.19        393       702     6.597      76.10      41.22
South Carolina                11       3,758,189          0.64      341,653.55        359       700     6.483      78.34      41.66
Tennessee                      6         948,226          0.16      158,037.66        359       689     6.281      80.00      34.14
Texas                         18       5,795,708          0.99      321,983.78        358       706     6.585      78.17      35.60
Utah                          25      10,196,787          1.75      407,871.46        358       712     6.704      76.78      39.99
Virginia                      33      14,750,720          2.53      446,991.50        358       692     6.459      74.50      39.09
Washington                    29      11,857,062          2.03      408,864.22        358       706     6.397      76.54      35.43
Wisconsin                      1         406,893          0.07      406,892.56        475       784     6.000      65.31      42.18
Wyoming                        1         645,000          0.11      645,000.00        358       724     5.875      73.30       0.00
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Number of States Represented: 42

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
                            gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Occupancy                  Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Primary                    1,098    $502,523,391         86.20%    $457,671.58        359       708     6.473%     75.70%     37.96
Investment                    67      47,209,173          8.10      704,614.52        360       724     6.882      70.08      36.60
Second Home                   31      33,242,888          5.70    1,072,351.23        358       724     6.744      66.84      36.38
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 7 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Property                    gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Types                      Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Single Family Residence      649    $327,658,002         56.20%    $504,865.95        359       708     6.471%     74.63%     38.04
Planned Unit Development     339     165,145,075         28.33      487,153.61        359       712     6.540      74.54      37.55
Condo                        170      69,661,487         11.95      409,773.45        360       713     6.609      75.66      36.59
2-4 Family                    38      20,510,888          3.52      539,760.22        362       718     6.892      74.87      38.60
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Loan                        gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Purpose                    Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Purchase                     881    $341,395,675         58.56%    $387,509.28        359       708     6.583%     78.32%     38.67
Refinance - Cashout          173     132,656,295         22.76      766,799.39        359       709     6.527      69.95      37.03
Refinance - Rate Term        142     108,923,483         18.68      767,066.78        360       718     6.324      69.31      35.93
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Documentation               gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Level                      Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Reduced Documentation        858    $445,930,448         76.49%    $519,732.46        359       710     6.492%     74.50%     37.96
NoRatio                      124      52,193,172          8.95      420,912.67        358       705     6.665      76.55       0.00
Full Documentation            60      33,462,264          5.74      557,704.40        361       713     6.631      73.10      36.08
No Income/No Asset
Verification                  78      19,491,158          3.34      249,886.64        358       719     6.854      80.55       0.00
SISA                          36      14,668,479          2.52      407,457.74        358       685     6.689      69.55      37.46
Preferred                     30      11,023,542          1.89      367,451.39        362       738     6.064      76.98      36.41
Alternative                   10       6,206,391          1.06      620,639.08        358       686     6.242      74.98      34.07
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
Original                      of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Prepayment                 Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Penalty                     gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Term (months)              Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
None                         643    $340,827,918         58.46%    $530,058.97        359       714     6.594%     73.60%     36.93
 6                             8       2,557,223          0.44      319,652.86        357       691     7.133      78.32      38.75
12                           253     123,389,956         21.17      487,707.34        360       708     6.288      75.73      39.86
24                             1         330,325          0.06      330,324.56        356       634     8.125      80.00      40.03
36                           199      80,181,375         13.75      402,921.48        359       703     6.643      76.89      37.42
60                            92      35,688,656          6.12      387,920.17        361       698     6.314      77.03      38.29
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Non-Zero Minimum: 6
Maximum: 60
Non-Zero Weighted Average: 27

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Lien                        gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Position                   Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
1st Lien                   1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 8 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
FICO                        gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Score                      Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
N/A                           15      $4,220,202          0.72%    $281,346.83        358       N/A     6.903%     76.79%     33.12
601 - 620                      9       2,898,573          0.50      322,063.67        358       617     6.592      80.45      41.03
621 - 640                     82      27,568,617          4.73      336,202.64        359       631     6.824      77.30      41.06
641 - 660                    106      35,888,881          6.16      338,574.35        359       652     6.924      77.36      38.01
661 - 680                    113      53,815,418          9.23      476,242.64        358       672     6.856      75.41      39.10
681 - 700                    217     108,401,161         18.59      499,544.52        359       691     6.428      74.60      38.03
701 - 720                    285     142,467,126         24.44      499,884.65        360       709     6.439      75.13      37.13
721 - 740                    147      78,669,994         13.49      535,170.03        360       730     6.375      74.59      39.47
741 - 760                     93      69,973,614         12.00      752,404.45        358       750     6.557      71.42      35.05
761 - 780                     58      27,123,110          4.65      467,639.83        359       769     6.268      74.31      38.26
781 - 800                     50      23,946,677          4.11      478,933.54        361       789     6.380      73.37      34.55
801 >=                        21       8,002,079          1.37      381,051.40        358       809     6.357      77.16      40.44
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Non-Zero Minimum: 604
Maximum: 819

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
                            gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Delinquency Days           Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
0 - 29                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Years of                    gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Origination                Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
2004                           2        $596,000          0.10%    $298,000.00        333       685     5.207%     72.67%     38.76
2005                           5       1,966,819          0.34      393,363.88        378       738     6.492      76.52      46.47
2006                         476     217,542,184         37.32      457,021.40        358       704     6.703      74.04      37.94
2007                         713     362,870,448         62.24      508,934.71        360       713     6.416      75.14      37.62
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Interest                   Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Only                        gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Period                     Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
  0                           84     $38,639,631          6.63%    $459,995.61        365       706     6.703%     72.88%     38.08
 36                            6       1,658,395          0.28      276,399.21        353       670     6.122      81.10      36.98
 60                          139      63,638,464         10.92      457,830.68        358       716     6.199      74.07      38.03
 84                           12       3,459,157          0.59      288,263.08        357       694     6.583      81.14      39.96
120                          955     475,579,805         81.58      497,989.32        359       710     6.551      74.91      37.67
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

--------------------------------------------------------------------------------
BARCLAYS                                                            Page 9 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Range of                   Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Debt to                     gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Income Ratios (%)          Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
<= 0.00                      204     $72,383,619         12.42%    $354,821.66        358       708     6.712%     77.60%      0.00
0.01 - 20.00                  39      27,329,182          4.69      700,748.25        358       711     6.487      67.77      14.68
20.01 - 25.00                 33      17,921,771          3.07      543,083.96        364       714     6.519      71.42      21.95
25.01 - 30.00                 73      50,998,325          8.75      698,607.19        359       718     6.668      71.24      27.68
30.01 - 35.00                117      64,411,380         11.05      550,524.62        358       714     6.469      71.75      32.53
35.01 - 40.00                245     119,142,224         20.44      486,294.79        360       709     6.546      75.27      37.71
40.01 - 45.00                303     128,058,379         21.97      422,634.91        359       709     6.429      77.21      42.52
45.01 - 50.00                130      71,843,270         12.32      552,640.54        360       707     6.471      75.63      47.38
50.01 - 55.00                 46      27,872,898          4.78      605,932.57        359       706     6.374      73.21      52.24
55.01 >=                       6       3,014,404          0.52      502,400.64        359       710     6.517      78.13      57.19
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
                           Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
                            gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
PMI Level                  Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
 0                         1,138    $566,239,239         97.13%    $497,574.02        359       710     6.510%     74.25%     37.75
12                             3       1,137,250          0.20      379,083.33        358       729     6.559      83.99       0.00
25                            27       8,801,511          1.51      325,981.90        362       708     6.735      89.15      40.18
30                            28       6,797,452          1.17      242,766.13        358       732     7.185      94.91      28.13
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Mortgage                   Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Insurance                   gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
Provider                   Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
None                       1,138    $566,239,239         97.13%    $497,574.02        359       710     6.510%     74.25%     37.75
CMAC                          11       2,712,069          0.47      246,551.76        359       730     6.564      93.58      32.96
GE Mortgage
Insurance Corp.               20       5,143,238          0.88      257,161.90        357       721     7.265      91.26      32.31
Mtge Guaranty
Insurance Corp.                5       2,241,670          0.38      448,334.00        358       721     6.326      90.37       0.00
PMI                            4       1,193,511          0.20      298,377.76        358       699     6.847      92.58       0.00
Republic Mtge Ins Co           8       2,528,185          0.43      316,023.14        358       726     7.222      90.22      44.36
Triad                          1         361,000          0.06      361,000.00        360       731     6.875      95.00       0.00
United Guaranty                9       2,556,540          0.44      284,059.95        372       705     6.774      88.66      36.90
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

--------------------------------------------------------------------------------
BARCLAYS                                                           Page 10 of 11

BCAP LLC Trust 2007-AA2 (Group I)
Group I-2
================================================================================

                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                          Number                     Aggregate                   Weighted            Weighted   Weighted
                              of       Aggregate       Cut-off         Average    Average  Non-Zero   Average    Average   Non-Zero
Combined                   Mort-    Cut-off Date          Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Weighted
Original                    gage       Principal     Principal       Principal       Term   Average  Interest   Original    Average
LTV Ratio (%)              Loans         Balance       Balance         Balance   (months)      FICO      Rate        LTV        DTI
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
0.00% - 50.00%                31     $22,738,153          3.90%    $733,488.80        358       719     6.297%     41.95%     30.01
50.01% - 54.99%               11       9,727,991          1.67      884,362.85        358       718     5.894      53.54      28.89
55.00% - 59.99%               12      12,345,874          2.12    1,028,822.83        357       711     6.458      56.82      37.11
60.00% - 64.99%               38      40,218,233          6.90    1,058,374.56        358       728     6.469      61.63      34.15
65.00% - 69.99%               46      33,797,849          5.80      734,735.86        360       712     6.452      67.95      37.39
70.00% - 74.99%               69      55,755,981          9.56      808,057.70        360       709     6.426      71.57      37.38
75.00% - 79.99%              149      83,128,620         14.26      557,910.20        360       711     6.608      77.22      38.51
80%                          782     308,526,537         52.92      394,535.21        359       706     6.548      80.00      39.03
80.01% - 84.99%                4       1,693,414          0.29      423,353.39        357       731     6.458      84.15       0.00
85.00% - 89.99%               12       4,412,703          0.76      367,725.23        358       709     6.590      88.99      38.69
90.00% - 94.99%               20       5,541,710          0.95      277,085.49        364       717     6.914      91.44      37.29
95.00% - 99.99%               22       5,088,387          0.87      231,290.31        358       727     7.319      95.00      29.07
------------------------  ------  --------------  ------------   -------------  ---------  --------  --------   --------   --------
Total:                     1,196    $582,975,452        100.00%    $487,437.67        359       710     6.522%     74.74%     37.74

Minimum: 7.07%
Maximum: 95.00%

                                               % of
                                           Mortgage
                                          Loan Pool
Combined                                         by                                                             Weighted
Original          Number                  Aggregate                   Weighted            Weighted   Weighted    Average
LTV Ratio             of       Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Combined   Non-Zero
Including          Mort-    Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Original   Weighted
Simultaneous        gage       Principal  Principal       Principal       Term   Average  Interest   Original        LTV    Average
Seconds(%)         Loans         Balance    Balance         Balance   (months)      FICO      Rate        LTV    With SS        DTI
----------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
0.00% - 50.00%        30     $21,594,293       3.70%    $719,809.75        358       721     6.313%     41.59%     41.91%     28.93
50.01% - 54.99%        8       5,804,991       1.00      725,623.92        358       708     6.005      53.23      53.23      35.53
55.00% - 59.99%       12      12,345,874       2.12    1,028,822.83        357       711     6.458      56.82      58.22      37.11
60.00% - 64.99%       30      30,572,666       5.24    1,019,088.86        358       733     6.336      61.14      61.50      33.75
65.00% - 69.99%       45      35,008,712       6.01      777,971.37        360       710     6.466      66.30      67.84      35.81
70.00% - 74.99%       52      43,899,281       7.53      844,216.95        360       711     6.339      69.62      71.42      36.47
75.00% - 79.99%       71      46,897,550       8.04      660,528.88        359       717     6.527      77.11      77.43      36.61
80%                  184      96,116,734      16.49      522,373.56        359       707     6.567      79.51      80.00      36.16
80.01% - 84.99%       21       9,691,923       1.66      461,520.13        358       723     6.312      77.36      83.53      40.54
85.00% - 89.99%       46      24,546,224       4.21      533,613.56        360       701     6.466      79.13      87.51      39.54
90.00% - 94.99%      100      49,830,878       8.55      498,308.78        359       707     6.479      79.51      90.83      40.17
95.00% - 99.99%      145      51,520,284       8.84      355,312.30        359       710     6.525      80.57      96.31      39.87
100%                 452     155,146,043      26.61      343,243.46        359       705     6.681      79.60     100.00      40.26
----------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
Total:             1,196    $582,975,452     100.00%    $487,437.67        359       710     6.522%     74.74%     83.37%     37.74

Minimum: 8.29%
Maximum: 100.00%

                                               % of
                                           Mortgage
                                          Loan Pool
                                                 by                                                             Weighted
                  Number                  Aggregate                   Weighted            Weighted   Weighted    Average
                      of       Aggregate    Cut-off         Average    Average  Non-Zero   Average    Average   Combined   Non-Zero
Simultaneous       Mort-    Cut-off Date       Date    Cut-off Date  Remaining  Weighted     Gross   Combined   Original   Weighted
Seconds At          gage       Principal  Principal       Principal       Term   Average  Interest   Original        LTV    Average
Origination(%)     Loans         Balance    Balance         Balance   (months)      FICO      Rate        LTV    With SS        DTI
----------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
Simultaneous
Second               730    $306,200,632      52.52%    $419,452.92        359       707     6.593%     77.04%     93.48%     39.53
No Simultaneous
Second               466     276,774,820      47.48      593,937.38        359       713     6.443      72.19      72.19      35.61
----------------  ------  --------------  ---------   -------------  ---------  --------  --------   --------   --------   --------
Total:             1,196    $582,975,452     100.00%    $487,437.67        359       710     6.522%     74.74%     83.37%     37.74

--------------------------------------------------------------------------------
BARCLAYS                                                           Page 11 of 11

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     March 16, 2007
BCAP LLC Trust, 2007-AA2, Group II
--------------------------------------------------------------------------------

                        BCAP LLC TRUST 2007-AA2, GROUP II
                              COLLATERAL TERM SHEET

--------------------------------------------------------------------------------

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

      The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

      The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1337454/000091412106002138/
by903095-s3a3.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

BCAP LLC Trust 2007-AA2 (Group II)
All records
================================================================================

Summary Statistics
--------------------------------------------------------------------------------
As-of / Cut-off Date: 2007-03-01
Number of Mortgage Loans: 1,374
Aggregate Principal Balance ($): 411,864,758
Weighted Average Current Mortgage Rate (%): 6.628
Weighted Average Stated Original Term (months): 345
Weighted Average Stated Remaining Term (months): 344
Weighted Average Age (Months): 1
Weighted Average Combined Original LTV (%): 71.73
Weighted Average Combined Original LTV Incl
Simultaneous Seconds at Origination (%): 76.56
Non-Zero Weighted Average FICO Score: 731
% Loans with Simultaneous Seconds: 30.17
% First Liens: 100.00
% Owner Occupied: 71.12
% Purchase: 34.57
% Full Documentation: 21.88
% IO Loans: 34.09
Top 5 States: CA(26.25%),NY(11.16%),FL(10.18%),NJ(3.86%),OR(3.67%)


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Product                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Type                          Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Fixed - 15 Year                 130    $32,416,749        7.87%  $249,359.61         178        736      6.268%     61.13%     35.60
Fixed - 20 Year                  14      2,002,457        0.49    143,032.62         239        721      6.559      57.21      37.50
Fixed - 30 Year                 804    216,385,326       52.54    269,135.98         358        727      6.634      73.01      37.93
Fixed - 30 Year - IO 10 Yr      293    113,729,134       27.61    388,154.04         359        735      6.702      71.83      38.97
Fixed - 30 Year - IO 15 Yr       60     26,674,470        6.48    444,574.50         358        747      6.549      70.31      39.86
Balloon - 30/40                  73     20,656,622        5.02    282,967.43         359        728      6.836      77.61      41.74
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Gross                            of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Interest                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Rate (%)                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
5.000% - 5.999%                  29     $9,555,578        2.32%  $329,502.69         253        737      5.799%     62.51%     35.23
6.000% - 6.999%               1,069    338,869,353       82.28    316,996.59         344        733      6.492      70.52      38.37
7.000% - 7.999%                 250     55,941,979       13.58    223,767.91         355        716      7.392      79.64      38.06
8.000% - 8.999%                  26      7,497,849        1.82    288,378.79         359        736      8.140      79.11      44.66
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 5.500%
Maximum: 8.500%

================================================================================
[BARCLAYS LOGO]                                                      Page 1 of 8

BCAP LLC Trust 2007-AA2 (Group II)
All records
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Cut-off                          of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Date Principal             Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Balance ($)                   Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
$1 - $25,000                      6       $125,869        0.03%   $20,978.19         326        737      7.019%     73.12%     47.20
$25,001 - $50,000                38      1,588,704        0.39     41,808.00         312        732      6.855      64.01      30.78
$50,001 - $75,000                66      4,178,852        1.01     63,315.94         306        726      6.954      67.70      38.52
$75,001 - $100,000               91      8,084,637        1.96     88,842.17         328        726      6.821      72.60      38.18
$100,001 - $125,000             114     13,050,541        3.17    114,478.43         338        731      6.770      72.35      36.87
$125,001 - $150,000             105     14,507,586        3.52    138,167.48         331        730      6.739      73.15      38.78
$150,001 - $175,000             105     17,037,225        4.14    162,259.29         350        723      6.697      73.81      36.89
$175,001 - $200,000             105     19,864,253        4.82    189,183.36         341        721      6.668      72.80      39.34
$200,001 - $225,000              93     19,749,541        4.80    212,360.65         348        727      6.698      75.19      39.58
$225,001 - $250,000              66     15,626,593        3.79    236,766.56         346        722      6.652      74.48      38.17
$250,001 - $275,000              60     15,778,091        3.83    262,968.19         351        730      6.714      76.25      39.83
$275,001 - $300,000              52     14,969,650        3.63    287,877.88         348        722      6.654      72.34      40.40
$300,001 - $325,000              37     11,567,704        2.81    312,640.64         349        727      6.527      75.23      39.06
$325,001 - $350,000              28      9,507,533        2.31    339,554.76         358        731      6.644      73.58      39.64
$350,001 - $375,000              28     10,166,589        2.47    363,092.47         352        732      6.724      73.63      41.49
$375,001 - $400,000              37     14,494,519        3.52    391,743.76         349        728      6.674      72.95      38.28
$400,001 - $425,000              39     16,186,927        3.93    415,049.41         345        728      6.599      72.11      42.84
$425,001 - $450,000              22      9,627,552        2.34    437,616.01         358        731      6.748      76.48      39.42
$450,001 - $475,000              23     10,650,411        2.59    463,061.33         343        736      6.506      75.25      37.93
$475,001 - $500,000              36     17,596,717        4.27    488,797.70         338        726      6.624      72.60      40.35
$500,001 - $750,000             154     94,005,504       22.82    610,425.35         344        733      6.550      70.84      36.93
$750,001 - $1,000,000            48     42,474,324       10.31    884,881.75         347        742      6.468      71.88      37.22
$1,000,001 - $1,500,000          15     19,374,823        4.70  1,291,654.85         318        740      6.468      61.13      37.29
$1,500,001 - $2,000,000           4      6,985,613        1.70  1,746,403.17         355        746      6.570      54.08      36.38
$2,000,001 - $2,500,000           1      2,130,000        0.52  2,130,000.00         359        715      7.625      56.05      42.48
$2,500,001 >=                     1      2,535,000        0.62  2,535,000.00         359        753      8.000      65.00      46.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $19,983
Maximum: $2,535,000


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Principal                        of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Balances                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
At Origination ($)            Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
$1 - $25,000                      6       $125,869        0.03%   $20,978.19         326        737      7.019%     73.12%     47.20
$25,001 - $50,000                38      1,588,704        0.39     41,808.00         312        732      6.855      64.01      30.78
$50,001 - $75,000                66      4,178,852        1.01     63,315.94         306        726      6.954      67.70      38.52
$75,001 - $100,000               91      8,084,637        1.96     88,842.17         328        726      6.821      72.60      38.18
$100,001 - $125,000             113     12,926,375        3.14    114,392.70         340        731      6.774      72.18      36.87
$125,001 - $150,000             105     14,481,883        3.52    137,922.69         329        729      6.739      73.07      38.76
$150,001 - $175,000             106     17,187,094        4.17    162,142.40         350        723      6.696      73.99      36.89
$175,001 - $200,000             105     19,864,253        4.82    189,183.36         341        721      6.668      72.80      39.34
$200,001 - $225,000              93     19,749,541        4.80    212,360.65         348        727      6.698      75.19      39.58
$225,001 - $250,000              66     15,626,593        3.79    236,766.56         346        722      6.652      74.48      38.17
$250,001 - $275,000              60     15,778,091        3.83    262,968.19         351        730      6.714      76.25      39.83
$275,001 - $300,000              51     14,669,688        3.56    287,640.94         352        721      6.663      72.91      40.24
$300,001 - $325,000              38     11,867,665        2.88    312,306.98         345        728      6.520      74.45      39.25
$325,001 - $350,000              28      9,507,533        2.31    339,554.76         358        731      6.644      73.58      39.64
$350,001 - $375,000              28     10,166,589        2.47    363,092.47         352        732      6.724      73.63      41.49
$375,001 - $400,000              37     14,494,519        3.52    391,743.76         349        728      6.674      72.95      38.28
$400,001 - $425,000              39     16,186,927        3.93    415,049.41         345        728      6.599      72.11      42.84
$425,001 - $450,000              22      9,627,552        2.34    437,616.01         358        731      6.748      76.48      39.42
$450,001 - $475,000              23     10,650,411        2.59    463,061.33         343        736      6.506      75.25      37.93
$475,001 - $500,000              35     17,097,938        4.15    488,512.52         343        726      6.642      72.68      40.15
$500,001 - $750,000             155     94,504,283       22.95    609,705.05         343        733      6.547      70.84      36.98
$750,001 - $1,000,000            48     42,474,324       10.31    884,881.75         347        742      6.468      71.88      37.22
$1,000,001 - $1,500,000          15     19,374,823        4.70  1,291,654.85         318        740      6.468      61.13      37.29
$1,500,001 - $2,000,000           4      6,985,613        1.70  1,746,403.17         355        746      6.570      54.08      36.38
$2,000,001 - $2,500,000           1      2,130,000        0.52  2,130,000.00         359        715      7.625      56.05      42.48
$2,500,001 >=                     1      2,535,000        0.62  2,535,000.00         359        753      8.000      65.00      46.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $20,000
Maximum: $2,535,000
Average: $300,119

================================================================================
[BARCLAYS LOGO]                                                      Page 2 of 8

BCAP LLC Trust 2007-AA2 (Group II)
All records
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Original                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Term                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
(month)                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
180                             130    $32,416,749        7.87%  $249,359.61         178        736      6.268%     61.13%     35.60
240                              14      2,002,457        0.49    143,032.62         239        721      6.559      57.21      37.50
360                           1,230    377,445,552       91.64    306,866.30         359        731      6.660      72.71      38.59
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 180
Maximum: 360
Weighted Average: 345


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Remaining                        of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Term                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
(month)                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
121 - 180                       130    $32,416,749        7.87%  $249,359.61         178        736      6.268%     61.13%     35.60
181 - 240                        14      2,002,457        0.49    143,032.62         239        721      6.559      57.21      37.50
301 - 360                     1,230    377,445,552       91.64    306,866.30         359        731      6.660      72.71      38.59
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 172
Maximum: 360

================================================================================
[BARCLAYS LOGO]                                                      Page 3 of 8

BCAP LLC Trust 2007-AA2 (Group II)
All records
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Geographical               Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Distribution                  Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Alabama                          10     $1,708,837        0.41%  $170,883.67         355        738      6.577%     76.64%     28.65
Alaska                            4      1,198,390        0.29    299,597.59         359        728      6.624      82.52      50.19
Arizona                          43     11,089,899        2.69    257,904.62         329        740      6.579      72.28      38.03
Arkansas                          6      1,018,506        0.25    169,751.00         335        728      6.547      76.66      32.57
California                      269    108,094,362       26.25    401,837.78         349        737      6.524      66.92      39.25
Colorado                         36     12,174,586        2.96    338,182.95         357        726      6.737      69.50      40.98
Connecticut                      13      3,595,827        0.87    276,602.05         352        722      6.820      78.34      35.05
Delaware                          7      1,492,229        0.36    213,175.54         330        714      6.432      79.37      47.86
District of Columbia              6      2,663,749        0.65    443,958.16         358        728      6.443      70.31      37.43
Florida                         119     41,934,903       10.18    352,394.14         338        735      6.798      70.55      36.20
Georgia                          29      7,299,711        1.77    251,714.16         341        745      6.595      73.88      42.05
Hawaii                           11      4,896,606        1.19    445,146.00         358        752      6.510      68.40      37.29
Idaho                            14      2,538,349        0.62    181,310.63         353        717      6.639      76.75      32.67
Illinois                         36      8,772,639        2.13    243,684.42         343        739      6.714      73.30      33.95
Indiana                           4        408,386        0.10    102,096.45         304        708      6.689      90.60      37.25
Iowa                             10      1,608,127        0.39    160,812.71         330        728      6.796      76.60      41.20
Kansas                            4        525,140        0.13    131,285.02         359        737      7.314      90.57      30.01
Kentucky                          4        204,067        0.05     51,016.72         359        690      7.484      84.17      42.34
Louisiana                         4        547,631        0.13    136,907.64         359        727      6.741      78.65      22.08
Maine                             3        550,346        0.13    183,448.82         294        711      6.605      71.06      35.41
Maryland                         49     14,504,135        3.52    296,002.76         352        732      6.504      74.93      39.10
Massachusetts                    17      6,607,754        1.60    388,691.41         359        715      6.777      68.96      36.06
Michigan                         14      3,518,568        0.85    251,326.27         358        718      6.605      77.04      37.99
Minnesota                        33      7,254,908        1.76    219,845.70         336        711      6.796      73.01      37.53
Mississippi                       3        950,416        0.23    316,805.39         345        791      6.383      79.15      29.28
Missouri                         17      2,017,168        0.49    118,656.94         359        720      7.046      74.73      39.80
Montana                           9      1,199,985        0.29    133,331.68         359        706      6.732      77.47      33.50
Nebraska                          8      1,007,618        0.24    125,952.20         336        704      6.720      83.16      40.92
Nevada                           34     10,521,430        2.55    309,453.82         342        714      6.714      73.04      37.91
New Hampshire                     8      2,166,754        0.53    270,844.24         276        737      7.227      70.59      55.87
New Jersey                       45     15,902,368        3.86    353,385.96         353        727      6.648      71.38      39.43
New Mexico                        8      1,211,467        0.29    151,433.34         350        723      7.164      78.23      41.59
New York                        105     45,974,762       11.16    437,854.88         344        725      6.647      72.27      38.30
North Carolina                   47     10,579,952        2.57    225,105.37         339        736      6.593      78.13      37.73
North Dakota                      3        310,620        0.08    103,539.86         359        763      7.202      91.17      53.16
Ohio                              5        665,160        0.16    133,031.95         359        726      6.841      89.00      45.80
Oklahoma                          8      1,553,129        0.38    194,141.15         359        700      7.206      75.08      32.84
Oregon                           55     15,101,647        3.67    274,575.40         346        736      6.603      72.64      38.76
Pennsylvania                     33      4,596,367        1.12    139,283.86         317        709      6.638      77.39      35.82
South Carolina                   12      1,850,743        0.45    154,228.55         354        745      6.800      80.85      36.34
South Dakota                      3        253,206        0.06     84,401.98         322        696      7.069      77.03      36.79
Tennessee                        19      3,350,996        0.81    176,368.23         261        738      6.363      67.08      32.55
Texas                            72     11,676,644        2.84    162,175.61         335        729      6.635      77.51      38.26
Utah                             21      5,869,386        1.43    279,494.56         317        723      6.559      76.69      39.06
Vermont                           1         99,910        0.02     99,909.60         359        684      6.500      36.97      17.66
Virginia                         31     11,623,652        2.82    374,956.50         339        738      6.499      76.38      38.06
Washington                       60     14,060,778        3.41    234,346.30         345        726      6.544      74.27      39.07
West Virginia                     3        531,270        0.13    177,090.01         359        701      6.625      81.07      34.11
Wisconsin                        16      4,199,214        1.02    262,450.86         341        724      6.758      77.21      43.66
Wyoming                           3        382,463        0.09    127,487.67         358        718      7.046      82.70      27.36
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Number of States Represented: 50


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Occupancy                     Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Primary                         907   $292,915,830       71.12%  $322,950.20         347        728      6.590%     72.71%     39.08
Investment                      388     83,620,474       20.30    215,516.69         340        737      6.799      69.50      36.55
Second Home                      79     35,328,453        8.58    447,195.61         330        745      6.540      68.85      37.12
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 4 of 8

BCAP LLC Trust 2007-AA2 (Group II)
All records
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Property                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Types                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Single Family Residence       1,058   $314,591,916       76.38%  $297,345.86         344        729      6.613%     71.85%     38.77
2-4 Family                      163     53,593,484       13.01    328,794.38         352        736      6.691      71.67      37.90
Condo                           148     42,671,496       10.36    288,320.92         334        737      6.663      71.23      36.30
Co-op                             5      1,007,862        0.24    201,572.47         278        761      6.563      56.88      27.29
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Loan                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Purpose                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Refinance - Cashout             612   $185,396,971       45.01%  $302,936.23         338        725      6.626%     67.25%     38.07
Purchase                        498    142,380,833       34.57    285,905.29         352        737      6.654      78.18      39.14
Refinance - Rate Term           264     84,086,954       20.42    318,511.19         342        734      6.590      70.67      37.48
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Documentation              Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Level                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Stated Income/
Verified Assets                 377   $146,367,609       35.54%  $388,242.99         344        729      6.572%     71.34%     38.49
Stated Income/
Stated Assets                   361    103,123,811       25.04    285,661.53         343        730      6.666      72.21      38.34
Full Documentation              324     90,109,284       21.88    278,115.08         343        735      6.538      74.52      38.16
No Documentation                185     42,132,420       10.23    227,742.81         342        734      6.766      63.88      33.77
No Ratio/Stated Assets           83     19,225,437        4.67    231,631.78         349        721      6.953      76.46       0.00
No Ratio/Verified Assets         43     10,423,074        2.53    242,397.06         347        741      6.682      70.79       0.00
Time Saver                        1        483,123        0.12    483,122.55         358        643      6.500      80.00      63.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
Original                     Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Prepayment                       of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Penalty                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Term (months)                 Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
None                          1,373   $411,571,989       99.93%  $299,761.10         344        731      6.628%     71.72%     38.35
36                                1        292,769        0.07    292,768.79         354        698      6.750      80.00      36.63
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Non-Zero Minimum: 36
Maximum: 36
Non-Zero Weighted Average: 36


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Lien                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Position                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
1st Lien                      1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 5 of 8

BCAP LLC Trust 2007-AA2 (Group II)
All records
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
FICO                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Score                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
621 - 640                         8     $1,999,110        0.49%  $249,888.77         300        634      6.722%     73.53%     37.13
641 - 660                        26      9,012,154        2.19    346,621.30         358        650      6.689      77.68      37.21
661 - 680                        53     13,667,397        3.32    257,875.42         350        674      6.597      72.16      39.52
681 - 700                       320     86,570,907       21.02    270,534.09         346        690      6.717      73.97      40.18
701 - 720                       219     59,416,731       14.43    271,309.27         344        710      6.734      73.02      40.04
721 - 740                       231     70,723,787       17.17    306,163.58         341        730      6.517      73.43      38.20
741 - 760                       205     68,811,930       16.71    335,667.95         346        750      6.665      68.90      38.68
761 - 780                       153     50,071,528       12.16    327,264.89         339        771      6.566      71.12      37.14
781 - 800                       111     36,530,045        8.87    329,099.50         343        789      6.521      67.58      35.44
801 >=                           48     15,061,170        3.66    313,774.37         342        805      6.505      66.54      31.87
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Non-Zero Minimum: 626
Maximum: 818


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Delinquency Days              Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0 - 29                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Years of                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Origination                   Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
2006                            292    $97,350,713       23.64%  $333,392.85         328        731      6.574%     70.64%     37.20
2007                          1,082    314,514,045       76.36    290,678.41         349        731      6.645      72.06      38.73
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Interest                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Only                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Period                        Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0                             1,021   $271,461,154       65.91%  $265,877.72         336        728      6.605%     71.82%     37.91
120                             293    113,729,134       27.61    388,154.04         359        735      6.702      71.83      38.97
180                              60     26,674,470        6.48    444,574.50         358        747      6.549      70.31      39.86
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Range of                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Debt to                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Income Ratios (%)             Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                         310    $69,704,479       16.92%  $224,853.16         344        731      6.809%     68.35%      0.00
0.01 - 20.00                     53     15,619,370        3.79    294,705.10         321        748      6.534      66.92      14.16
20.01 - 25.00                    55     15,743,344        3.82    286,242.62         344        737      6.621      70.89      22.65
25.01 - 30.00                    80     24,212,669        5.88    302,658.36         339        739      6.509      69.58      28.04
30.01 - 35.00                   151     51,893,701       12.60    343,666.89         339        732      6.560      70.97      32.44
35.01 - 40.00                   192     65,573,651       15.92    341,529.43         351        729      6.589      73.05      37.72
40.01 - 45.00                   259     88,249,529       21.43    340,731.77         342        731      6.584      72.46      42.71
45.01 - 50.00                   217     64,446,932       15.65    296,990.47         351        727      6.672      73.56      47.46
50.01 - 55.00                    43     12,010,210        2.92    279,307.20         336        715      6.519      79.88      51.73
55.01 >=                         14      4,410,872        1.07    315,062.31         338        713      6.733      82.47      58.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 6 of 8

BCAP LLC Trust 2007-AA2 (Group II)
All records
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
PMI Level                     Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0                             1,149   $366,781,656       89.05%  $319,218.15         343        733      6.577%     69.39%     38.01
6                                 4        722,742        0.18    180,685.42         191        694      6.229      83.82      36.31
12                               32      7,306,286        1.77    228,321.45         344        716      6.863      84.55      41.17
25                              109     20,454,871        4.97    187,659.37         358        718      7.243      89.42      40.68
30                               62     13,820,905        3.36    222,917.82         359        707      6.932      94.52      41.54
35                               18      2,778,298        0.67    154,349.87         359        716      6.801      99.84      47.79
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Mortgage                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Insurance                  Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Provider                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
None                          1,149   $366,781,656       89.05%  $319,218.15         343        733      6.577%     69.39%     38.01
Genworth                          7      1,172,724        0.28    167,531.94         359        741      7.359      90.49      27.11
Mtge Guaranty
Insurance Corp.                   6        946,686        0.23    157,780.99         349        733      6.894      92.60      42.13
Premium Priced                    2        788,091        0.19    394,045.61         359        723      7.659      88.48      35.27
PMI                             131     27,007,702        6.56    206,165.66         354        716      7.099      89.71      39.41
Radian                           10      1,615,295        0.39    161,529.52         351        718      6.646      91.84      41.84
Republic Mtge Ins Co             14      3,032,913        0.74    216,636.66         359        692      7.016      92.29      48.39
Triad                            34      7,548,429        1.83    222,012.63         348        703      6.942      91.69      44.02
United Guaranty                  21      2,971,261        0.72    141,488.61         355        718      6.790      95.72      45.70
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Originator                    Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo and Affliates     1,335   $402,025,198       97.61%  $301,142.47         344        732      6.620%     71.69%     38.27
Others                           39      9,839,560        2.39    252,296.41         350        701      6.950      73.38      40.98
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Combined                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Original                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
LTV Ratio (%)                 Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0.00% - 50.00%                  150    $37,935,808        9.21%  $252,905.39         325        743      6.453%     37.87%     34.45
50.01% - 54.99%                  48     14,069,684        3.42    293,118.41         318        747      6.430      52.49      35.26
55.00% - 59.99%                  61     25,949,062        6.30    425,394.46         328        738      6.498      57.88      38.52
60.00% - 64.99%                  63     24,532,333        5.96    389,402.10         332        722      6.444      62.55      37.34
65.00% - 69.99%                  90     34,003,007        8.26    377,811.19         337        737      6.605      66.96      39.14
70.00% - 74.99%                  98     35,050,774        8.51    357,660.96         343        737      6.568      71.69      34.62
75.00% - 79.99%                 191     61,281,365       14.88    320,844.84         345        728      6.632      77.23      39.58
80%                             448    133,959,624       32.53    299,017.02         355        730      6.638      80.00      38.82
80.01% - 84.99%                  19      4,230,965        1.03    222,682.37         330        709      6.866      83.67      40.64
85.00% - 89.99%                  39      9,608,684        2.33    246,376.51         349        718      6.776      86.94      42.41
90.00% - 94.99%                 106     19,646,924        4.77    185,348.34         357        714      7.240      90.90      39.56
95.00% - 99.99%                  46      9,161,981        2.22    199,173.50         359        710      7.046      95.22      42.64
100%                             15      2,434,548        0.59    162,303.17         359        714      6.790     100.00      48.06
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,374   $411,864,758      100.00%  $299,756.01         344        731      6.628%     71.73%     38.35
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 9.58%
Maximum: 100.00%

================================================================================
[BARCLAYS LOGO]                                                      Page 7 of 8

BCAP LLC Trust 2007-AA2 (Group II)
All records
================================================================================


                                                 % of
                                             Mortgage
                                            Loan Pool
Combined                                           by                                                             Weighted
Original                        Aggregate   Aggregate       Average   Weighted              Weighted   Weighted    Average
LTV Ratio           Number        Cut-off     Cut-off       Cut-off    Average   Non-Zero    Average    Average   Combined  Non-Zero
Including               of           Date        Date          Date  Remaining   Weighted      Gross   Combined   Original  Weighted
Simultaneous      Mortgage      Principal   Principal     Principal       Term    Average   Interest   Original        LTV   Average
Seconds(%)           Loans        Balance     Balance       Balance   (months)       FICO       Rate        LTV    With SS       DTI
------------------------------------------------------------------------------------------------------------------------------------
0.00% - 50.00%         141    $35,628,983        8.65%  $252,687.82        324        744      6.443%     37.96%     38.05%    33.87
50.01% - 54.99%         43     10,483,986        2.55    243,813.64        320        745      6.459      50.92      52.08     32.90
55.00% - 59.99%         62     25,351,666        6.16    408,897.84        324        740      6.497      57.44      57.78     38.26
60.00% - 64.99%         49     16,222,715        3.94    331,075.81        337        718      6.419      62.42      62.61     41.56
65.00% - 69.99%         84     30,180,665        7.33    359,293.63        340        737      6.634      66.14      66.97     39.38
70.00% - 74.99%         93     36,152,922        8.78    388,741.10        343        737      6.560      69.53      71.77     33.57
75.00% - 79.99%        133     47,586,746       11.55    357,795.08        335        727      6.580      74.94      76.98     38.13
80%                    213     63,258,533       15.36    296,988.42        350        733      6.684      79.42      80.00     37.13
80.01% - 84.99%         28      7,948,443        1.93    283,872.97        322        709      6.657      77.51      83.87     40.01
85.00% - 89.99%         74     25,635,155        6.22    346,421.01        355        726      6.616      80.74      88.27     41.40
90.00% - 94.99%        163     40,486,813        9.83    248,385.35        358        720      6.916      84.97      90.68     38.33
95.00% - 99.99%         91     22,829,268        5.54    250,871.07        359        720      6.822      84.99      96.36     42.82
100%                   200     50,098,864       12.16    250,494.32        358        733      6.632      80.25     100.00     40.94
------------------------------------------------------------------------------------------------------------------------------------
Total:               1,374   $411,864,758      100.00%  $299,756.01        344        731      6.628%     71.73%     76.56%    38.35
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 9.58%
Maximum: 100.00%


                                                 % of
                                             Mortgage
                                            Loan Pool
                                                   by                                                             Weighted
                                Aggregate   Aggregate       Average   Weighted              Weighted   Weighted    Average
Simultaneous        Number        Cut-off     Cut-off       Cut-off    Average   Non-Zero    Average    Average   Combined  Non-Zero
Seconds                 of           Date        Date          Date  Remaining   Weighted      Gross   Combined   Original  Weighted
At                Mortgage      Principal   Principal     Principal       Term    Average   Interest   Original        LTV   Average
Origination(%)       Loans        Balance     Balance       Balance   (months)       FICO       Rate        LTV    With SS       DTI
------------------------------------------------------------------------------------------------------------------------------------
Simultaneous
Second                 373   $124,248,496       30.17%  $333,105.89        350        730      6.572%     75.30%     91.32%    39.43
No Simultaneous
Second               1,001    287,616,262       69.83    287,328.93        341        731      6.653      70.18      70.18     37.78
------------------------------------------------------------------------------------------------------------------------------------
Total:               1,374   $411,864,758      100.00%  $299,756.01        344        731      6.628%     71.73%     76.56%    38.35
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 8 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-A: 20 and 30 Year Loans
================================================================================

Summary Statistics
--------------------------------------------------------------------------------
As-of / Cut-off Date: 2007-03-01
Number of Mortgage Loans: 1,244
Aggregate Principal Balance ($): 379,448,008
Weighted Average Current Mortgage Rate (%): 6.659
Weighted Average Stated Original Term (months): 359
Weighted Average Stated Remaining Term (months): 358
Weighted Average Age (Months): 1
Weighted Average Combined Original LTV (%): 72.63
Weighted Average Combined Original LTV Incl
Simultaneous Seconds at Origination (%): 77.70
Non-Zero Weighted Average FICO Score: 731
% Loans with Simultaneous Seconds: 31.38
% First Liens: 100.00
% Owner Occupied: 72.40
% Purchase: 36.05
% Full Documentation: 21.74
% IO Loans: 37.00
Top 5 States: CA(27.06%),NY(11.16%),FL(9.83%),NJ(4.06%),OR(3.70%)


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Product                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Type                          Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Fixed - 20 Year                  14     $2,002,457        0.53%  $143,032.62         239        721      6.559%     57.21%     37.50
Fixed - 30 Year                 804    216,385,326       57.03    269,135.98         358        727      6.634      73.01      37.93
Fixed - 30 Year - IO 10 Yr      293    113,729,134       29.97    388,154.04         359        735      6.702      71.83      38.97
Fixed - 30 Year - IO 15 Yr       60     26,674,470        7.03    444,574.50         358        747      6.549      70.31      39.86
Balloon - 30/40                  73     20,656,622        5.44    282,967.43         359        728      6.836      77.61      41.74
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Gross                            of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Interest                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Rate (%)                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
5.000% - 5.999%                  11     $4,116,278        1.08%  $374,207.11         351        731      5.759%     73.82%     38.30
6.000% - 6.999%                 967    312,874,610       82.46    323,551.82         358        733      6.507      71.23      38.53
7.000% - 7.999%                 240     54,959,272       14.48    228,996.97         358        716      7.392      79.63      38.14
8.000% - 8.999%                  26      7,497,849        1.98    288,378.79         359        736      8.140      79.11      44.66
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 5.625%
Maximum: 8.500%

================================================================================
[BARCLAYS LOGO]                                                      Page 1 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-A: 20 and 30 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Cut-off                          of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Date Principal             Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Balance ($)                   Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
$1 - $25,000                      5       $102,611        0.03%   $20,522.19         359        749      6.910%     69.29%     47.20
$25,001 - $50,000                28      1,209,162        0.32     43,184.36         354        732      6.978      72.82      32.78
$50,001 - $75,000                47      3,009,315        0.79     64,027.98         355        727      7.108      69.94      40.61
$75,001 - $100,000               77      6,833,855        1.80     88,751.36         356        726      6.900      75.13      38.36
$100,001 - $125,000             103     11,785,366        3.11    114,421.03         355        730      6.812      73.82      37.36
$125,001 - $150,000              89     12,370,747        3.26    138,997.16         357        731      6.799      75.44      38.85
$150,001 - $175,000             101     16,364,943        4.31    162,029.14         357        722      6.709      74.54      36.82
$175,001 - $200,000              96     18,140,173        4.78    188,960.14         356        720      6.696      73.71      39.43
$200,001 - $225,000              88     18,694,355        4.93    212,435.85         357        725      6.708      76.10      39.92
$225,001 - $250,000              62     14,678,658        3.87    236,752.55         357        722      6.699      75.10      37.94
$250,001 - $275,000              58     15,260,920        4.02    263,119.30         357        729      6.742      76.61      39.62
$275,001 - $300,000              49     14,100,949        3.72    287,774.47         359        721      6.666      72.76      40.37
$300,001 - $325,000              35     10,948,698        2.89    312,819.93         359        725      6.511      74.78      38.88
$325,001 - $350,000              28      9,507,533        2.51    339,554.76         358        731      6.644      73.58      39.64
$350,001 - $375,000              27      9,792,879        2.58    362,699.21         359        732      6.752      74.40      41.49
$375,001 - $400,000              35     13,714,482        3.61    391,842.34         359        729      6.687      72.98      39.20
$400,001 - $425,000              36     14,944,524        3.94    415,125.67         359        727      6.583      72.87      42.89
$425,001 - $450,000              22      9,627,552        2.54    437,616.01         358        731      6.748      76.48      39.42
$450,001 - $475,000              21      9,731,319        2.56    463,396.12         359        740      6.559      76.83      38.49
$475,001 - $500,000              32     15,634,757        4.12    488,586.16         358        720      6.667      72.99      39.53
$500,001 - $750,000             142     86,569,979       22.81    609,647.74         359        732      6.576      71.77      37.56
$750,001 - $1,000,000            45     39,754,831       10.48    883,440.70         359        742      6.508      72.88      37.90
$1,000,001 - $1,500,000          12     15,019,788        3.96  1,251,648.99         358        746      6.569      61.67      35.93
$1,500,001 - $2,000,000           4      6,985,613        1.84  1,746,403.17         355        746      6.570      54.08      36.38
$2,000,001 - $2,500,000           1      2,130,000        0.56  2,130,000.00         359        715      7.625      56.05      42.48
$2,500,001 >=                     1      2,535,000        0.67  2,535,000.00         359        753      8.000      65.00      46.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $19,983
Maximum: $2,535,000


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Principal                        of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Balances                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
At Origination ($)            Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
$1 - $25,000                      5       $102,611        0.03%   $20,522.19         359        749      6.910%     69.29%     47.20
$25,001 - $50,000                28      1,209,162        0.32     43,184.36         354        732      6.978      72.82      32.78
$50,001 - $75,000                47      3,009,315        0.79     64,027.98         355        727      7.108      69.94      40.61
$75,001 - $100,000               77      6,833,855        1.80     88,751.36         356        726      6.900      75.13      38.36
$100,001 - $125,000             103     11,785,366        3.11    114,421.03         355        730      6.812      73.82      37.36
$125,001 - $150,000              88     12,220,878        3.22    138,873.61         357        730      6.803      75.20      38.85
$150,001 - $175,000             102     16,514,812        4.35    161,909.93         357        723      6.707      74.72      36.82
$175,001 - $200,000              96     18,140,173        4.78    188,960.14         356        720      6.696      73.71      39.43
$200,001 - $225,000              88     18,694,355        4.93    212,435.85         357        725      6.708      76.10      39.92
$225,001 - $250,000              62     14,678,658        3.87    236,752.55         357        722      6.699      75.10      37.94
$250,001 - $275,000              58     15,260,920        4.02    263,119.30         357        729      6.742      76.61      39.62
$275,001 - $300,000              49     14,100,949        3.72    287,774.47         359        721      6.666      72.76      40.37
$300,001 - $325,000              35     10,948,698        2.89    312,819.93         359        725      6.511      74.78      38.88
$325,001 - $350,000              28      9,507,533        2.51    339,554.76         358        731      6.644      73.58      39.64
$350,001 - $375,000              27      9,792,879        2.58    362,699.21         359        732      6.752      74.40      41.49
$375,001 - $400,000              35     13,714,482        3.61    391,842.34         359        729      6.687      72.98      39.20
$400,001 - $425,000              36     14,944,524        3.94    415,125.67         359        727      6.583      72.87      42.89
$425,001 - $450,000              22      9,627,552        2.54    437,616.01         358        731      6.748      76.48      39.42
$450,001 - $475,000              21      9,731,319        2.56    463,396.12         359        740      6.559      76.83      38.49
$475,001 - $500,000              32     15,634,757        4.12    488,586.16         358        720      6.667      72.99      39.53
$500,001 - $750,000             142     86,569,979       22.81    609,647.74         359        732      6.576      71.77      37.56
$750,001 - $1,000,000            45     39,754,831       10.48    883,440.70         359        742      6.508      72.88      37.90
$1,000,001 - $1,500,000          12     15,019,788        3.96  1,251,648.99         358        746      6.569      61.67      35.93
$1,500,001 - $2,000,000           4      6,985,613        1.84  1,746,403.17         355        746      6.570      54.08      36.38
$2,000,001 - $2,500,000           1      2,130,000        0.56  2,130,000.00         359        715      7.625      56.05      42.48
$2,500,001 >=                     1      2,535,000        0.67  2,535,000.00         359        753      8.000      65.00      46.55
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $20,000
Maximum: $2,535,000
Average: $305,278

================================================================================
[BARCLAYS LOGO]                                                      Page 2 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-A: 20 and 30 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Original                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Term                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
(month)                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
240                              14     $2,002,457        0.53%  $143,032.62         239        721      6.559%     57.21%     37.50
360                           1,230    377,445,552       99.47    306,866.30         359        731      6.660      72.71      38.59
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 240
Maximum: 360
Weighted Average: 359


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Remaining                        of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Term                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
(month)                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
181 - 240                        14     $2,002,457        0.53%  $143,032.62         239        721      6.559%     57.21%     37.50
301 - 360                     1,230    377,445,552       99.47    306,866.30         359        731      6.660      72.71      38.59
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 239
Maximum: 360

================================================================================
[BARCLAYS LOGO]                                                      Page 3 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-A: 20 and 30 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Geographical               Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Distribution                  Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Alabama                          10     $1,708,837        0.45%  $170,883.67         355        738      6.577%     76.64%     28.65
Alaska                            4      1,198,390        0.32    299,597.59         359        728      6.624      82.52      50.19
Arizona                          38      9,313,945        2.45    245,103.81         358        748      6.633      74.13      36.29
Arkansas                          4        886,405        0.23    221,601.26         358        724      6.593      76.56      33.72
California                      249    102,684,243       27.06    412,386.52         358        736      6.546      67.62      39.27
Colorado                         36     12,174,586        3.21    338,182.95         357        726      6.737      69.50      40.98
Connecticut                      11      3,469,249        0.91    315,386.30         358        723      6.836      78.21      34.60
Delaware                          6      1,259,033        0.33    209,838.90         359        717      6.512      83.50      48.22
District of Columbia              6      2,663,749        0.70    443,958.16         358        728      6.443      70.31      37.43
Florida                         110     37,302,461        9.83    339,113.29         358        735      6.868      72.46      36.74
Georgia                          25      6,593,056        1.74    263,722.24         359        745      6.620      75.04      42.39
Hawaii                           11      4,896,606        1.29    445,146.00         358        752      6.510      68.40      37.29
Idaho                            14      2,538,349        0.67    181,310.63         353        717      6.639      76.75      32.67
Illinois                         34      8,115,961        2.14    238,704.74         356        739      6.759      73.88      35.18
Indiana                           3        284,220        0.07     94,739.84         359        711      6.826      90.89      37.96
Iowa                              8      1,346,486        0.35    168,310.77         359        723      6.838      84.11      38.65
Kansas                            4        525,140        0.14    131,285.02         359        737      7.314      90.57      30.01
Kentucky                          4        204,067        0.05     51,016.72         359        690      7.484      84.17      42.34
Louisiana                         4        547,631        0.14    136,907.64         359        727      6.741      78.65      22.08
Maine                             2        364,818        0.10    182,408.85         354        715      6.594      79.57      35.41
Maryland                         46     13,976,861        3.68    303,844.80         359        733      6.513      75.59      39.22
Massachusetts                    17      6,607,754        1.74    388,691.41         359        715      6.777      68.96      36.06
Michigan                         14      3,518,568        0.93    251,326.27         358        718      6.605      77.04      37.99
Minnesota                        28      6,339,628        1.67    226,415.29         358        706      6.801      72.40      37.19
Mississippi                       2        883,339        0.23    441,669.37         358        795      6.326      78.33      29.63
Missouri                         17      2,017,168        0.53    118,656.94         359        720      7.046      74.73      39.80
Montana                           9      1,199,985        0.32    133,331.68         359        706      6.732      77.47      33.50
Nebraska                          7        878,032        0.23    125,433.18         359        702      6.697      83.22      40.52
Nevada                           33      9,826,055        2.59    297,759.23         353        708      6.729      74.64      39.28
New Hampshire                     5      1,170,839        0.31    234,167.84         359        718      8.004      82.44      56.94
New Jersey                       43     15,403,756        4.06    358,226.89         359        725      6.660      71.89      39.25
New Mexico                        7      1,148,676        0.30    164,096.64         359        724      7.208      79.73      42.03
New York                         93     42,363,841       11.16    455,525.17         358        723      6.682      73.10      38.69
North Carolina                   40      9,484,951        2.50    237,123.79         357        737      6.623      78.88      39.72
North Dakota                      3        310,620        0.08    103,539.86         359        763      7.202      91.17      53.16
Ohio                              5        665,160        0.18    133,031.95         359        726      6.841      89.00      45.80
Oklahoma                          8      1,553,129        0.41    194,141.15         359        700      7.206      75.08      32.84
Oregon                           51     14,037,694        3.70    275,248.91         359        733      6.634      73.83      38.68
Pennsylvania                     26      3,547,237        0.93    136,432.18         358        714      6.809      78.55      36.57
South Carolina                   11      1,800,467        0.47    163,678.82         359        747      6.780      80.88      36.31
South Dakota                      3        253,206        0.07     84,401.98         322        696      7.069      77.03      36.79
Tennessee                        15      1,533,830        0.40    102,255.32         359        727      6.898      83.66      38.35
Texas                            56     10,130,057        2.67    180,893.87         358        730      6.671      79.07      38.49
Utah                             16      4,501,631        1.19    281,351.92         359        730      6.582      77.82      40.78
Vermont                           1         99,910        0.03     99,909.60         359        684      6.500      36.97      17.66
Virginia                         27     10,388,555        2.74    384,761.29         359        736      6.480      76.95      37.47
Washington                       57     13,013,160        3.43    228,301.06         359        726      6.555      75.14      38.85
West Virginia                     3        531,270        0.14    177,090.01         359        701      6.625      81.07      34.11
Wisconsin                        15      3,802,935        1.00    253,529.03         358        724      6.824      77.45      47.37
Wyoming                           3        382,463        0.10    127,487.67         358        718      7.046      82.70      27.36
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Number of States Represented: 50


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Occupancy                     Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Primary                         833   $274,703,251       72.40%  $329,775.81         358        728      6.619%     73.68%     39.23
Investment                      343     75,105,327       19.79    218,965.97         358        736      6.831      69.74      36.79
Second Home                      68     29,639,431        7.81    435,873.98         359        743      6.598      70.30      37.69
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 4 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-A: 20 and 30 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Property                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Types                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Single Family Residence         954   $290,260,151       76.50%  $304,255.92         358        729      6.643%     72.80%     38.88
2-4 Family                      155     51,793,996       13.65    334,154.81         358        736      6.703      71.86      37.90
Condo                           133     36,834,915        9.71    276,954.25         359        737      6.730      72.67      37.55
Co-op                             2        558,947        0.15    279,473.41         358        739      6.313      54.62      26.48
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Loan                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Purpose                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Refinance - Cashout             538   $165,719,283       43.67%  $308,028.41         357        724      6.668%     67.95%     37.86
Purchase                        469    136,788,060       36.05    291,658.98         359        737      6.665      78.67      39.39
Refinance - Rate Term           237     76,940,665       20.28    324,644.16         358        734      6.630      71.99      38.49
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Documentation              Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Level                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Stated Income/
Verified Assets                 350   $135,461,124       35.70%  $387,031.78         358        729      6.596%     72.26%     38.54
Stated Income/
Stated Assets                   320     94,440,721       24.89    295,127.25         358        730      6.715      73.09      38.48
Full Documentation              295     82,473,571       21.74    279,571.43         358        734      6.563      75.34      38.82
No Documentation                163     38,680,610       10.19    237,304.35         357        735      6.798      65.33      33.77
No Ratio/Stated Assets           77     18,139,879        4.78    235,582.84         359        722      6.979      77.08       0.00
No Ratio/Verified Assets         38      9,768,981        2.57    257,078.46         359        740      6.667      70.73       0.00
Time Saver                        1        483,123        0.13    483,122.55         358        643      6.500      80.00      63.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
Original                     Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Prepayment                       of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Penalty                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Term (months)                 Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
None                          1,243   $379,155,240       99.92%  $305,032.37         358        731      6.659%     72.63%     38.59
36                                1        292,769        0.08    292,768.79         354        698      6.750      80.00      36.63
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Non-Zero Minimum: 36
Maximum: 36
Non-Zero Weighted Average: 36


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Lien                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Position                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
1st Lien                      1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 5 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-A: 20 and 30 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
FICO                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Score                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
621 - 640                         5     $1,367,743        0.36%  $273,548.57         356        632      6.994%     75.64%     38.75
641 - 660                        26      9,012,154        2.38    346,621.30         358        650      6.689      77.68      37.21
661 - 680                        48     13,096,073        3.45    272,834.86         358        674      6.624      72.68      39.73
681 - 700                       294     80,896,709       21.32    275,158.87         357        690      6.742      74.75      40.14
701 - 720                       200     54,905,209       14.47    274,526.05         358        710      6.760      73.84      40.23
721 - 740                       209     64,159,337       16.91    306,982.47         358        730      6.558      74.42      38.73
741 - 760                       189     63,897,645       16.84    338,082.78         359        750      6.702      69.75      38.80
761 - 780                       130     44,920,206       11.84    345,540.05         358        771      6.591      72.18      37.48
781 - 800                       100     33,501,517        8.83    335,015.17         358        790      6.536      68.56      35.53
801 >=                           43     13,691,416        3.61    318,405.03         358        805      6.544      68.10      32.31
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Non-Zero Minimum: 626
Maximum: 818


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Delinquency Days              Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0 - 29                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Years of                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Origination                   Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
2006                            221    $81,559,758       21.49%  $369,048.68         357        729      6.618%     71.94%     37.85
2007                          1,023    297,888,251       78.51    291,190.86         358        731      6.670      72.82      38.81
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Interest                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Only                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Period                        Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0                               891   $239,044,405       63.00%  $268,287.77         358        727      6.651%     73.27%     38.24
120                             293    113,729,134       29.97    388,154.04         359        735      6.702      71.83      38.97
180                              60     26,674,470        7.03    444,574.50         358        747      6.549      70.31      39.86
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Range of                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Debt to                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Income Ratios (%)             Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                         276    $64,484,207       16.99%  $233,638.43         358        731      6.835%     69.47%      0.00
0.01 - 20.00                     44     12,362,105        3.26    280,956.92         359        746      6.661      69.75      13.85
20.01 - 25.00                    49     14,494,714        3.82    295,810.50         358        733      6.629      72.46      22.68
25.01 - 30.00                    71     21,950,324        5.78    309,159.49         356        738      6.539      69.97      28.14
30.01 - 35.00                   133     46,352,019       12.22    348,511.42         358        735      6.598      71.86      32.33
35.01 - 40.00                   178     62,995,328       16.60    353,906.34         358        729      6.600      73.48      37.75
40.01 - 45.00                   236     80,517,144       21.22    341,174.34         358        729      6.618      73.07      42.80
45.01 - 50.00                   203     61,911,828       16.32    304,984.37         358        727      6.691      74.20      47.46
50.01 - 55.00                    41     10,466,057        2.76    255,269.68         359        720      6.565      83.08      51.94
55.01 >=                         13      3,914,283        1.03    301,098.70         359        705      6.810      83.17      58.82
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 6 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-A: 20 and 30 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
PMI Level                     Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0                             1,028   $335,581,877       88.44%  $326,441.51         358        733      6.607%     70.25%     38.24
6                                 1        149,694        0.04    149,694.14         239        701      6.500      83.33      38.88
12                               27      6,713,059        1.77    248,631.80         359        713      6.900      84.29      41.23
25                              108     20,404,176        5.38    188,927.56         359        718      7.241      89.41      40.68
30                               62     13,820,905        3.64    222,917.82         359        707      6.932      94.52      41.54
35                               18      2,778,298        0.73    154,349.87         359        716      6.801      99.84      47.79
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Mortgage                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Insurance                  Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Provider                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
None                          1,028   $335,581,877       88.44%  $326,441.51         358        733      6.607%     70.25%     38.24
Genworth                          7      1,172,724        0.31    167,531.94         359        741      7.359      90.49      27.11
Mtge Guaranty
Insurance Corp.                   5        895,991        0.24    179,198.28         359        735      6.838      92.75      42.19
Premium Priced                    2        788,091        0.21    394,045.61         359        723      7.659      88.48      35.27
PMI                             127     26,418,746        6.96    208,021.62         358        716      7.113      89.78      39.29
Radian                            9      1,548,218        0.41    172,024.20         359        717      6.626      91.92      42.59
Republic Mtge Ins Co             14      3,032,913        0.80    216,636.66         359        692      7.016      92.29      48.39
Triad                            32      7,104,967        1.87    222,030.22         359        704      7.004      92.15      44.70
United Guaranty                  20      2,904,482        0.77    145,224.08         359        718      6.797      95.95      45.73
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Originator                    Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo and Affliates     1,208   $369,825,318       97.46%  $306,146.79         358        731      6.651%     72.60%     38.51
Others                           36      9,622,690        2.54    267,296.95         354        702      6.955      73.96      41.07
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Combined                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Original                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
LTV Ratio (%)                 Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0.00% - 50.00%                  113    $31,345,710        8.26%  $277,395.66         355        741      6.506%     38.00%     35.49
50.01% - 54.99%                  32     11,081,318        2.92    346,291.20         356        745      6.484      52.49      35.99
55.00% - 59.99%                  53     21,539,052        5.68    406,397.21         358        736      6.592      58.05      37.85
60.00% - 64.99%                  56     21,099,321        5.56    376,773.59         357        725      6.476      62.72      36.49
65.00% - 69.99%                  79     30,039,830        7.92    380,251.02         358        738      6.658      67.02      40.36
70.00% - 74.99%                  87     32,177,473        8.48    369,856.01         358        737      6.592      71.63      34.72
75.00% - 79.99%                 176     56,838,068       14.98    322,943.57         358        727      6.645      77.28      39.75
80%                             432    131,461,103       34.65    304,308.11         359        731      6.640      80.00      38.86
80.01% - 84.99%                  16      3,657,918        0.96    228,619.85         354        712      6.977      83.63      41.83
85.00% - 89.99%                  36      9,105,792        2.40    252,938.66         359        716      6.802      86.93      42.38
90.00% - 94.99%                 103     19,505,894        5.14    189,377.61         359        714      7.239      90.91      39.63
95.00% - 99.99%                  46      9,161,981        2.41    199,173.50         359        710      7.046      95.22      42.64
100%                             15      2,434,548        0.64    162,303.17         359        714      6.790     100.00      48.06
------------------------------------------------------------------------------------------------------------------------------------
Total:                        1,244   $379,448,008      100.00%  $305,022.51         358        731      6.659%     72.63%     38.58
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 14.04%
Maximum: 100.00%

================================================================================
[BARCLAYS LOGO]                                                      Page 7 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-A: 20 and 30 Year Loans
================================================================================


                                                 % of
                                             Mortgage
                                            Loan Pool
Combined                                           by                                                             Weighted
Original                        Aggregate   Aggregate       Average   Weighted              Weighted   Weighted    Average
LTV Ratio           Number        Cut-off     Cut-off       Cut-off    Average   Non-Zero    Average    Average   Combined  Non-Zero
Including               of           Date        Date          Date  Remaining   Weighted      Gross   Combined   Original  Weighted
Simultaneous      Mortgage      Principal   Principal     Principal       Term    Average   Interest   Original        LTV   Average
Seconds(%)           Loans        Balance     Balance       Balance   (months)       FICO       Rate        LTV    With SS       DTI
------------------------------------------------------------------------------------------------------------------------------------
0.00% - 50.00%         105    $29,177,950        7.69%  $277,885.24        356        743      6.497%     38.14%     38.17%    34.95
50.01% - 54.99%         29      8,239,378        2.17    284,116.49        358        744      6.497      50.57      52.03     33.75
55.00% - 59.99%         53     20,802,591        5.48    392,501.73        355        738      6.595      57.63      57.95     37.41
60.00% - 64.99%         43     14,279,579        3.76    332,083.24        359        720      6.442      62.39      62.60     40.56
65.00% - 69.99%         74     27,174,849        7.16    367,227.69        358        738      6.670      66.04      66.96     40.14
70.00% - 74.99%         82     33,279,621        8.77    405,849.04        358        737      6.582      69.29      71.71     33.57
75.00% - 79.99%        117     41,470,483       10.93    354,448.58        358        726      6.608      75.45      77.05     38.37
80%                    197     60,267,424       15.88    305,926.01        359        733      6.697      79.63      80.00     37.35
80.01% - 84.99%         23      6,420,960        1.69    279,172.16        356        708      6.789      78.47      83.93     41.44
85.00% - 89.99%         71     25,132,263        6.62    353,975.53        359        726      6.622      80.61      88.30     41.37
90.00% - 94.99%        160     40,345,783       10.63    252,161.14        358        720      6.914      84.95      90.68     38.36
95.00% - 99.99%         91     22,829,268        6.02    250,871.07        359        720      6.822      84.99      96.36     42.82
100%                   199     50,027,859       13.18    251,396.27        358        733      6.633      80.26     100.00     40.93
------------------------------------------------------------------------------------------------------------------------------------
Total:               1,244   $379,448,008      100.00%  $305,022.51        358        731      6.659%     72.63%     77.70%    38.58
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 15.00%
Maximum: 100.00%


                                                 % of
                                             Mortgage
                                            Loan Pool
                                                   by                                                             Weighted
                                Aggregate   Aggregate       Average   Weighted              Weighted   Weighted    Average
Simultaneous        Number        Cut-off     Cut-off       Cut-off    Average   Non-Zero    Average    Average   Combined  Non-Zero
Seconds                 of           Date        Date          Date  Remaining   Weighted      Gross   Combined   Original  Weighted
At                Mortgage      Principal   Principal     Principal       Term    Average   Interest   Original        LTV   Average
Origination(%)       Loans        Balance     Balance       Balance   (months)       FICO       Rate        LTV    With SS       DTI
------------------------------------------------------------------------------------------------------------------------------------
Simultaneous
Second                 361   $119,086,248       31.38%  $329,878.80        358        730      6.593%     75.90%     92.06%    39.78
No Simultaneous
Second                 883    260,361,760       68.62    294,860.43        358        731      6.689      71.14      71.14     37.92
------------------------------------------------------------------------------------------------------------------------------------
Total:               1,244   $379,448,008      100.00%  $305,022.51        358        731      6.659%     72.63%     77.70%    38.58
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 8 of 8

BCAP LLC Trust 2007-AA2 (Group II)
Group II-B: 15 Year Loans
================================================================================

Summary Statistics
--------------------------------------------------------------------------------
As-of / Cut-off Date: 2007-03-01
Number of Mortgage Loans: 130
Aggregate Principal Balance ($): 32,416,749
Weighted Average Current Mortgage Rate (%): 6.268
Weighted Average Stated Original Term (months): 180
Weighted Average Stated Remaining Term (months): 178
Weighted Average Age (Months): 2
Weighted Average Combined Original LTV (%): 61.13
Weighted Average Combined Original LTV Incl
Simultaneous Seconds at Origination (%): 63.19
Non-Zero Weighted Average FICO Score: 736
% Loans with Simultaneous Seconds: 15.92
% First Liens: 100.00
% Owner Occupied: 56.18
% Purchase: 17.25
% Full Documentation: 23.55
% IO Loans: 0.00
Top 5 States: CA(16.69%),FL(14.29%),NY(11.14%),TN(5.61%),AZ(5.48%)


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Product                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Type                          Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Fixed - 15 Year                 130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Gross                            of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Interest                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Rate (%)                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
5.000% - 5.999%                  18     $5,439,300       16.78%  $302,183.32         179        741      5.829%     53.94%     32.84
6.000% - 6.999%                 102     25,994,743       80.19    254,850.42         178        735      6.319      61.91      36.33
7.000% - 7.999%                  10        982,707        3.03     98,270.67         178        729      7.373      80.16      33.01
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 5.500%
Maximum: 7.875%


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Cut-off                          of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Date Principal             Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Balance ($)                   Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
$1 - $25,000                      1        $23,258        0.07%   $23,258.20         178        681      7.500%     90.00%      0.00
$25,001 - $50,000                10        379,542        1.17     37,954.19         178        732      6.463      35.94      15.51
$50,001 - $75,000                19      1,169,536        3.61     61,554.55         178        724      6.559      61.95      34.88
$75,001 - $100,000               14      1,250,782        3.86     89,341.59         178        726      6.392      58.80      37.12
$100,001 - $125,000              11      1,265,175        3.90    115,015.89         177        740      6.383      58.67      33.11
$125,001 - $150,000              16      2,136,839        6.59    133,552.42         178        724      6.391      59.89      38.41
$150,001 - $175,000               4        672,282        2.07    168,070.49         178        729      6.409      56.10      38.78
$175,001 - $200,000               9      1,724,080        5.32    191,564.45         178        732      6.372      63.29      38.15
$200,001 - $225,000               5      1,055,186        3.26    211,037.17         178        762      6.516      59.03      35.05
$225,001 - $250,000               4        947,935        2.92    236,983.79         179        713      5.931      64.87      40.95
$250,001 - $275,000               2        517,172        1.60    258,585.86         179        743      5.879      65.50      44.11
$275,001 - $300,000               3        868,701        2.68    289,566.92         178        743      6.459      65.58      40.70
$300,001 - $325,000               2        619,006        1.91    309,503.01         179        761      6.808      83.14      44.88
$350,001 - $375,000               1        373,711        1.15    373,710.53         179        728      6.000      53.42       0.00
$375,001 - $400,000               2        780,037        2.41    390,018.47         178        716      6.432      72.47      25.83
$400,001 - $425,000               3      1,242,403        3.83    414,134.33         179        746      6.791      63.00      41.40
$450,001 - $475,000               2        919,092        2.84    459,546.01         178        697      5.938      58.48      33.47
$475,001 - $500,000               4      1,961,960        6.05    490,490.06         178        770      6.276      69.50      45.42
$500,001 - $750,000              12      7,435,525       22.94    619,627.12         179        747      6.239      60.00      29.23
$750,001 - $1,000,000             3      2,719,493        8.39    906,497.50         179        738      5.886      57.20      27.43
$1,000,001 - $1,500,000           3      4,355,035       13.43  1,451,678.29         179        718      6.121      59.26      41.96
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $23,258
Maximum: $1,494,787

================================================================================
[BARCLAYS LOGO]                                                      Page 1 of 6

BCAP LLC Trust 2007-AA2 (Group II)
Group II-B: 15 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Principal                        of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Balances                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
At Origination ($)            Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
$1 - $25,000                      1        $23,258        0.07%   $23,258.20         178        681      7.500%     90.00%      0.00
$25,001 - $50,000                10        379,542        1.17     37,954.19         178        732      6.463      35.94      15.51
$50,001 - $75,000                19      1,169,536        3.61     61,554.55         178        724      6.559      61.95      34.88
$75,001 - $100,000               14      1,250,782        3.86     89,341.59         178        726      6.392      58.80      37.12
$100,001 - $125,000              10      1,141,009        3.52    114,100.85         177        744      6.384      55.27      32.70
$125,001 - $150,000              17      2,261,005        6.97    133,000.29         178        723      6.391      61.54      38.28
$150,001 - $175,000               4        672,282        2.07    168,070.49         178        729      6.409      56.10      38.78
$175,001 - $200,000               9      1,724,080        5.32    191,564.45         178        732      6.372      63.29      38.15
$200,001 - $225,000               5      1,055,186        3.26    211,037.17         178        762      6.516      59.03      35.05
$225,001 - $250,000               4        947,935        2.92    236,983.79         179        713      5.931      64.87      40.95
$250,001 - $275,000               2        517,172        1.60    258,585.86         179        743      5.879      65.50      44.11
$275,001 - $300,000               2        568,739        1.75    284,369.54         178        726      6.569      76.75      37.98
$300,001 - $325,000               3        918,968        2.83    306,322.57         179        765      6.626      70.50      45.36
$350,001 - $375,000               1        373,711        1.15    373,710.53         179        728      6.000      53.42       0.00
$375,001 - $400,000               2        780,037        2.41    390,018.47         178        716      6.432      72.47      25.83
$400,001 - $425,000               3      1,242,403        3.83    414,134.33         179        746      6.791      63.00      41.40
$450,001 - $475,000               2        919,092        2.84    459,546.01         178        697      5.938      58.48      33.47
$475,001 - $500,000               3      1,463,181        4.51    487,727.08         178        782      6.369      69.33      45.32
$500,001 - $750,000              13      7,934,304       24.48    610,331.11         179        746      6.224      60.63      30.47
$750,001 - $1,000,000             3      2,719,493        8.39    906,497.50         179        738      5.886      57.20      27.43
$1,000,001 - $1,500,000           3      4,355,035       13.43  1,451,678.29         179        718      6.121      59.26      41.96
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Minimum: $23,400
Maximum: $1,500,000
Average: $250,751


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Original                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Term                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
(month)                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
180                             130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 180
Maximum: 180
Weighted Average: 180


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Remaining                        of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Term                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
(month)                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
121 - 180                       130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 172
Maximum: 179

================================================================================
[BARCLAYS LOGO]                                                      Page 2 of 6

BCAP LLC Trust 2007-AA2 (Group II)
Group II-B: 15 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Geographical               Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Distribution                  Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Arizona                           5     $1,775,954        5.48%  $355,190.83         179        696      6.296%     62.57%     47.15
Arkansas                          2        132,101        0.41     66,050.49         178        758      6.234      77.33      23.70
California                       20      5,410,119       16.69    270,505.97         179        745      6.100      53.74      38.91
Connecticut                       2        126,577        0.39     63,288.67         179        708      6.382      81.66      46.53
Delaware                          1        233,195        0.72    233,195.38         179        697      6.000      57.07      46.50
Florida                           9      4,632,442       14.29    514,715.75         178        732      6.232      55.23      31.68
Georgia                           4        706,655        2.18    176,663.63         178        752      6.360      63.07      39.12
Illinois                          2        656,678        2.03    328,338.95         178        730      6.155      66.19      19.80
Indiana                           1        124,166        0.38    124,166.27         178        700      6.375      89.93      36.50
Iowa                              2        261,641        0.81    130,820.47         179        749      6.578      37.91      48.59
Maine                             1        185,529        0.57    185,528.77         176        704      6.625      54.34       0.00
Maryland                          3        527,275        1.63    175,758.22         178        717      6.268      57.36      35.80
Minnesota                         5        915,280        2.82    183,055.97         179        747      6.768      77.25      40.82
Mississippi                       1         67,077        0.21     67,077.44         178        745      7.125      90.00      24.94
Nebraska                          1        129,585        0.40    129,585.37         179        716      6.875      82.80      43.00
Nevada                            1        695,375        2.15    695,375.35         178        793      6.500      50.36      21.30
New Hampshire                     3        995,915        3.07    331,971.58         178        761      6.314      56.65      55.00
New Jersey                        2        498,612        1.54    249,305.92         178        789      6.250      55.69      44.12
New Mexico                        1         62,790        0.19     62,790.21         179        697      6.375      50.81      35.81
New York                         12      3,610,921       11.14    300,910.09         178        744      6.240      62.52      33.64
North Carolina                    7      1,095,001        3.38    156,428.71         179        732      6.337      71.63      21.40
Oregon                            4      1,063,953        3.28    265,988.14         178        768      6.191      56.87      39.87
Pennsylvania                      7      1,049,131        3.24    149,875.79         178        690      6.062      73.49      33.55
South Carolina                    1         50,276        0.16     50,275.60         174        663      7.500      80.00      37.27
Tennessee                         4      1,817,167        5.61    454,291.63         179        747      5.912      53.08      28.65
Texas                            16      1,546,588        4.77     96,661.73         178        718      6.397      67.29      36.46
Utah                              5      1,367,755        4.22    273,551.01         178        699      6.481      72.98      33.63
Virginia                          4      1,235,097        3.81    308,774.18         178        761      6.657      71.61      42.04
Washington                        3      1,047,618        3.23    349,205.86         179        726      6.400      63.38      45.35
Wisconsin                         1        396,278        1.22    396,278.21         178        733      6.125      74.86      15.20
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Number of States Represented: 30


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Occupancy                     Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Primary                          74    $18,212,579       56.18%  $246,115.94         179        726      6.162%     58.11%     36.75
Investment                       45      8,515,148       26.27    189,225.50         178        745      6.518      67.46      34.34
Second Home                      11      5,689,022       17.55    517,183.84         178        754      6.235      61.32      34.13
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Property                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Types                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Single Family Residence         104    $24,331,765       75.06%  $233,959.28         178        735      6.260%     60.53%     37.41
Condo                            15      5,836,581       18.00    389,105.37         178        736      6.239      62.18      29.41
2-4 Family                        8      1,799,488        5.55    224,936.01         178        742      6.329      66.15      37.97
Co-op                             3        448,916        1.38    149,638.51         178        789      6.875      59.68      28.30
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Loan                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Purpose                       Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Refinance - Cashout              74    $19,677,688       60.70%  $265,914.70         178        732      6.276%     61.36%     39.77
Refinance - Rate Term            27      7,146,289       22.05    264,677.35         178        737      6.152      56.49      27.64
Purchase                         29      5,592,773       17.25    192,854.23         178        750      6.390      66.24      32.87
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 3 of 6

BCAP LLC Trust 2007-AA2 (Group II)
Group II-B: 15 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Documentation              Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Level                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Stated Income/
Verified Assets                  27    $10,906,485       33.64%  $403,943.90         178        737      6.269%     59.88%     37.81
Stated Income/
Stated Assets                    41      8,683,089       26.79    211,782.67         179        733      6.133      62.71      36.81
Full Documentation               29      7,635,713       23.55    263,300.45         178        746      6.271      65.63      31.05
No Documentation                 22      3,451,811       10.65    156,900.49         178        724      6.404      47.60       0.00
No Ratio/Stated Assets            6      1,085,558        3.35    180,926.41         179        717      6.505      66.01       0.00
No Ratio/Verified Assets          5        654,092        2.02    130,818.47         179        751      6.915      71.66       0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
Original                     Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Prepayment                       of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Penalty                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Term (months)                 Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
None                            130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Non-Zero Minimum: 0
Maximum: 0
Non-Zero Weighted Average: 0


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Lien                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Position                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
1st Lien                        130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
FICO                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Score                         Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
621 - 640                         3       $631,367        1.95%  $210,455.78         177        639      6.132%     68.97%     33.35
661 - 680                         5        571,324        1.76    114,264.75         178        677      5.988      60.23      34.74
681 - 700                        26      5,674,199       17.50    218,238.41         179        689      6.374      62.86      40.67
701 - 720                        19      4,511,522       13.92    237,448.52         178        711      6.414      62.94      36.98
721 - 740                        22      6,564,450       20.25    298,384.09         178        729      6.115      63.79      33.16
741 - 760                        16      4,914,285       15.16    307,142.81         179        754      6.180      57.77      36.96
761 - 780                        23      5,151,322       15.89    223,970.51         178        771      6.348      61.89      34.52
781 - 800                        11      3,028,528        9.34    275,320.71         178        788      6.350      56.66      34.52
801 >=                            5      1,369,753        4.23    273,950.63         178        809      6.106      51.03      28.24
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Non-Zero Minimum: 629
Maximum: 813


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Delinquency Days              Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0 - 29                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 4 of 6

BCAP LLC Trust 2007-AA2 (Group II)
Group II-B: 15 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Years of                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Origination                   Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
2006                             71    $15,790,955       48.71%  $222,407.82         178        741      6.345%     63.88%     33.81
2007                             59     16,625,794       51.29    281,793.12         179        731      6.196      58.51      37.43
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Interest                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Only                       Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Period                        Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0                               130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Range of                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Debt to                    Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Income Ratios (%)             Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                          34     $5,220,272       16.10%  $153,537.41         179        726      6.491%     54.56%      0.00
0.01 - 20.00                      9      3,257,266       10.05    361,918.42         178        758      6.052      56.17      15.31
20.01 - 25.00                     6      1,248,630        3.85    208,104.96         178        778      6.523      52.60      22.38
25.01 - 30.00                     9      2,262,345        6.98    251,371.66         178        750      6.218      65.81      27.06
30.01 - 35.00                    18      5,541,682       17.10    307,871.25         178        710      6.235      63.52      33.36
35.01 - 40.00                    14      2,578,324        7.95    184,165.97         178        729      6.308      62.55      37.04
40.01 - 45.00                    23      7,732,385       23.85    336,190.64         179        752      6.238      66.11      41.77
45.01 - 50.00                    14      2,535,105        7.82    181,078.89         179        737      6.198      57.87      47.31
50.01 - 55.00                     2      1,544,153        4.76    772,076.27         179        685      6.208      58.18      50.37
55.01 >=                          1        496,589        1.53    496,589.24         178        774      6.125      76.92      56.40
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
PMI Level                     Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0                               121    $31,199,780       96.25%  $257,849.42         178        737      6.264%     60.16%     35.47
6                                 3        573,048        1.77    191,015.85         179        692      6.159      83.95      35.64
12                                5        593,228        1.83    118,645.53         179        740      6.452      87.54      40.65
25                                1         50,694        0.16     50,694.49         176        682      7.875      90.00      41.04
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Mortgage                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Insurance                  Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Provider                      Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
None                            121    $31,199,780       96.25%  $257,849.42         178        737      6.264%     60.16%     35.47
Mtge Guaranty
Insurance Corp.                   1         50,694        0.16     50,694.49         176        682      7.875      90.00      41.04
PMI                               4        588,956        1.82    147,239.08         179        736      6.463      86.40      42.61
Radian                            1         67,077        0.21     67,077.44         178        745      7.125      90.00      24.94
Triad                             2        443,462        1.37    221,731.09         179        685      5.950      84.28      33.49
United Guaranty                   1         66,779        0.21     66,779.28         179        725      6.500      85.90      44.40
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


================================================================================
[BARCLAYS LOGO]                                                      Page 5 of 6

BCAP LLC Trust 2007-AA2 (Group II)
Group II-B: 15 Year Loans
================================================================================


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
                                 of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
                           Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
Originator                    Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
Wells Fargo and Affliates       127    $32,199,880       99.33%  $253,542.36         178        737      6.265%     61.22%     35.59
Others                            3        216,869        0.67     72,289.83         174        641      6.732      47.88      36.22
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------


                                                          % of
                                                      Mortgage
                                                     Loan Pool
                                                            by
                                         Aggregate   Aggregate       Average    Weighted              Weighted   Weighted
                             Number        Cut-off     Cut-off       Cut-off     Average   Non-Zero    Average    Average   Non-Zero
Combined                         of           Date        Date          Date   Remaining   Weighted      Gross   Combined   Weighted
Original                   Mortgage      Principal   Principal     Principal        Term    Average   Interest   Original    Average
LTV Ratio (%)                 Loans        Balance     Balance       Balance    (months)       FICO       Rate        LTV        DTI
------------------------------------------------------------------------------------------------------------------------------------
0.00% - 50.00%                   37     $6,590,098       20.33%  $178,110.76         178        749      6.204%     37.25%     29.87
50.01% - 54.99%                  16      2,988,366        9.22    186,772.85         178        755      6.228      52.51      32.45
55.00% - 59.99%                   8      4,410,010       13.60    551,251.19         179        747      6.039      57.04      41.21
60.00% - 64.99%                   7      3,433,011       10.59    490,430.18         179        705      6.249      61.51      41.87
65.00% - 69.99%                  11      3,963,177       12.23    360,288.80         179        727      6.205      66.55      29.82
70.00% - 74.99%                  11      2,873,301        8.86    261,209.17         178        737      6.308      72.34      33.57
75.00% - 79.99%                  15      4,443,297       13.71    296,219.77         178        747      6.474      76.61      37.45
80%                              16      2,498,521        7.71    156,157.57         178        710      6.558      80.00      36.52
80.01% - 84.99%                   3        573,048        1.77    191,015.85         179        692      6.159      83.95      35.64
85.00% - 89.99%                   3        502,892        1.55    167,630.67         179        742      6.314      87.10      42.75
90.00% - 94.99%                   3        141,030        0.44     47,010.04         177        712      7.456      90.00      31.87
------------------------------------------------------------------------------------------------------------------------------------
Total:                          130    $32,416,749      100.00%  $249,359.61         178        736      6.268%     61.13%     35.60
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 9.58%
Maximum: 90.00%


                                                 % of
                                             Mortgage
                                            Loan Pool
Combined                                           by                                                             Weighted
Original                        Aggregate   Aggregate       Average   Weighted              Weighted   Weighted    Average
LTV Ratio           Number        Cut-off     Cut-off       Cut-off    Average   Non-Zero    Average    Average   Combined  Non-Zero
Including               of           Date        Date          Date  Remaining   Weighted      Gross   Combined   Original  Weighted
Simultaneous      Mortgage      Principal   Principal     Principal       Term    Average   Interest   Original        LTV   Average
Seconds(%)           Loans        Balance     Balance       Balance   (months)       FICO       Rate        LTV    With SS       DTI
------------------------------------------------------------------------------------------------------------------------------------
0.00% - 50.00%          36     $6,451,033       19.90%  $179,195.36        178        749      6.200%     37.17%     37.50%    29.32
50.01% - 54.99%         14      2,244,608        6.92    160,329.16        178        746      6.318      52.20      52.26     29.13
55.00% - 59.99%          9      4,549,075       14.03    505,452.74        179        746      6.049      56.55      57.01     41.43
60.00% - 64.99%          6      1,943,135        5.99    323,855.88        179        702      6.249      62.67      62.67     48.29
65.00% - 69.99%         10      3,005,816        9.27    300,581.56        178        729      6.310      67.04      67.04     31.78
70.00% - 74.99%         11      2,873,301        8.86    261,209.17        178        737      6.308      72.34      72.41     33.57
75.00% - 79.99%         16      6,116,262       18.87    382,266.39        178        737      6.390      71.50      76.49     36.64
80%                     16      2,991,109        9.23    186,944.31        178        724      6.426      75.20      80.00     32.89
80.01% - 84.99%          5      1,527,484        4.71    305,496.71        178        712      6.100      73.45      83.61     35.48
85.00% - 89.99%          3        502,892        1.55    167,630.67        179        742      6.314      87.10      87.10     42.75
90.00% - 94.99%          3        141,030        0.44     47,010.04        177        712      7.456      90.00      90.00     31.87
100%                     1         71,005        0.22     71,005.00        179        770      6.000      75.00     100.00     48.68
------------------------------------------------------------------------------------------------------------------------------------
Total:                 130    $32,416,749      100.00%  $249,359.61        178        736      6.268%     61.13%     63.19%    35.60
------------------------------------------------------------------------------------------------------------------------------------

Minimum: 9.58%
Maximum: 100.00%


                                                 % of
                                             Mortgage
                                            Loan Pool
                                                   by                                                             Weighted
                                Aggregate   Aggregate       Average   Weighted              Weighted   Weighted    Average
Simultaneous        Number        Cut-off     Cut-off       Cut-off    Average   Non-Zero    Average    Average   Combined  Non-Zero
Seconds                 of           Date        Date          Date  Remaining   Weighted      Gross   Combined   Original  Weighted
At                Mortgage      Principal   Principal     Principal       Term    Average   Interest   Original        LTV   Average
Origination(%)       Loans        Balance     Balance       Balance   (months)       FICO       Rate        LTV    With SS       DTI
------------------------------------------------------------------------------------------------------------------------------------
Simultaneous
Second                  12     $5,162,248       15.92%  $430,187.31        178        732      6.072%     61.37%     74.31%    31.55
No Simultaneous
Second                 118     27,254,502       84.08    230,970.35        178        737      6.306      61.08      61.08     36.52
------------------------------------------------------------------------------------------------------------------------------------
Total:                 130    $32,416,749      100.00%  $249,359.61        178        736      6.268%     61.13%     63.19%    35.60
------------------------------------------------------------------------------------------------------------------------------------



================================================================================
[BARCLAYS LOGO]                                                      Page 6 of 6

PROSPECTUS

March 14, 2007

                                    BCAP LLC
                                    Depositor

                             Asset-Backed Securities
                (Issuable in Series by Separate Issuing Entities)

      BCAP LLC from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

      For each series we will establish a trust fund consisting primarily of:

      o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

      o pass-through certificates or collateralized mortgage obligations that may or may not be issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

      The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------

      You should consider carefully the risk factors beginning on page 16 of this prospectus and in the related prospectus supplement.

      The securities will not represent obligations of BCAP LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

      You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.

--------------------------------------------------------------------------------

      Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

      No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                Barclays Capital

      We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                           ___________________________

      This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

SUMMARY OF TERMS.............................................................7
RISK FACTORS................................................................16
Limited Liquidity of Securities May Adversely Affect the Market Value
   of Your Securities.......................................................16
Assets of Trust Fund Are Limited............................................16
Credit Enhancement Is Limited in Amount and Coverage........................16
Yield is Sensitive to Rate of Principal Prepayment..........................17
Borrower May Be Unable to Make Balloon Payment..............................18
Nature of Mortgages Could Adversely Affect Value of Properties..............19
High Loan-to-Value Ratios Increase Risk of Loss.............................21
Violations of Environmental Laws May Reduce Recoveries on Properties........21
Violations of Federal Laws May Adversely Affect Ability to Collect on
   Loans....................................................................21
Ratings of the Securities are Limited and May be Withdrawn or Lowered.......22
Adverse Conditions in the Residential Real Estate Markets May Result in
   a Decline in Property Values.............................................23
Book-Entry System for Certain Classes May Decrease Liquidity and Delay
   Payment..................................................................24
Your Yield May Be Subject to Any Negative Amortization on the Related
   Mortgage Loans...........................................................24
Bankruptcy of the Depositor or a Sponsor May Delay or Reduce
   Collections on Loans.....................................................25
Unsecured Home Improvement Contracts May Experience Relatively Higher
   Losses...................................................................25
Mortgage Loans Underwritten as Non-Conforming Credits May Experience
   Relatively Higher Losses.................................................26
Assets of the Trust Fund May Include Delinquent and Sub-Performing
   Residential Loans........................................................27
Value of Collateral Securing Cooperative Loans May Diminish in Value........27
Changes in the Market Value of Properties May Adversely Affect Payments
   on the Securities........................................................28
Increased Use of New Mortgage Loan Products by Borrowers May Result in
   Decline in Real Estate Values Generally..................................28
Servicing Fee May be Insufficient to Engage Replacement Master
   Servicers or Servicers...................................................28
DEFINED TERMS...............................................................29
THE TRUST FUNDS.............................................................29
Residential Loans...........................................................29
Agency Securities...........................................................35
Stripped Agency Securities..................................................40
Additional Information Concerning the Trust Funds...........................40
USE OF PROCEEDS.............................................................42
YIELD CONSIDERATIONS........................................................43
MATURITY AND PREPAYMENT CONSIDERATIONS......................................44
THE DEPOSITOR...............................................................47
THE SPONSOR.................................................................47
RESIDENTIAL LOANS...........................................................48
Underwriting Standards......................................................48
Representations by Unaffiliated Sellers; Repurchases........................48
Sub-Servicing...............................................................50
DESCRIPTION OF THE SECURITIES...............................................50
General.....................................................................50
Assignment of Assets of the Trust Fund......................................51
Deposits to the Trust Account...............................................54
Pre-Funding Account.........................................................55
Payments on Residential Loans...............................................55
Payments on Agency Securities...............................................56
Distributions...............................................................56
Principal and Interest on the Securities....................................58
Available Distribution Amount...............................................59
Subordination...............................................................60
Advances....................................................................62
Statements to Holders of Securities.........................................62
Book-Entry Registration of Securities.......................................64
Collection and Other Servicing Procedures...................................68
Realization on Defaulted Residential Loans..................................69

Retained Interest, Administration Compensation and Payment of Expenses......70
Evidence as to Compliance...................................................71
Certain Matters Regarding the Master Servicer, the Depositor and the
   Trustee..................................................................72
Deficiency Events...........................................................75
Events of Default...........................................................76
Amendment...................................................................80
Termination.................................................................81
Voting Rights...............................................................81
DESCRIPTION OF PRIMARY INSURANCE COVERAGE...................................81
Primary Credit Insurance Policies...........................................81
FHA Insurance and VA Guarantees.............................................82
Primary Hazard Insurance Policies...........................................84
DESCRIPTION OF CREDIT SUPPORT...............................................86
Pool Insurance Policies.....................................................86
Special Hazard Insurance Policies...........................................88
Bankruptcy Bonds............................................................91
Reserve Funds...............................................................91
Cross-Support Provisions....................................................92
Letter of Credit............................................................92
Insurance Policies and Surety Bonds.........................................92
Excess Spread...............................................................92
Overcollateralization.......................................................92
Derivative Products.........................................................93
CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS..................................93
General.....................................................................93
Mortgage Loans..............................................................94
Cooperative Loans...........................................................94
Tax Aspects of Cooperative Ownership........................................95
Manufactured Housing Contracts Other Than Land Contracts....................96
Foreclosure on Mortgages....................................................98
Foreclosure on Cooperative Shares..........................................101
Repossession with respect to Manufactured Housing Contracts that are not Land Contracts......................................................102
Rights of Redemption with respect to Residential Properties................103
Notice of Sale; Redemption Rights with respect to Manufactured Homes.......103
Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on
   Lenders.................................................................103
Junior Mortgages...........................................................106
Consumer Protection Laws...................................................106
"High Cost" Loans and Predatory Lending Laws...............................108
Enforceability of Certain Provisions.......................................108
Prepayment Charges and Prepayments.........................................109
Subordinate Financing......................................................110
Applicability of Usury Laws................................................110
Alternative Mortgage Instruments...........................................111
Environmental Legislation..................................................111
Servicemembers Civil Relief Act and the California Military and
   Veterans Code...........................................................113
Forfeiture for Drug, RICO and Money Laundering Violations..................113
FEDERAL INCOME TAX CONSEQUENCES............................................114
General....................................................................114
REMICs.....................................................................114
      General..............................................................114
      Taxation of Owners of Regular Securities.............................118
      Taxation of Owners of Residual Securities............................127
      Taxes That May Be Imposed on the REMIC Pool..........................135
      Liquidation of the REMIC Pool........................................136
      Administrative Matters...............................................137
      Limitations on Deduction of Certain Expenses.........................137
      Taxation of Certain Foreign Investors................................138
      Backup Withholding...................................................139
      Reporting Requirements...............................................139
Grantor Trust Funds........................................................140
      Classification of Grantor Trust Funds................................140
      Standard Securities..................................................140
      Stripped Securities..................................................143
      Reporting Requirements and Backup Withholding........................147
Partnership Trust Funds....................................................148
      Classification of Partnership Trust Funds............................148
      Characterization of Investments in Partnership Securities and
         Debt Securities...................................................148
      Taxation of Holder of Debt Securities................................148
      Taxation of Owners of Partnership Securities.........................149
STATE AND OTHER TAX CONSEQUENCES...........................................154

ERISA CONSIDERATIONS.......................................................154
LEGAL INVESTMENT...........................................................158
PLANS OF DISTRIBUTION......................................................160
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................161
LEGAL MATTERS..............................................................162
FINANCIAL INFORMATION......................................................162
ADDITIONAL INFORMATION.....................................................162
RATING.....................................................................162
GLOSSARY OF TERMS..........................................................165

              Important Notice about Information Presented in this
             Prospectus and Each Accompanying Prospectus Supplement

      Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

      (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

      (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

      If the terms of the offered securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                        ________________________________

      If you require additional information, the mailing address of our principal executive offices is BCAP LLC, 200 Park Avenue, New York, NY 10166 and the telephone number is (212) 412-4000.

                                SUMMARY OF TERMS

      This summary highlights selected information from this document. It does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement or trust agreement carefully to understand all of the terms of a series of securities.

Relevant Parties

   Sponsor ................   The prospectus supplement for each series of
                              securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor may be Barclays Bank PLC, a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority.
                              The registered head office of Barclays Bank PLC is located at 1 Churchill Place, London, E14 5HP and it maintains a branch office at 200 Park Avenue, New York, New York 10166.

   Depositor ..............   BCAP LLC, the depositor, is a limited liability
                              company organized under the laws of Delaware. The principal executive office of the depositor is located at 200 Park Avenue, New York, New York
                              10166, and its telephone number is (212) 412-4000.
                              The depositor is a direct wholly owned subsidiary of Barclays Bank PLC.

   Master Servicer ........   The entity or entities named as master servicer in
                              the related prospectus supplement.

   Trustees ...............   The trustee or indenture trustee named as trustee
                              in the related prospectus supplement. The owner trustee named as owner trustee in the related prospectus supplement.

   Issuing Entity .........   The trust or other entity established by the
                              depositor that will act as the issuer of a series of certificates or notes.

Securities

   Description of
      Securities ..........   The issuing entity will offer asset-backed
                              pass-through certificates or asset-backed notes from time to time. These securities will be offered in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                              A series of securities may include one or more classes of securities that may be entitled to, among other things:

                              o principal distributions, with disproportionate, nominal or no interest distributions;

                              o interest distributions, with disproportionate, nominal or no principal distributions;

                              o distributions only of prepayments of principal throughout the lives of the securities or during specified periods;

                              o  subordinated distributions of scheduled
                                 payments of principal, prepayments of
                                 principal, interest or any combination of these payments;

                              o distributions only after the occurrence of events specified in the related prospectus supplement;

                              o distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related trust fund;

                              o interest at a fixed rate or a rate that is subject to change from time to time; or

                              o distributions allocable to interest only after the occurrence of events specified in the related prospectus supplement and may accrue interest until these events occur.

                              The related prospectus supplement will specify these entitlements.

                              The timing and amounts of these distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or as to subordination.

                              The related prospectus supplement will specify if each class of securities

                              o  has a stated principal amount; and

                              o is entitled to distributions of interest on the security principal balance based on a specified security interest rate.

   Interest ...............   Interest on each class of securities for a series:

                              o will accrue at the applicable security interest rate on its outstanding security principal balance;

                              o  will be distributed to holders of the
                                 securities as provided in the related
                                 prospectus supplement on the related
                                 distribution date; and

                              o  may be reduced to the extent of certain
                                 delinquencies or other contingencies described in the related prospectus supplement.

                              Distributions with respect to accrued interest on accrual securities will be identified in the related prospectus supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

                              Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                              See "Yield Considerations," "Maturity and
                              Prepayment Considerations" and "Description of the Securities" in this prospectus.

   Principal ..............   The security principal balance of a security
                              represents the maximum dollar amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund. The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                              Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                              If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

Assets

   The Trust Funds ........   Each trust fund will consist of:

                              o a segregated pool of residential loans, agency securities and/or mortgage securities; and

                              o certain other assets as described in this prospectus and in the related prospectus supplement.

                              The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the Securities-Pre-Funding Account" in this prospectus.

      A. Residential Loans    The residential loans will consist of any
                              combination of:

                              o mortgage loans secured by first or junior liens on one- to four-family residential properties;

                              o mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units;

                              o home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property;

                              o  a manufactured home, which may have a
                                 subordinate lien on the related mortgaged property, as described in the related prospectus supplement;

                              o one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes;

                              o cooperative loans secured primarily by shares in a private cooperative housing corporation. The shares, together with the related proprietary lease or occupancy agreement give the owner of the shares the right to occupy a particular dwelling unit in the cooperative housing corporation; or

                              o  manufactured housing conditional sales
                                 contracts and installment loan agreements which may be secured by either liens on:

                                 o  new or used manufactured homes; or

                                 o the real property and any improvements on it which may include the related manufactured home if deemed to be part of the real property under applicable state law relating to a manufactured housing contract; and

                                 o in certain cases, new or used manufactured homes which are not deemed to be a part of the related real property under applicable state law.

                              The mortgage properties, cooperative shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                              Each trust fund may contain any combination of the following types of residential loans:

                                 o fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

                                 o  fully amortizing mortgage loans with

                                 o a fixed interest rate providing for level monthly payments, or

                                 o payments of interest that increase annually at a predetermined rate until the mortgage loan is repaid or for a specified number of years, after which level monthly payments resume;

                              o  fully amortizing mortgage loans

                                 o with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate,

                                 o followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the mortgage loan is repaid or for a specified number of years,

                                 o  followed by level monthly payments;

                              o fixed interest rate mortgage loans providing for

                                 o level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and

                                 o a balloon payment of principal at the end of a specified term;

                              o  fully amortizing mortgage loans with

                                 o  an interest rate adjusted periodically, and

                                 o corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index as described in the related prospectus supplement.

                              These mortgage loans may provide for an election, at the borrower's option during a specified period after origination of the mortgage loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                              o  fully amortizing mortgage loans with an
                                 adjustable interest rate providing for monthly payments less than the amount of interest accruing on the mortgage loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the mortgage loan;

                              o  adjustable interest rate mortgage loans
                                 providing for an election at the borrower's option to extend the term to maturity for a period that will result in level monthly payments to maturity if an adjustment to the interest rate occurs resulting in a higher interest rate than at origination; or

                              o other types of residential loans as may be described in the related prospectus supplement.

                              The related prospectus supplement may specify that the residential loans are covered by:

                              o  primary mortgage insurance policies;

                              o  insurance issued by the Federal Housing
                                 Administration; or

                              o  partial guarantees of the Veterans
                                 Administration.

                              See "Description of Primary Insurance Coverage" in this prospectus.

   B. Agency Securities ...   The agency securities may consist of any
                              combination of:

                              o "fully modified pass-through" mortgage-backed certificates guaranteed by the Government National Mortgage Association; and

                              o guaranteed mortgage pass-through securities issued by the Federal National Mortgage Association.

   C. Mortgage Securities .   A trust fund may include previously issued:

                              o  asset-backed certificates; or

                              o  collateralized mortgage obligations.

   D. Trust Account .......   Each trust fund will include one or more trust
                              accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account. Alternatively, funds held in the trust account may be invested in certain short-term high-quality obligations. See
                              "Description of the Securities -- Deposits to the Trust Account" in this prospectus.

   E. Credit Support ......   One or more classes of securities within any
                              series may be covered by any combination of:

                              o  a surety bond;

                              o  a guarantee;

                              o  letter of credit;

                              o  an insurance policy;

                              o  a bankruptcy bond;

                              o  a reserve fund;

                              o  a cash account;

                              o income earned from reinvestment of funds from the collection account or the distribution account, to the extent available to investors;

                              o  overcollateralization;

                              o  subordination of one or more classes of
                                 securities in a series or, with respect to any series of notes, the related equity certificates, to the extent provided in the related prospectus supplement; or

                              o cross-support between securities backed by different asset groups within the same trust fund.

Pre-Funding Account .......   The related prospectus supplement may specify that
                              funds on deposit in a pre-funding account will be used to purchase additional residential loans during the period specified in the related prospectus supplement.

Servicing and Advances ....   The master servicer, directly or through
                              sub-servicers:

                              o will service and administer the residential loans included in a trust fund; and

                              o if and to the extent the related prospectus supplement so provides, will be obligated to make certain cash advances with respect to delinquent scheduled payments on the residential loans. This advancing obligation will be limited to the extent that the master servicer determines that the advances will be recoverable.

                              Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advances." in this prospectus.

Optional Termination ......   The related prospectus supplement may specify that
                              the assets in the related trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities -- Termination" in this prospectus and the related section in the related prospectus supplement.

Tax Status ................   The treatment of the securities for federal income
                              tax purposes will depend on:

                              o whether a REMIC election is made with respect to a series of certificates; and

                              o if a REMIC election is made, whether the certificates are "regular" interest securities or "residual" interest securities.

                              Unless otherwise indicated in the related prospectus supplement, securities will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                              See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA Considerations ......   If you are a fiduciary of any employee benefit
                              plan subject to the fiduciary responsibility provisions of the Employee Retirement Income
                              Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                              See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment ..........   The applicable prospectus supplement will specify
                              whether the securities offered will constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the securities.

                              See "Legal Investment" in this prospectus and in the related prospectus supplement.

Use of Proceeds ...........   The depositor will use the net proceeds from the
                              sale of each series for one or more of the following purposes:

                              o to purchase the related assets of the trust fund;

                              o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

                              o to establish any reserve funds described in the related prospectus supplement; and

                              o to pay costs of structuring, guaranteeing and issuing the securities.

                              See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

Ratings ...................   Prior to offering securities pursuant to this
                              prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                              o A security rating is not a recommendation to buy, sell or hold the securities of any series.

                              o A security rating is subject to revision or withdrawal at any time by the assigning rating agency.

                              o A security rating does not address the effect of prepayments on the yield you may anticipate when you purchase your securities.

                                  RISK FACTORS

      Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the properties.

Limited Liquidity of Securities May Adversely Affect the Market Value of Your Securities

      We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter is required to do so.

Assets of Trust Fund Are Limited

      The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

      o     payments with respect to the assets of the trust fund; and

      o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

      You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

      o     all payments due on the securities of your series;

      o adequate provision for future payments on certain classes of securities; and

      o     any other payments specified in the related prospectus supplement.

      You will no longer receive payments from these trust fund assets.

      The securities will not represent an interest in or obligation of the depositor, the sponsor, the master servicer, the underwriter, the trustee or any of their respective affiliates.

Credit Enhancement Is Limited in Amount and Coverage

      Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

Yield is Sensitive to Rate of Principal Prepayment

      The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

      o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

      o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

      o     the exercise of any right of optional termination; and

      o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

      Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

      The rate of prepayments is influenced by a number of factors, including:

      o     prevailing mortgage market interest rates;

      o     local and national interest rates;

      o     homeowner mobility; and

      o     the ability of the borrower to obtain refinancing.

      Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal and Interest on the Securities" in this prospectus.

Some of the Mortgage Loans Have an Initial Interest-Only Period, Which May Result in Increased Delinquencies and Losses.

      The trust fund for your series may include mortgage loans that have an initial interest-only period. During the interest-only period, the payment made by the related borrower will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on your securities with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

      After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to your securities

      Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, there may be a greater expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular, one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure by the related borrower to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

Prepayments on the Mortgage Loans Could Lead to Shortfalls in the Distribution of Interest on your Securities.

      When a voluntary principal prepayment is made by the borrower on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the borrower is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the securities once a month on the distribution date which follows the prepayment period - generally, from the 16th day of the month prior to the month in which the distribution occurs through the 15th day of the month in which that distribution date occurs - in which the prepayment was received by the master servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month's interest, at the applicable interest rates, available to be distributed to securityholders with respect to the prepaid mortgage loans, the master servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the securities that are attributable to the difference between the interest paid by a borrower in connection with those principal prepayments in full and thirty days' interest on the prepaid mortgage loans, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date payable to the master servicer.

      If the master servicer fails to make such compensating interest payments or the shortfall exceeds the sum of the servicing fees and prepayment interest excesses for any distribution date, there will be fewer funds available for the distribution of interest on the securities. In addition, no such payments from the master servicer or prepayment interest excesses will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as a liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust fund to pay the full amount of the current interest on the securities, will result in a reduction of the yield on your securities.

Borrower May Be Unable to Make Balloon Payment

      Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

      o     timely refinance the loan; or

      o     timely sell the related residential property.

      A number of factors will affect a borrower's ability to accomplish either of these goals, including:

      o the level of available mortgage rates at the time of sale or refinancing;

      o     the borrower's equity in the related residential property;

      o     the financial condition of the borrower; and

      o     the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

Nature of Mortgages Could Adversely Affect Value of Properties

      Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

      o an overall decline in the residential real estate market in the areas in which the residential properties are located;

      o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

      o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

      Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

      o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

      o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

      o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

      In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

      If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

      o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

      o     incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

      Applicable state laws generally:

      o     regulate interest rates and other charges;

      o     require certain disclosures; and

      o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

      o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

      o     may entitle the borrower to a refund of amounts previously paid; and

      o could subject the master servicer to damages and administrative sanctions.

See "Certain Legal Aspects of Residential Loans" in this prospectus.

High Loan-to-Value Ratios Increase Risk of Loss

      A trust fund may include mortgage loans with original loan-to-value ratios of 80% or higher. Mortgage loans with higher original loan-to-value ratios may present a greater risk of loss than mortgage loans with original loan-to-value ratios of 80% or below.

      Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties if current appraisals were obtained.

Violations of Environmental Laws May Reduce Recoveries on Properties

      Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

Violations of Federal Laws May Adversely Affect Ability to Collect on Loans

      The residential loans may also be subject to federal laws, including:

      o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

      o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

      o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

      o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.

      Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

      o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

      o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

      o     affect the enforceability of the related loans.

In addition, any assignee of the creditor, including the trust fund would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

      The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws:

      o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

      o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

      o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

      Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

Ratings of the Securities are Limited and May be Withdrawn or Lowered

      Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

      o     the adequacy of the value of the assets of the trust fund;

      o     any credit enhancement with respect to the class; and

      o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

      The rating will not be based on:

      o the likelihood that principal prepayments on the related residential loans will be made;

      o the degree to which prepayments might differ from those originally anticipated; or

      o the likelihood of early optional termination of the series of securities.

      You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

      o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

      o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

      We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

      o if in the judgment of the rating agency, circumstances in the future so warrant;

      o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

      o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

      o that the historical data supporting the actuarial analysis will accurately reflect future experience;

      o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

      o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

Adverse Conditions in the Residential Real Estate Markets May Result in a
  Decline in Property Values

      The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results, including:

      o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

      o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

      o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

      Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks. Therefore:

      o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

      o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

      o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating members. Only then will they be credited to your account either directly or indirectly through Securities Intermediaries.

      See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

Your Yield May Be Subject to Any Negative Amortization on the Related Mortgage
  Loans

      A trust fund may include mortgage loans that are negative amortization loans. Generally, the interest rates on negative amortization loans adjust monthly but their monthly payments and amortization schedules adjust based on a different schedule (e.g., annually). In addition, in many cases, the amount by which a monthly payment may be adjusted on an adjustment date may be limited and may not be sufficient to amortize fully the unpaid principal balance of a mortgage loan over its remaining term to maturity. In addition, the initial interest rates on negative amortization loans may be lower than the sum of the indices applicable at origination and the related margins. During a period of rising interest rates, as well as prior to the applicable adjustment to the monthly payment, the amount of interest accruing on the principal balance of these mortgage loans may exceed the amount of the minimum monthly payment. As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest, which will be added to their principal balances and will also bear interest at the applicable interest rates. The amount of any deferred interest accrued on a mortgage loan during a due period will reduce the amount of interest available to be distributed on certain classes of securities.

      If the interest rates on negative amortization loans decrease prior to an adjustment in the monthly payment, a larger portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more quickly. Conversely, if the interest rates on negative amortization loans increase prior to an adjustment in the monthly payment, a smaller portion of the monthly payment will be applied to the unpaid principal balance of the mortgage loan, which may cause the certain classes of securities to amortize more slowly.

      In addition, as the principal balance of a negative amortization loan will increase by the amount of deferred interest allocated to such loan, the increasing principal balance of a negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization that is required to be liquidated. Furthermore, each negative amortization loan will generally provide for the payment of any remaining unamortized principal balance (due to the addition of deferred interest, if any, to the principal balance of the loan) in a single payment at the maturity of such loan. Because the related borrowers may be required to make a larger single payment upon maturity, it is possible that the default risk associated with negative amortization loans is greater than associated with fully amortizing mortgage loans.

Bankruptcy of the Depositor or a Sponsor May Delay or Reduce Collections on
  Loans

      The depositor and the sponsor for each series of securities may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or a sponsor for any series of securities were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage assets that support your series of securities constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage assets constitute property of the estate of the debtor, there could be delays in payments to securityholders of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders. The mortgage assets would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage assets from the sponsor to the depositor and from the depositor to the related issuing entity are treated as true sales, rather than pledges, of the mortgage assets.

      The transactions contemplated by this prospectus and the related prospectus supplements will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage assets should accordingly be treated as property of the related issuing entity and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

      However, the can be no assurance that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage assets. Any request by the debtor (or any of its creditors) for such a recharacterization of the transfers, if successful, could result in delays in payments of collections on the mortgage assets and/or reductions in the amount of the payments paid to securityholders, which could result in losses on the related series of securities. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage assets and resulting delays or losses on the related series of securities could result.

Unsecured Home Improvement Contracts May Experience Relatively Higher Losses

      A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

      o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

      o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

      o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

      o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

Mortgage Loans Underwritten as Non-Conforming Credits May Experience Relatively
  Higher Losses

      The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

      A mortgage loan made to a "non-conforming credit" means a residential loan that is:

      o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

      o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

      o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

      Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

Assets of the Trust Fund May Include Mortgage Loans Originated Under Less Stringent Underwriting Standards.

      The assets of the trust fund may include mortgage loans that were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

      The underwriting standards used in the origination of these mortgage loans are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, these mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Assets of the Trust Fund May Include Delinquent and Sub-Performing Residential Loans

      The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

      o the rate of defaults and prepayments on the residential loans could increase; and

      o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

      See "The Trust Funds -- Residential Loans" in this prospectus.

Value of Collateral Securing Cooperative Loans May Diminish in Value

      Certain of the mortgage loans included in the trust fund may be cooperative loans. The cooperative (1) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (2) leases the land generally by a long term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. Ordinarily, the cooperative incurs a blanket mortgage in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans. See "Certain Legal Aspects of the Residential Loans - Cooperative Loans" in this prospectus.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less than the Mortgage Loan Balance.

      Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on your securities. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

Changes in the Market Value of Properties May Adversely Affect Payments on the Securities

      We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

      In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their mortgage loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Servicing Fee May be Insufficient to Engage Replacement Master Servicers or Servicers

      To the extent that the prospectus supplement indicates that the fee payable to the master servicer or other servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement master servicer or other servicer to accept an appointment for the related series. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement master servicer or other servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the related series.

Your Investment May not be Liquid.

      The underwriters intend to make a secondary market in the securities, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your securities readily or at prices that will enable you to realize your desired yield. The market values of the securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

      The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

      The prospectus supplement for a series may specify that the securities will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in those securities, thereby limiting the market for those securities. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the securities. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the securities. See "Legal Investment" in this prospectus and in the related prospectus supplement.

                                  DEFINED TERMS

      We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus under the caption "Glossary of Terms" in this prospectus.

                                 THE TRUST FUNDS

      The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

Residential Loans

      The residential loans may consist of any combination of:

      o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

      o     Multifamily Loans;

      o     Home Improvement Contracts;

      o     Home Equity Loans;

      o     Cooperative Loans; or

      o     Manufactured Housing Contracts.

           The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain any combination of the following types of residential loans:

      (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

      (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

      (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

      (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule, or payments of interest only until maturity, and a balloon payment of principal at the end of a specified term;

      (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

      (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

      (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

      (8) Any other types of residential loans as may be described in the related prospectus supplement.

      Private Label Mortgage Securities. The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates or collateralized mortgage obligations. The mortgage securities may:

      o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

      o     have been issued previously by:

            o     the depositor or an affiliate of the depositor;

            o     a financial institution; or

            o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

      If the mortgage securities were issued by an entity other than the depositor or its affiliates:

      o the mortgage securities will have been acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

            (1) offered and distributed to the public pursuant to an effective registration statement, or

            (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer; or

      o the offering of securities backed by such mortgage securities pursuant to the prospectus and related prospectus supplement will satisfy the conditions set forth in Rule 190 under the Securities Act of 1933, as amended.

      Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities of a trust fund that includes mortgage securities, the related prospectus supplement will include a description of:

      o     the mortgage securities;

      o     any related credit enhancement;

      o     the residential loans underlying the mortgage securities; and

      o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

      Mortgage Loans. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

      o     detached and attached dwellings;

      o     townhouses;

      o     rowhouses;

      o     individual condominium units;

      o     individual units in planned-unit developments; and

      o     individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

      o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

            o first, to the payment of court costs and fees in connection with the foreclosure;

            o     second, to real estate taxes; and

            o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

      o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

            o In order for the debt related to the mortgage loan included in the trust fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

            o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and accordingly, holders of one or more classes of the securities bear:

                  o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

                  o the risk of loss if the deficiency judgment is not realized on; and

                  o the risk that deficiency judgments may not be available in certain jurisdictions.

      o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

      The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

      The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series. No trust fund will include non-performing residential loans.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

      Multifamily Loans. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans --

FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      The related prospectus supplement may specify that the Multifamily Loans:

      o     contain a Lockout Period;

      o     prohibit prepayments entirely; or

      o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

      Home Equity Loans and Home Improvement Contracts. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Cooperative Loans. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

      Manufactured Housing Contracts. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

      The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

      The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Buydown Loans. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

      o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account (the "buydown funds"); and

      o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

      FHA Loans and VA Loans. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

      There are two primary FHA insurance programs that are available for Multifamily Loans:

      o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

      o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

      VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

      Loan-to-Value Ratio. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

      o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

            (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

            (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

      o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

      Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

      We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

Agency Securities

      The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by GNMA and guaranteed mortgage pass-through securities issued by Fannie Mae.

      GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

      GNMA Certificates. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

      o     the GNMA guaranty program;

      o     the characteristics of the pool underlying the GNMA Certificates;

      o     the servicing of the related pool;

      o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

      o     other relevant matters with respect to the GNMA Certificates.

      Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

      The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

      GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

      o collecting payments from borrowers and remitting the collections to the registered holder;

      o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

      o     maintaining primary hazard insurance; and

      o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

      The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

      Fannie Mae. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

      Fannie Mae Certificates. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

      o must meet the applicable standards of the Fannie Mae purchase program;

      o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

      o     is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

      o     the Fannie Mae program;

      o     the characteristics of the pool underlying the Fannie Mae
            Certificates;

      o     the servicing of the related pool;

      o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

      o     other relevant matters with respect to the Fannie Mae Certificates.

      Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

      The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

      The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

      Freddie Mac. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

      Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans and undivided interests in whole loans comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

      o     the Freddie Mac guaranty program;

      o     the characteristics of the pool underlying the Freddie Mac
            Certificate;

      o     the servicing of the related pool;

      o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

      o     other relevant matters with respect to the Freddie Mac Certificates.

      Except as described below with respect to Stripped Agency Securities:

      o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

      o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

      o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

      o     foreclosure sale;

      o     payment of the claim by any mortgage insurer; and

      o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

      In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

      Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

      The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series.

The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

Stripped Agency Securities

      The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

      o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

      o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

      To the extent set forth in the related prospectus supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

      o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

      o the payments of principal and interest on the Stripped Agency Securities and

      o     other relevant matters with respect to the Stripped Agency
            Securities.

Additional Information Concerning the Trust Funds

      Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

      o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

      o     the types of related residential properties--e.g.,

            o     one- to four-family dwellings,

            o     multifamily residential properties,

            o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

            o     condominiums and planned-unit development units,

            o     vacation and second homes, and

            o     new or used manufactured homes;

      o     the original terms to maturity;

      o     the outstanding principal balances;

      o     the years in which the loans were originated;

      o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

      o the Loan-To-Value Ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value Ratios at origination;

      o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

      o the geographical distribution of the residential properties on a state-by-state basis;

      o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

      o information as to the payment characteristics of the residential loans.

      If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within four business days after the initial issuance of those securities.

      The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. The related prospectus supplement will identify any master servicer, any servicer affiliated with the applicable sponsor, any servicer that services at least 10% of the mortgage loans underlying the related securities and any other material servicer that is responsible for performing an aspect of the servicing on which the securities would be materially dependent. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

      The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, as specified in the related prospectus supplement. The related prospectus supplement will identify any other entity making representations and warranties and will specify what representations and warranties, if any, are being made by such entity. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

      The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

      The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

      o     any applicable trust administration fee payable to the trustee,

      o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

      o any applicable withholding tax required to be withheld by the trustee and

      o     as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

      o     to purchase the related assets of the trust fund;

      o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

      o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

      o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

      The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

      The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

      o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

      o     in later months in the case of agency securities; or

      o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

      When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

      Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

      o     payments to senior lienholders,

      o     legal fees and costs of legal action,

      o     real estate taxes, and

      o     maintenance and preservation expenses.

      Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

      Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

      o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

      o     entitle the borrower to a refund of amounts previously paid, and

      o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

      The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

      The original terms to maturity of the assets in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

      The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

      Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

      o     homeowner mobility;

      o     economic conditions;

      o     enforceability of due-on-sale clauses;

      o     market interest rates and the availability of funds;

      o     the existence of lockout provisions and prepayment penalties;

      o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

      o     the relative tax benefits associated with the ownership of property;
            and

      o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

      Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

      o     the amounts of the underlying senior mortgage loans;

      o     the interest rates on the underlying senior mortgage loans;

      o the use of first mortgage loans as long-term financing for home purchase; and

      o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

            o     home improvement;

            o     education expenses; and

            o     purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

      In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

      In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

      With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

      With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

      In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

      The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

      BCAP LLC, the depositor, is a Delaware limited liability company organized on August 25, 2005. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

      Barclays Bank PLC together with its subsidiary undertakings (the "Barclays Bank Group" or the "Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services. The Group also operates in many other countries around the world. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by Barclays PLC, which is the ultimate holding company of the Group and one of the largest financial services companies in the world by market capitalization.

      The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

      Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series.

                                   THE SPONSOR

      The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. If specified in the related prospectus supplement, the sponsor will be Barclays Bank PLC, incorporated in 1925 as a public limited company registered in England and Wales and regulated by the United Kingdom's Financial Services Authority ("Barclays"). Barclays is the parent of the depositor and holds 100% of the issued ordinary shares of Barclays Group US Inc., which in turn holds 100% of the issued ordinary shares of Barclays Capital Inc. Barclays is a wholly-owned subsidiary of Barclays PLC. The registered head office of Barclays is located at 1 Churchill Place, London, E14 5HP. Barclays maintains a branch office at 200 Park Avenue, New York, New York 10166 and its telephone number is (212) 412-4000. Barclays provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Barclays does not service mortgage loans. Instead, Barclays contracts with other entities to service the mortgage loans on its behalf.

      Barclays acquires residential mortgage loans through bulk purchases, generally consisting of mortgage loan pools greater than $200 million. Prior to acquiring any residential mortgage loans, Barclays conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Barclay's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the loan due diligence varies based on the credit quality of the mortgage loans.

      The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

       Barclays has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2004. Prior to the organization of BCAP LLC, Barclays had not sponsored any securitizations of non-subprime mortgage loans. The following table describes the approximate volume of subprime mortgage loan securitizations sponsored by Barclays since 2004.

                               Year   Approximate Volume
                               ----   ------------------
                               2004     $8.41 billion
                               2005    $10.24 billion

      As a sponsor, Barclays acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Barclays Capital Inc., Barclays works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

                                RESIDENTIAL LOANS

Underwriting Standards

      The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

Representations by Unaffiliated Sellers; Repurchases

      Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

      o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

      o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

      o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

      o that the residential property was free from damage and was in good repair;

      o that there were no delinquent tax or assessment liens against the residential property;

      o     that each residential loan was current as to all required payments;
            and

      o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

      In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

      The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

      o     the unpaid principal balance of the residential loans;

      o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

      o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

      An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

      Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

Sub-Servicing

      Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

General

      The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

      Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

      As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

      o residential loans, including any mortgage securities, or agency securities, exclusive of:

            o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("Retained Interest") and

            o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

      o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

      o     with respect to trust funds that include residential loans:

            o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

            o any Primary Credit Insurance Policies and Primary Hazard Insurance Policies;

            o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support;

            o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

            o if specified in the related prospectus supplement, the reserve fund; and

            o any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the corporate trust office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      Each series of securities may consist of any combination of:

      o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement;

      o     one or more classes of securities which will be entitled to:

            o principal distributions, with disproportionate, nominal or no interest distributions; or

            o interest distributions, with disproportionate, nominal or no principal distributions;

      o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

      o other types of classes of securities, as described in the related prospectus supplement.

      Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

Assignment of Assets of the Trust Fund

      At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

      o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

      o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

      o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

      o     the pass-through rate on the agency securities;

      o and with respect to a series of securities evidencing interests in residential loans, for each loan:

            o     information respecting its interest rate;

            o     its current scheduled payment of principal and interest;

            o     its Loan-to-Value Ratio; and

            o     certain other information.

      If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp. Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS(R) System. With respect to mortgage loans registered through the MERS(R) System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

      Mortgage Loans and Multifamily Loans. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

      o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R) System;

      o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that mortgage submitted for recording; and

      o     an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

      Home Equity Loans and Home Improvement Contracts. The related prospectus supplement may specify that the depositor will:

      o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

      o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

      o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

      The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

      With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to make or cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate jurisdictions to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

      Cooperative Loans. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

      o     the related cooperative note;

      o     the original security agreement;

      o     the proprietary lease or occupancy agreement;

      o the related stock certificate and related stock powers endorsed in blank; and

      o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

      Manufactured Housing Contracts. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

      o the original Manufactured Housing Contract endorsed to the order of the trustee; and

      o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

      The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities in the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

      Agency Securities. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

      Review of Residential Loans. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

      We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

      The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

Deposits to the Trust Account

      The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

      The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will identify the party entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

Pre-Funding Account

      The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase mortgage loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the closing date and the portion of the proceeds for the related series that is to be used for the purchase of additional mortgage loans will not be in excess of 50% of the total proceeds from the offering of the related series. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

Payments on Residential Loans

   The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

      (1) all payments on account of principal, including principal prepayments, on the residential loans;

      (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

      (3) all proceeds of

            o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

            o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

      (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

      (5) any advances made as described under "--Advances" in this prospectus;

      (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

      (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

      (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

      (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

      (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

      (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

      (12) any distributions received on any mortgage securities included in the related trust fund.

Payments on Agency Securities

      The agency securities included in a trust fund will be registered in the name of the trustee or its nominee through the Federal Reserve system so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

Distributions

      Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

      Distributions will be made either:

      o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

      o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

      Final Distribution Date. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

      The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

      Special Distributions. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

      o     substantial payments of principal on the assets of the trust fund,

      o low rates then available for reinvestment of payments on assets of the trust fund,

      o     substantial Realized Losses or

      o     some combination of the foregoing, and

      o     based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

      The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable interest rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

      All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

Principal and Interest on the Securities

      Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

      Some classes of securities will not be entitled to interest payments.

      With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

      The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

      Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

      Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

      Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

      The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

      With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

      o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

      o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

      Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

Available Distribution Amount

      As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

      On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

Subordination

      A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

      Shifting Interest Subordination. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

      All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

      As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

      Cash Flow Subordination. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

      The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

      Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

      If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

      Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

      Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

      The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

      Subordination and Cash Flow Values. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

      Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

Advances

      The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

      The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

Statements to Holders of Securities

      On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

      (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

      (2) the amount of the distribution, if any, allocable to interest;

      (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

      (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

      (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

      (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

      (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

      (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

      (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

      (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

      (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

      (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

      (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

      (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

      (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

      Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

      Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

      The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the IRS and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

Book-Entry Registration of Securities

      If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through The Depository Trust Company in the United States, or if provided in the related prospectus supplement, Clearstream Banking, societe anonyme or Euroclear Bank, S.A./N/V., as operator of the Euroclear System in Europe, or indirectly through organizations that are Participants in these systems. The Depository Trust Company is referred to as "DTC." Clearstream Banking, societe anonyme is referred to as "Clearstream." The Euroclear System is referred to as "Euroclear."

      The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC or one of the relevant depositories. If the aggregate principal amount of any book-entry security exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that the only "holders" of the securities will be Cede & Co., as nominee of DTC or one of the relevant depositories. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Participants and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The Rules applicable to DTC and its Participants and indirect participants are on file with the Securities and Exchange Commission.

      Purchases of book-entry securities under the DTC system must be made by or through Participants, which will receive a credit for the book-entry securities on DTC's records. The ownership interest of each Security Owner is in turn to be recorded on the Participant's or Securities Intermediary's records. The Securities Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Securities Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Securities Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate). Security Owners will not receive written confirmation from DTC of their purchase, but Security Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Participant or indirect participant through which the Security Owner entered into the transaction. Transfers of ownership interests in the book-entry securities are to be accomplished by entries made on the books of Participants and indirect participants acting on behalf of Security Owners. Security Owners will not receive certificates representing their ownership interests in the book-entry securities, except in the event that use of the book-entry system for the book-entry securities is discontinued.

      To facilitate subsequent transfers, all book-entry securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of book-entry securities with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Security Owners of the book-entry securities; DTC's records reflect only the identity of the Participants to whose accounts such book-entry securities are credited, which may or may not be the Security Owners. The Participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Participants, by Participants to indirect participants, and by Participants and indirect participants to Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

      Distributions on the book-entry securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Participants' accounts, upon DTC's receipt of funds and corresponding detail information from the issuer or agent on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, agent, or issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of issuer or agent, disbursement of such payments to Participants shall be the responsibility of DTC, and disbursement of such payments to the Security Owners shall be the responsibility of Participants and indirect participants.

      Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

      Clearstream holds securities for its Participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

      Euroclear was created to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "Euroclear Operator"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. Non-Participants of Euroclear may hold and transfer book-entry interests in the offered certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the offered certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Securities Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Securities Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

      We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Securities Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Securities Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

      Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

      (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

      (2) the depositor or trustee notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the securities agree to initiate such termination, or

      (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

      If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

      None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. We cannot assure you that Cede & Co., DTC or any Securities Intermediary will provide information to you or act in accordance with their respective rules, regulations, and procedures.

Collection and Other Servicing Procedures

      Residential Loans. The master servicer, directly or through sub-servicers, will be required to:

      o make reasonable efforts to collect all required payments under the residential loans and

      o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

      In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

      The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and

Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

      Agency Securities. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

Realization on Defaulted Residential Loans

      As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

      If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

      (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

      (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

      o the outstanding principal balance of the defaulted residential loan (or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

      o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

      o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

      If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

      In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

      With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

Retained Interest, Administration Compensation and Payment of Expenses

      If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

      The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

      With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

      As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

      With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

      We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

Evidence as to Compliance

      The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement or trust agreement, an officer's certificate stating that
(i) a review of that party's servicing activities during the preceding calendar year and of performance under the applicable pooling and servicing agreement or trust agreement has been made under the supervision of the officer, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all of its obligations under the applicable pooling and servicing agreement or trust agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

           In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      (a) a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      (b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      (c) the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

      (d) a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

      Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Depositor and the Trustee

      The Master Servicer. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

      o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

      o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

      o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

      Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

      o against any liability for any breach of warranties or representations made in the servicing agreement; or

      o     against any specific liability imposed on the master servicer; or

            o     by the terms of the servicing agreement; or

            o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

            o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

      o     entitled to indemnification by the trust fund and

      o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

            o any loss, liability, or expense related to any specific residential loan or residential loans,

            o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

            o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

      In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

      Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

      The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

      The Depositor. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

      Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

      o     the agreement or the securities;

      o     any Pool Insurance Policy;

      o     any special hazard insurance policy and the Bankruptcy Bond; or

      o     any agency securities,

      other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

      In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

      Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

      The Trustees. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly. The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

      The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

      Duties of the Trustees. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

      Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind on its face properly executed and submitted by any person respecting any matters arising under the related agreement.

      Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

Deficiency Events

      With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

      A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

      If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

      The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

      If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

      If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

Events of Default

      Pooling and Servicing Agreements. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

      o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

      o any other event of default specified in the pooling and servicing agreement.

      A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

      So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

      If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

      No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

      o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

      o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

      o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

      The trustee, however, is generally under no obligation to

      o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

      o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

      Servicing Agreement. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

      o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

      o     any other servicing default specified in the servicing agreement.

      So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

      If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

      Indenture. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

      o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

      o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

      o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

      o any other event of default provided with respect to notes of that series.

      If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

      If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

      o maintain possession of the collateral securing the notes of the series and

      o continue to apply payments on the collateral as if there had been no declaration of acceleration.

      The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

      In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

      o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

      o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3 % of the then aggregate outstanding amount of the notes of the series, or

      o the trustee satisfies the other requirements as may be set forth in the related indenture.

      If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

      If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

      No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

      o the holder previously has given to the trustee written notice of default and the continuance of a default;

      o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

            o have made written request to the trustee to institute the proceeding in its own name as trustee; and

            o     have offered to the trustee reasonable indemnity;

      o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

      o no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

      o exercise any of the trusts or powers vested in it by the indenture or

      o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

Amendment

      With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

      (1) to cure any ambiguity;

      (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

      (3) to make any other provisions with respect to matters or questions arising under the agreement; and

      (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

            (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

            (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

Termination

      The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

      o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

      o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

      o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

      In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

      The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

Voting Rights

      Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

      The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

      The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

Primary Credit Insurance Policies

      The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

      The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

      As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

      o     advance or discharge

            o     hazard insurance premiums; and

            o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

      o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

      o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA Insurance and VA Guarantees

      Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

      The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

      Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

      With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

      The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

Primary Hazard Insurance Policies

      The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

      Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

      o     war,

      o     revolution,

      o     governmental actions,

      o     floods and other water-related causes,

      o     earth movement, including earthquakes, landslides and mudflows,

      o     nuclear reactions,

      o     wet or dry rot,

      o     vermin, rodents, insects or domestic animals,

      o     theft, and

      o     in certain cases, vandalism.

      The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

      (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

      (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

      The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

      (1) the replacement cost of the improvements less physical depreciation;
and

      (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

      The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

      The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

      (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

      (2) residential properties have historically appreciated in value over time.

      Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

      The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

      The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities includes credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

      o     a Pool Insurance Policy;

      o     a special hazard insurance policy;

      o     a Bankruptcy Bond; or

      o     a reserve fund.

Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

      To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

Pool Insurance Policies

      The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

      Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

      Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

      o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

      o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

      o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

      o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

      Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

      (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

      (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

      Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

      (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

      (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

      A claim must be paid within a specified period after the claim is made by the insured.

      The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

      In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

      If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

      Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

Special Hazard Insurance Policies

      The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

      Claims under each special hazard insurance policy will generally be limited to:

      (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

      (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

      (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

      As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

      o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

      o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

      Special hazard insurance policies will typically not cover losses such as those occasioned by

      o     normal wear and tear,

      o     war,

      o     civil insurrection,

      o     certain governmental actions,

      o     errors in design,

      o     faulty workmanship or materials,

      o except under certain circumstances, nuclear or chemical reaction or contamination,

      o flood, if the property is located in a federally designated flood area, and

      o     certain other risks.

      Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

      (1) the cost of repair to the property; and

      (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

            (a) accrued interest at the interest rate to the date of claim settlement and

            (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

      The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

            (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

            (b) any amount paid as the cost of repair of the property.

      Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

      The special hazard insurer must typically approve the sale of a residential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

      A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

      o     Primary Hazard Insurance Policy premiums,

      o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

      o     real estate property taxes, if applicable,

      o     property protection and preservation expenses and

      o     foreclosure costs
have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

      If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

      Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

Bankruptcy Bonds

      The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

Reserve Funds

      The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

      Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

Cross-Support Provisions

      The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

Letter of Credit

      The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

Insurance Policies and Surety Bonds

      The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Excess Spread

      The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

Overcollateralization

      The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Derivative Products

      If specified in the related prospectus supplement, a trust fund may acquire the benefit of derivative products. For any series that includes derivative products, the particular derivatives may provide support only to certain specified classes of securities and will be subject to limitations and conditions, all of which will be described in the prospectus supplement.

      The derivative products that may be used will be limited to currency swaps, interest rate swaps and interest rate caps, floors and collars, in each case the purpose of which will be to minimize the risk to securityholders of adverse changes in interest rates. An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

      The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

General

      All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

      (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

      (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

      (3) Manufactured Housing Contracts evidencing both

            o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

            o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

      Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

Mortgage Loans

      The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

      There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

      Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

      o     the law of the state in which the real property is located,

      o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

      o in some cases, with respect to deeds of trust, the directions of the beneficiary.

Cooperative Loans

      The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

      If the Cooperative is unable to meet the payment obligations

      (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

      (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

Tax Aspects of Cooperative Ownership

      In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

Manufactured Housing Contracts Other Than Land Contracts

      Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In states where a certificate of title is not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC, which has been adopted by all states. A financing statement is effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by virtually all states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In any state which has not enacted a certificate of title law, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

      The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

      As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

      Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

      The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. The assignment of a Manufactured Housing Contract is effective to assign the security interest in the related manufactured home without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, there exists a risk that, in the absence of an amendment to the certificate of title, the exercise of remedies by the trustee against a manufactured home could be complicated and that, through fraud or mistake, the lien noted on the certificate of title could be released by the depositor or the Unaffiliated Seller.

      In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

      o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or,

      o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

      If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

      A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

      Under the laws of most states, statutory liens, such as liens for repairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

Foreclosure on Mortgages

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

      A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

      (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

      (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

      In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

      (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

      (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

      Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

      A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

      In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

      o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

      o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

      o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

      In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

Foreclosure on Cooperative Shares

      The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

      In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

      Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders" below.

Repossession with respect to Manufactured Housing Contracts that are not Land Contracts

      Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

      (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

      (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

      (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the secured party to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

Rights of Redemption with respect to Residential Properties

      The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

      Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Notice of Sale; Redemption Rights with respect to Manufactured Homes

      While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession State law also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders

      States have taken a number of approaches to anti-deficiency and related legislation:

      o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

      o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

      o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

      o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

      o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

      A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

      A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

      Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

      In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

      Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

      In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

      The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

Junior Mortgages

      Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure on Mortgages" in this prospectus.

      Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

Consumer Protection Laws

      Numerous federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

      o     the federal Truth-in-Lending Act and Regulation Z,

      o     Real Estate Settlement Procedures Act and Regulation X,

      o     Equal Credit Opportunity Act and Regulation B,

      o     Fair Credit Billing Act,

      o     Fair Credit Reporting Act,

      o     Fair Housing Act, Housing and Community Development Act,

      o     Home Mortgage Disclosure Act,

      o     Federal Trade Commission Act,

      o     Fair Debt Collection Practices Act,

      o     Uniform Consumer Credit Code,

      o     Consumer Credit Protection Act,

      o     Riegle Act,

      o     Depository Institutions Deregulation and Monetary Control Act,

      o     Gramm-Leach-Bliley Act, and

      o     related statutes and regulations.

      In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

      o     the disclosures required to be made to borrowers,

      o     licensing of originators of residential loans,

      o     debt collection practices,

      o     origination practices, and

      o     servicing practices.

      These federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

      o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

      o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

      o     subject the trust to an administrative enforcement action,

      o     provide the borrower with the right to rescind the loan, and

      o     provide the borrower with set-off rights against the trust.

      Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

      Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

      In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

      If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

"High Cost" Loans and Predatory Lending Laws

      Mortgage Loans. Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan and plus attorneys fees.

      In addition to the Homeownership Act, a number of states and local governments have enacted, and other states or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. Among other things, these laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

      Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

      Cooperative Loans. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Enforceability of Certain Provisions

      Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. Section 341(b) of the Garn-St Germain Act permits a lender, subject to certain conditions, to "enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan," notwithstanding any contrary state law.. The Garn-St Germain Act gave states that previously had enacted "due-on-sale" restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the law of those states are not preempted by federal law.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

      The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

      Transfer of Manufactured Homes. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

      In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

Prepayment Charges and Prepayments

      Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

      o     prohibiting prepayment for a specified period after origination,

      o     prohibiting partial prepayments entirely or

      o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

      The laws of certain states may

      o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

      o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

      Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the certificates. Effective July 1, 2003, the Office of Thrift Supervision, referred to as the "OTS", the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and Chief Counsel legal opinions that have authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law. However, the OTS's ruling does not have retroactive effect on loans originated before July 1, 2003.

Subordinate Financing

      When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-- and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels.

Alternative Mortgage Instruments

      Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act. Title VIII of the Garn-St Germain Act which provides that, regardless of any state law to the contrary,

      (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

      (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

      (3) all other non-federally chartered housing creditors, including without limitation

            o     state-chartered savings and loan associations,

            o     savings banks and mutual savings banks and

            o     mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

      Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

Environmental Legislation

      Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

      Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

      Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

      The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

            (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

            (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Residential Loans" in this prospectus.

Servicemembers Civil Relief Act and the California Military and Veterans Code

      Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty, and also allows such eligible borrowers to defer any obligation on their residential mortgage loans for a period of up to 180 days (or a lesser period equivalent to such borrower's period of active duty plus 60 calendar days). Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of a servicer to collect full amounts of interest or principal on certain of the mortgage loans.

      Any shortfalls in interest or principal collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that would impair the ability of a servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

Forfeiture for Drug, RICO and Money Laundering Violations

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Prospective investors in the securities are encouraged to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

      The following discussion addresses securities of four general types:

      (1) REMIC Securities,

      (2) Grantor Trust Securities,

      (3) Partnership Securities, and

      (4) Debt Securities.

      The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

      (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

      (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made, and

      (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

      The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICs

      General

      Classification of REMICs. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

      (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC, and

      (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

      In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

      A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

            (i) in exchange for any qualified mortgage within a three-month period after that date; or

            (ii) in exchange for a "defective obligation" within a two-year period thereafter.

      A "defective obligation" includes

            (i) a mortgage in default or as to which default is reasonably foreseeable;

            (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

            (iii) a mortgage that was fraudulently procured by the borrower; and

            (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

      A mortgage loan that is "defective," as described in clause (iv), and is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

      Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC's initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. A Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the IRS.

      (1) one or more classes of regular interests or

      (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

      o     issued on the Startup Day with fixed terms,

      o     designated as a regular interest,

      o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

      o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

      A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

      Characterization of Investments in REMIC Securities. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those mortgage loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

      In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

      The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code.

      Tiered REMIC Structures. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

      Taxation of Owners of Regular Securities

      General. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

      To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a Regular Security but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the Regular Security is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an "outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a Regular Security were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the Regular Securityholder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the Regular Securityholders.

      Original Issue Discount. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

      Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

      Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on such Regular Securities. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-- as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

      Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

      A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

      (1) the sum of:

            (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

            (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

      (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.

      The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

      (1) the yield to maturity of the Regular Security at the issue date,

      (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

      (3) the Prepayment Assumption.

      For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

      Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

           In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata

Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

      (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

      (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

      The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

      The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Securities providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Securityholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Securityholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Securities with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Security issued after the date the final regulations are published in the Federal Register.

           Acquisition Premium. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

      (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

      (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

      Variable Rate Regular Securities. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

      (1) the issue price does not exceed the original principal balance by more than a specified amount, and

      (2) the interest compounds or is payable at least annually at current values of:

            (a) one or more "qualified floating rates,"

            (b) a single fixed rate and one or more qualified floating rates,

            (c) a single "objective rate," or

            (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

      A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

      (1) within the control of the issuer or a related party, or

      (2) unique to the circumstances of the issuer or a related party.

      A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

      Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

      (1) a fixed rate, or

      (2) a variable rate that is:

            (a) a qualified floating rate under the OID Regulations that is tied to current values of a variable rate,

            (b) the highest, lowest, or average of two or more qualified floating rates, including a rate based on the average cost of funds of one or more financial institutions,

            (c) the weighted average of rates on some or all of the qualified mortgages,

            (d) the product:

                  (i) of a rate in (a) through (c) above and a fixed multiplier,
            or

                  (ii) plus or minus a constant number of basis points, of a rate in (a) through (c) above and a positive or negative fixed multiplier,

            (e) a rate in (a) through (c) above plus or minus a constant number of basis points,

            (f) a rate in (a) through (e) above that is subject to one or more caps or floors,

            (g) a fixed rate during one or more periods, and a different fixed rate or rates (or a rate in (a) through (f) above) during other periods, or

            (h) a rate in (a) through (f) above during one or more periods, and a fixed rate or rates (or a different rate in (a) through (f) above) during other periods.

      Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

      The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

      Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser" rates followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the Regular Securities.

      Market Discount. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

      (1) is exceeded by the then-current principal amount of the Regular Security, or

      (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

      Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the

Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

      (1) on the basis of a constant interest rate, or

      (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

      Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

      By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

      Premium. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the IRS. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See

"--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

      Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

      (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

      (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new Prepayment Assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult your own tax advisors regarding the advisability of making this type of an election.

      Treatment of Losses. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

      Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The IRS could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

      While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

      Sale or Exchange of Regular Securities. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal:

      (1) the cost of the Regular Security to the seller,

      (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

      (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

      Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

      (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

      (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

      (3) to the extent that the gain does not exceed the excess, if any, of:

            (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

            (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

      In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Taxation of Owners of Residual Securities

      Taxation of REMIC Income. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Securityholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Securityholders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (2) all bad mortgage loans will be deductible as business bad debts, and

      (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

      The REMIC Pool's gross income includes:

      (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

      (2) reduced by amortization of any premium on the mortgage loans,

      (3) plus income from amortization of issue premium, if any, on the Regular Securities,

      (4) plus income on reinvestment of cash flows and reserve assets, and

      (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.

      The REMIC Pool's deductions include:

      (1) interest and original issue discount expense on the Regular
Securities,

      (2) servicing fees on the mortgage loans,

      (3) other administrative expenses of the REMIC Pool, and

      (4) realized losses on the mortgage loans.

      The requirement that Residual Securityholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

      The taxable income recognized by a Residual Securityholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

      If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that mortgage loan. Consequently, Residual Securityholders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Securityholder's after-tax rate of return.

      Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Securityholder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Securityholder and will be decreased, but not below zero,

      (1) first, by a cash distribution from the REMIC Pool, and

      (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Securityholder.

      Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Securityholder as to whom a loss was disallowed and may be used by the Residual Securityholder only to offset any income generated by the same REMIC Pool.

      A Residual Securityholder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Securityholders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

      A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC Pool is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC Pool, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. The regulations also provide that inducement fees constitute income from sources within the United States. Prospective purchasers of the Residual Securities should consult with their tax advisors regarding the effect of these regulations.

      Further, to the extent that the initial adjusted basis of a Residual Securityholder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Securityholder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense" and "--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

      Treatment of Certain Items of REMIC Income and Expense. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Securityholders or differences in capital gain versus ordinary income.

      Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

      Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

      Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the IRS may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

      Limitations on Offset or Exemption of REMIC Income. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Securityholder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

      (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

      (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

      For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

      The portion of a Residual Securityholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Securityholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Securityholder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Securityholder's excess inclusions will be treated as unrelated business taxable income of that Residual Securityholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

      (1) could not be offset by net operating losses of its shareholders,

      (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

      (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

      Alternative minimum taxable income for a Residual Securityholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Securityholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

      Tax-Related Restrictions on Transfer of Residual Securities. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, as defined below, a tax would be imposed in an amount equal to the product of:

      (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer, and

      (2) the highest marginal federal income tax rate applicable to corporations.

      The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

      In addition, if a Pass-Through Entity, as defined below, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

      (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

      (2) the highest marginal federal corporate income tax rate.

That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

      If an electing large partnership, as defined below, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

      For these purposes,

      (1) "Disqualified Organization" means:

            (a) the United States,

            (b) any state or political subdivision of the United States or any state,

            (c) any foreign government,

            (d) any international organization,

            (e) any agency or instrumentality of any of the foregoing (but not an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity),

            (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code
      Section 1381(a)(2)(C), and

            (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

      (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

      (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

      The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

      (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

      (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

      Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Securityholder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

      Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Securityholder, other than a Residual Securityholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

      (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

      (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

      The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

      (1) the transferor

            (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

            (b) found that the transferee historically paid its debts as they came due, and

            (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

      (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

      (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

      (4) one of the following two tests is satisfied: either

            (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

                  (i) the present value of any consideration given to the
            transferee to acquire the interest;

                  (ii) the present value of the expected future distributions on the interest; and

                  (iii) the present value of the anticipated tax savings
            associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate.

Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

            (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

                  (ii) the transferee must agree in writing that it will
            transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

                  (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

      Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

      Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

      (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

      (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

      If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

      The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

      Sale or Exchange of a Residual Security. If the sale or exchange of a Residual Security occurs, the Residual Securityholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Securityholder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Securityholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Securityholder's Residual Security. As a result, if the Residual Securityholder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual

Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

      Any gain on the sale of a Residual Security will be treated as ordinary income:

      (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

      (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

      The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires any residual interest in any REMIC or any interest in a "taxable mortgage pool," or enters into any other transaction that results in the application of Code Section 1091, such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

      Mark to Market Regulations. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

      Taxes That May Be Imposed on the REMIC Pool

      Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Securityholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

      (1) the disposition of a qualified mortgage other than for:

            (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

            (b) foreclosure, default, or imminent default of a qualified mortgage,

            (c) bankruptcy or insolvency of the REMIC Pool, or

            (d) a qualified (complete) liquidation,

      (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

      (3) the receipt of compensation for services, or

      (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

      Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by:

      (1) a default or reasonably foreseeable default,

      (2) an assumption of the mortgage loan,

      (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

      (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

      Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

      (1) during the three months following the Startup Day,

      (2) made to a qualified Reserve Fund by a Residual Securityholder,

      (3) in the nature of a guarantee,

      (4) made to facilitate a qualified liquidation or clean-up call, and

      (5) as otherwise permitted in Treasury regulations yet to be issued.

We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

      Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

      Liquidation of the REMIC Pool

      If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to Regular Securityholders and Residual Securityholders within the 90-day period.

      Administrative Matters

      The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Securityholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Securityholder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Securityholder, the Residual Securityholder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

      Limitations on Deduction of Certain Expenses

      An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

      (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

      (2) 80% of the amount of itemized deductions otherwise allowable for the year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

      In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

      Taxation of Certain Foreign Investors

      Regular Securities. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

      (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

      (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

      If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

      In the case of Regular Securities held by a foreign partnership, Treasury regulations require that:

      (1) the certification described above be provided by the partners rather than by the foreign partnership and

      (2) the partnership provide certain information, including a United States taxpayer identification number.

      In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Treasury regulations.

      Residual Securities. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Securityholders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Securityholders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

      (1) the mortgage loans were issued after July 18, 1984, and

      (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

      Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Securityholders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Securityholders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual Security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

      Backup Withholding

      Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Securityholder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the IRS or allowed as a credit against the Regular Securityholder's federal income tax liability. The Treasury regulations provide other rules relating to certain presumptions relating to information reporting and backup withholding. Prospective investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

      Reporting Requirements

      Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including:

      o     corporations,

      o     non-calendar year taxpayers,

      o     securities or commodities dealers,

      o     real estate investment trusts,

      o     investment companies,

      o     common trust funds,

      o     thrift institutions and

      o     charitable trusts,
may request information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

      The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

      Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Securityholder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Securityholders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the IRS concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Securityholders, furnished annually to holders of Regular Securities, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

Grantor Trust Funds

      Classification of Grantor Trust Funds

      With respect to each series of Grantor Trust Securities, Tax Counsel will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

      Standard Securities

      General. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," as defined below under "--Stripped Securities," the holder of each security in the series, referred to in this prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

      (1) interest at the coupon rate on the mortgage loans,

      (2) original issue discount, if any,

      (3) prepayment fees,

      (4) assumption fees, and

      (5) late payment charges received by the master servicer.

      A holder of a Standard Security generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

      (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

      (2) 80% of the amount of itemized deductions otherwise allowable for that year.

However, the Code Section 68 reduction of allowable itemized deductions will be phased out beginning in 2006 and eliminated after 2009.

      As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

      Tax Status. Tax Counsel has advised the depositor that:

      (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

      (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

      (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

      Premium and Discount. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

      Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

      Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

      Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

      Recharacterization of Servicing Fees. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation -"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

      Accordingly, if the IRS approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

      Sale or Exchange of Standard Securities. If a sale or exchange of a Standard Security occurs, a holder of such a security will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

      (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction, or

      (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

      Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

      Stripped Securities

      General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

      (1) the depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

      (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

      (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

      In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

      Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

      (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

      (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

      This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

      Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

      (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

      (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

      Status of Stripped Securities. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

      (1) "real estate assets" within the meaning of Code Section 856(c)(5)(B),

      (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

      (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

      Taxation of Stripped Securities. Original Issue Discount. Except as described above under "--General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

      If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

      As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Prospective investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

      In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Security generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trust administrator. Accordingly, any information reporting provided by the trust administrator with respect to these Stripped Securities, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these securities. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Security generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

      Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

      Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

      Possible Alternative Characterizations. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

      (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

      (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

      (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

      Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

      Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of such securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

      Reporting Requirements and Backup Withholding

      The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the IRS. If a holder of securities fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

      On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

      Taxation of Certain Foreign Investors. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

      Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds

      Classification of Partnership Trust Funds

      With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

      Characterization of Investments in Partnership Securities and Debt Securities

      For federal income tax purposes:

      (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and

      (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

      Taxation of Holder of Debt Securities

      Treatment of the Debt Securities as Indebtedness. The depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

      If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

      Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

      (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

      (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

      (3) the character and timing of any Realized Losses may be governed by Code Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

      Taxation of Owners of Partnership Securities

      Treatment of the Partnership Trust Fund as a Partnership. The prospectus supplement may specify that the depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

      (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership, or

      (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

      A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

      Partnership Taxation. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

      (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

      (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

      (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

      That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

      All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

      A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

      Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

      Discount and Premium. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

      If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

      Section 708 Termination. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

      Disposition of Securities. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

      Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

      If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

      Allocations Between Transferors and Transferees. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

      The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

      Section 731 Distributions. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

      Section 754 Election. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

      The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a security represents an interest will constitute a securitization partnership for this purpose.

      Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

      (1) the name, address and taxpayer identification number of the nominee and

      (2) as to each beneficial owner:

      (x) the name, address and identification number of the beneficial owner,

      (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

      (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

      In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

      The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

      Tax Consequences to Foreign Holders of Partnership Securities. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

      Backup Withholding. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      The federal tax discussions set forth above are included for general information only and may not be applicable depending on a securityholder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Securities, Grantor Trust Securities, Partnership Securities and Debt Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

      Reportable Transactions

      Any holder of a security that reports any item or items of income, gain, expense, or loss in respect of a security for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult with their tax advisers concerning any possible tax return disclosure obligation with respect to the securities.

                        STATE AND OTHER TAX CONSEQUENCES

      In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State and local tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

      Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

      Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R.

ss. 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by Benefit Plan Investors is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by Benefit Plan Investors. "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

      In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

      Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

      Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to in this prospectus as an "Exemption," to certain underwriters. The applicable prospectus supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and
Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

      (1) the underwriter to whom the Exemption was issued,

      (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

      (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

      (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

      (3) the trustee cannot be an affiliate of any other member of the "Restricted Group" other than an underwriter. The Restricted Group consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

      (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

            (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

            (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

      (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      The Exemption also requires that the trust fund meet the following requirements:

      (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

      (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

      (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

      A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate.

The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of the certificates, an "Excluded Plan" is an ERISA Plan sponsored by any member of the Restricted Group.

      If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

      (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

            (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

            (b) an affiliate of that person,

      (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

      (3) the holding of certificates by an ERISA Plan.

      Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

      The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

      Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

      (1) that the certificates constitute "certificates" for purposes of the Exemption and

      (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

      In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95 60, Labor Department Regulation 29 CFR ss. 2550.401c 1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95 60.

      Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

      If so specified in the prospectus supplement, certain classes of securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of securities which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of mortgage loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such securities, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

Those classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

      Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, securities satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state regulated entities in those types of securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage related securities." As so defined, "residential mortgage related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. ss. 703.16(e) for investing in those securities) and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities. The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the securities.

      All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation, and the OTS effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage derivative products) used for investment purposes.

      Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities) may adversely affect the liquidity of the securities.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLANS OF DISTRIBUTION

      The securities offered by this prospectus and the related prospectus supplements will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

      Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

      The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

      The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale of the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

      In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

      Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

      As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to BCAP LLC, 200 Park Avenue, New York, New York 10166,
Attention: General Counsel, or by telephone at (212) 412-4000.

      We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

      Copies of the registration statement and any other materials filed with the SEC, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments to these reports, may be obtained from the SEC's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements, and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Internet site. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

      If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee's or other identified party's website.

                                  LEGAL MATTERS

      The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

      A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

      This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

      It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

      Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

      (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

      (2) the degree to which the rate of prepayments might differ from that originally anticipated or

      (3) the likelihood of early optional termination of the series of securities.

      The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

      The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

      The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

      If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                           REPORTS TO SECURITYHOLDERS

      The master servicer, the trustee or such other party that may be identified in the related prospectus supplement will prepare and forward to the securityholders of each series statements containing information with respect to principal and interest payments and the related issuing entity, as will be described in the related prospectus supplement. Copies of these statements will be filed with the SEC through its EDGAR system located at "http://www.sec.gov" under the name of the related issuing entity as an exhibit to such issuing entity's monthly distribution reports on Form 10-D for each series of securities for so long as the related issuing entity is subject to the reporting requirement of the Securities

Exchange Act of 1934, as amended. In addition, each party to the servicing function for a series of securities will be required to furnish to the trustee, master servicer or us, as applicable, the compliance statements, Assessments of Compliance and Attestation Reports detailed under "Administration--Evidence as to Compliance." Copies of these statements and reports will be filed with the SEC under the name of the related issuing entity as an exhibit to such issuing entity's annual statement on Form 10-K for the related series of securities.

                                GLOSSARY OF TERMS

      "1986 Act" is the Tax Reform Act of 1986.

      "Accrual Securities" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

      "Accrued Security Interest" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

      "Available Distribution Amount" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

      (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

      (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

      (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

      (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

      "Available Subordination Amount" is an amount equal to the difference between

      (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

      (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

      "Bankruptcy Bond" is a bond insuring residential loans which covers

      (1) certain losses resulting from

            (a) an extension of the maturity of a residential loan, or

            (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

      (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

      "Buydown Loans" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the mortgage loan.

      "California Military Code" is the California Military and Veterans Code, as amended.

      "Cash Flow Value" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

      (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

      (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable assumed reinvestment rate; or

      (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

      "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

      "Clearstream" is Clearstream Banking, societe anonyme.

      "Code" is the Internal Revenue Code of 1986, as amended.

      "Collateral Value" is

      (1) with respect to a residential property or cooperative unit, it is the lesser of:

            (a) the appraised value determined in an appraisal obtained by the originator at origination of the mortgage loan; and

            (b) the sales price of the property.

      (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

      "Cooperative" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

      "Cooperative Loans" are mortgage loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

      "Cut-Off Date" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

      "Debt Securities" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

      "Definitive Security" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

      "Deposit Period" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

      "DTC" is The Depository Trust Company.

      "Due Period" is the period of time specified in the related prospectus supplement.

      "Equity Certificates" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

      "ERISA Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

      "Euroclear" is Euroclear Bank, S.A./N.V., as operator of the Euroclear System..

      "Fannie Mae Certificates" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

      "FHA Insurance" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

      "Garn-St. Germain Act" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

      "GNMA Certificates" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

      "Grantor Trust Fund" is the applicable portion of the related trust fund which will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of subtitle A of the Code.

      "Grantor Trust Securities" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

      "Home Equity Loans" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

      "Home Improvement Contracts" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

      "Insurance Instrument" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

      "Insurance Proceeds" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

      "IRS" is the federal Internal Revenue Service.

      "Land Contracts" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

      "Liquidation Proceeds" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

      "Loan-to-Value Ratio" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

      "Lockout Period" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

      "Manufactured Housing Contracts" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

      (1) new or used manufactured homes;

      (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

      (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

      "Multifamily Loans" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

      "Net Interest Rate" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the master servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

      "Non-Pro Rata Security" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

      "OID Regulations" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

      "OTS" means the federal Office of Thrift Supervision

      "Participants" are participating organizations through which a Security Owner can hold its book-entry security.

      "Partnership Securities" are securities which represent interests in a Partnership Trust Fund.

      "Partnership Trust Fund" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

      "Plans" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

      "Pool Insurance Policy" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

      "Prepayment Assumption" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

      "Prepayment Period" is a period that may be particularly specified in the related prospectus supplement which may commence on:

      (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

      (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

      "Primary Credit Insurance Policy" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

      "Primary Hazard Insurance Policy" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

      "PTCE" is the Prohibited Transaction Class Exemption.

      "Qualified Insurer" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

      "Realized Loss" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

      "Refinance Loan" are mortgage loans made to refinance existing mortgage loans or mortgage loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

      "Regular Securities" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

      "Regular Securityholder" is a holder of a Regular Security.

      "Relief Act" is the Servicemembers Civil Relief Act.

      "REMIC" is a real estate mortgage investment conduit as described in the REMIC Provisions.

      "REMIC Pool" is an entity or portion of an entity as to which a REMIC election will be made.

      "REMIC Provisions" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

      "REMIC Regulations" are the Treasury regulations issued under the REMIC Provisions.

      "REMIC Securities" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

      "Reserve Fund" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

      "Residual Securities" are securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

      "Residual Securityholder" is a holder of a Residual Security

      "Restricted Group" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

      "Retained Interest" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

      "Retained Interest Rate" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the depositor, any of it affiliates or its predecessor in interest, are calculated.

      "SEC" is the U.S. Securities and Exchange Commission.

      "Securities Intermediary" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

      "Security Owner" is a person who has beneficial ownership interests in a security.

      "Security Register" is a record where exchanges or transfers of securities are registered by the Security Registrar.

      "Security Registrar" is one who registers exchanges or transfers of securities in the Security Register.

      "Similar Law" is any applicable federal, state or local law materially similar to Title of ERISA or Section 4975 of the Code.

      "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "Standard Security" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

      "Startup Day" is the date the REMIC securities are issued.

      "Stripped Agency Securities" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

      (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

      (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

      "Title V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

      "Trust Accounts" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

      "Unaffiliated Sellers" are sellers of residential loans to the depositor that are not affiliated with the depositor.

      "U.S. Person" is

      (1) A citizen or resident of the United States,

      (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

      (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

      (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

      "VA Guarantee" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.